As filed with the Securities and Exchange Commission on September 27, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

Cellebrite DI Ltd.

(Exact Name of Registrant as Specified in Its Charter)

State of Israel	7372	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Cellebrite DI Ltd.
94 Shlomo Shmelzer Road
Petah Tikva 4970602, Israel
+972-(73) 394-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Cellebrite, Inc.
795 Franklin Ave #4
Franklin Lakes, New Jersey 07417
(201) 848-8552

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies of all correspondence to:

Colin J. Diamond White & Case LLP 1221 Avenue of the Americas New York, New York 10020-1095 Tel: +1 (212) 819-8200	Tali Sealman White & Case LLP 3000 El Camino Real 2 Palo Alto Square, Suite 900 Palo Alto, California 94306 Tel: +1 (650) 213 0300	Raanan Lerner David S. Glatt Shachar Hadar Meitar | Law Offices 16 Abba Hillel Road Ramat Gan, 5250608, Israel Tel: +972 (3) 610-3100

____________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered(1)	Amount To Be Registered(2)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Ordinary shares, with par value of NIS 0.00001 per share	171,729,210	(4)	$10.51	$1,804,873,997.10	(3)	$196,911.75
Warrants to purchase ordinary shares	9,666,667	(5)	—	—	(6)	$—
Ordinary shares, with par value of NIS 0.00001 per share, underlying the warrants	29,666,667	(7)	$10.51	$311,796,670.17	(3)	$34,017.02
Total				$2,116,670,667.27		$230,928.77

____________

(1)      The securities are being registered solely in connection with the resale of ordinary shares by the selling securityholders named in this registration statement.

(2)      Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)      Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares on September 24, 2021, as reported on The Nasdaq Global Market, which was approximately $10.51 per share.

(4)      171,729,210 ordinary shares registered for sale by the Selling Securityholders named in this registration statement.

(5)      Represents the resale of 9,666,667 private warrants.

(6)      No separate fee due in accordance with Rule 457(i).

(7)      29,666,667 ordinary shares issuable upon the exercise of the private placement warrants and public warrants (as defined below), based on the number of public warrants outstanding on as of September 24, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 2021

PRELIMINARY PROSPECTUS

CELLEBRITE DI LTD.

171,729,210 Ordinary Shares
9,666,667 Warrants to Purchase Ordinary Shares
29,666,667 Ordinary Shares Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of (A) 30,000,000 of our ordinary shares, par value of NIS 0.00001 per share (“Ordinary Shares”), purchased in a private placement in connection with our Merger, (B) up to 13,500,000 Ordinary Shares issued to TWC Tech Holdings II, LLC (the “Sponsor”) and affiliates in connection with the consummation of the Business Combination (as defined below) in exchange for Class A common stock, par value $0.0001 per share (the “TWC Class A Common Stock”) of TWC Tech Holdings II Corp, a Delaware corporation (“TWC”), (C) 128,229,210 Ordinary Shares held by certain holders that were shareholders of record of the Company prior to the consummation of the Business Combination (as defined below) and (D) warrants to purchase up to 9,666,667 Ordinary Shares (the “Warrants”) held by the Sponsor following the consummation of the Business Combination as a result of the exchange of warrants to purchase TWC Class A Common Stock for the Warrants. In addition, this prospectus relates to the issuance by us of up to 20,000,000 Ordinary Shares that are issuable by us upon the exercise of the Public Warrants (as defined below), which were previously registered, and up to 9,666,667 Ordinary Shares underlying Private Warrants (as defined below).

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the ordinary shares or warrants, except with respect to amounts received by us upon the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of ordinary shares or warrants. See “Plan of Distribution”.

Our Ordinary Shares and Warrants are listed on The Nasdaq Global Market under the symbols “CLBT” and “CLBTW”, respectively. On September 24, 2021, the last reported sales price of our ordinary shares was $10.27 per share and the last reported sales price of our warrants was $2.54 per warrant.

We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 12 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2021.

No one has been authorized to provide you with information that is different from that contained in this prospectus or any free writing prospectus filed by us. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Cellebrite” refer to Cellebrite DI Ltd., a company organized under the laws of the State of Israel. In this prospectus:

“Amended Articles” means the amended and restated articles of association of Cellebrite.

“Amended and Restated Warrant Agreement” means that certain Warrant Agreement, dated as of August 30, 2021, by and between the Company and American Stock Transfer & Trust Company, LLC.

“Business Combination” means the Merger and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement and Plan of Merger, dated as of April 8, 2021, by and among TWC, Cellebrite and Merger Sub, as such agreement may be amended or otherwise modified from time to time in accordance with its terms.

“Cellebrite” means Cellebrite DI Ltd., a company organized under the laws of the State of Israel.

“Cellebrite Board” means the board of directors of Cellebrite.

“Closing” means the closing of the Merger and the transactions contemplated by the Business Combination Agreement.

“Closing Date” means the date on which the Closing was completed, on August 30, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“DGCL” means the Delaware General Corporation Law.

“DTC” means The Depository Trust Company.

“Effective Time” means the effective time of the Merger pursuant to the Business Combination Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing TWC Charter” means TWC’s current certificate of incorporation.

“Insiders” means the executive officers and directors of TWC.

“IPO” means the initial public offering of Units of TWC, consummated on September 15, 2020.

“Merger” means the merger of Merger Sub with and into TWC, with TWC surviving the merger and becoming a wholly-owned subsidiary of Cellebrite, along with the other transactions contemplated by the Merger Agreement.

“Merger Agreement” means the Business Combination Agreement and Plan of Merger, dated as of April 8, 2021, by and among TWC, Cellebrite and Merger Sub, as such agreement may be amended or otherwise modified from time to time in accordance with its terms.

“Merger Sub” means Cupcake Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of the Company.

“Nasdaq” means the Nasdaq Capital Market.

“Ordinary Shares” means the ordinary shares, par value of NIS 0.00001 per share, of Cellebrite, having one vote per share.

“PIPE Investments” means the purchase of an aggregate of 30,000,000 Ordinary Shares pursuant to the Share Purchase Agreements.

“PIPE Investors” means those certain institutional accredited investors participating in the PIPE Investments pursuant to the Share Purchase Agreements.

“PIPE Shares” means the 30,000,000 Ordinary Shares subscribed for and to be purchased by the PIPE Investors pursuant to the Share Purchase Agreements.

“Private Warrants” means the TWC Warrants sold to the Sponsor in a private placement in connection with the IPO.

“Public Shares” means shares of TWC Class A Common Stock issued as part of the TWC Units sold in the IPO.

“Public Stockholders” means the holders of Public Shares of TWC.

“Public Warrants” means the TWC Warrants included in Units sold to persons other than the Sponsor in the IPO.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Purchase Agreements” means the share purchase agreements entered into by the PIPE Investors, pursuant to which the PIPE Investors have committed to subscribe for and purchase the PIPE Shares at a purchase price per share of $10.00.

“Sponsor” means TWC Tech Holdings II, LLC, a Delaware limited liability company, an initial stockholder of TWC.

“Sponsor Parties” means TWC and certain affiliates of TWC.

“Sponsor Shares” means shares of TWC Class B Common Stock, 15,000,000 of which were issued to the Sponsor and certain Insiders prior to the IPO.

“Sponsor Warrants” means TWC Warrants sold to the Sponsor in a private placement in connection with the IPO and held by the Sponsor or its permitted transferees.

“Stock Split Multiple” means the quotient of (i) the Pre-Split Closing Equity Value per Share (as defined in the Business Combination Agreement), divided by (ii) the SPAC Class A Closing Value Per Share (as defined in the Business Combination Agreement), equal to 0.96.

“Transaction” or “Transactions” means the transactions contemplated by the Business Combination Agreement and the Share Purchase Agreements to occur at or immediately prior to the Closing, including the Merger.

“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of the Sponsor Warrants.

“TWC” means TWC Tech Holdings II Corp., a Delaware corporation.

“TWC Units” means units issued in the IPO, each consisting of one Public Share and one-third of one Public Warrant.

“TWC Warrant” means a warrant of TWC.

“U.S.” means the United States of America.

“U.S. dollar,” “USD,” “US$” and “$” mean the legal currency of the United States.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Warrants” means the outstanding warrants of Cellebrite.

“Warrant Agreement” means that certain Warrant Agreement, dated as of September 10, 2020, between TWC and American Stock Transfer & Trust Company, LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Cellebrite, or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about Cellebrite’s strategic and business plans, relationships or outlook, the impact of trends on and interest in its business, intellectual property or product, and its future results. The statements we make regarding the following matters are forward-looking by their nature:

•        our belief that our largest expansion opportunity lies in delivering solutions to new departments and to new buying centers within existing customers;

•        our expectation to extend our DI platform with new SaaS offerings in the next five years;

•        our expectation to continue to enter into joint ventures, partnerships, and strategic alliances as part of our long-term business strategy;

•        our expectation that we may change our pricing model from time to time;

•        our expectation that the decrease of the sale of perpetual licenses to continue;

•        our expectation that our gross margin will fluctuate from period to period depending on the interplay of various factors;

•        our expectation that our research and development expenses will continue to increase, as we invest in research and development headcount to further strengthen and enhance our solutions;

•        our expectation that sales and marketing expenses will continue to increase as we continue to hire additional sales and marketing personnel and invest in sales and marketing programs;

•        our anticipation of continuing to incur additional expenses due to growing our operations and being a public company, including higher legal, corporate insurance and accounting expenses;

•        our anticipation that a material portion of our expenses will continue to be denominated in ILS;

•        our plan to develop future solutions to capture additional revenue opportunities within our customer base and with new customers;

•        our plan to continue to increase penetration within our existing customers with our complete DI platform of software and services and by expanding the breadth of our platform capabilities to provide for continued up-sell and cross-selling opportunities across the DI platform and to new buying centers;

•        our plan to promote our offerings to address more private sector use cases;

•        our plan to tailor our solutions to meet more use cases in enterprise and drive customer growth;

•        our plan to increase substantially our subscription business by 2023;

•        our intention to drive new customer growth in the private sector by focusing on enterprise accounts and introducing offerings to address customers’ needs (for example, our additional remote collection offering);

•        our plan to engage in acquisitions that complement our technology and accelerate time to market; and

•        our intention to continue to make efforts to increase our international operations and anticipate that international sales will continue to account for a significant portion of our revenue.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this proxy statement/prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Company”, “we,” “our,” “us” and other similar terms refer to Cellebrite DI Ltd. and our consolidated subsidiaries.

General

Cellebrite DI Ltd. (“Cellebrite”) a company organized under the laws of the State of Israel, is the leading provider of digital intelligence (“DI”), delivering a platform of software and services for legally sanctioned investigations.

On April 8, 2021, Cellebrite entered into a Business Combination Agreement and Plan of Merger (the “Merger Agreement”) with TWC Tech Holdings II Corp. (“TWC”), a public listed company in Nasdaq and Cupcake Merger Sub, Inc., a new wholly-owned subsidiary of Cellebrite (the “Merger Sub”) in the USA. TWC is a Special Purpose Acquisition Company (SPAC). On August 30, 2021, the Merger was consummated. Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub merged with and into TWC, the separate corporate existence of Merger Sub ceased and TWC became the surviving corporation and a wholly-owned subsidiary of Cellebrite (the “Merger”). TWC became a wholly-owned subsidiary of Cellebrite and the securityholders of TWC became securityholders of Cellebrite.

On the date of Closing of the Merger (the “Closing”) and prior to the Merger becoming effective by acceptance of the Merger Certificate for filing by the Secretary of State of the State of Delaware, and prior to the Company’s Preferred Share conversion into Ordinary Shares as described below, an initial dividend of $21,300,000 (“Initial Dividend”) and an additional dividend of $78,700,000 approved by the Israeli District Court (“Additional Dividend”) were paid to the holders of Company’s Ordinary Shares, Preferred Shares and vested restricted stock units (“RSU”) (all the “Company Shareholders”).

On April 8, 2021, concurrently with the execution of the Merger Agreement, certain accredited investors (the “PIPE Investors” and each, a “PIPE Investor”) entered into share purchase agreements (the “Share Purchase Agreements” and each, a “Share Purchase Agreement”) pursuant to which the PIPE Investors committed to purchase ordinary shares of Cellebrite (“Ordinary Shares” and each, a “Ordinary Share”) from certain Cellebrite shareholders at a purchase price of $10.00 per share in an aggregate number equal to 30,000,000 and an aggregate purchase price of $300,000,000 (the “PIPE Investments” and each, a “PIPE Investment”) on the Closing Date, which were converted into 30,000,000 shares upon the consummation of the Merger. The PIPE Investment closed immediately prior to the Merger.

Following the closing of the PIPE Investment, and after giving effect to redemptions of shares by shareholders of TWC and payment of transaction expenses, the transactions described above generated approximately $69 million for Cellebrite (resulting in total cash on hand of over $17 million).

The mailing address for Cellebrite’s principal executive office is 94 Shlomo Shmelzer Road, Petah Tikva 4970602, P.O.B 3925 Israel and its telephone number is +972 (73) 394-8000.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

Cellebrite is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, Cellebrite is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find Cellebrite’s securities less attractive as a result, there may be a less active trading market for Cellebrite’s securities and the prices of Cellebrite’s securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Cellebrite has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Cellebrite, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Cellebrite’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Cellebrite will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Merger, (b) in which Cellebrite has total annual gross revenue of at least $1.07 billion, or (c) in which Cellebrite is deemed to be a large accelerated filer, which means the market value of Cellebrite’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which Cellebrite has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Cellebrite is a “foreign private issuer” under SEC rules. Consequently, Cellebrite is subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. Cellebrite will be required to file its annual report on Form 20-F for the year ending December 31, 2021 with the SEC by April 30, 2022. In addition, Cellebrite will furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by Cellebrite in Israel or that is distributed or required to be distributed by Cellebrite to its shareholders.

Based on its foreign private issuer status, Cellebrite will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. Cellebrite will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, Cellebrite officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Ordinary Shares.

Despite its initial exemption due to its foreign private issuer status, following the consummation of the Merger, Cellebrite nevertheless expects to issue interim quarterly financial information publicly and to furnish it to the SEC on Form 6-K.

Summary Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our ordinary shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

•        If we do not continue to develop technologically advanced solutions and successfully integrate with the software solutions used by our customers, our future revenue and operating results may be negatively affected.

•        We are materially dependent on acceptance of our solutions by law enforcement markets and government agencies, both domestic and international. If law enforcement and other government agencies do not continue to purchase, accept and use our solutions, our revenue will be adversely affected.

•        Real or perceived errors, failures, defects or bugs in our DI solutions could adversely affect our results of operations, growth prospects and reputation.

•        A failure to maintain sales and marketing personnel productivity or hire, integrate and retain additional sales and marketing personnel could adversely affect our results of operations and growth prospects.

•        The global COVID-19 pandemic could negatively impact our business, installations, trainings, and general operations.

•        Current and future competitors could have a significant impact on our ability to generate future revenue and profits.

•        We face intense competition and could face pricing pressure from, and lose market share to, our competitors, which would adversely affect our business, financial condition, and results of operations.

•        If our solutions are inadvertently or deliberately misused by customers, such customers may achieve sub-optimal results, which could lead to the perception that our solutions are low-quality.

•        Our reputation and brand are important to our success, and we may not be able to maintain and enhance our reputation and brand, which would adversely affect our business, financial condition, and results of operations.

•        The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

•        Changes to our packaging and licensing models could adversely affect our ability to attract or retain customers.

•        If we fail to manage future growth effectively, our business could be harmed.

•        Our future growth depends in part on our ability to introduce new solutions and add-ons and our failure to do so may harm business and operating results.

•        We do not generally engage in e-commerce, which may result in the purchase process being more difficult for customers compared to other businesses.

•        Issues in the use of artificial intelligence (“AI”) (including machine learning) in our platform may result in reputational harm or liability.

•        We may require additional capital to support the growth of our business, and this capital might not be available on acceptable terms, if at all.

•        Higher costs or unavailability of materials used to create hardware could adversely affect our financial results.

•        Fluctuations in foreign currency exchange rates could materially affect our financial results.

•        The sales cycle for some of our solutions can be lengthy.

•        If we are unable to retain qualified personnel and senior management, including Yossi Carmil, our Chief Executive Officer, and hire and retain additional qualified personnel, our business could suffer.

•        The security of our operations and the integrity of our software solutions are critical to our operations and to maintaining the trust and confidence of our customers.

•        Our sales to government customers expose us to business volatility and risks, including government budgeting cycles and appropriations, early termination, audits, investigations, sanctions and penalties.

•        A decline in government budgets, changes in spending or budgetary priorities, or delays in contract awards may significantly and adversely affect our future revenue and limit our growth prospects.

•        Evolving government procurement policies and increased emphasis on cost over performance could adversely affect our business.

•        Changes in civil forfeiture laws may affect our customers’ ability to purchase our solutions.

•        Our revenue from private sector customers could be adversely affected by any weakening of economic conditions.

•        Failure to adequately obtain, maintain, protect and enforce our intellectual property and other proprietary rights could adversely affect our business.

•        Some of our software and systems contain open source software, which may pose particular risks to our proprietary software and information technology systems.

•        Other companies may claim that we infringe their intellectual property, which could materially increase costs and materially harm our ability to generate future revenue and profits.

•        Certain of our solutions may be perceived as, or determined by the courts to be, a violation of privacy rights and related laws. Any such perception or determination could adversely affect our revenue and results of operations.

•        Some of our solutions may be used by customers in a way that is, or that is perceived to be, incompatible with human rights. Any such perception could adversely affect our reputation, revenue and results of operations.

•        We may not enter into relationships with potential customers if we consider their activities to be inconsistent with our organizational mission or values.

•        We occasionally have limited access to third party data, and if our security measures are breached and unauthorized access to this data is obtained, our systems, data centers and our solutions may be perceived as not being secure, customers may curtail or stop using our service and we may incur significant legal and financial exposure and liabilities.

•        Our business is subject to complex and evolving U.S. and non-U.S. laws and regulations regarding privacy, data protection and security, technology protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or otherwise harm our business.

•        We may in the future become involved in legal, regulatory, or administrative inquiries and proceedings, and unfavorable outcomes in litigation or other of these matters could negatively impact our business, financial conditions, and results of operations.

•        We are subject to Israeli encryption laws and governmental trade controls, including export and regulations, and any non-compliance with these laws could negatively impact our operating results.

•        Our largest shareholder, SUNCORPORATION, is a Japanese public company and currently a holder of 51.1% of Cellebrite’s outstanding shares.

•        A variety of new and existing laws and/or interpretations could materially and adversely affect our business.

•        Failure to comply with laws, regulations, or contractual provisions applicable to our business could cause us to lose government customers or our ability to contract with the U.S. and other governments.

•        Conditions in Israel could materially and adversely affect our business.

•        It may be difficult to enforce a U.S. judgment against us, our officers and directors or the experts named in this prospectus in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on our officers and directors or experts.

•        Your rights and responsibilities as our shareholder will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

•        Provisions in the Amended Articles may have the effect of discouraging lawsuits against us and our directors and officers.

•        Future resales of the Ordinary Shares issued in connection with the Business Combination may cause the market price of the Ordinary Shares to drop significantly, even if Cellebrite’s business is doing well.

•        As a “foreign private issuer” under applicable securities laws and regulations, Cellebrite is permitted to, and may, file less or different information with the SEC than a company incorporated in the United States, and will follow certain home country governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

•        Cellebrite is an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, Ordinary Shares may be less attractive to investors.

•        The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an IPO and may create risks for our unaffiliated investors.

•        The IRS may not agree that Cellebrite should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

•        Code Section 7874 may limit the ability of TWC to use certain tax attributes following the Merger, increase Cellebrite’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to Cellebrite and Cellebrite’s shareholders.

•        If we do not qualify for Israeli tax benefits, our effective tax rate on our business income and the Israeli withholding tax on distributions of dividends by us to our shareholders may be higher than expected.

•        We may be subject to deferred Israeli corporate tax liability with respect to certain payments out of income that was previously exempt from Israeli corporate tax.

•        We may be required to pay Israeli taxes, including by way of withholding from our shareholders, as a result of the transactions contemplated by the Business Combination Agreement, and if we do not receive the Transaction Tax Ruling exempting the Indemnified TWC Parties from certain taxes we may be required to indemnify the Indemnified TWC Parties for such Israeli withholding tax liability.

•        Joint ventures, partnerships, and strategic alliances may have a material adverse effect on our business, results of operations and prospects.

•        We may acquire or invest in companies and technologies, which may divert our management’s attention, and result in additional dilution to our shareholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions or investments.

•        Our international operations expose us to business, political and economic risks that could cause our operating results to suffer.

•        If our goodwill or intangible assets become impaired, we may be required to record a significant charge to earnings.

•        Our provision for income taxes and effective income tax rate may vary significantly and may adversely affect our results of operations and cash resources.

•        We are subject to anti-corruption, anti-bribery, and similar laws, and non-compliance with such laws can subject us to criminal penalties or significant fines, harm and reputation, and adversely affect our business, financial condition, results of operations, and growth prospects.

•        Our pricing structures for our solutions may change from time to time.

•        If we fail to maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

THE OFFERING

Securities offered by the Selling Securityholders

We are registering the resale by the Sponsor and the Selling Securityholders named in this prospectus, or their permitted transferees, of 171,729,210 Ordinary Shares and Warrants to purchase 9,666,667 Ordinary Shares. We are also registering up to 20,000,000 Ordinary Shares issuable upon exercise of the public warrants that were previously registered and up to 9,666,667 Ordinary shares underlying private placement warrants issued in a private placement to the Sponsor.

Terms of the Offering	The Selling Securityholders will determine when and how they will dispose of the ordinary shares and warrants registered under this prospectus for resale.
Shares outstanding prior to the offering

As of August 30, 2021, we had 187,168,729 Ordinary Shares issued and outstanding. The number of Ordinary Shares outstanding prior to this offering excludes 29,666,667 Ordinary Shares issuable upon the exercise of Warrants with an exercise price of $11.50 per share.

Use of proceeds

We will not receive any of the proceeds from the sale of the warrants or ordinary shares by the Selling Securityholders except with respect to amounts received by us due to the exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.

Nasdaq ticker symbol	Our ordinary shares and warrants are listed on Nasdaq under the symbols “CLBT” and “CLBTW,” respectively.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Risks Related to Cellebrite’s Business and Industry

If we do not continue to develop technologically advanced solutions and successfully integrate with the software solutions used by our customers, our future revenue and operating results may be negatively affected.

Cellebrite offers a comprehensive DI platform that includes a variety of solutions designed to help law enforcement collect, review, analyze and manage investigative data. We specialize in collecting, decoding, decrypting and analyzing digital devices and sources from a variety of OEMs as well as the applications installed on such sources. Because OEMs and other software manufacturers are continuously changing their products, our success depends on our ability to design and develop new solutions and upgrades to our existing software that keep up with these changes. For example, we are developing new products to assist our customers with consent-based remote collection capabilities and currently plan to introduce these products in 2021. However, there can be no assurance that we are able to design and develop adequate solutions and upgrades that will be compatible with products from OEMs and other software manufacturers. If we are unable to update our software to keep up with the evolving security and encryption strategies in the industry, the utility of our solutions may decrease over time if it becomes unable to extract data from certain digital devices and our software may be vulnerable to malicious attacks. As a result, our reputation might be harmed and our operating results may be negatively affected. For example, while we aim to maintain adequate research and development personnel and resources to meet the demands of the market, Cellebrite’s Ffmpeg DLL software bundles have not been updated since 2012 and therefore may be vulnerable to security threats.

If we experience high turnover of our product and development personnel, a lack of managerial resources to guide our research and development, or a lack of other research and development resources, we may miss or fail to execute on new product development and strategic opportunities and consequently lose potential and actual market share. The success of our business is dependent on our product and development teams developing and executing on a product roadmap that allows us to retain and increase the spending of our existing customers and attract new customers. We believe we offer high-quality solutions with features not offered by competitors selling at a lower price point, and so a failure to continue offering the same caliber of solutions will adversely affect revenue and operating results.

We are materially dependent on acceptance of our solutions by law enforcement markets and government agencies, both domestic and international. If law enforcement and other government agencies do not continue to purchase, accept and use our solutions, our revenue will be adversely affected.

Sales to law enforcement agencies accounted for approximately 90% of our revenue in 2018, 2019 and 2020. At any point, due to external factors and opinions, whether or not related to product performance, law enforcement agencies may elect to no longer purchase our solutions. The key dynamics and trends affecting the digital investigations and intelligence market include: (i) the explosive growth in the volume of data production and availability, (ii) the increases in data complexity, (iii) the lack of digital forensic professionals, (iv) constraints in resources in the public sector, (v) the growing frequency, sophistication and business impact of cybercrimes in the private sector, (vi) the growing risk of insider threats and employee misconduct in private enterprises and (vii) the substantial increase in the remote workforce. For example, while we have not yet had any government clients cancel contracts due to the COVID-19 outbreak, the outbreak may adversely impact the operating budgets of local governments, which may reduce the budget for law enforcement and corrections. In addition, although we have experienced no negative impact on our revenue from the recent changes in public sentiment around police funding, such as the “Defund the Police” movement, these changes may impact our revenue in the future. Revenue growth may be impacted by changes in organizational structure leading to complex decision-making processes within the public sector or by a reduction in the pace of adoption of investigation and justice acceleration related technologies.

Real or perceived errors, failures, defects or bugs in our DI solutions could adversely affect our results of operations, growth prospects and reputation.

Because we offer a complex platform, undetected errors, defects, failures or bugs may occur, especially when solutions or capabilities are first introduced or when new versions or other product or infrastructure updates are released. Despite frequent testing by us and regular software updates, errors, failures, or bugs may not be found in new software or releases until after they are implemented, and this could adversely affect our reputation and our customers’ willingness to buy solutions from us, and adversely affect market acceptance or perception of our solutions.

Many of our customers, especially those in law enforcement, use our solutions in applications that are of public interest or critical to their businesses or missions and may thus have a lower risk tolerance to defects in our solutions than to defects in other, less critical, software solutions. Errors or delays in releasing software updates or allegations of unsatisfactory performance or errors, defects or failures in released software could cause us, in the long run, to lose sales opportunities, increase our service costs, incur substantial software redesigning costs, lose customers or subject us to liability for damages and divert our resources from other tasks, any one of which could materially and adversely affect our business, results of operations and financial condition. In addition, our solutions could be perceived as ineffective for reasons outside of our control.

An error, failure or bug in any of our solutions by our law enforcement customers could lead to interference with the administration of justice, for example by corrupting digital evidence. Real or perceived errors, failures, or bugs in our solutions, or dissatisfaction with our solutions and outcomes, could result in customer terminations. In such an event, we may be required, or we may choose, for customer relations or other reasons, to expend additional resources in order to help correct any such errors, failures, or bugs.

A failure to maintain sales and marketing personnel productivity or hire, integrate and retain additional sales and marketing personnel could adversely affect our results of operations and growth prospects.

Our business requires intensive sales and marketing activities. Part of our strategy is to attract a larger number of large law enforcement customers to use more of our solutions. Our sales and marketing personnel are essential to this effort and to attracting new customers and expanding sales to existing customers generally. We require personnel with expertise in government contracting at both the federal and local level in a variety of countries, and expertise in the private market, and with sufficient technical literacy to discuss our solutions’ features. There is a limited number of individuals with this experience and competition for them is intense. Furthermore, once hired it takes at least three months before a new sales force member is fully trained and operating at a level that meets our expectations, and during the COVID-19 pandemic such training may take even longer. We invest significant time and resources in training new members of our sales force, and we may be unable to achieve our target performance levels with new sales personnel as rapidly as we have done in the past, or at all, due to larger numbers of hires or lack of experience training sales personnel to operate in new jurisdictions or because of the remote hiring and training process. Our failure to hire a sufficient number of qualified individuals, to integrate new sales force members within the time periods we have achieved historically, and to contain sales force attrition rates may materially impact the growth of our business.

The global COVID-19 pandemic could negatively impact our business, installations, trainings, and general operations.

The outbreak of the novel coronavirus and the COVID-19 disease that it causes has evolved into a global pandemic. In light of the uncertain and rapidly evolving situation relating to the spread of COVID-19, we have taken precautionary measures intended to minimize the risk of the virus to our employees, our customers, and the communities in which we operate, including temporarily limiting in-person customer training events, which may negatively impact our business.

While the COVID-19 pandemic to date has not had any noticeable impact on our contract renewal rate, it is possible that it will in the future. Many of our customers are government agencies, and their budgets may have been and may continue to be stretched thin due to the efforts taken to combat the pandemic. If some of our government customers experience budget shortfalls, they may decide to forgo using our platform.

Further, the COVID-19 pandemic has caused and may continue to cause delays in onboarding new customers. In certain countries, customers have had issues accessing their systems remotely in order to generate purchase orders, and this has led to some processing delays. While none of these delays has been significant, they may become significant in the future or transition from delays to outright cancellation. Further, some on-premise POCs of our solutions may be postponed or cancelled due to COVID-19 which may delay the closing of sales transactions with certain customers.

Additionally, a significant portion of our training activities are usually in person. In the normal course of business, our on-premises training staff teach in physical classrooms either at the customers’ facilities or in facilities rented by us. Currently, due to travel restriction and personal distance requirements, the Company offers its classes either in a remote format or on-premises. Also, in the normal course of business, our on-the-ground on-premises deployment staff travel to our customers’ workplaces to demonstrate how to use our solutions. Currently, however, as a result of the work and travel restrictions related to the COVID-19 pandemic and the precautionary measures that we have adopted or that local governments prescribe, substantially all of our training activities are being conducted remotely. The remote offering of our services could lead to a decrease in efficacy or value, potentially making our solutions less appealing.

Furthermore, as a result of the COVID-19 pandemic, our employees are currently required to work from the office three times a week and work remotely the remaining two days a week. It is possible that widespread remote work arrangements may have a negative impact on our operations, the execution of our business plans, the productivity and availability of key personnel and other employees necessary to conduct our business, and on third-party service providers who perform critical services for us, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in increased consumer privacy, data security, and fraud risks, and our understanding of applicable legal and regulatory requirements, as well as the latest guidance from regulatory authorities in connection with the COVID-19 pandemic, may be subject to legal or regulatory challenge, particularly as regulatory guidance evolves in response to future developments.

More generally, the COVID-19 pandemic has adversely affected and may continue to adversely affect economies and financial markets globally, which may lead to a continued economic downturn, which may decrease technology spending generally and could adversely affect demand for our solutions. It is not possible at this time to estimate the full impact that COVID-19 will have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted.

Current and future competitors could have a significant impact on our ability to generate future revenue and profits.

The markets for our solutions are competitive and are subject to rapid technological change and other pressures created by changes in our industry. We face varying levels of competition across our product offerings. We face varying levels of competition depending on our product offerings. Our Collect & Review solutions, including the UFED series and Cellebrite Premium, face significant competition. Our competitors offer products similar to our Collect & Review solution with fewer capabilities but lower price points, and some customers may determine that they prefer these competitors’ products based on cost. Our Analyze and Manage solutions, such as Cellebrite Pathfinder and Commander, currently face relatively limited competition but this could change in the future. Some customers have decided to purchase both our solutions and a competitor’s products for verification purposes, but these customers may later decide to terminate their use of a second product, potentially ours, depending on which of our solutions the customers are purchasing. Competition may increase and intensify in the future as the pace of technological change and adaptation quickens and as additional companies enter our markets, including those competitors who offer solutions similar to ours, but offer it through a different form of delivery. Numerous releases of competitive products have occurred in recent history and are expected to continue in the future. We may not be able to compete effectively with current competitors and potential entrants into our marketplace. We could lose market share if our current or prospective competitors: (i) develop technologies that are perceived to be substantially equivalent or superior to our technologies, (ii) introduce new competitive products or services, (iii) add new functionality to existing products and services, (iv) acquire competitive products and services, (v) reduce prices, or (vi) form strategic alliances or cooperative relationships with other companies. If other businesses were to engage in aggressive pricing policies with respect to competing products, or if the dynamics in our marketplace resulted in increasing bargaining power by the consumers of our solutions, we might need to lower the prices we charge for the solutions we offer. This could result in lower revenue or reduced profit margins, either of which may materially adversely affect our business and operating results.

We face intense competition and could face pricing pressure from, and lose market share to, our competitors, which would adversely affect our business, financial condition, and results of operations.

Many of our current and potential competitors are larger and may have substantially greater resources than we have and expect to have in the future. They may also be able to devote greater resources to the development of their current and future technologies or the promotion of their offerings or offer lower prices. Our current and potential competitors may also establish cooperative or strategic relationships among themselves or with third parties that may further enhance their resources and offerings. Further, it is possible that domestic or foreign companies or governments, some with greater experience in the DI industry or greater financial resources than we possess, will seek to provide solutions or solutions that compete directly or indirectly with ours in the future. Any such foreign competitor, for example, could benefit from subsidies from, or other protective measures by, its home country.

We believe our ability to compete successfully in delivering DI at significantly reduced cost to customers does and will depend on a number of factors, which may change in the future due to increased competition, our ability to meet our customers’ needs and the frequency and availability of our offerings. If we are unable to compete successfully, our business, financial condition and results of operations could be adversely affected.

If our solutions are inadvertently or deliberately misused by customers, such customers may achieve sub-optimal results, which could lead to the perception that our solutions are low-quality.

Once purchased, our solutions are operated by our customers, and if our customers do not use the platform correctly or as intended, inadequate performance or outcomes may result. Our solutions are sometimes used by customers with smaller or less sophisticated IT departments, potentially resulting in such platform performing at a lower level than anticipated by the customer. Our customers rely on our solutions to address important business goals and challenges, and so the incorrect or improper use or configuration of our solutions may result in contract terminations or non-renewals, reduced customer payments, negative publicity, or legal claims against us.

Furthermore, if customer personnel are not well trained in the use of our platform, customers may defer the deployment of our platform and solutions, may deploy them in a more limited manner than originally anticipated, or may not deploy them at all. If there is substantial turnover of Cellebrite or customer personnel responsible for procurement and/or use of our platform, our platform may go unused or be adopted less broadly, and our ability to make additional sales may be substantially limited, which could negatively impact our business, results of operations, and growth prospects.

Our reputation and brand are important to our success, and we may not be able to maintain and enhance our reputation and brand, which would adversely affect our business, financial condition, and results of operations.

We believe that our brand and reputation are critical to driving our business. Building our brand will depend largely on our ability to continue to provide top-tier service, including high quality valued solutions, and appropriate price points, which we may not do successfully. Negative reviews or publicity about our solutions, services, deliverables, or customer support, especially on media outlets, could harm our reputation and diminish our ability to make additional sales, which would adversely affect our business, financial condition, and results of operations.

The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

Due to the multiple and complex drivers of technological change, and the diversified nature and global scope of the investigative customer base, it is difficult to estimate the size of our market and predict with certainty the rate at which the market for our solutions will grow, if at all. While our market potential estimate was made in good faith and is based on assumptions and underlying estimates we believe to be reasonable, this estimate may not be accurate and the market potential might not materialize. If our estimate of the future size of our addressable market does not materialize, our future growth may be lower than we currently anticipate, which could have a material adverse effect on our business, financial condition, and results of operations.

Changes to our packaging and licensing models could adversely affect our ability to attract or retain customers.

As we expand our offerings, we will face additional competition. For example, in the DI market, there are numerous brands and solutions that compete for sales, with competition based upon brand recognition and loyalty, product packaging, quality and innovation, licensing models, price and convenience. Hence, changes in our image, packaging and licensing models that are done for marketing and branding purposes could have a negative impact on our customers’ preference for us, which could adversely affect our ability to attract or retain customers.

If we fail to manage future growth effectively, our business could be harmed.

For the last several years, we have experienced rapid growth. For example, our revenue has grown from $111 million in 2017 to $195 million in 2020, and our headcount has increased from 475 employees as of December 31, 2017 to 819 employees as of June 30, 2021. We operate in a growing market and have experienced, and may continue to experience, significant expansion of our operations. This growth has placed, and may continue to place, a strain on our employees, management systems, operational, financial, and other resources. As we have grown, we have increasingly managed larger and more complex deployments of our solutions with a broader base of government and commercial customers. As we continue to grow, we face challenges of integrating, developing, retaining, and motivating a rapidly growing employee base in various countries around the world. In the event of continued growth of our operations, our operational resources, including our information technology systems, our employee base, or our internal controls and procedures may not be adequate to support our operations and deployments. Managing our growth may require significant expenditures and allocation of valuable management resources, improving our operational, financial, and management processes and systems, and effectively expanding, training, and managing our employee base. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, financial condition, and results of operations would be harmed. As our organization continues to grow, we may find it increasingly difficult to maintain the benefits of our traditional company culture, including our ability to quickly respond to customers, and avoid a formal corporate structure. This could negatively affect our business performance or ability to hire or retain personnel in the near or long-term.

In addition, our rapid growth may make it difficult to evaluate our future prospects. Our ability to forecast our future results of operations is subject to a number of uncertainties, including our ability to effectively plan for and model future growth. We may encounter risks and uncertainties frequently experienced by growing companies with global operations in rapidly changing industries. If we fail to achieve the necessary level of efficiency in our organization as it grows, or if we are not able to accurately forecast future growth, our business, financial condition, and results of operations would be harmed.

Our future growth depends in part on our ability to introduce new solutions and add-ons and our failure to do so may harm business and operating results.

To remain competitive, we must continue to develop new product offerings, as well as features and enhancements to our existing platform. For example, we are developing new solutions to assist our customers with consent-based remote collection capabilities and currently plan to introduce this product in 2021. Maintaining adequate research and development personnel and resources to meet the demands of the market is essential. If we experience high turnover of our product and development personnel, a lack of management ability to guide our research and development, or a lack of other research and development resources, we may miss or fail to execute on new product development and strategic opportunities and consequently lose potential and actual market share. The success of our business is dependent on our product and development teams developing and executing on a product roadmap that allows us to retain and increase the spending of our existing customers and attract new customers. Our failure to do so could materially adversely affect our business.

We do not generally engage in e-commerce, which may result in the purchase process being more difficult for customers compared to other businesses.

We do not generally sell our core solutions over the Internet. While customers can initiate contact with us using our website, the ultimate purchase is not made through our website and is made only after an interactive discussion of the customer’s needs and, for customers in the private sector considering purchasing Cellebrite Premium, completion of appropriate “know your customer” procedures by us. As a result, the purchase process can be lengthy compared to many e-commerce transactions, and it is possible that the length of the process may discourage some customers from completing the transaction with us rather than a competitor which offers online sales.

We engage in e-commerce for purchasing vouchers for our solutions, software renewals, and training. Our vouchers can be purchased online, but they may only be used by customers who have a valid license to use our solutions, meaning that some interaction with us is generally required in order for the vouchers to be used. Our existing customers can renew their software online and action for Cellebrite’s Advanced Services can be purchased by existing customers on the Internet. Customer training can be purchased online by existing customers and potential customers. See risk factor titled “The sales cycle for some of our solutions can be lengthy.”

Issues in the use of artificial intelligence (“AI”) (including machine learning) in our platform may result in reputational harm or liability.

AI is enabled by or integrated into our platform. For example, our Cellebrite Pathfinder solution, our principal investigative analytics tool, uses AI to allow customers to create unique search categories for reviewing video and image evidence. As with many developing technologies, AI presents risks and challenges that could affect its further development, adoption, and use, and therefore our business. AI algorithms may be flawed and may present risks due to a lack of backtesting. Datasets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI solutions. If the recommendations, forecasts, or analyses that AI applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Some AI scenarios present ethical issues, for example, due to unintentional basis that may stem from the predictive nature of AI algorithms. Though our business practices are designed to mitigate many of these risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

We may require additional capital to support the growth of our business, and this capital might not be available on acceptable terms, if at all.

We might require substantial additional project financing in order to meet our financial projections, execute our growth strategy and expand our service capabilities. Such financing might not be available on commercially reasonable terms, if at all. In particular, our ability to obtain financing for growth may depend in part on our ability to first enter into customer agreements sufficient to demonstrate such growth. If we are unable to obtain such financing, or secure sufficient customer agreements, on commercially reasonable terms, or at all, we will not be able to execute our growth strategy.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that adversely affect your rights as a holder of Ordinary Shares. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. Debt financing could also have significant negative consequences for our business, results of operations and financial condition, including, among others, increasing our vulnerability to adverse economic and industry conditions, limiting our ability to obtain additional financing, requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes, limiting our flexibility in planning for, or reacting to, changes in our business, and placing us at a possible competitive disadvantage compared to less leveraged competitors or competitors that may have better access to capital resources.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or solutions, or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed, we may be required to delay, limit, reduce or terminate our commercialization, research and development efforts or grant rights to third parties to market and/or develop solutions that we would otherwise prefer to market and develop ourselves.

Higher costs or unavailability of materials used to create hardware could adversely affect our financial results.

We depend on certain suppliers for the delivery of components used in the assembly of our hardware products. In particular, we use specialized adapters to connect the phone being examined and a computer. If we become unable to obtain any components necessary for our hardware products, we may struggle to fulfill contracts and acquire new customers. We keep in average six months of inventory on hand for long lead-time components to mitigate this risk, which we believe would give us enough time to resolve any shortage due to an issue with a particular supplier, but it might not be enough time to resolve a shortage that stems from resource scarcity. Any interruption of supply for any material components of our products could significantly delay the shipment of our products and have a material adverse effect on our revenue, profitability and financial condition. International or domestic geopolitical or other events, including the imposition of new or increased tariffs and/or quotas by the U.S. federal government on any of these raw materials or components, could adversely impact the supply and cost of these raw materials or components, and could adversely impact the profitability of our operations. Additionally, if we experience an unpredicted increase in customer demand, we might not be able to acquire enough materials to meet that demand in a timely manner.

Fluctuations in foreign currency exchange rates could materially affect our financial results.

Our financial statements are presented in U.S. dollars. For current and potential international customers whose contracts are denominated in U.S. dollars, the relative change in local currency values creates relative fluctuations in our product pricing. These changes in international end-user costs may result in lost orders and reduce the competitiveness of our solutions in certain foreign markets. Additionally, intercompany sales to our non-U.S. dollar functional currency international subsidiaries are transacted in U.S. dollars which could increase our foreign exchange rate risk caused by foreign currency transaction gains and losses.

For non-U.S. dollar denominated sales, weakening of foreign currencies relative to the U.S. dollar generally leads us to raise international pricing, potentially reducing demand for our solutions. Should we decide not to raise local prices to fully offset the U.S. dollar’s strengthening, the U.S. dollar value of our foreign currency denominated sales and earnings would be adversely affected. Fluctuations in foreign currency could result in a change in the U.S. dollar value of our foreign denominated assets and liabilities including accounts receivable. Therefore, the U.S. dollar equivalent collected on a given sale could be less than the amount invoiced causing the sale to be less profitable than contemplated.

We also import selected components which are used in the manufacturing of some of our hardware products. Although our purchase orders are generally in U.S. dollars, weakness in the U.S. dollar could lead to price increases for the components.

Approximately 40% of our expenses, primarily payroll and rent, are paid in Israeli new shekels (ILS). The U.S. dollar has generally weakened compared to the ILS over the last several years, which could have an adverse impact on our expenses and profitability. Although we take steps to hedge our foreign currency exposures related to our ILS expenses, there is no assurance that our hedging strategy will be successful.

The sales cycle for some of our solutions can be lengthy.

Most of our sales transactions involve a short sales cycle; however, larger transactions often involve a longer sales cycle and may require, for example, discussions about budget and which potential solution is most suitable to the customer. The larger the sale, the longer these consultations tend to last. If our sales efforts to a potential customer do not result in sufficient revenue to justify our time and investments, our business, financial condition and results of operations could be adversely affected. We are currently expanding our sales of Premium Enterprise, and Pathfinder Enterprise and so the impact of these longer sales cycles could become more significant over time.

If we are unable to retain qualified personnel and senior management, including Yossi Carmil, our Chief Executive Officer, and hire and retain additional qualified personnel, our business could suffer.

Our ability to compete in the highly competitive technology industry depends upon our ability to attract, motivate, and retain qualified personnel. We are highly dependent on the continued contributions and customer relationships of our management and particularly on the solutions of Yossi Carmil, our Chief Executive Officer. Mr. Carmil has served as our Chief Executive Officer for fifteen years, and has been integral to our growth over this period. We believe that Mr. Carmil’s management experience would be difficult to replace. All of our executive officers and key personnel are at-will employees and may terminate their employment relationship with us at any time. The loss of the services of our key personnel and any of our other executive officers, and our inability to find suitable replacements, could result in a decline in sales, delays in product development, and harm to our business and operations.

Our success also depends on our ability to effectively source and staff people with the right mix of skills and experience to perform services for our customers, including our ability to transition personnel to new assignments on a timely basis. If we are unable to effectively utilize our personnel on a timely basis to fulfill the needs of our customers, our business could suffer.

We face intense competition for qualified personnel, especially personnel in research and development. Further, many of the companies with which we compete for qualified personnel have greater resources than we have. We seek to retain and motivate existing personnel through our compensation practices, company culture, and career development opportunities. If we fail to attract new personnel or to retain our current personnel, our business and operations could be harmed.

Certain of our key employees participate in a share option plan and receive options to purchase Ordinary Shares. If there is volatility in the trading price of Ordinary Shares, this may also affect our ability to attract and retain qualified personnel. Personnel may be more likely to leave us if the Ordinary Shares they own have significantly appreciated in value relative to the original purchase price of these shares or the exercise price of the options, or conversely, if the exercise price of the options that they hold are significantly above the trading price. In addition, some of our personnel may receive significant proceeds from sales of Ordinary Shares in the public markets, which may reduce their motivation to continue to work for us. Any of these factors could harm our business, financial condition, and results of operations.

The security of our operations and the integrity of our software solutions are critical to our operations and to maintaining the trust and confidence of our customers.

We have established practices and procedures intended to protect the security, integrity, availability and confidentiality of our systems and the integrity of our software solutions. However, there can be no assurance that such measures will prevent all malicious activities, including deliberate insertion of exploitative code, malware or cyberattacks, or inadvertent disclosures (including of personal or confidential business information) or unauthorized access, from impacting our system and information. We monitor new technological developments and new threats, and consistently update our software as needed to enhance its security. We may experience breaches of our security due to human error, malfeasance, system errors or vulnerabilities, or other irregularities. As the techniques used to obtain unauthorized access change frequently, we may be unable to anticipate these techniques or to implement adequate preventative measures. Although to date, malicious activities directed at us have not had a material impact on our business nor, to our knowledge, have they impacted the integrity of the data that our solutions extract from devices, future malicious activities could compromise our solutions and cause us to incur liabilities that may have a material adverse impact on our reputation and business. While we maintain insurance coverage that we believe is adequate for our business, such coverage may not cover all potential costs and expenses associated with incidents that may occur in the future.

Risks Related to the Businesses of Cellebrite’s Customers

Our sales to government customers expose us to business volatility and risks, including government budgeting cycles and appropriations, early termination, audits, investigations, sanctions and penalties.

We generate revenue from contracts with federal, state, provincial and local governments of several countries, and these government customers may terminate most of these contracts at any time, without cause. There is increased pressure on governments and their agencies, both domestically and internationally, to reduce spending. Further, the U.S. federal government contracts are subject to the approval of appropriations made by the U.S. Congress to fund the expenditures under these contracts. Similarly, our contracts with U.S. state and local governments, Canadian federal, provincial and local governments and other foreign governments and their agencies are generally subject to government funding authorizations. Additionally, government contracts are generally subject to audits and investigations which could result in various civil and criminal penalties and administrative sanctions, including termination of contracts, refund of a portion of fees received, forfeiture of profits, suspension of payments, fines and suspensions or debarment from future government business.

A decline in government budgets, changes in spending or budgetary priorities, or delays in contract awards may significantly and adversely affect our future revenue and limit our growth prospects.

We generated approximately 90% of our revenue in 2018, 2019 and 2020 from contracts with governments and government agencies, our results of operations could be adversely affected by government spending caps or changes in government budgetary priorities, as well as by delays in the government budget process, program starts, or the award of contracts or orders under existing contract vehicles. Further, these government clients may terminate most of these contracts at any time, without cause and face increased pressure to reduce spending see “— Risks Related to Our Business and Industry —.” We are materially dependent on acceptance of our solutions by law enforcement markets and government agencies, both domestic and international. If law enforcement and other government agencies do not continue to purchase, accept and use our solutions, our revenue will be adversely affected.” Future spending and program authorizations may not increase or may decrease or shift to programs in areas in which we do not provide services or are less likely to be awarded contracts. We face these risks in every country in which we operate.

Revenues from the U.S. federal government customers comprised over 20% of our total revenue in 2020. When the U.S. Congress does not complete a budget before the end of the fiscal year, government operations typically are funded through one or more continuing resolutions that authorize agencies of the U.S. federal government to continue to operate consistent with funding levels from the prior year’s appropriated amounts, but do not authorize new spending initiatives. When the U.S. federal government operates under a continuing resolution, contract awards may be delayed, canceled, or funded at lower levels, which could adversely impact our business, financial condition, and results of operations. If appropriations or continuing resolutions for the U.S. federal government departments and agencies with which we work or have prospective business are not made by September 30 (the last day of the federal fiscal year) of any given year, the lapse in appropriations may also have negative impacts on our ability to continue work and to recognize revenue from those customers, for so long as the lapse continues.

The U.S. federal government may also shift spending away from one or more of the federal agencies from which we derive much of our revenue, such as Immigration and Customs Enforcement, for budgetary or political reasons. A significant decline in overall U.S. federal government spending, a significant shift in spending priorities, the substantial reduction or elimination of particular law enforcement-related programs, or significant budget-related delays in contract or task order awards for large programs could adversely affect our future revenue and limit our growth prospects.

Evolving government procurement policies and increased emphasis on cost over performance could adversely affect our business.

A significant majority of our customers are in the public sector. The procurement process for government agencies can be more challenging than contracting in the private sector and can impose additional costs and complicate sales efforts. Further, changes in the political landscape or required procurement procedures that affect our target customers could be introduced prior to the completion of our sales cycle, making it more difficult or costly to finalize a contract with a new customer or expand or renew an existing customer relationship. For example, customers may require a competitive bidding process with extended response deadlines, review or appeal periods, or customer attention may be diverted to other government matters, postponing the consideration of the purchase of our solutions. Such delays could harm our ability to provide our solutions efficiently and to grow or maintain our customer base. In addition, the majority of our government contracts include the right for government agencies to delay, curtail, renegotiate or terminate contracts and subcontracts at their convenience any time prior to their completion. Any decision by a government customer to exercise any of these rights in our contracts may result in a decline in our profits and revenue.

Changes in civil forfeiture laws may affect our customers’ ability to purchase our solutions.

Many of our law enforcement customers in the United States use funds seized through civil forfeiture proceedings to fund the purchase of our solutions. State civil forfeiture statutes permit state governments to seize property with limited judicial oversight, often based on a preponderance of the evidence that the property was connected to criminal activity even if the owner of the property is not subject to criminal charges. A one-justice U.S. Supreme Court opinion in March 2017 sharply criticized civil forfeiture as possibly violating the due process clause of the U.S. Constitution, although the U.S. Supreme Court in that instance declined to hear the case on procedural grounds. An adverse U.S. Supreme Court decision or changes in state legislation could impact our customers’ ability to seize funds or use seized funds to fund purchases. Changes in civil forfeiture statutes or regulations are outside of our control and could limit the amount of funds available to our customers, which could adversely affect the sale of our solutions.

Our revenue from private sector customers could be adversely affected by any weakening of economic conditions.

Our private sector customers may be more susceptible to weakening economic conditions than our public sector customers. Certain economies have experienced periods of downturn as a result of a multitude of factors, including, but not limited to, turmoil in the credit and financial markets, concerns regarding the stability and viability of major financial institutions, declines in gross domestic product, increases in unemployment, volatility in commodity prices and worldwide stock markets, excessive government debt and disruptions to global trade or tariffs. The severity and length of time that a downturn in economic and financial market conditions may persist, as well as the timing, strength and sustainability of any recovery, are unknown and are beyond our control. Recently, COVID-19 has raised additional concerns regarding economic uncertainties. Moreover, any instability in the global economy affects countries in different ways, at different times and with varying severity, which makes the impact to our business complex and unpredictable. During such downturns, many customers may delay or reduce technology purchases. Contract negotiations may become more protracted or conditions could result in reductions in the sales of our software, hardware and solutions, longer sales cycles, pressure on our margins, difficulties in collection of accounts receivable or delayed payments, increased default risks associated with our accounts receivables, slower adoption of new technologies and increased price competition. In addition, deterioration of the global credit markets could adversely impact our ability to complete licensing transactions and services transactions, including maintenance and support renewals. Any of these events, as well as a general weakening of, or declining corporate confidence in, the global economy, or a curtailment in corporate spending could delay or decrease our revenue and therefore have a material adverse effect on our business, operating results and financial condition. For more information regarding the impact of COVID-19 on our business and global economic conditions, see “— Risks Related to Our Business and Industry — The global COVID-19 pandemic could negatively impact our business, installations, trainings, and general operations.”

Risks Related to Cellebrite’s Intellectual Property

Failure to adequately obtain, maintain, protect and enforce our intellectual property and other proprietary rights could adversely affect our business.

Our success and ability to compete depends in part on our ability to maintain, protect, enforce and defend our intellectual property and other proprietary rights. We rely upon a combination of copyright, trademark and trade secret laws, as well as certain contractual provisions, to establish, maintain, protect and enforce our intellectual property and other proprietary rights. Despite our efforts, third parties may attempt to disclose, obtain, copy, or use our intellectual property or other proprietary information or technology without our authorization, and our efforts to protect our intellectual property and other proprietary rights may not prevent such unauthorized disclosure or use, misappropriation, infringement, reverse engineering or other violation of our intellectual property or other proprietary rights. Effective protection of our rights may not be available to us in every country in which our platform or solutions are available. The laws of some countries may not be as protective of intellectual property and other proprietary rights as those in Israel or the United States, and mechanisms for enforcement of intellectual property and other proprietary rights may be inadequate. Also, our involvement in standard setting activity or the need to obtain licenses from others may require us to license our intellectual property. Accordingly, despite our efforts, we may be unable to prevent third parties from using our intellectual property or other proprietary information or technology. The violation of our end-user license agreement by transferring or allowing the use of our proprietary information or technology without a license may pose additional risks.

In addition, we may be the subject of intellectual property infringement or misappropriation claims, which could be very time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages if we are found to have infringed patents, copyrights, trademarks, or other intellectual property rights, or breached trademark co-existence agreements or other intellectual property licenses and could require us to cease using or to rebrand all or portions of our platform.

Any of our intellectual property rights may be challenged, narrowed, invalidated, held unenforceable, or circumvented in litigation or other proceedings, including, where applicable, opposition, re-examination, inter partes review, post-grant review, interference, nullification and derivation proceedings, and equivalent proceedings in foreign jurisdictions, and such intellectual property or other proprietary rights may be lost or no longer provide us meaningful competitive advantages. Such proceedings may result in substantial cost and require significant time from our management, even if the eventual outcome is favorable to us.

While we currently have no outstanding patents, we may in the future determine that we require patents in order to protect our software and processes, and we may be unable to obtain patent protection for the technology covered in our patent applications or such patent protection may not be obtained quickly enough to meet our business needs. Furthermore, the patent prosecution process is expensive, time-consuming, and complex, and we may not be able to prepare, file, prosecute, maintain, and enforce all necessary or desirable patent applications at a reasonable cost or in a timely manner. The scope of patent protection also can be reinterpreted after issuance and issued patents may be invalidated. Even if our patent applications do issue as patents, they may not issue in a form that is sufficiently broad to protect our technology, prevent competitors or other third parties form competing with us or otherwise provide us with any competitive advantage.

Third parties may legitimately and independently develop products, services, and technology similar to or duplicative of our platform. In addition to protection under intellectual property laws, we rely on confidentiality or license agreements that we generally enter into with our corporate partners, employees, consultants, advisors, vendors, and customers, and generally limit access to and distribution of our proprietary information. However, we cannot be certain that we have entered into such agreements with all parties who may have or have had access to our confidential information or that the agreements we have entered into will not be breached or challenged, or that such breaches will be detected. Furthermore, non-disclosure provisions can be difficult to enforce, and even if successfully enforced, may not be entirely effective. We cannot guarantee that any of the measures we have taken will prevent infringement, misappropriation, or other violation of our technology or other intellectual property or proprietary rights.

Because we have historically been targeted by cyberattacks and may continue to be an attractive target for cyberattacks, we also may have a heightened risk of unauthorized access to, and misappropriation of, our proprietary and competitively sensitive information. We spend significant resources to monitor and protect our intellectual property and other proprietary rights from cyberattacks and potential infringement, and in the future we may conclude that in at least some instances the benefits of protecting our intellectual property or other proprietary rights may be outweighed by the expense or distraction to our management. We may initiate claims or litigation against third parties for infringement, misappropriation, or other violation of our intellectual property or other proprietary rights or to establish the validity of our intellectual property or other proprietary rights. Any such litigation, whether or not it is resolved in our favor, could be time-consuming, result in significant expense to us and divert the efforts of our technical and management personnel. Furthermore, attempts to enforce our intellectual property rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates or narrows the scope of our rights, in whole or in part.

Some of our software and systems contain open source software, which may pose particular risks to our proprietary software and information technology systems.

We utilize open source software in the development and application of our software solutions, and we will use open source software in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses and is typically freely accessible, usable, and modifiable. Pursuant to such open source licenses, we may be subject to certain conditions, including requirements that we offer our proprietary software that incorporates the open source software for no cost, that we make available source code for modifications or derivative works we create based upon, utilizing open source software, and that we license such modifications or derivative works under the terms of the particular open source license. We may face claims from third parties claiming ownership of, or demanding the release or license of, the open source software or derivative works that we developed from such software (which could include our proprietary source code), or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to purchase a costly license, publicly release the affected portions of our source code, or cease offering the implicated software unless and until we can re-engineer it to avoid infringement. We also may be required to re-engineer solutions if the license terms for incorporated open source software change. The re-engineering process of some or all of our software could require significant additional research and development resources, and we may not be able to complete it successfully. In addition, use of open source software can lead to greater risks than use of third-party commercial software because open source licensors generally do not provide warranties or controls on the origin of the software. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to breach our website and systems that rely on open source software. These risks could be difficult to eliminate or manage and, if not addressed, could adversely affect our business, results of operations, and financial conditions.

Other companies may claim that we infringe their intellectual property, which could materially increase costs and materially harm our ability to generate future revenue and profits.

Claims of infringement (including misappropriation and/or other intellectual property violation) are common in the software industry and increasing as related legal protections, including copyrights and patents, are applied to software solutions. Although most of our technology is proprietary in nature, we do include certain third party and open source software in our software solutions. In the case of third party software, we believe this software is licensed from the entity holding the intellectual property rights. While we believe that we have secured proper licenses for all material third-party intellectual property that is integrated into our solutions in a manner that requires a license, third parties have and may continue to assert infringement claims against us in the future, including the sometimes aggressive and opportunistic actions of non-practicing entities whose business model is to obtain patent-licensing revenue from operating companies such as us. Any such assertion, regardless of merit, may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. Such licenses may not be available, or they may not be available on commercially reasonable terms. In addition, as we continue to develop software solutions and expand our portfolio using new technology and innovation, our exposure to threats of infringement may increase. Any infringement claims and related litigation could be time-consuming, expensive to settle or litigate, disruptive to our ability to generate revenue or enter into new market opportunities, could divert our management’s attention and other resources, and may result in significant liability for damages if we are found to have infringed third party rights, and/or significantly increased costs as a result of our defense against those claims or our attempt to license the intellectual property rights or rework or rebrand our solutions to avoid infringement of third party rights. Typically, our agreements with our partners and customers contain provisions which require us to indemnify them for damages sustained by them as a result of any infringement claims involving our solutions. Any of the foregoing infringement claims and related litigation could have a significant adverse impact on our business and operating results as well as our ability to generate future revenue and profits.

Risks Related to Data Privacy and Human Rights

Certain of our solutions may be perceived as, or determined by the courts to be, a violation of privacy rights and related laws. Any such perception or determination could adversely affect our revenue and results of operations.

Because of the nature of certain of our solutions, including those used for digital investigations, the general public could perceive that the deployment of our solutions may result in violations of individual privacy rights. In addition, certain courts or regulatory authorities could determine that the use of our software solutions is a violation of privacy laws. Any such determination or perception by potential customers, the general public, government entities or the judicial system could harm our reputation and adversely affect our revenue and results of operations. We are dedicating substantial resources to mitigate these risks by complying with applicable laws and requiring all licensees to comply with applicable laws and to refrain from violation of privacy rights, but we have been advised that even if we have no access to the data stored on a customer’s devices, we may still be held liable for how the customer uses such data, including if the customer uses the data in a way that is a violation of privacy rights or related laws or our End User License Agreement (“EULA”).

Some of our solutions may be used by customers in a way that is, or that is perceived to be, incompatible with human rights. Any such perception could adversely affect our reputation, revenue and results of operations.

We strive to sell our solutions to customers who will use them in a lawful and ethical manner. See “— We may not enter into relationships with potential customers if we consider their activities to be inconsistent with our organizational mission or values.” For example, all users are required to confirm, before activation, that they will only use the system for lawful uses, but Cellebrite cannot verify that this undertaking is accurate. Further, some of our government customers may use our solutions in a manner that is incompatible with, or perceived to be incompatible with, human rights without our knowledge or permission. For example, in August 2020, a group of 61 petitioners, including a number of human rights activists, filed a petition before the District Court in Tel Aviv against various Israeli government entities and Cellebrite. The petition asked the District Court to exercise its power under the Defense Export Control Law to stop the exportation of our UFED solution to police forces in Hong Kong. Activists alleged that UFED was being used against pro-democracy protestors in Hong Kong and that this was resulting in human rights abuses. We have since stopped operating in China and Hong Kong and have proactively stopped selling to Russia, but this petition as well as petitions relating to Russia and Bangladesh and the corresponding media coverage may have negatively impacted our reputation. Our end use license agreements prohibit customers from using our products in a manner that violates applicable laws (including laws with respect to human rights and the rights of individuals) or in support of any illegal activity or to violate the rights of any third party, and requires our customers to indemnify us for losses that we suffer due to their actions; however, we cannot provide any assurance that we will not be subject to claims from third parties alleging that their rights were infringed. In the future, other allegations of misuse by our customers may damage our reputation, even if we took no part in the misuse or take immediate action to sever ties with such customers.

We may not enter into relationships with potential customers if we consider their activities to be inconsistent with our organizational mission or values.

We generally do not enter into business with customers whose positions or actions we consider inconsistent with our mission to support law enforcement acting in a legal manner. We pursue only those customers who we believe will act lawfully and not in a manner incompatible with privacy rights or human rights. For example, we have chosen not to do business in Bangladesh, Belarus, China, Hong Kong, Macau, Russia and Venezuela partially due to concerns regarding human rights and data security, and we may in the future decide not to do business in other countries or with other potential customers for similar reasons.

Our products are used as an on-premise solution for our customers, many of which are required to host their proprietary data within their own organization, and are operated by our customers without our involvement other than with respect to troubleshooting and support from time to time. As a result, we rely on a range of information sources, and largely depend on media and other reports, to learn if our products are being used inconsistent with our organizational mission and values. Third party reports may be incomplete, unreliable or unavailable. In addition, a determination as to whether our products are being misused may involve subjective determinations or being the subject of differing opinions. The board of the Company has approved the formation of an Ethics and Integrity Committee that will serve as an advisory body to the board. It is intended that the committee that will be comprised of approximately eight industry experts, which may include ethics experts, legal experts, former members of the police force, former members of ministries of defense, technology experts, academic experts and community leaders. The mission of the Ethics and Integrity Committee is expected to include advising on ethical considerations related to the use of the Company’s technologies.

The license to use our products prohibits customers from using our solutions in violation of applicable laws (including laws with respect to human rights and the rights of individuals) or in support of any illegal activity or to violate the rights of any third party. We may terminate any license, among other things, in the event of a material breach that is not cured after 30 days’ notice. In addition, we may disable the use of the software, among other things, if it is used in violation of the license. A determination regarding whether a breach of our license will result in termination or other corrective action involves judgment and depends on the facts and circumstances of each case.

We cannot be sure that the foregoing safeguards will be sufficient to identify misuse of our products or prevent any such misuse. Our decisions not to do business with these countries may alter our expectations surrounding our long-term financial benefits and results, which may harm our growth prospects, business, and results of operations. Although we endeavour to do business with customers and governments that are aligned with our mission and values, we cannot predict how the activities and values of our government and private sector customers will evolve over time, and they may evolve in a manner inconsistent with our mission.

We occasionally have limited access to third party data, and if our security measures are breached and unauthorized access to this data is obtained, our systems, data centers and our solutions may be perceived as not being secure, customers may curtail or stop using our service and we may incur significant legal and financial exposure and liabilities.

We do not generally store customer data nor have access to the data processed by customers using our solutions. Nevertheless, our service operators occasionally have brief and limited access to data, including personally identifiable information (PII), when they receive calls for technical support. When a customer calls for technical support, they sometimes grant our service operators remote access to their device, which may result in the brief sharing of data with the service operator. In rare cases the customer may share the data with the technical support for further bug fixing research and analysis. We have internal processes for deleting such data shortly after the completion of the customer support and ensuring bug fix is sustainable and consistent, but the data is still shared for these limited periods and could potentially be, or be perceived as, more vulnerable as a result. In addition, we may have access to customer data, including PII, in connection with the provision of our Advanced Services in which we serve as an outsourced lab for the extraction of data from devices that are sent to us by our customers. Any actual or perceived unauthorized access, use, disclosure or modification to this data, could result in our solutions being viewed as less secure, which could lead to liability and a significant adverse effect on our reputation and operating results.

Risks Related to Legal Compliance and Regulatory Matters

Our business is subject to complex and evolving U.S. and non-U.S. laws and regulations regarding privacy, data protection and security, technology protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or otherwise harm our business.

Our products are used as an on-premise solution and are generally operated by our customers without our involvement. Nevertheless, our service operators occasionally have brief and limited access to customer data, including personally identifiable information (PII), when they receive calls for technical support. In addition, we may extract files containing customer data, including PII, in connection with the provision of our Advanced Services in which we serve as an outsourced lab for the extraction of data from devices that are sent to us by our customers. In both of those situations, we do not access or view customer data, maintain such data securely with limited access, and delete all such data following the confirmation that the data has been received by the customer. As a result, for the purposes of the GDPR and the UK equivalent legislation, we are not considered to be a controller and serve as a processor in a number of circumstances, within the meaning of those terms.

Given the global nature of our operations, we are subject to a variety of local, state, national, and international laws and directives and regulations in the United States and abroad related to privacy and data protection, data security, data storage, retention, transfer and deletion, technology protection, and personal information, including:

•        The European General Data Protection Regulation (“GDPR”) took effect in May 2018 and applies to many of our products and services that provide service in Europe. The GDPR includes operational requirements for companies that receive or process personal data of residents of the EU. We are required to comply with the GDPR and, following the exit of the United Kingdom (“UK”) from the European Union, the UK equivalent, the implementation of which exposes us to two parallel data protection regimes in Europe, each of which impose several stringent requirements for controllers and processors of personal data and could make it more difficult to and/or more costly for us to collect, store, use, transmit and process personal and sensitive data. In 2016, the EU and the U.S. agreed to an alternative transfer framework for data transferred from the EU to the United States called the Privacy Shield Framework. However, in 2020, the EU’s Court of Justice invalidated the use of this framework moving forward. The court ruled that the framework did not ensure an adequate level of protection for data transferred from the EU to the United States. Notably, there are alternative legal mechanisms available that allow the compliant transfer of data from the EU to the United States, however, they may also be challenged by national regulators or private parties. Non-compliance with the GDPR and the UK legislation equivalent may result in administrative fines or monetary penalties of up to 4% of worldwide annual revenue in the preceding financial year or €20 million (whichever is higher) for the most serious infringements, and could result in proceedings against us by governmental entities or other related parties and may otherwise adversely impact our business, financial condition, and results of operations.

•        The California Consumer Privacy Act, or the CCPA, went into effect on January 1, 2020 and became enforceable by the California Attorney General on July 1, 2020, along with related regulations that came into force on August 14, 2020. The CCPA gives California residents new rights to access and require deletion of their personal information, opt out of the sale of personal information, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations, as well as a private right of action for security breaches that may increase security breach litigation. The effects of the CCPA potentially are significant and may require us to modify our data collection or processing practices and policies and to incur substantial costs and expenses in an effort to comply. Additionally, in November 2020, California voters passed the California Privacy Rights and Enforcement Act of 2020, or the CPRA. The CPRA will impose additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data and establishes a regulatory agency dedicated to enforcing those requirements. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and potential business process changes may be required.

Certain other state laws in the United States impose similar privacy obligations and all 50 states have laws including obligations to provide notification of certain security breaches to affected individuals, state officials and others. For example, on March 2, 2021, Virginia enacted the Virginia Consumer Data Protection Act (“VCDPA”), creating the second truly comprehensive U.S. state privacy law, which will take effect on January 1, 2023 (the same day as CPRA takes effect). Further, there currently are also a number of proposals related to data privacy or security pending before federal, state, and foreign legislative and regulatory bodies, including in a number of states considering consumer protection laws similar to the CCPA and VCDPA. This legislation may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment in resources to compliance programs, and could impact strategies and availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies. These developments may require us to review and amend the legal mechanisms by which we make and, or, receive personal data transfers from other countries to Israel. As data protection regulators issue further guidance on personal data export mechanisms, including circumstances where the standard contractual clauses cannot be used, and/or start taking enforcement action, we could suffer additional costs, complaints and/or regulatory investigations or fines, and/or if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services, the geographical location or segregation of our relevant systems and operations, and could adversely affect our financial results.

These existing and proposed laws and regulations can be costly to comply with and can make our platform solutions less effective or valuable, delay or impede the development of new solutions, result in negative publicity, increase our operating costs, require us to modify our data handling practices, limit our operations, impose substantial fines and penalties, require significant management time and attention, or put our data or technology at risk. Any failure or perceived failure by us or our platform to comply with U.S., EU, UK or other foreign laws, regulations, directives, policies, industry standards, or legal obligations relating to privacy, data protection, or information security, or any security incident that results in loss of or the unauthorized access to, or acquisition, use, release, or transfer of, personal information, personal data, or other customer or sensitive data or information may result in governmental investigations, inquiries, enforcement actions and prosecutions, private claims and litigation, indemnification or other contractual obligations, other remedies, including fines or demands that we modify or cease existing business practices, or adverse publicity, and related costs and liabilities, which could significantly and adversely affect our business, reputation and results of operations.

We may in the future become involved in legal, regulatory, or administrative inquiries and proceedings, and unfavorable outcomes in litigation or other of these matters could negatively impact our business, financial conditions, and results of operations.

From time to time, we receive formal and informal inquiries from governmental agencies and regulators regarding our compliance with laws and regulations or otherwise relating to our business or transactions. We may also become subject to claims, lawsuits, proceedings and inquiries which could involve labor and employment disputes, discrimination and harassment allegations, commercial disputes, intellectual property rights (including patent, trademark, copyright, trade secret, and other proprietary rights), class actions, general contract, tort, or defamation, data privacy rights, antitrust concerns, common law fraud, government regulation, compliance, alleged federal and state securities and “blue sky” law violations or other investor related questions. Derivative claims, lawsuits, and proceedings, which may, from time to time, be asserted against our directors by our shareholders, could involve breach of fiduciary duty, breach of duty of loyalty, failure of oversight, corporate waste claims, and other matters. One of our shareholders, with respect to whom we are currently engaged in litigation as described in the notes to our consolidated financial statements has threatened to bring various of these claims. In addition, our business and results may be adversely affected by the outcome of currently pending and any future legal, regulatory, and/or administrative claims or proceedings, including through monetary damages or injunctive relief. In addition, over the last several years, lawsuits have been filed against cyber-related companies by large multinationals that claim that their terms of use have been violated and breached by the activities of the cyber companies. While we are not a cyber company, such a risk could potentially also apply to us and our solutions.

The number and significance of our legal disputes and inquiries may increase as we continue to grow larger, as our business has expanded in customer count and geographic reach, and as our platform solutions have become more complex. Additionally, if customers fail to pay us under the terms of our agreements, we may be adversely affected due to the cost of enforcing the terms of our contracts through litigation. Litigation or other proceedings can be expensive and time consuming and can divert our resources and leadership’s attention from our primary business operations. The results of our litigation also cannot be predicted with certainty. If we are unable to prevail in litigation, we could incur payments of substantial monetary damages or fines, or undesirable changes to our platform or business practices, and accordingly, our business, financial condition, or results of operations could be materially and adversely affected. Furthermore, if we accrue a loss contingency for pending litigation and determine that it is probable, any disclosures, estimates, and reserves we reflect in our financial statements with regard to these matters may not reflect the ultimate disposition or financial impact of litigation or other such matters. These proceedings could also result in negative publicity, which could harm customer and public perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

We have taken steps to mitigate the impact of any potential legal disputes, but the steps we have taken may not be enough to prevent damage to our reputation and financial results. Although we have limitation of liability provisions in our standard software licensing and service agreement terms and conditions, these provisions may not be enforceable in some circumstances, may vary in levels of protection across our agreements, or may not fully or effectively protect us from such claims and related liabilities and costs. We generally provide a warranty for our software and hardware solutions in our EULAs. In the event that there is a failure of warranties in such agreements, we are generally obligated to correct the product to conform to the warranty provision as set forth in the applicable EULA, or, if we are unable to do so, the customer is entitled to seek a refund of the purchase price of the product and service. The sale and support of our solutions also entail the risk of product liability claims. We maintain errors and omissions insurance to protect against certain claims associated with the use of our solutions, but our insurance coverage may not adequately cover any claim asserted against us. In addition, even claims that ultimately are unsuccessful could result in our expenditure of funds in litigation and divert management’s time and other resources.

We are subject to Israeli encryption laws and governmental trade controls, including export and regulations, and any noncompliance with these laws could negatively impact our operating results.

The export of our solutions is subject to Israeli encryption control laws. Our export license under the Israeli encryption control regime prohibits us from exporting of our products to customers in certain countries and require us to obtain the consent of the Ministry of Defense to export to customers in certain other countries. Our failure to comply with these requirements could subject us to financial and other penalties, and harm our reputation.

Although Israel is not a party to the Wassenaar Arrangement, it has adopted the Wassenaar Arrangement List of Dual Use Goods and Technologies and the goods and technologies listed therein are subject to Israeli export control laws and regulations. However, cryptography that is subject to Israeli encryption laws is not regulated under the Israeli export control regime, even if its capabilities would otherwise place it within Part 2 of Chapter 5 of the Wassenaar Arrangement Dual Use List which relates to Information Security. In 2016, the Israeli Ministry of Defense published draft regulations proposing to cancel the existing encryption control regime and to bring Part 2 of Chapter 5 of the Wassenaar Arrangement into full force and effect in its place. If our solutions do become subject to the Wassenaar Arrangement dual use list as adopted by Israel, then they likely will be controlled under either the Israeli Defense Export Control Law, 5767-2007 or the Import and Export Order (Export Control over Dual Use Goods, Services and Technology), 5766-2006, depending on the nature of the customer. The application of these requirements to us could subject us to different licensing requirements and may require us to adapt our marketing and export practices to accommodate this change. This development could adversely impact our ability to sell our products.

In addition, various other countries regulate the import of certain encryption solutions and technology, including import permitting and licensing requirements, and have enacted laws that could limit our ability to distribute our solutions or could limit our customers’ ability to implement our solutions in those countries. Any new export restrictions, new import restrictions, new legislation, changes in economic sanctions, or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons, or technologies targeted by such regulations, could result in decreased use of our platform by existing customers with non-U.S. operations, declining adoption of our platform by new customers with non-U.S. operations, limitation of our expansion into new markets, and decreased revenue.

Our activities may be subject to certain economic sanctions laws including the laws of the Israel and the United States. We have adopted policies and procedures to restrict sales to countries subject to comprehensive U.S. and Israeli sanctions and to designated entities and individuals. Our solutions and technologies could be exported to these sanctioned targets by our resellers despite the contractual undertakings they have given us and any such export could have negative consequences, including government investigations, penalties and reputational harm. Any change in export regulations, economic sanctions or related legislation, shift in the enforcement or scope of existing regulations, or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our solutions by, or in our decreased ability to export or sell our solutions to, existing or potential customers with international operations. Any decreased use of our solutions or limitation on our ability to export or sell our solutions would likely adversely affect our business, financial condition and results of operations.

Differing regulatory and legal requirements and the possible enactment of additional regulations or restrictions on the use, import, or re-export of our platforms or the provision of services, could delay, restrict, or prevent the sale or use of our platform and solutions in some jurisdictions. If we or our business partners or counterparties, including licensors and licensees, prime contractors, subcontractors, sublicensors, vendors, customers, shipping partners, or contractors, fail to obtain appropriate import, export, or re-export licenses or permits, notwithstanding regulatory requirements or contractual commitments to do so, or if we fail to secure such contractual commitments where necessary, we may also be adversely affected, through reputational harm as well as other negative consequences, including government investigations and penalties.

These laws and regulations are subject to change over time and thus we must continue to monitor and dedicate resources to ensure continued compliance. Although we take precautions to prevent our software from being provided in violation of such laws, the software could be provided inadvertently in violation of such laws, despite the precautions we take. Non-compliance with applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties, or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, operating results, and financial condition could be materially adversely affected. We may also be adversely affected through penalties, reputational harm, loss of access to certain markets, or otherwise. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results and financial condition.

Our largest shareholder, SUNCORPORATION, is a Japanese public company and currently a holder of 51.1% of Cellebrite’s outstanding shares.

SUNCORPORATION (TSE JASDAQ: 6736), a Japanese public company, beneficially owns 51.1% of Ordinary Shares. Therefore, SUNCORPORATION has significant influence on the outcome of all decisions at our shareholders’ meetings including:

•        the election of the Cellebrite Board;

•        amendments to our articles of association; and

•        our ability to enter into a change of control transaction.

SUNCORPORATION’s decisions as to how it votes its Ordinary Shares may be contrary to your expectations or preferences. The influence exerted by SUNCORPORATION may limit your ability as an investor to influence corporate matters and could also discourage other companies from pursuing any potential merger, takeover, or other change of control transactions with us. Further, SUNCORPORATION is a controlling shareholder and controls elections to the Cellebrite Board and, therefore, our general corporate activities.

A variety of new and existing laws and/or interpretations could materially and adversely affect our business.

We are subject to a variety of laws and regulations in Israel and abroad that involve matters central to our business, including privacy, data protection and personal information, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, electronic contracts and other communications, competition, consumer protection, telecommunications, product liability, taxation, labor and employment, economic or other trade prohibitions or sanctions, securities law compliance, and online payment services. The introduction of new solutions, expansion of our business to certain jurisdictions, or other actions that we may take may subject us to additional laws, regulations, or other government scrutiny. In addition, foreign data protection, privacy, content, competition, and other laws and regulations can impose different obligations or be more restrictive than those in Israel or the United States. These laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. New laws and regulations (or new interpretations of existing laws and regulations) may require us to incur substantial costs, expose us to unanticipated civil or criminal liability, or cause us to change our business practices. The costs of compliance with these laws and regulation are high and are likely to increase in the future. Additionally, these laws and regulations, or any associated inquiries or investigations or other government actions, may delay or impede the development of new solutions, result in negative publicity, require significant management time and attention, and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices.

Failure to comply with laws, regulations, or contractual provisions applicable to our business could cause us to lose government customers or our ability to contract with the U.S. and other governments.

As a government contractor, we must comply with laws, regulations, and contractual provisions relating to the formation, administration, and performance of government contracts and inclusion on government contract vehicles, which affect how we and our partners do business with government agencies. As a result of actual or perceived non-compliance with government contracting laws, regulations, or contractual provisions, we may be subject to audits and internal investigations which may prove costly to our business financially, divert management time, or limit our ability to continue selling our platform and solutions to our government customers. Further, regulatory requirements imposed by foreign governments may be more stringent and non-compliance may subject us to investigations, proceedings, sanctions, or other consequences. These consequences remain uncertain because of the dynamic nature of governmental action and responses. These laws and regulations may impose other added costs on our business, and failure to comply with these or other applicable regulations and requirements, including non-compliance in the past, could lead to claims for damages from our channel partners, penalties, and termination of contracts and suspension or debarment from government contracting for a period of time with government agencies. Any such damages, penalties, disruption, or limitation in our ability to do business with a government could adversely impact, and could have a material adverse effect on, our business, results of operations, financial condition, public perception, and growth prospects.

Risks Relating to Cellebrite’s Incorporation and Location in Israel

Conditions in Israel could materially and adversely affect our business.

Many of our employees, including certain management members, operate from our offices that are located in Israel. In addition, a number of our officers and directors are residents of Israel and we have a small assembly facility in Israel. Accordingly, political, economic, and military conditions in Israel and the surrounding region may directly affect our business and operations. In recent years, Israel has been engaged in sporadic armed conflicts with terrorist and military groups. Further certain countries have threatened Israel and may be developing nuclear weapons. In recent years, some of these hostilities were accompanied by missiles being fired from the Gaza Strip against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and potentially negatively affected business conditions in Israel. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact our business.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, prospects, financial condition and results of operations.

It may be difficult to enforce a U.S. judgment against us, our officers and directors or the experts named in this prospectus in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on our officers and directors or experts.

Most of our directors or officers are not residents of the United States and most of their and our assets are located outside the United States. Most of the experts named in this prospectus are also not residents of the United States. Service of process upon us or our non-U.S. resident directors and officers, and the experts named in this prospectus, and enforcement of judgments obtained in the United States against us or our non-U.S. our directors and executive officers or such experts may be difficult to obtain within the United States. We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or our non-U.S. officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, typically through an expert witness, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside of Israel, which may make it difficult to collect on judgments rendered outside of Israel against us or our non-U.S. officers and directors.

Moreover, an Israeli court will not enforce a non-Israeli judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), if its enforcement is likely to prejudice the sovereignty or security of the State of Israel, if it was obtained by fraud or in the absence of due process, if it is at variance with another valid judgment that was given in the same matter between the same parties, or if a suit in the same matter between the same parties was pending before a court or tribunal in Israel at the time the foreign action was brought.

Your rights and responsibilities as our shareholder are governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.

We are incorporated under Israeli law. The rights and responsibilities of holders of Ordinary Shares are governed by the Amended Articles and the Companies Law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, pursuant to the Companies Law each shareholder of an Israeli company has to act in good faith and in a customary manner in exercising his, her or its rights and fulfilling his, her or its obligations toward the Company and other shareholders and to refrain from abusing his, her or its power in the Company, including, among other things, in voting at the general meeting of shareholders, on one of the following: (i) amendments to a company’s articles of association, (ii) increases in a company’s authorized share capital, (iii) mergers and (iv) certain transactions requiring shareholders’ approval under the Companies Law. In addition, a controlling shareholder of an Israeli company or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or who has the power according to the Amended Articles to appoint or prevent the appointment of a director or officer in the Company, or has other powers toward the Company according to the Amended Articles, has a duty of fairness toward the Company. However, Israeli law does not define the substance of this duty of fairness. There is little case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

Provisions in the Amended Articles may have the effect of discouraging lawsuits against us and our directors and officers.

Under the Amended Articles, the competent courts of Tel Aviv, Israel are the exclusive forum for (i) any derivative action or proceeding brought on behalf of Cellebrite, (ii) any action asserting a claim of breach of fiduciary duty or a claim of breach of the duty of loyalty owed by any of Cellebrite’s directors, officers or other employees or our shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.

Additionally, unless Cellebrite consents in writing to the selection of an alternative forum, the U.S. federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, creates concurrent jurisdiction for U.S. federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While Delaware and certain U.S. courts have determined that such exclusive forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions; however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, notwithstanding the foregoing, the Amended Articles provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

These exclusive forum provisions may limit a shareholders ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors or other employees which may discourage lawsuits against us, our directors, officers and employees.

Risks Relating to Regulation

Future resales of the Ordinary Shares issued in connection with the Business Combination may cause the market price of the Ordinary Shares to drop significantly, even if Cellebrite’s business is doing well.

In connection with the Business Combination, each of Cellebrite, TWC and certain Cellebrite shareholders entered into the Sponsor Support Agreement. Pursuant to such Sponsor Support Agreement, the Sponsor has agreed that it shall not transfer 55.6% of its Lock-up Shares. Pursuant to its terms, if at any time between the Closing Date and the five year anniversary of the Closing Date the volume weighted average price of Ordinary Shares is over any 20 trading days within any 30 trading days period greater than the applicable price per share, that portion of Sponsor’s Lock-up Shares are released from the lock-up. See the section of this prospectus titled “Vesting, Lock-up Periods and Registration Rights.”

Further, concurrently with the Closing, the Sponsor entered into the Investor Rights Agreement, which provided the Sponsor and the other parties thereto with customary demand registration rights and piggy-back registration rights with respect to registration statements filed by Cellebrite. See the section of this prospectus titled “Certain Relationships and Related Party Transactions — Cellebrite — Investor Rights Agreement.”

Upon expiration of the applicable lock-up period and upon the effectiveness of any registration statement Cellebrite filed pursuant to the above-referenced Investor Rights Agreement, in a registered offering of securities pursuant to the Securities Act or otherwise in accordance with Rule 144 under the Securities Act, the Cellebrite shareholders may sell large amounts of Ordinary Shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the trading price of the Ordinary Shares or putting significant downward pressure on the price of the Ordinary Shares. Further, sales of Ordinary Shares upon expiration of the applicable lockup period could encourage short sales by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. As such, short sales of Ordinary Shares could have a tendency to depress the price of the Ordinary Shares, which could increase the potential for short sales.

We cannot predict the size of future issuances of Ordinary Shares or the effect, if any, that future issuances and sales of Ordinary Shares will have on the market price of the Ordinary Shares. Sales of substantial amounts of Ordinary Shares (including those shares issued in connection with the Business Combination), or the perception that such sales could occur, may materially and adversely affect prevailing market prices of Ordinary Shares.

TWC and Cellebrite may be materially adversely affected by negative publicity related to the Business Combination and in connection with other matters.

From time to time, political and public sentiment in connection with the Business Combination and in connection with other matters could result in a significant amount of adverse press coverage and other adverse public statements affecting TWC and Cellebrite. Adverse press coverage and other negative publicity, whether or not driven by political or public sentiment, may also result in investigations by regulators, legislators and law enforcement officials or ultimately in legal claims. Responding to these investigations and lawsuits, regardless of the ultimate outcome of the proceeding, can divert the time and effort of senior management from the management of TWC’s and Cellebrite’s respective businesses. Addressing any adverse publicity, governmental scrutiny or enforcement or other legal proceedings is time consuming and expensive and, regardless of the factual basis for the assertions being made, can have a negative impact on the reputation of TWC and Cellebrite, on the morale and performance of their employees and on their relationships with regulators. It may also have an adverse impact on their ability to take timely advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on TWC’s and Cellebrite’s respective businesses, financial condition and results of operations.

As a “foreign private issuer” under applicable securities laws and regulations, Cellebrite is permitted to, and may, file less or different information with the SEC than a company incorporated in the United States, and will follow certain home country governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

Cellebrite is considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act. Moreover, Cellebrite is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. issuers with securities registered under the Exchange Act. Cellebrite is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, Cellebrite’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Cellebrite’s securities. Accordingly, if you hold Cellebrite’s securities, you may receive less or different information about Cellebrite than you may have received about TWC or that you would receive about a U.S. issuer.

In addition, as a “foreign private issuer” whose Ordinary Shares are listed on Nasdaq, Cellebrite is permitted to follow certain home country corporate governance practices in lieu of certain Nasdaq requirements. A “foreign private issuer” must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply, followed by a description of its applicable home country practice. Cellebrite currently intends to follow the corporate governance requirements of Nasdaq. However, Cellebrite cannot make any assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow Cellebrite to follow its home country practice. Unlike the requirements of Nasdaq, there are currently no mandatory corporate governance requirements in Israel that would require Cellebrite to (i) have a majority of its board of directors be independent, (ii) establish a nominating/governance committee, or (iii) hold regular executive sessions where only independent directors may be present. Such Israeli home country practices may afford less protection to holders of Cellebrite Shares.

Cellebrite could lose its status as a “foreign private issuer” under applicable securities laws and regulations if more than 50% of Cellebrite’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of Cellebrite’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Cellebrite’s assets are located in the United States; or (iii) Cellebrite’s business is administered principally in the United States. If Cellebrite loses its status as a “foreign private issuer” in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, Cellebrite would likely incur substantial costs in fulfilling these additional regulatory requirements and members of Cellebrite’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

Cellebrite is an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, Ordinary Shares may be less attractive to investors.

Cellebrite is an “emerging growth company,” as defined in the JOBS Act, and it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Cellebrite cannot predict if investors will find Ordinary Shares less attractive because it will rely on these exemptions, including delaying adoption of new or revised accounting standards until such time as those standards apply to private companies and reduced disclosure obligations regarding executive compensation. If some investors find Ordinary Shares less attractive as a result, there may be a less active trading market and its stock price may be more volatile. Cellebrite may take advantage of these reporting exemptions until it is no longer an “emerging growth company.” Cellebrite will remain an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which it has total annual gross revenue of at least $1.07 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last day of the second fiscal quarter of such fiscal year, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an IPO and may create risks for our unaffiliated investors.

An IPO involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of an IPO company’s business, financial condition and results of operations. Going public via a business combination with a SPAC does not involve any underwriters and may therefore result in less careful vetting of information that is presented to the public.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an IPO. In any IPO, the initial value of a company is set by investors who indicate the price at which they are prepare to purchase shares from the underwriters. In the case of a business combination involving a SPAC, the value of the target company is established by means of negotiations between the target company, the SPAC and, in many cases, “PIPE” investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a target company in a SPAC business combination may be less effective than an IPO bookbuilding process and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, IPOs are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the IPO. There is no comparable process of generating investor demand in connection with business combination between a target company and a SPAC, which may result in lower demand for the surviving company’s shares after closing, which could in turn, decrease liquidity and trading prices as well as increase share price volatility.

Risks Related to Ownership of the Ordinary Shares

The IRS may not agree that Cellebrite should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although Cellebrite is incorporated and tax resident in Israel, the IRS may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not a U.S. corporation. Because Cellebrite is an entity incorporated and tax resident in Israel, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of Cellebrite — Tax Residence of Cellebrite for U.S. Federal Income Tax Purposes”, based on the terms of the Merger and certain factual assumptions, Cellebrite is not intended to be treated as a U.S. corporation for U.S. federal income tax purposes under Code Section 7874 after the Merger. However, the application of Section 7874 of the Code is complex, is subject to detailed regulations (the application of which is uncertain in various respects, could be impacted by changes in such U.S. Treasury regulations with possible retroactive effect), and is subject to certain factual uncertainties. Accordingly, potential application of Section 7874 is inherently uncertain and there can be no assurance that the IRS will not challenge the status of Cellebrite as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 Cellebrite’s status as a foreign corporation for U.S. federal income tax purposes, Cellebrite and certain Cellebrite shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Cellebrite and future withholding taxes on certain Cellebrite shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In particular, holders of Ordinary Shares and Warrants would be treated as holders of stock and warrants of a U.S. corporation.

See “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of Cellebrite — Tax Residence of Cellebrite for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Code Section 7874 to the Merger. Investors in Cellebrite should consult their own advisors regarding the application of Code Section 7874 to the Merger.

Code Section 7874 may limit the ability of TWC to use certain tax attributes following the Merger, increase Cellebrite’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to Cellebrite and Cellebrite’s shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation and after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 60% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.

If these rules apply to the Merger, Cellebrite and certain of Cellebrite’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Cellebrite include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal
Income Tax Treatment of Cellebrite — Utilization of TWC’s Tax Attributes and Certain Other Adverse Tax Consequences to Cellebrite and Cellebrite’s Shareholders,” based on the terms of the Merger and certain factual assumptions, Cellebrite is not currently intended to be subject to these rules under Code Section 7874 after the Merger. The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by future changes in such U.S. Treasury regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge whether Cellebrite is subject to the above rules or that such a challenge would not be sustained by a court.

However, even if Cellebrite is not subject to the above adverse consequences under Section 7874, Cellebrite may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger. If Cellebrite were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations (as defined in “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of Cellebrite — Tax Residence of Cellebrite for U.S. Federal Income Tax Purposes”) would exclude certain shares of Cellebrite attributable to the Merger for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Code Section 7874 will apply to such subsequent acquisition.

See “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of Cellebrite — Utilization of TWC’s Tax Attributes and Certain Other Adverse Tax Consequences to Cellebrite and Cellebrite’s Shareholders” for a more detailed discussion of the application of Code Section 7874 to the Merger. Investors in Cellebrite should consult their own advisors regarding the application of Code Section 7874 to the Merger.

Risks Related to the Israeli Tax Treatment of Cellebrite and the Merger

If we do not qualify for Israeli tax benefits, our effective tax rate on our business income and the Israeli withholding tax on distributions of dividends by us to our shareholders may be higher than expected.

Cellebrite believes that it is currently entitled to claim certain tax benefits in Israel, including reduced corporate tax rates, reduced withholding tax rates with respect to dividend distributions and higher depreciation rates. These tax benefits require us to satisfy each tax year certain conditions that included in the provisions of Israeli tax laws. There can be no assurances that we will qualify for such tax benefits in any given year. If we do not qualify for such tax benefits, the effective Israeli tax rate on our business income and the withholding tax rate with respect to dividend that we will distribute to our shareholders may be higher than we expect.

We may be subject to deferred Israeli corporate tax liability with respect to certain payments out of income that was previously exempt from Israeli corporate tax.

We have previously generated income from a Beneficiary Enterprise that was exempt from Israeli corporate tax. If we pay dividends out of previously-exempt income we will be subject to deferred Israeli corporate tax upon payment. In addition, payments pursuant to certain transactions in which we may participate may be considered a deemed distribution for this purpose, including certain payments made, whether directly or indirectly, to certain related parties or controlling shareholders (including entities controlled by such controlling shareholders), payments in liquidation and consideration paid to our shareholders in a buyback of shares.

We may be required to pay Israeli taxes, including by way of withholding from our shareholders, as a result of the transactions contemplated by the Business Combination Agreement, and if we do not receive the Transaction Tax Ruling exempting the Indemnified TWC Parties from certain taxes we may be required to indemnify the Indemnified TWC Parties for such Israeli withholding tax liability.

Pursuant to the Business Combination Agreement we have agreed to file and have filed an application to receive the Transaction Tax Ruling from the Israel Tax Authority, which shall seek to determine (i) that none of the Indemnified TWC Parties are subject to Israeli tax with respect to receipt of Ordinary Shares and/or Warrants and/or any cash amount from the Trust Account or with respect to the Per Share Cash Consideration, Per Share Equity Consideration, the Price Adjustment Shares or the Additional Dividend, (ii) the tax treatment of the issuance of the Price Adjustment Shares and the Additional Dividend for Israeli Tax purposes and (iii) that the Capital Restructuring is not subject to Israeli withholding Tax.

We may be required to pay Israeli taxes, including by way of withholding, regardless of whether the Transaction Tax Ruling is obtained or not. If the Transaction Tax Ruling shall not be obtained in a form and substance reasonably satisfactory to TWC, we may make an irrevocable written undertaking to fully indemnify and hold harmless (on a grossed up basis, to account for their related tax liability and for their Cellebrite holdings) the Indemnified TWC Parties from any Israeli tax actually incurred by such Indemnified TWC Parties which should have been exempted by the Transaction Tax Ruling and from any Israeli tax actually incurred by Cellebrite as a result of the Capital Restructuring, the Additional Dividend and Price Adjustment Shares (including from all costs and expenses, including reasonable attorney costs, associated with such tax, including in defending such matters).

General Risk Factors

Joint ventures, partnerships, and strategic alliances may have a material adverse effect on our business, results of operations and prospects.

We expect to continue to enter into joint ventures, partnerships, and strategic alliances as part of our long-term business strategy. Joint ventures, partnerships, strategic alliances, and other similar arrangements involve significant investments of both time and resources, and there can be no assurances that they will be successful. They may present significant challenges and risks, including that they may not advance our business strategy, we may get an unsatisfactory return on our investment or lose some or all of our investment, they may distract management and divert resources from our core business, they may expose us to unexpected liabilities, or we may choose a partner that does not cooperate as we expect them to and that fails to meet its obligations or that has economic, business, or legal interests or goals that are inconsistent with ours. For example, we partner with various resellers who coordinate the provision of our solutions to the end customer. We believe this arrangement can offer strategic advantages, but it does increase our dependence on third parties to achieve our objectives.

Entry into certain joint ventures, partnerships, or strategic alliances now or in the future may be subject to government regulation, including review by U.S. or foreign government entities related to foreign direct investment. If a joint venture or similar arrangement were subject to regulatory review, such regulatory review might limit our ability to enter into the desired strategic alliance and thus our ability to carry out our long-term business strategy.

As our joint ventures, partnerships, and strategic alliances come to an end or terminate, we may be unable to renew or replace them on comparable terms, or at all. Each of our agreements with resellers have terms of just one year, and so these agreements are frequently up for renewal or termination. When we enter into joint ventures, partnerships, and strategic alliances, our partners may be required to undertake some portion of sales, marketing, implementation solutions, engineering solutions, or software configuration that we would otherwise provide. In such cases, our partner may be less successful than we would have otherwise been absent the arrangement. In the event we enter into an arrangement with a particular partner, we may be less likely (or unable) to work with one or more direct competitors of our partner with which we would have worked absent the arrangement. We may have interests that are different from our joint venture partners and/or which may affect our ability to successfully collaborate with a given partner. Similarly, one or more of our partners in a joint venture, platform partnership, or strategic alliance may independently suffer a bankruptcy or other economic hardship that negatively affects its ability to continue as a going concern or successfully perform on its obligation under the arrangement. In addition, customer satisfaction with our solutions provided in connection with these arrangements may be less favorable than anticipated, negatively impacting anticipated revenue growth and results of operations of arrangements in question. Further, some of our strategic partners offer competing solutions or work with our competitors. As a result of these and other factors, many of the companies with which we have joint ventures, partnerships, or strategic alliances may choose to pursue alternative technologies and develop alternative solutions in addition to or in lieu of our platform, either on their own or in collaboration with others, including our competitors. If we are unsuccessful in establishing or maintaining our relationships with these partners, our ability to compete in a given marketplace or to grow our revenue would be impaired, and our results of operations may suffer. Even if we are successful in establishing and maintaining these relationships with our partners, we cannot assure you that these relationships will result in increased customer usage of our platform or increased revenue.

Further, winding down joint ventures, partnerships, or other strategic alliances can result in additional costs, litigation, and negative publicity. Any of these events could adversely affect our business, financial condition, results of operations, and growth prospects.

We may acquire or invest in companies and technologies, which may divert our management’s attention, and result in additional dilution to our shareholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions or investments.

As part of our business strategy, we have engaged in strategic transactions in the past and expect to evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, products, services and other assets in the future. For example, in 2020 we acquired BlackBag Technologies Inc., a United States-based seller of computer forensic acquisition and analysis solutions. While this acquisition has thus far gone smoothly, this acquisition or any future acquisition, investment or business relationship may result in unforeseen risks, operating difficulties and expenditures, including the following:

•        An acquisition may negatively affect our financial results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

•        Potential goodwill impairment charges related to acquisitions;

•        Costs and potential difficulties associated with the requirement to test and assimilate the internal control processes of the acquired business;

•        We may encounter difficulties or unforeseen expenditures assimilating or integrating the businesses, technologies, infrastructure, solutions, personnel, or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us or if we are unable to retain key personnel, if their technology is not easily adapted to work with ours, or if we have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise;

•        We may not realize the expected benefits of the acquisition;

•        An acquisition may disrupt our ongoing business, divert resources, increase our expenses, and distract our management;

•        An acquisition may result in a delay or reduction of customer purchases for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;

•        The potential impact on relationships with existing customers, vendors, and distributors as business partners as a result of acquiring another company or business that competes with or otherwise is incompatible with those existing relationships;

•        The potential that our due diligence of the acquired company or business does not identify significant problems or liabilities, or that we underestimate the costs and effects of identified liabilities;

•        Exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition, including but not limited to claims from former employees, customers, or other third parties, which may differ from or be more significant than the risks our business faces;

•        We may encounter difficulties in, or may be unable to, successfully sell any acquired solutions;

•        An acquisition may involve the entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;

•        An acquisition may require us to comply with additional laws and regulations, or to engage in substantial remediation efforts to cause the acquired company to comply with applicable laws or regulations, or result in liabilities resulting from the acquired company’s failure to comply with applicable laws or regulations;

•        Our use of cash to pay for an acquisition would limit other potential uses for our cash;

•        If we incur debt to fund such acquisition, such debt may subject us to material restrictions on our ability to conduct our business as well as financial maintenance covenants; and

•        To the extent that we issue a significant amount of equity securities in connection with future acquisitions, existing shareholders may be diluted and earnings per share may decrease.

The occurrence of any of these risks could have a material adverse effect on our business, results of operations, and financial condition. Moreover, we cannot assure you that we would not be exposed to unknown liabilities.

Our international operations expose us to business, political and economic risks that could cause our operating results to suffer.

We intend to continue to make efforts to increase our international operations and anticipate that international sales will continue to account for a significant portion of our revenue. These international operations are subject to certain risks and costs, including the difficulty and expense of administering business and compliance abroad, differences in business practices, compliance with domestic and foreign laws (including without limitation domestic and international import and export laws and regulations and the Foreign Corrupt Practices Act, including potential violations by acts of agents or other intermediaries), costs related to localizing solutions for foreign markets, costs related to translating and distributing software solutions in a timely manner, costs related to increased financial accounting and reporting burdens and complexities, longer sales and collection cycles for accounts receivables, failure of laws or courts to protect our intellectual property rights adequately, local competition, and economic or political instability and uncertainties, including inflation, recession, interest rate fluctuations and actual or anticipated military or geopolitical conflicts. In addition, regulatory limitations regarding the repatriation of earnings may adversely affect the transfer of cash earned from foreign operations. Significant international sales may also expose us to greater risk from political and economic instability, unexpected changes in Israeli, U.S. or other governmental policies concerning import and export of goods and technology, regulatory requirements, tariffs and other trade barriers. Additionally, international earnings may be subject to taxation by more than one jurisdiction, which may materially adversely affect our effective tax rate. Also, international expansion may be difficult, time consuming, and costly. These risks and their potential impacts may be exacerbated by the ongoing COVID-19 pandemic. See “— Risks Related to Cellebrite’s Business and Industry — The global COVID-19 pandemic could negatively impact our business, installations, trainings, and general operations.” As a result, if revenue from international operations do not offset the expenses of establishing and maintaining foreign operations, our business, operating results and financial condition will suffer.

If our goodwill or intangible assets become impaired, we may be required to record a significant charge to earnings.

We have acquired and may acquire other companies and intangible assets, and we may not realize all the economic benefit from those acquisitions, which could cause an impairment of goodwill or intangibles. We review our amortizable intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. We test goodwill for impairment at least annually. If such goodwill is deemed to be impaired, an impairment loss equal to the amount by which the carrying amount exceeds the fair value of the assets would be recognized. Events which might indicate impairment include, but are not limited to, declines in stock price market capitalization or cash flows, adverse cost factors, deteriorating financial performance, strategic decisions made in response to economic, market and competitive conditions, the impact of the economic environment on us and our customer base, and/or relevant events such as changes in management, key personnel, litigation or customers.

We may be required to record a significant charge in our financial statements during the period in which any impairment of our goodwill or intangible assets is determined, which would negatively affect our results of operations.

Our provision for income taxes and effective income tax rate may vary significantly and may adversely affect our results of operations and cash resources.

Significant judgment is required in determining our provision for income taxes. Various internal and external factors may have favorable or unfavorable effects on our future provision for income taxes, income taxes receivable, and our effective income tax rate. These factors include, but are not limited to, changes in tax laws, regulations and/or rates, results of audits by tax authorities, changing interpretations of existing tax laws or regulations, changes in estimates of prior years’ items, the impact of transactions we complete, future levels of research and development spending, changes in the valuation of our deferred tax assets and liabilities, transfer pricing adjustments, changes in the overall mix of income among the different jurisdictions in which we operate, and changes in overall levels of income before taxes. Furthermore, new accounting pronouncements or new interpretations of existing accounting pronouncements, and/or any internal restructuring initiatives we may implement from time to time to streamline our operations, can have a material impact on our effective income tax rate.

Tax examinations are often complex as tax authorities may disagree with the treatment of items reported by us and our transfer pricing methodology based upon our limited risk distributor model, the result of which could have a material adverse effect on our financial condition and results of operations. Although we believe our estimates are reasonable, the ultimate outcome with respect to the taxes we owe may differ from the amounts recorded in our financial statements, and this difference may materially affect our financial position and financial results in the period or periods for which such determination is made.

We are subject to anti-corruption, anti-bribery, and similar laws, and non-compliance with such laws can subject us to criminal penalties or significant fines, harm and reputation, and adversely affect our business, financial condition, results of operations, and growth prospects.

We are or will be subject to anti-corruption, anti-bribery, anti-money laundering and financial and economic sanctions laws and regulations in various jurisdictions in which we conduct or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010, and other anti-corruption laws and regulations. The FCPA and the U.K. Bribery Act 2010 prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The FCPA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. The U.K. Bribery Act also prohibits non-governmental “commercial” bribery and soliciting or accepting bribes. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in Ordinary Shares.

Our pricing structures for our solutions may change from time to time.

We offer our solutions at a higher price point than many of our competitors, and this may change in the future. We expect that we may change our pricing model from time to time, including as a result of competition, global economic conditions, general reductions in our customers’ spending levels, pricing studies, or changes in how our solutions are broadly consumed. Similarly, as we introduce new, or as a result of the evolution of our existing solutions, we may have difficulty determining the appropriate price structure for our solutions. In addition, as new and existing competitors introduce new solutions that compete with ours, or revise their pricing structures, we may be unable to attract new customers at the same price or based on the same pricing model as we have used historically. Moreover, as we continue to target selling our solutions to larger organizations, these larger organizations may demand substantial price concessions. In addition, we may need to change pricing policies to accommodate government pricing guidelines for our contracts with federal, state, local, and foreign governments and government agencies. If we are unable to modify or develop pricing models and strategies that are attractive to existing and prospective customers, while enabling us to significantly grow our sales and revenue relative to our associated costs and expenses in a reasonable period of time, our business, financial condition, and results of operations may be adversely impacted.

If we fail to maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the rules and regulations of the listing standards of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly, and place significant strain on our personnel, systems, and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the Securities and Exchange Commission (“SEC”) is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We may also need to improve our internal control over financial reporting. Some members of our management team have limited or no experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies, and we have limited accounting and financial reporting personnel and other resources with which to address our internal controls and related procedures, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act that we will eventually be required to include in our annual reports filed with the SEC. We may need to hire and successfully integrate additional accounting and financial staff with appropriate company experience and technical accounting knowledge. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, we may identify in the future deficiencies in our controls. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which could have a negative effect on the trading price of Ordinary Shares. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq. We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we are required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second Annual Report on Form 20-F.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and results of operations and could cause a decline in the price of Ordinary Shares.

USE OF PROCEEDS

All of the ordinary shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $341 million from the exercise of the warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

MARKET PRICE OF OUR SECURITIES

Our Ordinary Shares began trading on The Nasdaq Global Market (“Nasdaq”) under the symbols “CLBT” August 30, 2021. On September 24, 2021, the closing sale prices of our Ordinary Shares were $10.27. As of September 24, 2021, there were approximately 66 holders of record of our Ordinary Shares. Such numbers do not include beneficial owners holding our securities through nominee names.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of TWC and Cellebrite, adjusted to give effect to the Business Combination and consummation of the Transactions (each as defined within that certain Business Combination Agreement and Plan of Merger, dated as of April 8, 2021 (the “Business Combination Agreement”), by and among Cellebrite DI Ltd. (“Cellebrite”), Cupcake Merger Sub Inc. (“Merger Sub”) and TWC Tech Holdings II Corp.(“TWC”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

TWC is a blank check company incorporated as a Delaware corporation on July 20, 2020 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, without limitation as to business, industry or sector. As of June 30, 2021, there was $600.1 million in a trust account for the benefit of its public stockholders (the “Trust Account”).

Cellebrite is a company organized under the laws of the State of Israel. Cellebrite is the leading provider of digital intelligence, delivering a platform of software and services for legally sanctioned investigations. Cellebrite is headquartered in Petah Tikvah, Israel.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2020.

The unaudited pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with TWC’s and Cellebrite’s audited and unaudited financial statements and related notes, the sections titled “TWC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cellebrite’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Proxy Statement/Prospectus, filed with the SEC on August 5, 2021.

The Merger will be accounted for as a recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP.

Description of the Transactions

On April 8, 2021, TWC entered into the Business Combination Agreement with Cellebrite and Merger Sub. Pursuant to the Business Combination Agreement, Merger Sub merged with and into TWC, with TWC surviving the Merger. On August 30, 2021, the Business Combination was consummated with TWC becoming a wholly-owned subsidiary of Cellebrite and the securityholders of TWC becoming securityholders of Cellebrite.

Cellebrite issued TWC securityholders the following securities at the Effective Time: each Public Share was converted into the right to receive one (1) Ordinary Share (the “Per Share Merger Consideration”).

At the Effective Time, each Sponsor Warrant and each Public Warrant were converted into a Cellebrite Warrant, exercisable for the amount of Per Share Merger Consideration that the holder thereof would have received if such warrant had been exercisable and exercised immediately prior to the Business Combination. Additionally, each option and restricted stock unit of Cellebrite remains outstanding, subject to adjusted terms to reflect the effect of the Stock Split on Cellebrite Ordinary Shares.

PIPE

Concurrently with the execution of the Business Combination Agreement, Cellebrite and the PIPE Investors entered into the Share Purchase Agreements providing for the purchase by the PIPE Investors at the Effective Time of an aggregate of 30,000,000 Cellebrite Ordinary Shares from certain existing Cellebrite shareholders at a price per share of $10.00 for gross proceeds to existing Cellebrite shareholders of $300,000,000.

Consideration

The following represents the Merger Consideration, assuming no Cellebrite Warrants issued to holders of TWC Warrants in accordance with the Business Combination Agreement have been exercised:

(in thousands, except share amounts)(a)(b)	Purchase Price	Shares Issued
TWC Public Shareholders and Sponsor	$69,247	12,924,699
PIPE Investors	$300,000	30,000,000

____________

(a)      The value of ordinary shares is reflected at $10.00 per share.

(b)      Does not include 7,500,000 Ordinary Shares issued to the Sponsor, which remain subject to vesting conditions based on Cellebrite’s post-closing stock price.

Ownership

The following summarizes the unaudited pro forma Cellebrite Ordinary Shares outstanding, assuming no Cellebrite Warrants issued to holders of TWC Warrants in accordance with the Business Combination Agreement have been exercised:

	Shares	%
Pre-Merger Public Shareholders of TWC and Sponsor	12,924,699	7.2%
Pre-Merger Cellebrite Shareholders	136,997,924	76.1%
PIPE Shares	30,000,000	16.7%
Total Company Ordinary Shares Outstanding at Closing (excluding unvested shares)	179,922,623	100.0%
Restricted Sponsor Shares	7,500,000
Cellebrite Price Adjustment Shares	15,000,000
Total Company Ordinary Shares Outstanding at Closing (including unvested Restricted Sponsor Shares and Price Adjustment shares)	202,422,623

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of TWC and Cellebrite. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands)

	Cellebrite (Historical)	TWC (Historical)	Pro-Forma Adjustments		Pro-Forma Combined
Cash and cash equivalents	166,286	866	(30,767)	(A)	136,385
Restricted cash	5,107	—	—		5,107
Short-term deposits	79,848	—	—		79,848
Trade receivables (net of allowance for doubtful accounts of $639 as of June 30, 2021)	52,283	—	—		52,283
Prepaid expenses and other current assets	9,919	370	—		10,289
Other intangible assets	3,761	—	—		3,761
Inventories	4,857	—	—		4,857
Current assets	322,061	1,236	(30,767)		292,530
Other non-current assets	4,872	—	(4,667)	(H)	205
Deferred tax assets	8,114	—	—		8,114
Property and equipment, net	16,608	—	—		16,608
Intangible assets, net	8,788	—	—		8,788
Goodwill	9,463	—	—		9,463
Investments held in Trust Account	—	600,132	(600,132)	(B)	—
Non-current assets	47,845	600,132	(604,799)		43,178
Total assets	369,906	601,368	(635,566)		335,708
Accounts payable	4,419	46	—		4,465
Other accounts payable and accrued expenses	44,448	2,143	47,695	(E)	94,286
Deferred revenues	102,327	—	—		102,327
Current liabilities	151,194	2,189	47,695		201,078
Liability for employees’ severance benefits	363	—	—		363
Other long term liabilities	6,538	—	—		6,538
Long-term deferred revenues	33,038	—	—		33,038
Deferred underwriting commissions in connection with the initial public offering	—	21,000	(21,000)	(F)	—
Restricted Sponsor Shares liability	—	—	61,636	(J)	61,636
Price Adjustment Shares liability	—	—	116,453	(K)	116,453
Derivative warrant liabilities	—	52,810	—		52,810
Non-current liabilities	39,939	73,810	157,089		270,838
Total liabilities	191,133	75,999	204,784		471,916
Redeemable convertible preferred shares, NIS 0.00001 par value; 39,779,261 shares authorized, issued and outstanding as of June 30, 2021; Aggregate liquidation preference of $143,027 as of June 30, 2021(1)	101,205	—	(101,205)	(L)	—
Class A common stock; 52,036,922 shares subject to possible redemption at $10.00 per share	—	520,369	(520,369)	(M)	—
Total liens, commitments and contingencies	101,205	520,369	(621,574)		—
Share capital, NIS 0.00001 par value; 3,454,112,863 shares authorized, and 125,525,343 shares issued and outstanding as of June 30, 2021; Pro Forma Combined Common stock of NIS 0.00001 par value; 3,454,112,863 Shares authorized as of June 30, 2021; 179,922,623 shares issued and outstanding as of June 30, 2021(1)	*	—	*	(N)	*
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 7,963,078 shares issued and outstanding (excluding 52,036,922 shares subject to possible redemption)	—	1	(1)	(Q)	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 15,000,000 shares issued and outstanding	—	2	(2)	(Q)	—
Additional paid-in capital	37,815	26,573	(211,191)	(R)	(146,803)
Treasury stock, NIS 0.00001 par value; 41,776(1) ordinary shares	(85)	—	—		(85)
Accumulated other comprehensive income	110	—	—		110
Retained earnings	39,728	(21,576)	(7,582)	(T)	10,570
Total equity	77,568	5,000	(218,776)		(136,208)
Total liabilities and equity	369,906	601,368	(635,566)		335,708

____________

*        Less than US$ 1

(1)      Represents the weighted average shares retroactively adjusted to reflect the 0.96 Stock Split.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except share and per share data)

	Cellebrite (Historical)	TWC (Historical)	Pro-Forma Adjustments		Pro-Forma Combined
Revenues	112,451	—	—		112,451
Cost of revenues	(18,267)	—	—		(18,267)
Gross profit	94,184	—	—		94,184
Sales and marketing	(35,027)	—	—		(35,027)
Research and development	(30,281)	—	—		(30,281)
General and administrative	(16,268)	(2,519)	—		(18,787)
Other expenses	—	(99)	—		(99)
Total operating expenses	(81,576)	(2,618)	—		(84,194)
Operating income (loss)	12,608	(2,618)	—		9,990
Financial income, net	862	78	(78)	(AA)	862
Change in fair value of derivative warrant liabilities	—	(3,860)	—		(3,860)
Income (loss) before taxes on income	13,470	(6,400)	(78)		6,992
Taxes on income	(2,084)	—	—		(2,084)
Net income (loss)	11,386	(6,400)	(78)		4,908
Net income per share attributable to common stockholders, basic and diluted	0.03
Weighted average number of ordinary shares used in computing basic and diluted net income per share(1)	125,227,485
Pro forma net income per share attributable to common stockholders, basic					0.03
Pro forma weighted average common shares outstanding, basic(1)					185,431,445
Pro forma net income per share attributable to common stockholders, diluted					0.02
Pro forma weighted average common shares outstanding, diluted(1)					204,738,612

____________

(1)      Represents the weighted average shares retroactively adjusted to reflect the 0.96 Stock Split.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	Cellebrite (Historical)	TWC (Historical, as restated)	Pro-Forma Adjustments		Pro-Forma Combined
Revenues	194,913	—	—		194,913
Cost of revenues	(37,879)	—	—		(37,879)
Gross profit	157,034	—	—		157,034
Sales and marketing	(61,305)	—	—		(61,305)
Research and development	(54,377)	—	—		(54,377)
General and administrative	(31,445)	(146)	—		(31,591)
Other expenses	(689)	(90)	—		(779)
Total operating expenses	(147,816)	(236)	—		(148,052)
Operating income (loss)	9,218	(236)	—		8,982
Financial income, net	2,179	54	(54)	(AA)	2,179
Financing costs – derivative warrant liabilities	—	(1,347)	(7,858)	(BB)	(9,205)
Change in fair value of derivative warrant liabilities	—	(13,647)	—		(13,647)
Income (loss) before taxes on income	11,397	(15,176)	(7,912)		(11,691)
Taxes on income	(5,616)	—	—		(5,616)
Net income (loss)	5,781	(15,176)	(7,912)		(17,307)
Net loss per share attributable to common stockholders, basic and diluted	(0.09)
Weighted average number of ordinary shares used in computing basic and diluted net loss per share(1)	123,696,624
Pro forma net loss per share attributable to common stockholders, basic and diluted					(0.09)
Pro forma weighted average common shares outstanding, basic and diluted(1)					183,900,584

____________

(1)      Represents the weighted average shares retroactively adjusted to reflect the 0.96 Stock Split.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.      Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transaction and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of Cellebrite and TWC.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes.

Cellebrite and TWC did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021, assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        TWC’s unaudited condensed balance sheet as of June 30, 2021, and the related notes for the six months ended June 30, 2021, included elsewhere in this prospectus; and

•        Cellebrite’s unaudited condensed consolidated interim balance sheet as of June 30, 2021, and the related notes for the six months ended June 30, 2021 included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        TWC’s unaudited condensed statement of operations for the six months ended June 30, 2021, and the related notes included elsewhere in this prospectus; and

•        Cellebrite’s unaudited consolidated interim statements of operations for the six months ended June 30, 2021 included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•        TWC’s audited statement of operations for the period from July 20, 2020 (inception) through December 31, 2020, as restated, and the related notes included elsewhere in this prospectus; and

•        Cellebrite’s audited consolidated statements of operations for the year ended December 31, 2020 and the related notes included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that TWC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. TWC believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Cellebrite. They should be read in conjunction with the historical financial statements and notes thereto of TWC and Cellebrite.

2.      Accounting Policies

Management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Cellebrite. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.      Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly Cellebrite’s pro forma results of operations and financial position following the closing of the Business Combination and related transactions as of and for the periods indicated.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations were based upon the number of outstanding Cellebrite Ordinary Shares, assuming the Business Combination occurred on January 1, 2020.

In addition, holders of Cellebrite Ordinary Shares prior to the consummation of the Effective time have the right to receive up to 15,000,000 Cellebrite Ordinary Shares in three equal tranches upon achievement of the Triggering Events; if at any time during the Price Adjustment Period the price of Cellebrite Ordinary Shares will be greater than or equal to $12.50, $15.00 and $17.50, respectively, over any twenty trading days within any thirty trading day period. In the event of a post-Closing change of control transaction involving Cellebrite, any amount of the Price Adjustment not previously issued will be issued and will be entitled to participate in the change of control transaction (the “Price Adjustment Shares”).

In accordance with the Sponsor Support Agreement, the Sponsor Parties agreed to forfeit 1,500,000 out of their 15,000,000 TWC Shares. The remaining Cellebrite Ordinary Shares issued to the Sponsor Parties are subject to vesting criteria; 6,000,000 of the Cellebrite Ordinary Shares automatically vested at the Closing, and the remainder of the Cellebrite Ordinary Shares will vest in three tranches of 3,000,000, 3,000,000 and 1,500,000 Cellebrite Ordinary Shares, upon achievement of the Triggering Events; if at any time during the Price Adjustment Period the price of Cellebrite Ordinary Shares will be greater than or equal to $12.50, $15.00 and $30.00, respectively, over any twenty trading days within any thirty trading day period. In the event of a post-Closing change of control transaction involving Cellebrite, any Restricted Sponsor Shares not previously vested will vest and will be entitled to participate in the change of control transaction (the “Restricted Sponsor Shares”). Upon the expiration of the Price Adjustment Period (a period of seven years), any unvested Cellebrite Shares that have not vested as of such time will be forfeited. Each Sponsor Party shall be entitled to vote its unvested Restricted Sponsor Shares and receive dividends and other distribution, and to have all other economic rights, in each case, with respect to such Restricted Sponsor Shares while they remain unvested.

The Restricted Sponsor Shares and the Cellebrite Price Adjustment Shares are classified as a liability in the unaudited pro forma condensed combined balance sheet and vest or issued upon the Triggering Events, during the Price Adjustment Periods, as outlined in the Sponsor Support agreement and the Business Combination Agreement Post-Business Combination, these liabilities will be remeasured to their fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the combined company’s statement of operations.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)    Represents pro forma adjustments to the cash balance reflecting actual redemptions:

	(in thousands)
Reclassification of investments held in Trust Account	600,132	(B)
Redemption of Public Shares	(530,899)	(B)
Cash distribution	(100,000)	(C)
	(30,767)	(A)

(B)    Represents reclassification of $600.1 million of marketable securities held in the Trust Account and redemption of 53,075,301 shares of TWC ordinary shares, and aggregate of $530.9 million, at a redemption price of approximately $10.00 per share.

(C)    Reflects a cash distribution of $100 million, comprised of the Initial Dividend ($21.3 million) distributed from Cellebrite’s retained earnings and the Maximum Additional Dividend ($78.7 million) distributed as a reduction of Cellebrite’s Additional paid-in capital.

(D)    Reflects the aggregate amount of the Per Share Cash Consideration of $100 million in case of no redemption. The Per Share Cash Consideration will be equal to zero.

(E)    Represents pro forma adjustments to Other accounts payable and accrued expenses:

	(in thousands)
Deferred underwriting commissions in connection with the initial public offering	21,000	(F)
Unpaid Company Expenses	17,362	(G)
Deferred offering costs	(4,667)	(H)
Other SPAC Transaction Expenses	14,000	(I)
	47,695	(E)

(F)    Represents the reclassification of $21.0 million of deferred underwriting commissions to short term liability.

(G)    Represents estimated transaction fees of approximately $17.4 million incurred by Cellebrite in consummating the Transaction. An amount of $9.5 is attributed to the issuance of Cellebrite Share Capital, and was accordingly recognized as a decrease to additional paid-in capital, and an amount of $7.9 million is attributed to the issuance of Cellebrite Warrants, and was accordingly recognized as an expense in the statement of operations.

(H)    Represents elimination of an amount of $4.7 million of transaction costs already recorded on Cellebrite’s balance sheet.

(I)     Represents estimated transaction fees of approximately $14 million incurred by TWC in consummating the Transaction.

(J)     Reflects the liability relating to 7,500,000 Cellebrite Ordinary Shares issued to the Sponsor Parties, subject to vesting. The liabilities are recognized at their estimated fair values of $61.6 million as of June 30, 2021. Following the Business Combination, these liabilities will be remeasured to their fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the combined company’s statement of operations.

(K)    Reflects the liability relating to the 15,000,000 Cellebrite Price Adjustment Shares. The liability is recognized at its estimated fair values of $116.5 million as of June 30, 2021. Following the Business Combination, this liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the combined company’s statement of operations.

(L)    Reflects the conversion of 41,459,369 Cellebrite Preferred Shares post stock split at a Stock Split Multiple 1:0.96 into 39,779,261 Cellebrite Ordinary Shares.

(M)   Reflects the reclassification of $520.3 million related to Public Shares subject to redemption.

(N)    Represents pro forma adjustments to Cellebrite share capital, based on the expected total outstanding shares as per the Ownership table above minus the total amount of Cellebrite Ordinary Share outstanding as of June 30, 2021:

	Shares
Adjustment to Cellebrite share Capital as of the Closing Date	1,764,839	(O)
Conversion of Cellebrite Preferred Shares to Cellebrite Ordinary Shares	41,459,369	(L)
Stock split	(7,053,287)	(P)
Issuance of Cellebrite Ordinary Shares to Public Stockholders	12,924,699	(Q)
	49,095,620	(N)

The adjustment in the pro forma balance sheet reflects the adjustment to the USD value of Cellebrite share capital, as the shares are denominated in par value of NIS 0.000001.

(O)    Reflects the number of Cellebrite Ordinary Shares issued between June 30, 2021 and the Closing Date.

(P)    Represents the effect of the Stock Split, calculated by subtracting the product of the aggregate amount of Cellebrite Ordinary Shares following the Preferred Share Conversion (174,051,211, see L) and the Stock Split Multiple (0.96) from the aggregate amount of Cellebrite Ordinary Shares following the Preferred Share Conversion.

(Q)    Represents the number of Cellebrite Ordinary Shares issued to TWC Public Stockholders as part of the Per Share Equity Consideration. Calculated as 60,000,000 million Public Shares, minus 53,075,301 redeemed shares, plus 6,000,000 Cellebrite Ordinary Shares issued to the Sponsor Stockholders.

(R)    Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

	(in thousands)
Transaction fees	(23,504)	(G	), (I)
Conversion of Cellebrite Preferred Shares to Cellebrite Ordinary Shares	101,205	(L)
Reclassification of Public Shares subject to redemption	(10,530)	(Q)
Reclassification of TWC accumulated deficit	(21,576)	(S)
Cash distribution	(78,700)	(D)
Restricted Sponsor Shares liability	(61,636)	(J)
Price Adjustment Shares liability	(116,453)	(K)
Adjustment of shares par value	3	(N)
	(211,191)	(R)

(S)    Represents the amount of the formation and operating costs recorded in TWC, as well as expenses for change in fair value of derivative warrant liabilities and financing costs resulted from the derivative warrant liabilities.

(T)    Represents pro forma adjustments to accumulated loss as follows:

	(in thousands)
Cash distribution	(21,300)	(D)
Reclassification of TWC accumulated deficit	21,576	(S)
Transaction fees	(7,858)	(G)
	(7,582)	(T)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(AA) Represents interest earned on money in the Trust Account that has been cancelled.

(BB) Represents transaction fees attributed to the issuance of Cellebrite Warrants (see G).

4.      Earnings (loss) per share

Net earnings (loss) per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma earnings (loss) per share has been prepared for the six months ended June 30, 2021 and the year ended December 31, 2020:

	Six months ended June 30, 2021	Year ended December 31, 2020
Pro forma net earnings (loss), in thousands	$4,908	$(17,307)
Weighted average shares outstanding – basic	185,431,445
Weighted average shares outstanding – diluted	204,738,612
Weighted average shares outstanding – basic and diluted		183,900,584
Net earnings per share – basic	$0.03
Net earnings per share – diluted	$0.02
Net loss per share – basic and diluted		$(0.09)
Weighted average shares outstanding
TWC(a)	12,924,699	12,924,699
Cellebrite Ordinary Shares holders(b)	125,227,485	123,696,624
Cellebrite Preferred Shares holders(c)	39,779,261	39,779,261
Restricted Sponsor Shares(d)	7,500,000	7,500,000
Weighted average shares outstanding – basic	185,431,445	183,900,584
Cellebrite options(e)	19,307,167
Weighted average shares outstanding – diluted	204,738,612	183,900,584

____________

(a)      TWC: calculated as the sum of 6,924,699 Cellebrite Ordinary Shares issued to TWC Public Stockholders and 6,000,000 Cellebrite Ordinary Shares issued to the Sponsor Stockholders.

(b)      Cellebrite Ordinary Shareholders: calculated as Cellebrite’s weighted average number of ordinary shares used in computing basic and diluted net loss per share (125,227,484 and 123,696,624 for the six months ended June 30, 2021 and the year ended December 31, 2020 respectively), multiplied by the Stock Split Multiple at a ratio of 1:0.96. The number of Cellebrite’s weighted average number of ordinary shares used in computing basic and diluted net loss per share post-split is 125,227,485 and 123,696,624 for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.

(c)      Cellebrite Preferred Shareholders: calculated as the number of Cellebrite Preferred Shares (41,459,369), multiplied by the Stock Split at a ratio of 1:0.96. The number of Cellebrite Preferred Shares post-split is 39,779,261.

(d)      Restricted Sponsor Shares: the holders of the Restricted Sponsor Share are entitled to vote their unvested shares, receive dividends, and to have all other economic rights, with respect to their Restricted Sponsor Shares while they remain unvested. As they have rights to receive nonforfeitable dividends, they are considered participating securities, and were therefore included in the basic pro forma weighted average shares outstanding. Following the Business Combination, these shares will be treated as a different class than the Cellebrite Ordinary Shares, and the earnings (loss) per share will be calculated using the two-class method.

(e)      Cellebrite options: the dilutive effect of the vested and unvested options of Cellebrite. Including these options in the earnings per share calculation for the year ended December 31, 2020 would be anti-dilutive and they have therefore been excluded from the calculation of diluted loss per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the section titled “Unaudited Pro Forma Condensed Combined Financial Information” and our consolidated financial statements and related notes appearing elsewhere in this prospectus. The following discussion and analysis contain forward-looking statements that involve risks and uncertainties. When reviewing the discussion below, you should keep in mind the substantial risks and uncertainties that could impact our business. In particular, we encourage you to review the risks and uncertainties described in the section titled “Risk Factors” included elsewhere in this prospectus. These risks and uncertainties could cause actual results to differ materially from those projected in forward-looking statements contained in this report or implied by past results and trends. our fiscal year ends on December 31. Our historical results are not necessarily indicative of the results that may be expected for any period in the future, and our interim results are not necessarily indicative of the results we expect for the full fiscal year or any other period.

Overview

We are the leading provider of digital intelligence (“DI”), delivering a platform of software and services for legally sanctioned investigations. Our mission is to protect and save lives, accelerate justice and preserve privacy in global communities. Our DI platform allows users to collect, review, analyze, and manage digital data across the investigative lifecycle. Our platform of investigation solutions extracts digital data, delivers the data as digital evidence, and makes the evidence actionable. As of the date of this prospectus, our solutions were utilized in millions of investigations globally. Our solutions are used in a variety of cases including child exploitation, homicide, anti-terror, border control, sexual crimes, human trafficking, corporate security, and civil litigation.

Law enforcement investigative units are often using inefficient processes and manual workflows to prosecute investigations. Large amounts of data are collected and processed with limited technology and ineffective home-grown solutions, contributing to a lack of collaboration between departments, three-month average investigation backlogs and less than 50% clearance rates. Our technology enables faster data collection, fusing and enriching of data for smarter analysis, and brings the ability to collaborate efficiently across various investigation functions in real-time.

We deploy our DI platform through a subscription which is recognized ratably over the subscription term with a portion of revenue, related to the term-based license portion, recognized upfront; perpetual license, which is recognized upfront; hardware, which represents sale of accessories, proprietary and third-party devices on which our software is installed; and services, which are recognized over the term of the service and in certain cases upon the fulfillment of the performance obligation. Historically we generated a majority of our revenue from perpetual license agreements and their related subscription, however, we have extended our business model to offer subscription licenses. As a result, we expect the decrease of the sale of perpetual licenses to continue.

Our software revenue is derived from solutions we offer across the investigative lifecycle including our Collect & Review, analyze and manage digital data. Much of our growth is derived from our land-and-expand strategy within our deeply entrenched customer base. Our services revenue is derived from Training Academy delivering best-in-class training and certification to thousands of investigation practitioners every year, Advanced Services, providing customers with a lawful device advanced access services and other professional services. We utilize both a direct sales force and resellers to reach our customers, which include approximately 5,000 federal, state and local government agencies and approximately 1,700 enterprise companies and service providers as of December 31, 2020.

Our DI software platform allows users to Collect & Review, analyze and manage digital data sources across the investigative lifecycle. In Collect & Review solutions, Cellebrite UFED has become the standard in investigations. UFED enables collecting, decoding and preserving data from over 31,000 different digital data profiles. It is the tool of choice for over 42,000 individuals in over 140 countries. In Analyze solutions, Cellebrite’s Pathfinder helps investigators reach conclusions faster through automated data ingestion, normalization, consolidation, and visualization of a suspects’ journey across their complete digital signature. Pathfinder eliminates time-consuming and manual review of digital data. It is a force multiplier that uses AI and machine learning (“ML”) algorithms to automatically surface formative leads and actionable insights. In Manage solutions, Cellebrite Commander enables collaboration across investigation functions to reduce manual processes. It manages all deployed licenses, permission & access control, provides standard operating procedures (“SOP”) enforcement, as well as software version control and case dashboards.

In the private sector, our solutions help enterprises customers and service providers protect data and information for purposes of internal investigations, eDiscovery and litigation support, compliance and corporate security. Sample use cases include IP theft, employee misconduct and investigation of internal data security incidents.

Revenue was $112.5 million and $84.5 million for the six months ended June 30, 2021 and 2020, respectively, representing a period-over-period increase of 33%. Revenue was $194.9 million and $171.9 million for the years ended December 31, 2020 and 2019, respectively, representing a period-over-period increase of 13.4%. The increase in revenue period over period was driven by the following: (i) strong continued sales to existing customer base; and (ii) adoption of our leading Collect & Review offering in a term license model.

Net income of $11.4 million was generated and a net loss of $5.3 million was incurred for the six months ended June 30, 2021 and 2020, respectively, representing a period-over-period increase of $16.7 million. Net income of $5.8 million was generated and a net loss of $1.9 million was incurred for the years ended December 31, 2020 and 2019, respectively, representing a period-over-period increase of $7.7 million. This growth primarily reflects the continued growth of our revenue and relatively smaller increase in operating expenses. Our growth is expected to also be supported by our continued investment in scaling up our business. Our Adjusted EBITDA for the six months ended June 2021 and 2020 was $24.7 million and $6.6 million, respectively. Our Adjusted EBITDA for the years ended December 31, 2020 and 2019 were $31.1 million and $19.3 million, respectively.

Coronavirus (COVID-19) Impact

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries. In December 2020, the United States declared a State of National Emergency due to the COVID-19 outbreak. Many business establishments have closed due to restrictions imposed by the government and many governmental authorities have closed most public establishments. Cellebrite business continues to operate despite the disruption of some business operations.

In mid-March 2020 we moved our operations from our offices to a remote model, allowing employees to work from their homes. Although the various offices were open for work within the limitation of the local laws, most of the year, most of the employees worked remotely. We were well prepared to implement a remote working schedule and implemented on-going training to managers and employees to improve their working routines and deliverables. Our logistics continued operating with no substantial impact on deliveries to customers.

Due to COVID-19, most of the communication with customers has been done remotely. Yet, by leveraging our global presence, we have continued our sales activities in our main markets with the local sales teams, subject only to the local restrictions and not to global travel limitations. Marketing activities were shifted from on-site events to virtual activities. The only offering which was substantially negatively impacted was the instructor-led training classes, as customers were slow to adopt to the remote learning offering. As of May 2021 we see a gradual return to in person activities.

Acquisitions

On February 28, 2020, we completed the acquisition of 100% of the shares of Blackbag Technologies Inc., a U.S. computer forensic solutions company, for total consideration of $33.4 million of which $15.4 million was paid upon closing and the balance will be paid in three annual instalments of $6.0 million each (of which $6.0 million was already paid on February 27, 2021). Out of the $18.0 million of deferred consideration, $13.0 million is subject to attaining certain levels of employee retention and are recognized over two years as compensation expense and $5.0 million are non-contingent future payments included in the base consideration. The acquisition expands our portfolio of DI solutions and allows us to broaden our client relationships. From time to time, we have also undertaken small acquisitions that we do not consider material to our overall business.

Investments.

On June 17, 2019, IGP Saferworld Limited Partnership (“IGP”), an investment vehicle of IGP Capital, a venture capital firm based in Israel, invested $110 million in exchange for Cellebrite Preferred Shares, representing 24.4% of Cellebrite’s outstanding ordinary and Preferred Shares at the time of the investment. Following the transaction, IGP appointed two directors to the Cellebrite Board. The investment agreement also defines certain exit events that IGP can enforce on the shareholders. At the Closing, IGP’s Cellebrite Preferred Shares were converted into Ordinary Shares. At the Closing, IGP also waived its right to receive payment of the accrued preferred dividend and the right to appoint a total of two directors to the Cellebrite Board. Following the Closing, IGP appointed one director to the Cellebrite Board.

Business combination

On April 8, 2021, TWC, Cellebrite and Merger Sub entered into the Business Combination Agreement providing for, upon the terms and subject to the conditions thereof, a business combination between TWC and Cellebrite pursuant to which, among other things, Merger Sub merged with and into TWC at the Effective Time (as defined in the Business Combination Agreement), with TWC continuing as the surviving entity and as a wholly-owned subsidiary of Cellebrite. The Merger closed on August 30, 2021. The Merger was accounted for as a recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Cellebrite has been determined to be the accounting acquirer. The combined entity is the successor SEC registrant, meaning that Cellebrite’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

As a consequence of the Merger, the Ordinary Shares are registered under the Exchange Act and listed on Nasdaq, and Cellebrite is required to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Cellebrite expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability and Board of Directors related expenses.

Key Factors Affecting Our Performance

Our historical financial performance has been, and we expect our financial performance in the future to be, driven by our ability to:

•        Increase penetration within existing customers.    We plan to continue to increase penetration within our existing customers with our complete DI platform of software and services and by expanding the breadth of our platform capabilities to provide for continued up-sell and cross-selling opportunities across the DI platform and to new buying centers. We have seen significant ARR dollar-based net retention due to the broad use cases of our platform.

•        Extend our technology and market leadership position.    We intend to maintain our position as a market-leading DI platform through investment in research and development and continued innovation. We expect to focus on expanding the functionality of our DI platform and investing in capabilities that cater customer needs and mode of operation. Additionally, we plan to promote our offerings to address more private sector use cases. We believe this strategy expands our TAM, enables new growth opportunities and allows us to continue to deliver differentiated high-value outcomes to our customers.

•        Grow our customer base.    We intend to drive new customer growth in the private sector by focusing on enterprise accounts and introducing offerings to address customers’ needs (for example, our additional remote collection offering). We are targeting specific use cases among enterprises. For example: infringement of patents is a major concern for pharmaceuticals companies, resolution of data corporate security incidents is a major concern for banks, and IP theft to establish similar solutions is a concern for retailers. We plan to tailor our solutions to meet more use cases in enterprise and drive customer growth.

Key Metrics

In addition to our U.S. GAAP financial information, we monitor the following key metrics and non-GAAP financial measure in order to help us measure and evaluate the effectiveness of our operations:

	Year Ended December 31,		Six Months Ended June 30,
	2020	2019	2021	2020
	($ in million)
Annual recurring revenue (ARR)	$137	$92	$159	$109
Growth	49%		46%
ARR dollar-based net retention rate	142	126	142	138
Adjusted EBITDA	$31.1	$19.3	$24.7	$6.6

Annual recurring revenue:    Annual recurring revenue (“ARR”) is defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of that period. Subscription license contracts and maintenance contracts for perpetual licenses are annualized by multiplying the revenue of the last month of the period by 12.

ARR dollar-based net retention rate:    ARR dollar-based net retention rate is calculated by dividing customer recurring revenue by base revenue. We define base revenue as recurring revenue we recognized from all customers with a valid license at the last quarter of the previous year period, during the four quarters ended one year prior to the date of measurement. We define our customer revenue as the recurring revenue we recognized during the four quarters ended on the date of measurement from the same customer base included in our measure of base revenue, including recurring revenue resulting from additional sales to those customers.

Adjusted EBITDA:    Adjusted EBITDA is calculated as net income plus financial income, tax expense, depreciation and amortization, one-time expenses, share-based compensation expense, acquisition related costs and capital loss from FA disposal.

The following table provides a reconciliation of our net income to Adjusted EBITDA:

	Year Ended December 31,		Six Months Ended June 30,
	2020	2019	2021	2020
	($ in millions)
Net income	$5,781	$(1,876)	$11,386	$(5,294)
Financial income	(2,179)	(2,935)	(862)	(1,157)
Tax expense	5,616	3,291	2,084	1,618
Depreciation and amortization	5,879	4,079	3,180	2,657
One-time expense (2020 salary expense due to a termination of a co-founder of the Company; 2019 one-time bonus to employees due to the closing of the IGP investment)	1,519	4,034	—	1,519
Share-based compensation expense	7,271	12,759	3,402	3,906
Acquisition related costs	6,542	—	4,817	3,292
Capital loss from FA disposal (one-time expense due to abandonment of FA as part of an exit of a lease agreement)	689	—	—	—
Adjusted EBITDA	31,118	19,352	24,007	6,541
Adjusted EBITDA margin – %	16.0%	11.3%	21.3%	7.7%

In calculating adjusted EBITDA, we exclude items that either have a non-recurring impact on our income statement or which, in the judgment of our management, are items that, either as a result of their nature or size, could, were they not singled out, potentially cause investors to extrapolate future performance from an improper base. In addition, we also exclude share-based compensation expenses to facilitate a better understanding of our operating performance, since these expenses are non-cash and accordingly, we believe do not affect our business operations.

We use Adjusted EBITDA to evaluate our operational performance and to compare it against our work plan and budget. Adjusted EBITDA has no standardized meaning and accordingly has limitations in its usefulness to investors. We provide such non-GAAP measure because management believes it provides useful information to investors. However, investors are cautioned that, unlike financial measures prepared in accordance with U.S. GAAP, non-GAAP measures may not be comparable with similar measures used by other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management and our board assesses our performance. The limitations of this non-GAAP financial measure as a performance measure is that it’s provides a view of our results of operations without reflecting all events during a period and may not provide a comparable view of our performance to other companies in our industry. Investors should consider our non-GAAP financial measure in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

Key Components of Results of Operations

Revenue

Revenue consists of subscription, perpetual license and other, and professional services.

•        Subscription.    In connection with our term-based license and perpetual license arrangements, we generate revenue through maintenance and support under renewable subscription, fee-based contracts that include unspecified software updates and upgrades released when and if available as well as software patches and support. Customers with active subscriptions are also entitled to our technical customers’ support.

•        Perpetual License and Other.    Perpetual license revenue reflects the revenue recognized from sales of perpetual licenses related to products. Perpetual license fees are recognized upfront assuming all revenue recognition criteria are satisfied. The license is installed on premise, mostly on customers’ computers. Other revenue consists of revenue from usage-based fees and sale of hardware related to our offering.

•        Professional Services.    Professional Services consists of revenue related to: (i) certified training classes by Cellebrite Academy; (ii) our advanced technical services; (iii) implementation of our products in connection with our software licenses. The revenue of professional services is recognized upon the delivery of our services.

Cost of Revenue

Cost of revenue consists of cost of subscription, cost of perpetual license and other, and cost of professional services.

•        Cost of Subscription.    Cost of subscription revenue includes all direct cost to deliver subscription services, including third party license fees, fees paid to OEMs, materials, salaries and related employees’ expenses, allocated overhead for depreciation of equipment and facilities as well as IT and travel expenses. We recognize these costs and expenses upon occurrence.

•        Cost of Perpetual License and Other.    Cost of perpetual license and other revenue includes all direct costs to deliver perpetual license and other products, including third party license fees, fees paid for third party products, materials, salaries and related employees’ expenses, allocated overhead for depreciation of equipment and facilities, IT, travel expenses, warehouse, manufacturing and supply chain costs. We recognize these costs and expenses upon occurrence.

•        Cost of Professional Service.    Cost of professional service revenue includes salaries and related employees’ expenses, subcontractors, travel expenses and all direct costs related to services such as fees paid for third party products, allocated overhead for depreciation of equipment and facilities as well as IT and travel expenses. We recognize these costs and expenses upon occurrence.

Gross Profit and Gross Margin

Gross profit is revenue less cost of revenue, and gross margin is gross profit as a percentage of revenue. Gross profit has been and will continue to be affected by various factors, including our revenue mix, the selling price to our customers, the cost of our manufacturing facility, supply chain, salaries, other related costs to our employees and subcontractors and overhead. We expect that our gross margin will fluctuate from period to period depending on the interplay of these various factors.

Operating Expenses

Operating expenses consists of research and development, sales and marketing and general and administrative. The most significant components of our operating expenses are personnel costs, which is included in each component of operating expenses and consists of salaries, benefits, bonuses, stock-based compensation and, with regards to sales and marketing expenses, sales commissions.

•        Research and development.    Research and development expenses primarily consist of the cost of salaries and related costs for employees, subcontractors cost and depreciation of equipment. We focus our research and development efforts on developing new solutions, core technologies and to further enhance the functionality, reliability, performance and flexibility of existing solutions. We believe that our software development teams and our core technologies represent a significant competitive advantage for us and we expect that our research and development expenses will continue to increase, as we invest in research and development headcount to further strengthen and enhance our solutions.

•        General and administrative.    General and administrative expenses primarily consist of personnel and facility-related costs for our executive, finance, legal, IT, human resources and administrative personnel, and other corporate expenses, including those associated with preparation of the public offering. We anticipate continuing to incur additional expenses due to growing our operations and being a public company, including higher legal, corporate insurance and accounting expenses. All of the departments are allocated with general and administrative expenses such as rent and related expenses, recruitment and training, information systems licenses, support and others.

•        Sales and marketing.    Sales and marketing expenses primarily consist of personnel, marketing, and business development personnel, travel expenses, and commissions earned by our sales personnel. Our costs of marketing and business development programs and facility-related costs for our sales also contribute to the sales and marketing expenses. We expect that sales and marketing expenses will continue to increase as we continue to hire additional sales and marketing personnel and invest in sales and marketing programs.

Quarterly Trends in Operating Expenses

Operating expenses have generally increased sequentially as a result of our growth and are primarily relates to increases in personnel-related costs, including share-based compensation, to support the expanded operations, continued investment in research and development, and expansion of commercial and marketing investments.

Financial Income, Net

Financial income, net consists primarily of interest income on our short-term deposits, fees to banks and foreign currency realized and unrealized gains and losses related to the impact of transactions denominated in a foreign currency.

Other Expenses, Net

Other expenses, net, consists of expenses which are not part of our standard business operating expenses.

Income Tax Expense

Income tax expense (as well as deferred tax assets and liabilities, and liabilities for unrecognized tax benefits) reflect management’s best assessment of estimated current and future taxes to be paid. We are subject to income taxes in Israel, the United States, and numerous other foreign jurisdictions.

Significant judgments and estimates are required in determining the consolidated income tax expense.

Our income tax rate varies from Israel’s statutory income tax rates, mainly due to differing tax rates and regulations in foreign jurisdictions and other differences between expenses and expenses recognized by other tax authorities in relevant jurisdictions. We expect this fluctuation in income tax rates, as well as its potential impact on our results of operations, to continue.

Results of Operations

The following tables set forth our results of operations for the periods presented:

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2020	2019	2021	2020
	(in thousands)
Revenue:
Subscription services	$100,614	$81,505	$58,844	$47,002
Term-license	29,131	5,142	23,135	9,689
Perpetual license and other	42,136	59,175	18,125	18,466
Professional services	23,032	26,032	12,347	9,347
Total Revenue	$194,913	$171,854	$112,451	$84,504
Cost of revenue:
Cost of subscription services	8,795	6,585	4,674	4,463
Cost of term license	1,709	189	895	359
Cost of perpetual license and other	9,370	10,049	2,876	4,540
Cost of professional services	18,005	19,000	9,822	8,496
Total cost of revenue	37,879	35,823	18,267	17,858
Gross profit	$157,034	$136,031	$94,184	$66,646
Operating expenses:
Sales and marketing	61,305	61,610	35,027	28,380
Research and development	54,377	46,573	30,281	26,707
General and administrative	31,445	25,334	16,268	16,392
Other expenses	689	4,034	—	—
Total operating expenses	$147,816	$137,551	$81,576	$71,479
Operating income (loss)	$9,218	$(1,520)	$12,608	$(4,833)
Financial income, net	2,179	2,935	862	1,157
Income (loss) before income tax expense	$11,397	$1,415	$13,470	$(3,676)
Income tax expense	5,616	3,291	2,084	1,618
Net income (loss)	$5,781	$(1,876)	$11,386	$(5,294)
Other comprehensive income (loss):
Unrealized gain on hedging transactions, net of tax	1,212	620	(1,266)	815
Foreign currency translation adjustments	(695)	(25)	55	(2)
Total other comprehensive income, net of tax	517	595	(1,211)	813
Total comprehensive income (loss)	6,298	(1,281)	10,175	(4,481)

Results of operations includes share-based compensation expenses as follows:

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2020	2019	2021	2020
	(in thousands)
Cost of revenue	$304	$190	$149	$130
Sales and marketing	2,298	2,969	1,208	808
Research and development	1,145	1,212	591	690
General and administrative	3,524	8,388	1,454	2,278
Total share-based compensation	$7,271	$12,759	$3,402	$3,906

Comparison of the Six Months Ended June 30, 2021 and 2020

Revenue

	For the Six Months Ended June 30,		Change
	2021	2020	Amount	Percent
	($ in thousands)
Subscription services	$58,844	$47,002	$11,842	25%
Term-license	23,135	9,689	13,446	139%
Total subscription	81,979	56,691	25,288	45%
Perpetual license and other	18,125	18,466	(341)	(2)%
Professional services	12,347	9,347	3,000	32%
Total Revenue(1)	$112,451	$84,504	$27,947	33%

____________

(1)      Includes $6.0 million and $1.6 million related to revenue from BlackBag offering for the six months ended June 30, 2021 and 2020, respectively.

Subscription

Subscription revenue increased by $25.3 million, or 45%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to: (i) an increase of $14.2 million related to the adoption of our leading Collect & Review offering in a term license model and to the expansion of licenses with existing customers; (ii) an increase of $4.0 million related to our computer forensic solution which presented six months of operations in the first half of 2021 compared to four months in the first half of 2020, (iii) an increase of $7.1 million related to new bookings from new customers, expansion of our installed base and other licenses for existing customers.

Perpetual License and Other

Perpetual license and other revenue decreased by $0.3 million, or 2%, for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily due to continued adoption of our collect & review offering in a term license model instead of a perpetual license model with usage-based fees.

Professional Services

Professional services revenue increased by $3 million, or 32%, in the six months ended June 30, 2021, as compared to the six months ended June 30, 2020, primarily due to: (i) an increase of $1.4 million related to the gradual recovery of instructor led training classes which were negatively impacted in the six month ended June 30, 2020 as a result of beginning of COVID-19 effect related social distancing and travel limitation: and (ii) an increase of $1.6 million in Advanced Services, due to an increase demand from customers.

Cost of Revenue

	For the Six Months Ended June 30,		Change
	2021	2020	Amount	Percent
	($ in thousands)
Cost of subscription services	$4,674	$4,463	$211	5%
Cost of term license	895	359	536	149%
Total subscriptions	5,569	4,822	747	15%
Cost of perpetual license and other	2,876	4,540	(1,664)	(37)%
Cost of professional services	9,822	8,496	1,326	16%
Cost of Revenue(1)	$18,267	$17,858	$409	2%

____________

(1)      Includes $0.9 and $0.8 million related to cost of revenue from BlackBag products for the six months ended June 30, 2021 and 2020, respectively.

Cost of Subscription

Cost of subscription revenue increased by $0.7 million, or 15%, for the six months ended June 30, 2021, as compared to the six months ended June 30, 2020, primarily due to an increase in third party expenses paid to OEMs and an increase in premium hardware cost of revenue.

Cost of Perpetual License and Other

Cost of perpetual license and other revenue decreased by $1.7 million, or 37%, for the six months ended June 30, 2021, as compared to the six months ended June 30, 2020, primarily due to a decrease in sales of hardware products (other).

Cost of Professional Services

Cost of professional services revenue increased by $1.3 million, or 16%, for the six months ended June 30, 2021, as compared to the six months ended June 30, 2020 primarily due to an increase in salary expenses as a result of an increase in headcount as part of the investment in new professional services; and an increase in subcontractor and travel expenses related to the increase in training activity.

Gross profit and Gross Margin

	For the Six Months Ended June 30,		Change
	2021	2020	Amount	Percent
	($ in thousands)
Gross profit:
Subscription services	$54,170	$42,539	$11,631	27%
Term-license	22,240	9,330	12,910	138%
Total subscription	76,410	51,869	24,541	47%
Perpetual license and other	15,249	13,926	1,323	10%
Professional services	2,525	851	1,674	197%
Total gross profit	$94,184	$66,646	$27,538	41%

Gross margin:
Subscription services	92.06%	90.50%
Term-license	96.13%	96.29%
Total subscription	93.21%	91.49%
Perpetual license and other	84.13%	75.41%
Professional services	20.45%	9.10%
Total gross margin	83.76%	78.87%

Subscription

Subscription gross profit increased by $24.5 million, or 47%, during the six months ended June 30, 2021, as compared to the six months ended June 30, 2020. Subscription gross margin increased from 91.5% to 93.2% during the six months ended June 30, 2021, as compared to the six months ended June 30, 2020, mainly as a result of leveraging fixed expenses which did not increase at same rate as with the increase in subscription revenue.

Perpetual License and Other

Perpetual license and other gross profit increased by $1.3 million, or 10%, during the six months ended June 30, 2021, as compared to the six months ended June 30, 2020. Perpetual license and other gross margin increased from 75.4% to 84.1% during the six months ended June 30, 2021, as compared to the six months ended June 30, 2020, primarily as a result of a stronger decrease in Cost of Service than in revenues due to decrease in sales of hardware products (other).

Professional Services

Professional services gross profit increased by $1.7 million, or 197%, during the six months ended June 30, 2021, as compared to the six months ended June 30, 2020. Services gross margin increased from 9.1% to 20.5% during the six months ended June 30, 2021, as compared to the six months ended June 30, 2020, mainly as a result of leveraging fixed expenses which did not increase at same rate as the increase in subscription revenue.

Operating Expenses

	For the Six Months Ended June 30,		Change
	2021	2020	Amount	Percent
	($ in thousands)
Operating expenses
Sales and marketing	$35,027	$28,380	$6,647	23%
Research and development, net	30,281	26,707	3,574	13%
General and administrative	16,268	16,392	(124)	(1)%
Total operating expenses	$81,576	$71,479	$10,097	14%

Sales and marketing

Sales and marketing expenses increased by $6.6 million, or 23%, for the six months ended June 30, 2021, as compared to the six months ended June 30, 2020. The increase primarily relates to: (i) higher payroll and commission expenses of $4.8 million related mainly to increase in headcount in 2021 and a temporary salary reduction effect in the six months ended June 2020; (ii) an, increase of recruitment expenses of $0.5 million and an increase of $0.7 million in marketing activity expenses.

Research and development

Research and development expenses increased by $3.6 million, or 13%, for the six months ended June 30, 2021, as compared to the six months ended June 30, 2020. This increase is mostly attributable to an increase in salary expenses of $2.1 million, of which $0.5 million related to BlackBag employee expenses and $1.6 million as a result of an increase in headcount in 2021 and a temporary salary reduction effect in the six months ended June 2020; an increase in project expenses of $0.5 million, and an increase of $0.6 million of hosting and infrastructure software expenses.

General and administrative

General and administrative expenses decrease by $0.1 million, or 1%, for the six months ended June 30, 2021, as compared to the six months ended June 30, 2020. The decrease primarily relates to higher salary expenses of $2.6 million related to the contractual retention payments to certain BlackBag employees offset by a decrease in professional services fees of $2.2 million related to the acquisition of BlackBag.

Finance Income, net

Finance income, net decreased by $0.3 million, or 25%, for the six months ended June 30, 2021, as compared to the six months ended June 30, 2020, mainly due to lower exchange rate expenses offset by lower interest income on short-term deposits due to a decrease in interest rates.

Taxes on Income

Taxes on income increased by $0.5 million, or 29%, for the six months ended June 30, 2021, as compared to the six months ended June 30, 2020, mainly as a result of an increase in operating taxable income, an increase in uncertain tax positions exposure, offset by an increase in deferred tax expense related to intangible assets acquired in the business combination of BlackBag during the six months period ended June 30, 2020.

Comparison of years ended December 31, 2020 and 2019

Revenue

	Year Ended December 31,		Change
	2020	2019	Amount	Percent
	($ in thousands)
Subscription services	$100,614	$81,505	$19,109	23%
Term-license	29,131	5,142	23,989	467%
Total subscription	129,745	86,647	43,098	50%
Perpetual license and other	42,136	59,175	(17,039)	(29)%
Professional services	23,032	26,032	(3,000)	(12)%
Total Revenue(1)	$194,913	$171,854	$23,059	13%

____________

(1)      Includes $5.5 million related to revenue from BlackBag products in 2020.

Subscription

Subscription revenue is comprised of subscription services and term-license revenue. The subscription services revenue is the revenue that is recognized over the life of the subscription and the term-license revenue is what is immediately recognized upon the sale of a license. Subscription revenue increased by $43.1 million, or 50% for the year ended December 31, 2020, as compared to the year ending December 31, 2019, primarily due to an increase attributable to: (i) an increase of $20.5 million related to the adoption of our leading Collect & Review offering in a term-based license model instead of a perpetual license model with usage-based fees; (ii) an increase of $2.7 million related to our new offering of computer Collect & Review solution; (iii) an increase of $14 million related to the expansion of other licenses for existing customers; and (iv) an increase of $5.9 million related to new bookings from new customers and the expansion of our install base.

Perpetual License and Other

Perpetual license and other revenue decreased by $17.0 million, or 29% for the year ended December 31, 2020, as compared to the year ended December 31, 2019, primarily due to the adoption of our leading Collect & Review offering in a term-based license model instead of a perpetual license model with usage-based fees.

Professional Services

Professional services revenue decreased by $3.0 million, or 12% for the year ended December 31, 2020, as compared to the year ended December 31, 2019, primarily due to a decrease in instructor-led training classes as a result of COVID-19 related social distancing and travel limitation.

Cost of Revenue

	Year Ended December 31,		Change
	2020	2019	Amount	Percent
	($ in thousands)
Cost of subscription services	$8,795	$6,585	$2,210	34%
Cost of term license	1,709	189	1,520	804%
Total subscription	10,504	6,774	3,730	55%
Cost of perpetual and other	9,370	10,049	(679)	(7)%
Cost of professional services	18,005	19,000	(995)	(5)%
Cost of Revenue(1)	$37,879	$35,823	$2,056	6%

____________

(1)      2020 Cost of Revenue includes $1.9 million related to cost of revenue from BlackBag products.

Cost of Subscription

Cost of subscription revenue increased by $3.7 million, or 55% for the year ended December 31, 2020, as compared to the year ended December 31, 2019. This increase is primarily due to an increase in third party expenses paid to OEMs and an increase in Premium hardware cost of revenue.

Cost of Perpetual License and Other

Cost of perpetual license and other revenue marginally decreased by $0.7 million, or 7% for the year ended December 31, 2020, as compared to the year ended December 31, 2019.

Cost of Professional Services

Cost of professional services revenue decreased by 1.0 million, or 5% for the year ended December 31, 2020, as compared to the year ended December 31, 2019. This decrease is primarily due to a general decrease in training activity.

Gross Profit and Gross Margin

	Year Ended December 31,		Change
	2020	2019	Amount	Percent
	($ in thousands)
Gross profit:
Subscription services	$91,819	$74,920	$16,899	23%
Term-license	27,422	4,953	22,469	454%
Total subscription	119,241	79,873	39,368	49%
Perpetual license and other	32,766	49,126	(16,360)	(33)%
Professional services	5,027	7,032	(2,005)	(29)%
Total gross profit	$157,034	$136,031	$21,003	15%

Gross margin:
Subscription services	91.3%	91.9%
Term-license	94.1%	96.3%
Total subscription	91.9%	92.2%
Perpetual license and other	77.8%	83.0%
Professional services	21.8%	27.0%
Total gross margin	80.6%	79.2%

Subscription

Subscription gross profit increased by $39.4 million, or 49%, during the year ended December 31, 2020, as compared to the year ended December 31, 2019. Subscription gross margin marginally decreased from 92.2% to 91.9%, during the year ended December 31, 2020, as compared to the year ended December 31, 2019.

Perpetual license and other

Perpetual license and other gross profit decreased by $16.4 million, or 33%, during the year ended December 31, 2020, as compared to the year ended December 31, 2019. Perpetual license and other gross margin decreased from 83.0% to 77.8%, during the year ended December 31, 2020, as compared to the year ended December 31, 2019, mainly as a result of fixed expenses which did not reduce with decreasing perpetual license fee revenue.

Professional Services

Professional services gross profit decreased by $2.0 million, or 29% during the year ended December 31, 2020, as compared to the year ended December 31, 2019. Services gross margin decreased from 27.0% to 21.8%, during the year ended December 31, 2020, as compared to the year ended December 31, 2019, mainly as a result of fixed expenses which did not reduce with decreasing training revenue.

Operating Expenses

	Year Ended December 31		Change
	2020	2019	Amount	Percent
	(in thousands)
Operating expenses
Sales and marketing	$61,305	$61,610	$(305)	0%
Research and development, net	54,377	46,573	7,804	17%
General and administrative	31,445	25,334	6,111	24%
Other expenses	689	4,034	(3,345)	(83)%
Total operating expenses	$147,816	$137,551	$10,265	7%

Sales and marketing

Sales and marketing expenses decreased by $0.3 million, or 0%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019. The decrease primarily relates to higher salary and commission expenses of $5.0 million, out of which $2.2 million relate to BlackBag employees, offset by decrease in travel expenses of $3.7 million and marketing expenses of $1.2 million.

Research and development

Research and development expenses increased by $7.8 million, or 17%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019. This increase is mostly attributable to an increase in salary expenses of $6.6 million, $5.9 million of which relate to BlackBag employee expenses and increase of $0.7 million in depreciation and amortization related mainly to amortization of technology purchased as part of the acquisition of BlackBag.

General and administrative

General and administrative expenses increased by $6.1 million, or 24%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019. The increase primarily relates to higher salary expenses of $1.7 million related to BlackBag employees and increase in professional services fees of $2.6 million which mostly related to the acquisition of BlackBag.

Other Expenses, Net

Other expenses, net decreased by $3.3 million, or 83%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, mainly due to a one-time employee compensation in 2019.

Finance Income, net

Finance income, net decreased by $0.8 million, or 26%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, mainly due to the lower interest income on short-term deposits.

Taxes on Income

Taxes on income increased by $2.3 million, or 70%, for the year ended December 31, 2020, as compared to the year ended December 31, 2019, mainly as a result of an increase in deferred tax assets related to employees liabilities, deferred research and development cost for tax purposes and intangible assets acquired in the business combination of BlackBag, an increase in uncertain tax positions exposure and an increase in operating taxable income.

Quarterly Results of Operations

The following tables set forth unaudited quarterly consolidated statements of operations data for each of the quarters indicated as well as the percentage that each line item represents of total revenue for each quarter presented. The information for each quarter has been prepared on a basis consistent with the audited consolidated financial statements included in this document and reflect, in the opinion of the management, all adjustments of a normal, recurring nature that are necessary for a fair presentation of the financial information contained in those statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following quarterly financial data should be read in conjunction with our consolidated financial statements included elsewhere in this document.

	Three Months Ended
	Jun 2021	Mar 2021	Dec 2020	Sep 2020	Jun 2020	Mar 2020	Dec 2019	Sep 2019	Jun 2019
	(in thousands)
Revenue
Subscription services	$29,870	$28,974	$27,771	$25,841	$24,405	$22,597	$22,177	$20,394	$19,825
Term-license	11,588	11,547	10,279	9,163	6,763	2,926	2,356	2,585	201
Subscription	41,458	40,521	38,050	35,004	31,168	25,523	24,533	22,979	20,026
Perpetual license and other	10,382	7,743	11,832	11,838	10,506	7,960	19,171	13,092	10,931
Professional services	7,328	5,019	7,286	6,399	4,096	5,251	8,003	6,553	6,473
Total revenue	$59,168	$53,283	$57,168	$53,241	$45,770	$38,734	$51,707	$42,624	$37,430
Cost of revenue	10,068	8,199	10,520	9,501	8,219	9,639	9,609	9,651	8,823
Gross profit	$49,100	$45,084	$46,648	$43,740	$37,551	$29,095	$42,098	$32,973	$28,607
Operating expenses:
Research and development	15,388	14,893	14,771	12,899	13,702	13,005	10,744	12,702	11,764
Sales and marketing	18,509	16,518	17,763	15,162	13,044	15,336	16,339	17,325	14,158
General and administrative	6,982	9,286	8,357	6,696	9,140	7,252	7,600	8,312	4,736
Other expenses	—	—	689	—	—	—	—	—	4,034
Total operating expenses	$40,879	$40,697	$41,580	$34,757	$35,886	$35,593	$34,683	$38,339	$34,692
Operating income (loss)	8,221	4,387	5,068	8,983	1,665	(6,498)	7,415	(5,366)	(6,085)
Financial income, net	496	366	605	417	1,015	142	966	1,112	668
Income (loss) before taxes on income	8,717	4,753	5,673	9,400	2,680	(6,356)	8,381	(4,254)	(5,417)
Taxes on income	921	1,163	2,719	1,279	717	901	3,266	297	(843)
Net income (loss)	$7,796	$3,590	$2,954	$8,121	$1,963	$(7,257)	$5,115	$(4,551)	$(4,574)
Other comprehensive income (loss), net of tax:
Unrealized gain on hedging transactions, net of taxes	120	(1,386)	797	(400)	644	171	(177)	241	(73)
Currency translation adjustments	(407)	462	(749)	56	(508)	506	(159)	176	(72)
Total other comprehensive income (loss), net of tax	$(287)	$(924)	$48	$(344)	$136	$677	$(336)	$417	$(145)
Total comprehensive income (loss)	$7,509	$2,666	$3,002	$7,777	$2,099	$(6,580)	$4,779	$(4,134)	$(4,719)

Share based compensation

	Three Months Ended
	Jun 2021	Mar 2021	Dec 2020	Sep 2020	Jun 2020	Mar 2020	Dec 2019	Sep 2019	Jun 2019
	(in thousands)
Cost of revenue	73	76	94	80	64	65	58	65	34
Research and development	287	304	152	303	342	344	271	507	236
Sales and marketing	603	605	688	801	170	652	612	1,726	414
General and administrative	740	714	605	641	1,508	761	909	6,454	596
Share-based compensation	$1,703	$1,699	$1,539	$1,825	$2,084	$1,822	$1,850	$8,752	$1,280

Statements of operations (%)

	Three Months Ended
	Jun 2021	Mar 2021	Dec 2020	Sep 2020	Jun 2020	Mar 2020	Dec 2019	Sep 2019	Jun 2019
Revenue
Subscription services	50%	54%	49%	49%	53%	58%	43%	48%	53%
Term license	20%	22%	18%	17%	15%	8%	5%	6%	1%
Subscription	70%	76%	67%	66%	68%	66%	48%	54%	54%
Perpetual license and other	18%	15%	21%	22%	23%	21%	37%	31%	29%
Professional services	12%	9%	12%	12%	9%	13%	15%	15%	17%
Total revenue	100%	100%	100%	100%	100%	100%	100%	100%	100%
Cost of revenue	17%	15%	18%	18%	18%	25%	19%	23%	24%
Gross profit	83%	85%	82%	82%	82%	75%	81%	77%	76%
	Three Months Ended
	Jun 2021	Mar 2021	Dec 2020	Sep 2020	Jun 2020	Mar 2020	Dec 2019	Sep 2019	Jun 2019
Operating expenses:
Research and development	26%	28%	26%	24%	30%	34%	21%	30%	31%
Sales and marketing	31%	31%	31%	28%	29%	39%	32%	41%	38%
General and administrative	12%	17%	15%	13%	19%	19%	14%	19%	13%
	Three Months Ended
	Jun 2021	Mar 2021	Dec 2020	Sep 2020	Jun 2020	Mar 2020	Dec 2019	Sep 2019	Jun 2019
Other expenses	0%	0%	1%	0%	0%	0%	0%	0%	10%
Total operating expenses	69%	76%	73%	65%	78%	92%	67%	90%	92%
Operating income (loss)	14%	8%	9%	17%	4%	(17)%	14%	(13)%	(16)%
Financial income, net	1%	1%	1%	1%	2%	0%	2%	3%	2%
Income (loss) before taxes on income	15%	9%	10%	18%	6%	(17)%	16%	(10)%	(14)%
Taxes on income	2%	2%	5%	3%	2%	2%	7%	1%	(2)%
Net income (loss) for the period	13%	7%	5%	15%	4%	(19)%	10%	(11)%	(12)%

Share based compensation (%)

	Three Months Ended
	Jun 2021	Mar 2021	Dec 2020	Sep 2020	Jun 2020	Mar 2020	Dec 2019	Sep 2019	Jun 2019
Cost of revenue	0.1%	0.1%	0.2%	0.1%	0.1%	0.2%	0.1%	0.2%	0.1%
Research and development	1.5%	0.6%	0.3%	0.6%	0.7%	0.9%	0.5%	1.2%	0.6%
Sales and marketing	0.0%	1.1%	1.2%	1.5%	0.4%	1.6%	1.2%	4.1%	1.1%
General and administrative	1.3%	1.3%	1.0%	1.2%	3.3%	2.0%	1.8%	15.1%	1.6%
Share based compensation	2.9%	3.2%	2.7%	3.4%	4.5%	4.7%	3.6%	20.6%	3.4%

Liquidity and Capital Resources

As of December 31, 2020 and as of June 30, 2021, we had $242.8 million and $251.2 million of cash and cash equivalents, restricted cash and short-term investments, respectively. Liquidity needs relates to business requirements, capital expenditure, employee salaries and benefits, product development and organic growth activities.

We derive our cash primarily from our business operations and from an investment made by one of our shareholders, net of dividend distributed.

Over the past three years, cash flow from customer collections has increased. However, operating expenses have also increased as we have invested in growing our business. Our operating cash requirements may increase in the future as we continue to invest in the growth of our company.

Credit Facilities

We do not have credit facilities.

Summary of Cash Flows

	Year Ended December 31,		Six Months Ended June 30,
	2020	2019	2021	2020
	(in thousands)
Net cash provided by operating activities	$66,510	$16,133	$14,307	$17,760
Net cash provided by (used in) investing activities	$(6,449)	$(46,722)	$23,226	$(42,829)
Net cash provided by (used in) financing activities	$(8,593)	$75,538	$187	$(10,085)

Operating Activities

For six months ended June 30, 2021, cash provided by operating activities was $14.3 million, mainly as a result of the following: net income of $11.4 million, decrease in trade receivables of $13.7 million and depreciation and amortization of $3.2 million, which was offset by an increase in other non-current assets of $4.3 million, an increase in prepaid expenses and other current assets of $5.2 million and decrease in other accounts payable and accrued expenses $4.6 million and Increase in Employees’ stock option compensation of $3.4 million.

For six months ended June 30, 2020, cash used in operating activities was $17.8 million, mainly as a result of the following: increase in deferred revenues of $11.4 million, increase in employees’ stock-based compensation of $3.9 million, decrease in trade receivables of $4.1 million, increase in other accounts payable and accrued expenses of $2.9 million and increase in depreciation and amortization of $2.7 million, which was partially offset by a net loss of $5.3 million, decrease in trade payables of $2.1 million.

For the year ended December 31, 2020, cash provided by operating activities was $66.5 million, mainly as a result of the following: net income of $5.8 million, increase in employees’ stock based compensation of $7.3 million, increase in deferred revenue of $47.7 million, increase in accounts payables of $22.4 million and depreciation and amortization of $5.9 million, which was partially offset by an increase in trade receivables of $19.7 million, an increase in deferred tax of $2.8 million and a decrease in trade payables of $1.4 million.

For the year ended December 31, 2019, cash provided by operating activities was $16.1 million, mainly as a result of the following: increase in employees’ stock based compensation of $12.8 million, increase in deferred revenue of $15.8 million, depreciation and amortization of $4.1 million and an increase in trade payables of $1 million, which was partially offset by net loss of $1.9 million, increase in trade receivables of $12.2 million, an increase in other receivables of $3.1 million and an increase in deferred tax of $1.7 million.

Investing Activities

Cash provided by investing activities in the six months ended June 30, 2021 was $23.2 million, primarily as a result of net cash from short term deposits, net of $29.1 million, which was partially offset by $2.9 million used for purchase of property and equipment and the purchase of intangible assets of $3.0 million.

Cash used in investing activities in the six months ended June 30, 2020 was $42.8 million, primarily as a result of cash paid in relation to the acquisition of BlackBag Inc. in the amount of $15.0 million, the decrease in short term deposits, net of $24.2 million and purchase of the property and equipment in the amount of $3.6 million.

Cash used in investing activities in the year ended December 31, 2020 was $6.4 million, primarily as a result of cash paid in relation to business combination in the amount of $15.0 million and purchase of property and equipment in the amount of $6.2 million, which was partially offset by $14.8 million net cash from short term deposits, net.

Cash used in investing activities in the year ended December 31, 2019 was $46.7 million, as a result of short-term deposits in the amount of $40.5 million and purchase of property and equipment in the amount of $6.2 million.

Financing Activities

Cash generated by financing activities in the six months ended June 30, 2021 was $0.2 million as a result of proceeds from a share issuance.

Cash used in financing activities in the six months ended June 30, 2020 was $10.1 million, mainly as a result of a dividend payment in the amount of $10.0 million.

Cash used in financing activities in the year ended December 31, 2020 was $8.6 million, mainly as a result of a dividend payment in the amount of $10.0 million, which was partially offset by proceeds from a share issuance in the amount of $1.5 million.

Cash generated by financing activities in the year ended December 31, 2019 was $75.5 million, mainly as a result of proceeds from the issuance of shares and convertible Cellebrite Preferred Shares in the amount of $101.3 million (net of all associated fees), which was partially offset by dividend payments in the amount of $25.0 million.

Contractual Obligations and Commitments

We have several lease agreements for our offices and plants that are accounted for as operating leases. The latest period included in the agreements will end on June 30, 2028. Certain agreements have extension options. In addition, we have an obligation to pay certain open purchase obligations. Future minimum commitments under non-cancellable operating leases and purchase obligations as of June 30, 2021, were as follows:

	Payments Due by Period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
	(in thousands)
Operating lease obligations	15,500	3,594	6,059	4,367	1,480
Purchase obligations	3,911	3,911	—	—	—
Total	19,411	7,505	6,059	4,367	1,480

Future minimum commitments under non-cancellable operating leases and purchase obligations as of December 31, 2020, were as follows:

	Payments Due by Period
	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
	(in thousands)
Operating lease obligations	17,232	3,897	5,921	6,465	949
Purchase obligations	3,644	3,644	—	—	—
Total	20,876	7,541	5,921	6,465	949

Off-Balance Sheet Arrangements

We have instituted a foreign currency cash flow hedging program using foreign currency forward contracts and cylinder option strategy (“Derivative Instruments”) in order to hedge the exposure to variability in expected future cash flows resulting from changes in related foreign currency exchange rates. These transactions are designated as cash flow hedges, as defined under ASC topic 815, “Derivatives and Hedging.”

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily a result of fluctuations in foreign currency exchange rates and interest rates and inflation. We do not hold or issue financial instruments for trading purposes.

Foreign Currency Exchange Risk

Our revenue and expenses are primarily denominated in U.S. dollars and ILS and to a lesser extent, other currencies in our relevant subsidiaries. As some of our sales are denominated in non-U.S. dollars currencies, our revenue is subject to foreign currency risk. In addition, a significant portion of our operating costs in Israel, consisting mainly of salaries and related personnel expenses are denominated in ILS. This foreign currency exposure gives rise to market risk associated with exchange rate movements of the U.S. dollar against the ILS. Furthermore, we anticipate that a material portion of our expenses will continue to be denominated in ILS.

To reduce the impact of foreign exchange risks associated with forecasted future cash flows and the volatility in our consolidated statements of operations, we have established a hedging program. Our foreign currency contracts are generally short-term in duration. We do not enter into Derivative Instruments for trading or speculative purposes. We account for our Derivative Instruments as either assets or liabilities and carry them at fair value in the consolidated balance sheets. The accounting for changes in the fair value of the derivative depends on the intended use of the derivative and the resulting designation. Our hedging program reduces but does not eliminate the impact of currency exchange rate movements. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to our business, after considering cash flow hedges, would have had an impact on our results of operations of $0.4 million, $0.6 million, $0.3 million, and $0.9 million, for the six months ended June 30, 2021 and 2020 and for the years ended December 31, 2020 and 2019, respectively.

Our derivatives expose us to credit risk to the extent that the counterparties may be unable to meet the terms of the agreement. We seek to mitigate such risk by limiting our counterparties to major financial institutions and by spreading the risk between two major financial institutions. However, failure of one or more of these financial institutions is possible and could result in incurred losses.

As of December 31, 2020, and June 30, 2021, our cash, cash equivalents, restricted cash, and short-term investments were primarily denominated in U.S. dollars. A 10% increase or decrease in current exchange rates would affect our cash, cash equivalents, restricted cash, and short-term investment balances in amount of $2.6 million, $1.3 million, $2.4 million and $1.7 million as of June 30, 2021 and 2020, and December 31, 2020 and 2019, respectively.

Interest Rate Risk

As of June 30, 2021, we had cash, restricted cash and cash equivalents of $171.3 million and short-term deposits of $79.8 million. As of December 31, 2020, we had cash, restricted cash and cash equivalents of $133.8 million and short-term deposits of $109 million. Cash and cash equivalents consist of cash in banks, bank deposits, and money market funds. Short-term investments generally consist of bank deposits. Our cash, cash equivalents, and short-term investments are held for working capital purposes. Such interest-earning instruments carry a degree of interest rate risk. The primary objectives of our investment activities are the preservation of capital, the fulfillment of liquidity needs and the fiduciary control of cash. We do not enter into investments for trading or speculative purposes. Due to the short-term nature of these instruments, a hypothetical 10% change in interest rates during any of the periods presented would impact our financial income with $0.06 million, $0.2 million, $0.3 million and $0.4 million for the six months ended June 30, 2021 and 2020 and for the years ended December 31, 2020 and 2019, respectively.

Inflation Risk

We do not believe that inflation has had a material effect on our business, financial condition or results of operations because substantially most of our sales are denominated in U.S. dollars, EUR or GBP, which have not been subject to material currency inflation, and our operating expenses that are denominated in ILS and U.S. dollar and have not been subject to material currency inflation.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include the useful lives of fixed assets, allowances for doubtful accounts, the valuation of deferred tax assets, inventory and share-based compensation and reserves for employee benefit obligations, income tax uncertainties and other contingencies.

Revenue Recognition

The Company’s revenues are comprised of four main categories: (a) subscription revenues, including support services (updates, upgrades and technical support) on term-based licenses and perpetual licenses; (b) subscription revenues also from sales of term-based licenses; (c) perpetual licenses (and others); and (d) professional services.

The Company sells its solutions to its customers either directly or indirectly through distribution channels all of whom are considered end users.

On January 1, 2019, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers” (ASC 606), using the modified retrospective method. The impact of the adoption of ASC 606 is related to the timing of revenue recognition for term-based licenses and sales commissions. Under ASC 606, the Company recognizes term-based license revenue at a point in time rather than over time. Additionally, the Company is required to capitalize and amortize incremental costs of obtaining a contract, over the remaining contractual term or an estimated period of benefit. The Company recorded a cumulative effect adjustment, to increasing the opening retain earnings of at the amount of $3.8 million as of January 1, 2019, of which $2.8 million related to an increase in revenue that would have been recognized during the prior periods compared to previous guidance and $1.0 million related to the reduction in commission expenses of prior periods that the Company capitalized under ASC 606, net of taxes.

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services are delivered. The amount of revenue recognized reflects the consideration that the Company expects to receive in exchange for these goods or services.

The Company determines that it has a contract with a customer when each party’s rights regarding the products or services to be transferred can be identified, the payment terms for the services can be identified, the Company has determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract that includes more than one performance obligation.

Performance obligations promised in a contract are identified based on the products and services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the products or services either on their own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the products and services are separately identifiable from other promises in the contract.

The Company’s software licenses either provide its customers a perpetual right to use its software or the right to use its software for only a fixed term, in most cases between a one- and three-year time frame. The Company has concluded that the software license is distinct as the customer can benefit from the software on its own.

Support revenue is derived from providing technical customer support services, unspecified software updates and upgrades to customers on a when and if available basis. Updates and upgrades are not critical to the functionality of the software and generally consistent of “bug” fixes and incremental enhancements. Customers can continue to derive the intended benefits from the software independent of such updates and upgrades. Performance obligations related to software maintenance services generally have a consistent continuous pattern of transfer to a customer during the contract period.

Professional services revenue primarily consists of training and other professional services. Each of these performance obligations provide benefit to the customer on a standalone basis and are distinct in the context of the contract.

The transaction price is determined based on the consideration to which the Company expects to be entitled to in exchange for transferring products or delivery of services to the customer. Payment terms generally are net 30 days. The Company applied the practical expedient in ASC 606 and did not evaluate payment terms of one year or less for the existence of a significant financing component. Revenue is recognized net of any taxes collected from customers which are subsequently remitted to governmental entities (e.g., sales tax and other indirect taxes). The Company does not offer a right of return in its contracts.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. For contracts that contain multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the relative standalone selling price (“SSP”) for each performance obligation. The Company uses judgment in determining the SSP for its products and services. The Company typically assesses the SSP for its products and services on a periodic basis or when facts and circumstances change. To determine SSP, the Company maximizes the use of observable standalone sales and observable data, where available. In instances where performance obligations do not have observable standalone sales, the Company utilizes available information that may include the entity specific factors such as assessment of historical data of bundled sales of software licenses with other promised goods and services, and pricing strategies to estimate the price the Company would charge if the products and services were sold separately.

The Company satisfies performance obligations either over a time period or at a point in time depending on the nature of the underlying promise. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised good or service to a customer. Revenue related to the license for proprietary software is recognized when the control over the license is provided to the customer and the license term begins. Revenue related to software update and upgrades are recognized ratably over the service period. Revenue related to other professional services is generally recognized over time and in certain cases at a point in time upon satisfaction of the performance obligation. Service revenue is included in the Company’s consolidated statements of income as service revenue.

Contract acquisition costs

The Company capitalizes sales commissions and associated payroll taxes paid to sales personnel that are incremental to obtaining customer contracts. These costs are recorded as deferred contract acquisition costs on the consolidated balance sheets. The Company determines whether costs should be deferred based on its sales compensation plans and if the commissions are incremental and would not have occurred absent the customer contract. Sales commissions for the renewal of a contract are considered commensurate with the sales commissions paid for the acquisition of the initial contract given a no substantive difference in commission rates in proportion to their respective contract values. Sales commissions paid upon the initial acquisition and for the renewal of a contract are amortized over the contractual term of the initial contract or the renewal. Amortization of sales commissions are consistent with the pattern of revenue recognition of each performance obligation and are included in sales and marketing expense in the consolidated statements of operations.

The Company periodically reviews these deferred contract acquisition costs to determine whether events or changes in circumstances have occurred that could impact the period of benefit. No impairment losses of capitalizes sales commissions were recorded during the periods presented. Commission expenses for the six months ended June 30, 2021 and 2020 and for the years ended December 31, 2020 and 2019 were $4.5 million, $3.7 million, $8.4 million and $6.8 million, respectively.

Ordinary Share Valuations

The fair value of the ordinary shares underlying our equity awards was determined by the Cellebrite Board, after considering contemporaneous third-party valuations and input from management. The valuations of our ordinary shares were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. In the absence of a public trading market, the Cellebrite Board, with input from management, exercised significant judgment and considered various objective and subjective factors to determine the fair value of our ordinary shares as of the date of each option grant, including the following factors:

•        the nature and history of our business;

•        the general economic conditions and our industry outlook;

•        our book value and overall financial condition;

•        our earning capacity;

•        our dividend history;

•        the existence of goodwill or other intangible value within our business;

•        prior interest sales and the size of the interests being valued; and

•        the market price of companies engaged in the same or a similar line of our business having their equity securities actively traded in a free and open market, either on an exchange or over the counter.

In valuing our ordinary shares, in most cases absent an arm’s length recent round of financing, the fair value of our business, or equity value, was determined using both the income approach. The income approach estimates value based on the expectation of future cash flows that the company will generate. These future cash flows are discounted to their present values using a discount rate based on the capital rates of return for comparable publicly traded companies and is adjusted to reflect the risks inherent in the company’s cash flows relative to those inherent in the companies utilized in the discount rate calculation.

Beginning in June 2019, we utilized a probability-weighted expected return method (“PWERM”) to allocate value among the various share classes. The PWERM involves the estimation of the value of our company under multiple future potential outcomes and estimates the probability of each potential outcome. The per-share value of our ordinary shares as determined through the PWERM was ultimately based upon probability-weighted per share values resulting from the various future scenarios, which include an initial public offering or continued operation as a private company. After the ordinary share value was determined, a discount for lack of marketability (“DLOM”) was applied to arrive at the fair value of the ordinary shares on a non-marketable basis. A DLOM is applied in order to reflect the lack of a recognized market for a closely held interest and the fact that a non-controlling equity interest may not be readily transferable. A market participant purchasing this share would recognize this illiquidity associated with the shares, which would reduce the overall fair market value.

In some cases, we considered the amount of time between the valuation date and the grant date to determine whether to use the latest ordinary share valuation determined pursuant to the method described above or a straight-line calculation between two valuation dates. This determination included an evaluation of whether the subsequent valuation indicated that any significant change in valuation had occurred between the previous valuation and the grant date.

We have relied on the closing price of our ordinary shares as reported on the date of grant to determine the fair value of our ordinary shares.

Share-based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718. ASC 718 requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. The Company recognizes compensation expense based on estimated grant date fair value using a binominal option-pricing model.

The fair value of the shares of ordinary shares underlying the stock options has historically been determined by the Company’s board of directors as there is no public market for the underlying ordinary shares. The Company’s board of directors determines the fair value of the Company’s ordinary shares by considering a number of objective and subjective factors including: contemporaneous third-party valuations of its ordinary shares, the valuation of comparable companies, sales of the Company’s ordinary and convertible preferred shares to outside investors in arms-length transactions, the Company’s operating and financial performance, the lack of marketability, and general and industry specific economic outlook, amongst other factors.

For all share options granted, the Company calculated the expected term using the simplified method for “plain vanilla” stock option awards. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the stock-based award. The Company’s ordinary share is not publicly traded, and therefore, the Company used the historical volatility of the stock price of similar publicly traded peer companies. The Company utilized a dividend yield of 0% (5% in the United States), based on its history of declaring dividends on its ordinary shares.

ASC 718 also requires that excess tax benefits related to stock option exercises be reflected as financing cash inflows. Stock based compensation costs have been included in income from continuing operations.

Business combination

The Company applies the provisions of ASC 805, “Business Combination” and allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair values of assets acquired and liabilities assumed, the Company estimated the future expected cash flows from acquired core technology and acquired trade names from a market participant perspective, useful lives and discount rates. In addition, management makes significant estimates and assumptions, which are uncertain, but believed to be reasonable.

Significant estimates in valuing certain intangible assets include but are not limited to future expected cash flows from acquired technology and acquired trademarks from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Acquisition-related costs are recognized separately from the acquisition and are expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes.” ASC 740 prescribes the use of the liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period to enactment. A valuation allowance is provided, if necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized. Deferred tax assets and deferred tax liabilities are presented under long-term assets and long-term liabilities, respectively.

The Company implements a two-step approach to recognize and measure uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including the resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% (cumulative basis) likely to be realized upon ultimate settlement. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company classifies interest and penalties related to unrecognized tax benefits as taxes on income.

Recent Accounting Pronouncements

Summary of Significant Accounting Policies, of our audited consolidated statements included in this prospectus for a description of recently issued accounting pronouncements.

BUSINESS

References in this section to “Cellebrite,” “we,” “our” or “us” refer to Cellebrite DI Ltd., a corporation organized under the laws of the State of Israel.

Our Mission

Our mission is to protect and save lives, accelerate justice and preserve privacy in global communities.

Overview

Cellebrite is the leading provider of digital intelligence (“DI”), delivering a platform of software and services for legally sanctioned investigations. Our 6,700 customers are federal, state and local agencies as well as enterprise companies and service providers.

Our DI platform allows users to collect, review, analyze, and manage digital data across the investigative lifecycle. Our platform of investigation solutions extracts digital data, delivers the data as digital evidence, and makes the evidence actionable. Our solutions were utilized in millions of investigations globally. Our solutions are used in a variety of cases including child exploitation, homicide, anti-terror, border control, sexual crimes, human trafficking, corporate security, and civil litigation. The cornerstones of our platform span across the entire investigation lifecycle. Our Collect & Review solutions enable first responders, examiners and investigators to accelerate the time required to develop actionable evidence by capturing and processing data from most types of digital sources. Our investigative analytics tools of our Analyze solutions help investigative teams get AI-based insights on fused data, delivered in a digestible way. Our Manage solutions provide a centralized platform to manage the investigation workflow across functions more efficiently, breaking down silos and enabling effective collaboration.

We digitize and upgrade the entire investigation lifecycle for public defenders, police departments, state departments, armed services, legal and corporate security; this leads to accelerated investigation speeds and increased crime clearance rates, which helps earn higher community confidence, and enables preservation of data privacy and protection of intellectual property and corporate assets. We offer customers tools that enable them to comply with applicable data privacy rules including limiting data extraction to the time of an investigation and enabling them to implement protocols so that data is only visible to parties that require use of the data. The majority of evidence originates from digital sources and digital evidence has proven its importance in bringing justice. For example, recently, investigators discovered stolen firearms in a simple vehicle theft case in Mobile, Alabama. Investigators needed the communication history of the suspects to investigate weapon origins and ties to recent firearm robberies. In another case, investigators discovered pharmaceuticals in the car of a suspect in Texas after a string of pharmacy robberies. Without a confession, investigators could not tie the suspect to the robberies unless digital evidence, such as GPS history, was available.

Digital data has changed the way cases are managed and prosecuted. Without the right tools to collect, review, analyze and manage digital data sources, investigations are slow and ineffective. Without the right tools, collection and revision of digital evidence is manual and lacks scalability. Investigative analytics of disparate data without artificial intelligence (“AI”) to fuse, enrich and classify evidence are unable to generate insights. This lack of insights results in investigation teams wasting time trying to dissect tangible insights from deep pools of data. Investigative management is restricted by compliance, governance, and regulation which force investigators into one-on-one communications and printing of files or utilization of thumb drives that are physically delivered by police. The resulting investigation process is broken. For example, average investigation backlog is three months and violent crime clearance rates remain low at less than 50%, resulting in criminals remaining on the streets.

We deliver the world’s leading DI platform to manage DI in legally sanctioned investigations. Our technology enables faster data collection, fusing and enriching for smarter analysis. It brings the ability to manage and collaborate efficiently across different investigative functions.

Collect & Review.    Our platform enables selective extraction of major types of digital sources, preservation, analysis and reporting of evidence which include but are not limited to smartphones, feature phones, tablets, computers, the cloud, GPS devices, DVRs, memory sticks, drones, and CDRs. We decode and normalize the data enabling relevant stakeholders to review and validate relevant findings.

Analyze.    We deliver intelligent analysis of data, supporting different crime types, different use cases and different personas, which helps lab practitioners, analysts, investigators, prosecutors and agency management gain insights in a digestible way and solve the respective case. We fuse and enrich data from different parts of a crime or incident and connect multiple types of evidence from multiple sources that cover the major dimensions of crime. For example, for a crime committed on a city street, our platform brings together smartphone data, vehicle infotainment data, GPS devices, license plate data from LPR systems, CDRs from the cellular network and CCTV footage from a nearby building to provide end-to-end investigation data on a “single pane of glass.”

Manage.    Our centralized management tools optimize communications across teams, enable collaboration and save valuable time and resources. Our technology allows us to digitize and optimize the entire investigation process for investigative teams globally.

Our 6,700 customers include federal, state and local agencies as well as enterprise companies and service providers. Our strategic customers tend to be large federal, state and city agencies with expansive investigation budgets. Fifty percent of our strategic customers utilize four or more of our solutions. Our prime customers tend to be small to mid-size state and local agencies, focused mostly on our Collect & Review solutions. Our Premium Enterprise and Pathfinder Enterprise solutions customers tend to be large corporations and service providers. Our go-to-market strategy is targeted, using a direct salesforce for large opportunities and some smaller opportunities, and resellers for smaller revenue opportunities and where direct procurement relationships are not possible. Each of our strategic accounts has a dedicated account executive, while other, prime accounts are managed by a sales manager or inside sales representative. Account executives are focused on expanding relationships with top customers, focusing on customers’ new buying centers. Sales managers or inside sales representatives are focused on expanding sales volume with public sector prime accounts while our prime account representatives in the private sector are focused on expansions of current accounts as well as new customer acquisition. We acquire new buying centers within our public sector accounts by targeting investigation departments’ decision makers.

Our differentiated solutions have delivered strong financial performance. In the year ending December 31, 2020, revenue was $194.9 million, up 13.4% from the year ending December 31, 2019. As of December 31, 2020, annual recurring revenue was $137.0 million, up 49.0% from December 31, 2019. In the year ending December 31, 2020, Adjusted EBITDA was $31.1 million, up 60.8% from the year ending December 31, 2019. In the year ending December 31, 2020, net income was $5.8 million, up from $(1.9) million from the year ending December 31, 2019.

Industry Background

According to our 2021 Industry Trends Survey, 59% of cases handled by investigators include digital evidence. Our survey data consisted of results from approximately 2,000 respondents from 117 countries with respondents accessed via customer emails, online promotions and social media. Survey data included information from investigators, forensic examiners and agency management. Smartphones contain emails, communications, apps, and geographic data, as well as pictures and video content. Laptops and desktops contain files, emails and web browsing history. GPS devices, drones, and SD cards capture unique, actionable data. Vehicle infotainment systems contain driving routes, location and communication data. Social media, web storage and web mail contain media, files, and communication data.

Public sector investigations substantially rely on traditional, manual processes and workflows, which are slow and siloed.

Evidence collection is inefficient.    Collection of evidence is conducted at the individual level and lacks uniformity; it relies on home-grown solutions, often requires printing thousands of pages of hard copy documents and interacting with disparate, unintegrated systems.

Data analysis is ineffective.    Data and physical evidence are processed and analyzed by investigative teams through physical review of printed and digital evidence, and managed on standard, unspecialized productivity tools which lack investigation mission-specific features. Data is stored on local hard drives, which have limited useful life and are complex to search. This results in slow and cumbersome first responses and a process which tends to be manual as well as error-prone and lacks integration.

No consistent platform for management.    Limited technology and resources contribute to frequent disconnection between teams and departments. The overload of information and lack of collaboration makes it difficult to bring effective justice to communities. Further, the lack of permissions and access control mean that the wrong team members may have access to private data.

In the past decade, digital data has become the most important source of evidence to solve crimes. Our customer survey suggests 59% of criminal cases involve digital evidence but customers have indicated high profile criminal investigations utilize digital data in nearly all cases. In our 2020 Industry Trend Survey, our customers confirmed this, finding digital data importance in cases has increased 82% over the past three years.

These investigation problems are not only prevalent in the public sector, but also found in the private sector. Pain points exist across many use cases including enterprise companies and service providers that provide critical solutions for litigation support, corporate investigations, security, and compliance. Intellectual property (“IP”) protection remains a concern for companies of all sizes. eDiscovery plays an important role in litigation. Separately, behavior of employees on corporate networks and digital devices remains a top focus for enterprise security and compliance teams. We see three trends in private sector DI:

Remote collection.    Remote collection is a growing customer pain point, mainly for mid-to-large size enterprises. Due to COVID-19, beginning in March 2020, enterprises experienced a massive shift of people towards working from home. This increases the need for remote collection capabilities.

Advanced processing and analytics.    Traditional review is labor intensive and expensive for investigative units. It is being replaced by advanced processing and investigative analytics. In addition, judges want to get the relevant data quicker. Early case assessment has become more necessary to provide more focused, relevant and narrow results in the review phase.

In-house investigations.    Large corporations are more likely to handle investigations in house rather than hiring third party investigators and need to be equipped with tools to collect, review, analyze and manage data.

The Cellebrite DI platform

Our solutions help organizations collect, review, analyze, and manage digital data and processes across the entire investigation lifecycle with an end-to-end DI solution to empower customers and help citizens to create a safer world.

Collect & Review

Digital evidence is the most important source of information in modern investigations. However, access to data is a significant barrier: communications, files, location data must be collected from any device. Cellebrite’s Universal Forensic Extraction Device (“UFED”) has become a market leader in investigations based on its level of customer penetration. Cellebrite UFED is used by 5,000 public sector and 1,700 private sector customers representing the largest installed base in the DI space. UFED enables collecting, decoding and preserving data from over 31,000 different digital device profiles. UFED addresses problems in accessing digital information including complicated device locks, encryption barriers, deleted and unknown content and other obstacles that can prevent critical evidence from coming to light. It is the tool of choice for over 42,000 individuals in more than 140 countries. Key features of UFED include:

•        Unlocks devices with pattern, password or PIN locks and overcomes encryption challenges quickly on Android and iOS devices.

•        Provides access to more data by performing logical, file system and physical extraction.

•        Unsurpassed recovery methods though exclusive bootloaders, automatic EDL (Emergency Download) capabilities, smart ADB (Android Debugging Bridge) and more.

•        Supports the broadest range of devices including mobile phones, drones, SIM cards, SD cards, GPS devices and others.

•        Within Collect & Review, we also offer nine other solutions for specific use cases.

•        Premium is an industry leading advanced access solution, providing unlock and extract capabilities for all iOS and the leading Android devices. Premium has become the tool of choice of public safety, providing lawful access to locked and encrypted devices. The solution provides deep access to devices and data that are not available in alternative solutions.

•        Premium Enterprise is our Premium product tailored for extended use by multiple teams and individuals in large and geographically distributed public safety customers.

•        Physical Analyzer helps decrypt, decode, review, analyze and validate digital data quickly from mobile devices, computers, GPS devices and more. It also generates court-ready reports.

•        Inspector provides comprehensive analysis of Windows and Mac devices, including decoding of computer volumes, advanced search, filtering and reporting.

•        Endpoint Inspector is a is a cloud first remote collection solution for Windows and Mac devices, enabling corporations to securely access, review and analyze remote computers whether the employees are on or off the corporate network.

•        UFED Cloud extracts, preserves and analyzes cloud-based content from the public and private-domain, such as social media data, instant messaging, file storage, web mail, and web pages.

•        Frontliner is a mobile application that empowers field officers to selectively collect digital evidence at the scene, helping solve cases faster by capturing incident written details as well as photos, video and audio.

•        Responder is a simplified software solution that provides real time data extraction for investigative field teams on a wide range of digital devices.

•        Seeker creates seamless workflow for managing video evidence including extracting various formats and providing visual analysis tools to process and review long recordings.

•        Digital Collector is a forensic imaging solution that performs triage, live data acquisition, targeted data collection for Windows and Mac computers.

•        Reader is an intuitive DI report viewer targeting investigators and prosecutors as they review and prepare material for court. It allows customization and generation of multiple report formats.

Analyze

With a growing variety of digital devices and cloud sources producing volumes of highly valuable data, investigative teams need intuitive tools to leverage critical sources of information when resources and time are limited. Cellebrite’s Pathfinder helps investigators reach conclusions faster through automated data ingestion, normalization, consolidation, and visualization of a suspects’ journey across their complete digital signature. Pathfinder eliminates time-consuming and manual review of digital data. It is a force multiplier that uses AI and machine learning (“ML”) algorithms to automatically surface formative leads and actionable insights from every bit and byte of digital data during the early hours of an investigation. The solution addresses the following aspects of the investigation lifecycle:

•        Ingest brings relevant digital data sources into the system in a simple and effective manner.

•        Surface provides intelligent and automatic investigation tools to surface leads and work the case.

•        Simplify caters to multiple personas and roles with varied needs.

•        Collaborate facilitates collaboration within teams and between departments/organizations.

•        Integrate integrates into an existing I&I (Intelligence & Investigations) ecosystem.

A variety of personnel work together on resolving the case from the examiner in the lab to the analyst and investigator which results in much faster investigative conclusions. The Pathfinder solution is available in three categories: Enterprise, Teams and Desktop. Pathfinder Enterprise is an investigative analytics tool tailored for enterprise use cases. Pathfinder Enterprise enables large and distributed teams to collaborate towards resolution of a case. Pathfinder Teams is tailored for use by teams of up to 25 users, and Pathfinder Desktop is designed for a single user.

Seeker provides the ability to analyze video footage. It enables the investigative team to correlate images from different angles and view visually reconstructed crime scenes, enhance and tag video images and determine incident timeline.

Cellebrite also offers Crypto Tracer which analyzes blockchain transactions together with related data from an extensive list of sources to identify and categorize wallets and transactions as: criminal, dark-market, terrorist, ransomware, stolen-token, fraudulent-ICOs, gambling, mixer, ATM or exchange. Additional data is used to enrich wallets and transaction IDs into further type identities, as applicable, e.g. country/location, exchange name, IP address, dark site name, organization name, etc. Data sources include three main groups: open data (e.g., active wallets, cold wallets, non-hosted wallets, advertised wallets, etc.), dark web (e.g., marketplaces, malware under sale, gambling sites, mixers/tumblers services, terrorist groups, dark forums), and private databases (e.g., security research groups, threat intelligence research groups, stolen crypto offerings, ICO offerings). Crypto Tracer empowers teams to reveal solid evidence on individuals who use Bitcoin and other cryptocurrencies for money laundering, terrorism, drug and human trafficking, weapon sales, and other crimes.

Manage

Agencies are expanding extraction capabilities in the lab and in the field in response to the growing importance of digital evidence. This requires better ways to oversee how DI solutions are deployed and utilized. Commander enables collaboration across investigation functions to reduce manual processes. It centrally manages deployed licenses, permissions and access control. Key features are as follows:

•        Enables software version control across users.

•        Provides dashboards and end-to-end visibility for investigation stakeholders.

•        Provides standard operating procedure (“SOP”) enforcement.

Within Management, we also offer Guardian for data management. Guardian is a solution that allows to store, share and review investigative data in a secure environment.

Services

Customer Services help deliver our comprehensive Cellebrite platform and improve customer retention. We provide deployment, customization, interoperability, and integration mainly to our strategic customer base.

Our Advanced Services act as an outsourced lab providing customers with access to our certified DI experts with years of proven hands-on experience. The Cellebrite Training Academy delivers best-in-class training and certification to thousands of investigation practitioners every year. We provide live, online, web-based, on-demand and in-person instructor-led training for investigative teams. Our training helps customers unlock the capabilities of the Cellebrite DI platform and provides best-in-class certifications that enable customers to testify with confidence in court.

Private Sector

In the private sector, our solutions are available to enterprise companies and service providers. Our solutions help protect data and information for purposes of litigation support, internal investigations, compliance and corporate security.

•        eDiscovery is designed for service providers as well as enterprise legal teams that are responsible for litigation support processes.

•        Corporate Investigation Solutions is designed for internal affair teams and compliance teams that conduct investigations to uncover wrongdoings committed by management, employees or third parties.

•        Incident Response Solutions is designed to assist with responses to and debriefing of cyber threats. The solution provides the ability to debrief mobile and computer devices, detect mobile malware and perform root cause analysis.

Our combined mobile, computer and cloud expertise serves as a force multiplier to expand our market presence and acquire new customers in the enterprise environment. Since March 2020, COVID-19 protocols have forced many employees to work remotely. We have seen an increase in use cases for remote collection needs, as employers cope with fully or partially remote work forces.

Market Opportunity

We are a leader in the DI market, which is expected to have a total addressable market (“TAM”) of over $12 billion (including public and private sector) by 2023. We calculate TAM using a bottoms-up analysis.

Massive digital intelligence market - $12B+ TAM in 2023

TAM by Customer

Private Sector
$1.6B
Federal
$4.7B
$12.3B
State & Local
$6.0B

TAM by Domain

$2.7B
$5.5B
$0.8B
$1.7B
$1.6B
$12.3B
Collection & Review
Investigative Analytics
Management
Services
eDiscovery & CI[1]
TAM

USD	Collection & Review	Investigative Analytics	Management	Services	eDiscovery & CI[1]
Number of agencies	6,400[2]	1,100[3]	1,100[3]	6,400[2]	$730M Collect.[4]
	X	X	X	X	+
Avg. spend per agency[2]	$415K[5]	$4,850K[5]	$720K[5]	$270K[5]	$870M Process[3]

Sources: Cellebrite proprietary research 2020.

[1] Corporate investigations.

[2] 250 Tier 1 agencies, 850 Tier 2 agencies and 5,300 Tier 3 agencies.

[3] Assumes Tier 3 agencies do not purchase analytics tools.

[4] Refers to software solutions only.

[5] Blended spend per agency [the higher the agency Tier the larger the spend per agency].

To arrive at $2.7 billion of potential TAM for Collect & Review, we assume a $415 thousand average potential spend per agency, which is based on current Cellebrite Collect & Review customer spend and estimates of future needs and potential. We assume the potential number of agencies for these solutions to be approximately 6,400, including law enforcement agencies and other relevant public safety customers in jurisdictions and segments targeted by Cellebrite. To arrive at $5.5 billion of potential TAM for Investigative Analytics, we assume a $4.85 million expected potential spend per agency, which is based on current Cellebrite investigative analytics customer spend and estimates of future needs and potential. We assume the potential number of agencies to adopt these solutions to be 1,100 based specialized agencies with relatively large budgets in high income jurisdictions. To arrive at $0.8 billion of potential TAM for Management, we assume a $720 thousand potential spend per agency, which based on current Cellebrite Management customer spend and estimates of future needs and potential. We assume the potential agencies for this solution to be 1,100 based on specialized agencies with relatively large budgets in high income jurisdictions. To arrive at $1.7 billion of potential TAM for Services, we assume a $270 thousand average potential spend per agency, based on current Cellebrite customer spend and estimates of future needs and potential, and we assume the potential number of agencies relevant for this solution to be 6,400, including law enforcement agencies and other relevant public safety customers in jurisdictions and segments targeted by Cellebrite. To arrive at $1.6 billion of potential TAM for eDiscovery and Corporate Investigations (“CI”), we assume private sector addressable markets of $730 million for collection and $870 million for processing based on the estimated software component of the market size according to ComplexDiscovery.

Our $12 billion TAM can also be divided by customer: state and local government agencies represent $6.0 billion, federal government agencies represent $4.7 billion, and private sector represents $1.6 billion.

Among our 1,700 current private sector customers, our solution is enabling investigation teams to be more efficient and effective. We target the main use cases enterprises are dealing with today in the arena of corporate investigations, security, litigation support, and compliance. The highest density of specific use cases includes eDiscovery, patent infringement investigations, employee misconduct, and corporate security incidents.

Competitive Strengths

•        Deeply entrenched install base

•        We have 6,700 customers in total and according to our estimates, a 28% share of the Collect & Review market today, which allows our unique opportunity to sell investigative analytics and management software into the dominant base of Collect & Review customers.

•        The value of the installed base is supported by the near zero percent gross churn and our over 140% ARR dollar-based net retention rate as of December 31, 2020, among strategic accounts.

•        Our tools have become core to agency workflows, as a result, we have many long term customers who recommend our solutions to other agencies as well as examiners, investigators and analysts who bring our solutions to new agencies when transferring employment.

•        Deep vertical expertise

•        We have over 10 years of experience developing and refining our DI platform.

•        Our competitors’ solutions approach investigative analytics in a broad-based manner, which lacks the investigative-rigor, and domain-specific analysis and enrichments required for investigative data.

•        Our employees’ expertise builds on years working for government agencies. 7.5% of our employees have worked for police, military or intelligence agencies.

•        Strength of DI platform

•        We have a unique technology and platform that allows customers to successfully manage the investigative workflow in a digital era. Global agencies are adopting our platform to strengthen their investigative approach and promote digital transformation within their teams.

•        We provide an end-to-end DI platform, purpose-built for the entire investigation lifecycle. Our proprietary world-class technology overcomes encryption and bypasses locked devices for superior data collection. Our AI-based investigative analytics solutions enrich and fuse data to streamline the investigation and help investigators solve crime much faster than traditional means. The unique working “system” creates new collection and decoding profiles on a daily basis. Our centralized management tools maximize collaboration across investigation teams.

•        We have broad support for over 31,000 physical and virtual device profiles across mobile, laptop, computers, memory containers, applications, CDRs, etc. Today, the velocity of software updates creates a significant barrier for competitors. Our best-in-class research and development team runs a disciplined software update protocol which delivers updated Cellebrite software within days of major operating system update releases.

•        Global investigation standard

•        Our collect, review, analyze, and manage solutions produce high quality, digestible reports that have become the standard in investigation and legal processes.

•        Our reports are accepted in global court systems and as evidence used across hundreds of thousands of trials. We have certified over 20,000 officers globally, all trained with our solutions.

•        Given these four strengths, we are the only company to provide the end-to-end investigative platform to public sector agencies and the private sector.

Growth Strategy

Expansion within the existing customer base in the public sector

Through our go-to-market, we land customer relationships with Collect & Review solutions like UFED. We have a proven track record of cross-selling additional solutions into our customer base. This is evidenced by our 142% ARR dollar-based net retention rate as of June 30, 2021, in addition to the increase in the proportion of our largest customers using four or more solutions. This proportion has been increasing from 6% in 2017 to 50% in 2020. We believe this reflects the substantial potential for growth within our existing customer base. This is especially the case since the introduction of our Pathfinder, which eliminates time-consuming and manual review of digital data and would allow our customers to make more use of Cellebrite’s solutions. We believe that our largest expansion opportunity lies in delivering solutions to new departments and to new buying centers within existing customers.

Innovative, TAM enhancing new solutions

We plan to develop future solutions to capture additional revenue opportunities within our customer base and with new customers. With over a decade of investigative analytics experience, we are building a broader family of investigative analytics solutions that apply to new use cases and accelerate the investigation process. In development are the next stages of advanced case management solutions built to optimize cases and workflows in future investigations. For example, with the increasing popularity of block chain technologies and cryptocurrencies, we are building solutions to de-anonymize malicious use of cryptocurrencies, such as Crypto Tracer released in 2020.

Subscription and Cloud/SaaS

Subscription licenses comprise 66% of our revenue for the year ending December 31, 2020 and we plan to increase substantially our subscription business by 2023. We see gradually increasing demand from the market for SaaS and we’re investing in SaaS solutions. In the next five years we anticipate extending our DI platform with new SaaS offerings, some of which will include advanced AI/ML technology.

Private sector growth and transition of enterprise solutions

We are investing with a goal of adding 500 new enterprise customers, expanding within existing enterprise customers, and growing annual revenue per customer (“ARPC”) among our private sector customers. Historically, the private sector has utilized our solutions for eDiscovery through our Collect & Review solutions like UFED. Our research shows there is a need beyond Collect & Review to processing and early case assessment, which is expected to lead to an over $1.6 billion TAM by 2023. We will continue to address customer pain points and promote new use cases, examples include:

•        Investigation of the infringement of patents at large pharmaceutical companies.

•        Resolution of corporate security incidents in financial solutions.

•        IP theft to establish similar solutions at a competitor within retailers and manufacturing.

Selective strategic acquisitions

We maintain a disciplined approach to strategic tuck-in and bolt-on acquisitions that complement our technology and accelerate time to market. We utilize strategic acquisitions to expand our addressable market, accelerate revenue growth, broaden customer base and deepen existing relationships exist customers, and allow accelerated growth of our subscription and SaaS business.

Customers

We primarily sell to global government agencies and enterprises that help protect and save lives, accelerate justice and preserve privacy in global communities. Our customers often start with one of our solutions, for example UFED, and expand spend over time as value is realized. This is evidenced by our exceptional customers’ loyalty.

Our customers fall into one of three categories: strategic public, prime public and private.

Strategic public accounts are government agencies with capacity for larger annual contract values and represent approximately 250 customers today. These are large federal agencies and large state and city agencies that have a life time value (“LTV”) of over $750,000 in revenue over the three-year period following January 1, 2021.

Prime public accounts are typically small to mid-size state or local agencies. Mid-sized prime public accounts have the potential to become strategic public accounts.

Private accounts are typically large corporations, service providers, academic organizations and law firms.

As of December 31, 2020, our total customers were 6,700 in more than 140 countries. No organization accounted for more than 5% of 2020 revenue. Our top 25 customers accounted for 27% of total 2020 revenue.

Go-to-market

We target federal, state and local agencies as well as enterprise companies and service providers. Public agency budgets are being diverted to DI to make public safety more effective and efficient.

We utilize a combination of direct sales force and resellers to reach customers. Strategic account executives and prime account representatives manage materially all of the customer relationships directly. We sell to decision makers in public safety, which often include the chief of investigations or the head of investigations and intelligence or the head of the lab. In smaller prime accounts we sell to digital forensics labs, experts as well as police chiefs. In the private sector, we sell to internal security or investigation groups or e-discovery groups within enterprises and to service providers. For our reseller operations, we utilize resellers for government agency procurement where direct sales opportunities do not exist or where the government requires local vendors due to local restrictions. We calibrate our sales and marketing activities based upon the size of the customer and whether the customer is an existing customer or a new customer opportunity.

Our top strategic accounts have dedicated Cellebrite account executives, while other, prime accounts are managed by a sales manager or inside sales representative. Account executives are focused on expanding relationships with top customers, and focusing on customers’ new buying centers. Sales manager and inside sales representatives are focused on expanding sales volume with public sector prime accounts while our account representatives in the private sector are focused on new customer acquisition and expanding sales volume within existing accounts.

For existing customers, we highlight the value we bring to them currently while introducing to them the art of the possible through new solutions. We provide educational and awareness vehicles that drive greater understanding of how to maximize existing Cellebrite tools and solutions utilizing relevant channels such as our online customer community and vehicles like our in-person and virtual workshops, and our “Ask the Expert” video and webinar series. We continue to engage them in a shared vision of achieving their desired outcomes through our technology and services while introducing ancillary solutions that enhance and expand their current capabilities with our technology utilizing self-selection and assessment tools such as the DI Readiness Navigator and interactive case studies delivered virtually or in-person through our Cellebrite Envisioning Centers. We continue to provide relevant thought leadership content that highlights feedback and input from experts and their peers around what’s now and what’s next in digital transformation that improves and accelerates their investigative workflow.

For new customers, Cellebrite leverages channel and content mixes that resonate to target persona needs and interests through focused methodologies and tactics. Typically, we utilize a layered approach with each channel and the corresponding messaging that build on and complement one another, resolving in a demand offer that is compelling and relevant to their needs. We also measure the impact and performance of these efforts and make adjustments accordingly, whether to channel, content, messaging and/or offer.

Competition

We primarily compete with point solutions across functions and markets. Some competitors have a specialty in investigations, while others are primarily analytics tools.

In public safety, we compete with government independent software providers such as: AccessData (an Exterro company), Axon, IBM i2, GrayShift, Magnet Forensics, MSAB, NICE Public Safety, Nuix, OpenText Guidance, Palantir and Penlink. In the public sector, decision making is a result of a discovered need, the relationship, brand equity, the quality of the solution provided and the perceived level of service. Digital transformation processes are typically driven by senior leaders of an agency and require broader alignment and longer cycles for budget allocation. Demand for extension of existing solutions may either come from operational level or from agency leaders and is typically a shorter cycle.

In the private sector, we compete with vertical software providers AccessData (an Exterro company), Magnet Forensics, Nuix, OpenText Guidance, and Relativity. Private sector service providers are typically ROI driven and will decide to acquire our solutions when there is a financial justification of the investment. The drivers for enterprise customers are: operational readiness, compliance, prevention and mitigation of incidents and improving existing operation by introducing effective solutions.

License Terms

The license to use our products is granted to customers on a non-transferable basis usually for an authorized number of users. The license contains customary undertakings from customers and additionally requires them not to use the software in violation of applicable laws (including laws with respect to human rights and the rights of individuals) or in support of any illegal activity or to violate the rights of any third party. We may terminate any license, among other things, in the event of a material breach that is not cured after 30 days’ notice. In addition, we may disable the use of our software, among other things, if we determine that it has been used in violation of the license or applicable laws.

Regulation

We are subject to, and are required to comply with laws and regulations on import and export controls, sanctions, privacy, data protection and employment, among others.

Sanctions and Export Controls

We are subject to Israeli regulations controlling the export of encryption technology. The Wassenaar Arrangement on Export Controls for Conventional Arms and Dual-Use Goods and Technologies is a multilateral export control regime with 42 participating states. Although Israel is not a party to the Wassenaar Arrangement, it has adopted the Wassenaar Arrangement List of Dual Use Goods and Technologies and the goods and technologies listed therein are subject to Israeli export control laws and regulations. However, cryptography that is subject to Israeli encryption control laws is not regulated under the Israeli export control regime, even if its capabilities would otherwise place it within Part 2 of Chapter 5 of the Wassenaar Arrangement Dual Use List which relates to Information Security. Israeli law instead subjects such goods and technologies to its own encryption control regime, which includes export restrictions. Our products are therefore currently subject to this regime under Israeli law and not to Israeli export control laws vis-à-vis the Wassenaar Arrangement. Our export license under the Israeli encryption control regime prohibit us from exporting of our products to customers in certain countries and require us to obtain the consent of the Ministry of Defense to export to customers in certain other countries. We understand that these restrictions are based, among other things, on both considerations of national security and the Israeli government’s assessment of the human rights record of the country in question.

In 2016, the Israeli Ministry of Defense published draft regulations proposing to cancel the existing encryption control regime and to bring Part 2 of Chapter 5 of the Wassenaar Arrangement into full force and effect in its place. Section 5A(4)(b) of Part 2 of Chapter 5 of the Wassenaar Arrangement Dual Use List includes a new provision which (while not specifically stating) appears to apply to digital forensic technologies. If our solutions do become subject to the Wassenaar Arrangement dual use list as adopted by Israel, then they likely will be controlled under either the Israeli Defense Export Control Law, 5767-2007 or the Import and Export Order (Export Control over Dual Use Goods, Services and Technology), 5766-2006, depending on the nature of the customer. For example, under the Defense Export Control Law, an Israeli company may not conduct “defense marketing activity” without a defense marketing license from the Israeli Ministry of Defense and, subject to certain marketing license exceptions, is subject to a licensing requirement from the Israeli Ministry of Defense for any export of controlled defense goods, services and/or know-how. The definition of defense marketing activity is broad and includes any marketing of “defense equipment, services and/or know-how” outside of Israel or to a non-Israeli (including within Israel) regarding controlled dual-use equipment, services and/or know-how. If this occurs and if we determine that this provision applies to us, we may need to adapt our licensing, marketing and export practices to accommodate this change.

Various other countries in which we operate also regulate the import of certain encryption solutions and technology, including import permitting and licensing requirements, and have enacted laws that could limit our ability to distribute our solutions or could limit our customers’ ability to implement our solutions in those countries.

Our activities may be subject to certain economic sanctions laws including the laws of the Israel and the United States. In addition, we have adopted policies and procedures to restrict sales to countries subject to comprehensive U.S. and Israeli sanctions and to designated entities and individuals.

Data Privacy

Our products are used as an on-premise solution and are generally operated by our customers without our involvement. Nevertheless, our service operators occasionally have brief and limited access to customer data, including personally identifiable information (PII), when they receive calls for technical support. In addition, we may extract files containing customer data, including PII, in connection with the provision of our Advanced Services in which we serve as an outsourced lab for the extraction of data from devices that are sent to us by our customers. In both of those situations, we do not access or view customer data, maintain such data securely with limited access, and delete all such data following confirmation that the data has been received by the customer. As a result, for the purposes of the GDPR and the UK equivalent legislation, we are not considered to be a controller and serve as a processor in a number of circumstances, within the meaning of those terms under applicable data privacy laws.

Given the global nature of our operations, we are subject to a variety of local, state, national, and international laws and directives and regulations in the United States and abroad related to privacy and data protection, data security, data storage, retention, transfer and deletion, technology protection, and personal information.

The United States subjects companies to Federal and state laws and regulations regarding privacy and information security. California also recently enacted legislation, the CCPA, and follow-on legislation in the CPRA, which provides for civil penalties for violations, as well as a private right of action for data breaches that may increase data breach litigation. We expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States and other jurisdictions.

Outside of the United States, virtually every jurisdiction in which we operate has established its own legal framework relating to privacy, data protection, and information security matters with which we and/or our customers must comply. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, retention, disclosure, security, transfer, and other processing of data that identifies or may be used to identify or locate an individual. Some countries and regions have passed legislation that imposes significant obligations in connection with privacy, data protection, and information security, including the GDPR which became effective on May 25, 2018. We are required to comply with the GDPR and, following the exit of the UK from the European Union, the UK equivalent, the implementation of which exposes us to two parallel data protection regimes in Europe, each of which impose several stringent requirements for controllers and processors of personal data and could make it more difficult to and/or more costly for us to collect, store, use, transmit and process personal and sensitive data. Non-compliance with the GDPR and the UK equivalent legislation may result in administrative fines or monetary penalties of up to 4% of worldwide annual revenue in the preceding financial year or €20 million (whichever is higher) for the most serious infringements, and could result in proceedings against us by governmental entities or other related parties and may otherwise adversely impact our business, financial condition, and results of operations.

Our operations also are subject to various federal, state and local laws and regulations governing the occupational health and safety of our employees and wage regulations.

Intellectual property

Our platform and solutions are based on proprietary software and related solutions. We rely on a combination of copyright, trademark and trade secret laws, as well as certain contractual provisions to establish, maintain, protect and enforce our intellectual property and other proprietary rights, including those relating to our platform and solutions. In addition, we license technology from third parties that is integrated into some of our solutions.

We own a number of registered trademarks, including “Cellebrite,” “UFED” and other pending applications. Cellebrite also owns a number of domain names, including www.cellebrite.com.

Employees

As of June 30, 2021, we had 819 full-time employees, consisting of 129 employees in operations and services, 284 employees in research and development, 157 employees in general and administrative and 249 employees in sales and marketing. Among our full-time employees as of June 30, 2021, 214 were in North America, the Middle East and Africa including 463 in Israel, 86 were in Europe, 43 were in Asia Pacific and 13 in Latin America. Our employees are driven by the ability to empower public safety heroes in saving lives and combating crime as well as contributing directly to a safer corporate environment. Additionally, 7.5% of our employees have worked for police, military or intelligence agencies.

Properties and facilities

Our headquarters are currently located in a 6,386 square meter facility that we lease in Petach-Tikva, Israel, where the premises are used for activities related to the field of digital intelligence. Our lease for this facility initially expired on December 11, 2007 and was extended until May 15, 2026. We also lease a 1,445 square meters office space in Kiryat Malachi, Israel where the premises are used for activities related to Mobile Technology Manufacturing. Our lease for this facility initially expired in June 7, 2018 and was extended until February 28, 2031.

In addition, we have offices and manufacturing sites in Kiryat Malachi, Israel and offices in Vienna, Virginia; Parsippany, New Jersey; San Jose, California; Ottawa, Canada; Singapore; Noida, India; Canberra, Australia; Tokyo, Japan; Sao Paulo, Brazil; London, UK; Munich, Germany. Our offices support functions across sales and marketing, services, research and development, and operations and administration.

Recent acquisitions

On February 28, 2020, we completed the acquisition of 100% of the shares of BlackBag Technologies Inc., a U.S. computer forensic solutions company, for a total amount of $33.4 million. The acquisition expands our portfolio of DI solutions and upgrades our strategic commitment to provide customers a “one-stop-shop” offering that is capable of meeting their most important digital investigation needs. Our all-in-one solution provides public and private sector customers a comprehensive integrated offering with access to all major aspects of a digital investigation generating critical insights in a controlled and coordinated fashion while accelerating the investigative process. It also means offering a broad array of field acquisition capabilities including consent-based evidence collection along with an integrated solution set that provides access, insight and evidence management to facilitate and control large-scale deployments and orchestrate the entire DI operation.

Legal proceedings

From time to time we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

Management and Board of Directors

The following persons serve as Cellebrite’s executive officers and directors. For biographical information concerning the executive officers and directors, see below.

Name	Age	Position
Executive Officers
Yossi Carmil	54	Chief Executive Officer, Director
Dana Gerner	53	Chief Financial Officer
Leeor Ben-Peretz	45	Chief Strategy Officer
Ronnen Armon	58	Chief Products & Technologies Officer
Mark Gambill	62	Chief Marketing Officer
Alon Klomek	51	Chief Business Officer
Osnat Tirosh	52	Chief People Officer
Ken Basore	55	General Manager, Enterprise Solutions
Directors
Haim Shani	63	Chairman of the board
Ryusuke Utsumi	55	Director
Yonatan Domnitz	40	Director
Elly Keinan	56	Director
Adam Clammer	50	Director
William Heldfond	32	Director
Nadine Baudot-Trajtenberg	65	Director
Dafna Gruber	56	Director

Executive Officers

Yossi Carmil is our Chief Executive Officer, a position which he has held since 2005, after joining Cellebrite in 2004. From September 2004 to June 2005 Mr. Carmil was Vice President of Sales at Cellebrite. As of June 2019 Mr. Carmil joined the Cellebrite Board. Prior to joining Cellebrite, Mr. Carmil served as the Director of Sales at ITS Telecom from 2001 to 2004. Prior to that, he was Vice President, Commercial at Siemens from 1998 to 2001. Mr. Carmil has previously served as a director of Communitake Limited, Cellomat Limited and the German-Israeli Chamber of Commerce. Mr. Carmil currently serves as a director of the American-Israeli Chamber of Commerce. Mr. Carmil holds a Bachelor’s degree in Economics and Business Administration as well as an MBA from the Ludwig-Maximilians University in Munich, Germany.

Dana Gerner is our Chief Financial Officer, a position which she has held since May 2014. Prior to joining Cellebrite, Ms. Gerner served as Chief Financial Officer as well as President & Pool Management Director at Polymer Logistics from February 2000 to April 2014. Prior to that, Ms. Gerner was Chief Financial Officer at Leiman Schlussel from November 1998 to January 2000. She also served as a Senior Manager at Ernst & Young from 1991 to 1996 and Head of Section at the Israeli Defense Force from 1988 to 1990. Ms. Gerner earned a BA in Accounting and Economics from Tel-Aviv University and a Master’s degree in Innovation Management from Swinburne University.

Leeor Ben-Peretz is our Chief Strategy Officer, a position which he has held since February 2020. Prior to serving as Chief Strategy Officer, Mr. Ben-Peretz has held a variety of executive business roles while at Cellebrite since joining Cellebrite in 2009. Prior to joining Cellebrite, Mr. Ben-Peretz served as the Director of Business Development & Channel Sales and the Director of Account Management at InfoGin from 2006 to 2009. Prior to that, he served as Project Manager at Comverse from 2005 to 2006. Mr. Ben-Peretz also served as the Senior Project Manager at Pelephone from 2004 to 2005 as well as Treasurer and Product Manager at Aladdin Knowledge systems from 1998 to 2003. Mr. Ben-Peretz holds a BA degree in Business and Economics from the Academic College of Tel-Aviv and an Executive MBA degree from the Hebrew University of Jerusalem.

Ronnen Armon is our Chief Products & Technologies Officer, a position which he has held since joining Cellebrite in July 2020. Prior to joining Cellebrite, he was the Chief Operations Officer at Verbit.ai from November 2019 to June 2020. Prior to that, he co-founded Capriza and worked there from July 2011 to November 2019 and became Chief Executive Officer in November 2017. He has also held key VP positions at HP Software from 2007 to 2011 and Mercury from February 2004 to October 2007. Prior to these roles, Mr. Armon served as the General Manager at Enigma from 1992 to 2002. Mr. Armon holds a BSc. degree in Computer Science and Industrial Engineering, and a Master’s degree in System Analysis and Operations Research, both from the Technion, Israel’s Institute of Technology.

Mark Gambill is our Chief Marketing Officer, a position which he has held since joining Cellebrite in December 2018. Prior to joining Cellebrite, Mr. Gambill worked as the EVP Marketing and Chief Marketing Officer at MicroStrategy from May 2014 to December 2018. Prior to that, he served as Chief Marketing Officer at Vocus Inc. from August 2013 to 2014. Additionally, Mr. Gambill has served a variety of executive marketing roles including as VP Integrated Media and Marketing at Home Depot from 2012 to 2013, VP Marketing at Dell Inc. from January 2010 to July 2012, Chief Marketing Officer at CDW Corporation from August 2006 to April 2010, VP Marketing at Manpower from 2000 to 2006, as well as Chief Marketing Officer at ESI Corp. from 1997 to 2000. Mr. Gambill holds a Bachelor of Science degree in Marketing from Florida State University and has completed graduate course work at INSEAD.

Alon Klomek is our Chief Business Officer, a position which she has held since June 2020 after joining Cellebrite as the VP International Sales in June 2012. Prior to working at Cellebrite, Mr. Klomek was the Chief Executive Officer of eXaudios Technologies from January 2010 to June 2012. Prior to that, Mr. Klomec was VP Business PMI at NICE-Actimize from January 2008 to January 2010. Mr. Klomek has held several other positions including various executive roles at NICE Systems Inc. from November 2001 to January 2008, and Sales Manager as well as VP Sales while working at Walla Communication from October 1997 to November 2001. Mr. Klomek holds a Bachelor’s degree in Economics from Tel-Aviv College of Management and an MBA as well as a degree in Business Studies from NYU.

Osnat Tirosh is our Chief People and Corporate Development Officer, a position which she has held since January 2020. Ms. Tirosh joined Cellebrite as EVP Global HR & Strategic Organizational Development in March 2013. Prior to joining Cellebrite, Ms. Tirosh served as the Head of Global Human Resources at Better Place from October 2011 to March 2013. Prior to working at Better Place, Ms. Tirosh served as the Director of International HR and Director of HR at Passave (acquired by PMC-Sierra) from 2004 to October 2011. Additionally, Ms. Tirosh has served a variety of executive HR roles including Director of HR at nLayers from 2003 to 2004, VP HR at Pixel from 1998 to 2002, Senior Buyer at Comverse Infosys from 1997 to 1998, and Human Recourses Classification Unit at both the Government of Israel Ministry of Defense and the Israel air Force from 1986 to 1996. Ms. Tirosh holds a BSc. from NY Institute of Technology in Marketing and Communications and a MSc. degree in Management Engineering from the University of Bridgeport.

Ken Basore is our General Manager of Enterprise Solution, a position he has held since September 2020. Mr. Basore joined Cellebrite after the acquisition of BlackBag Technologies, Inc. (“Blackbag”) in February 2020. Prior to joining Cellebrite, Mr. Basore served as the CEO of BlackBag from September 2017 to August 2020. Prior to working at BlackBag, Mr. Basore served as the Senior Vice President of Product Engineering at Guidance Software (“Guidance”), which was acquired by OpenText Corporation, from December 2004 to September 2017, where he was responsible for all aspects of the design, development, delivery and support for both on-premise enterprise solutions and SaaS applications. Additionally, Mr. Basore held executive roles in training, information technology and professional services, including Head of Professional Services at Guidance from January 2003 to December 2004, and head of Training and CIO at Guidance from March 2012 to December 2015.

Directors

Ryusuke Utsumi is a Director of Cellebrite, a position which he has held since April 2020. Mr. Utsumi is currently president of SUNCORPORATION after joining SUNCORPORATION in June 2012. Prior to that, Mr. Utsumi served as a General Manager at Chubu Aerospace Industrial Technology Center from June 2009 to June 2012. Prior to that, Mr. Utsumi served as the Incubation Manager at Aichi Venture House from March 2008 to June 2009.

Yonatan Domnitz is a Director of Cellebrite, a position which he has held since April 2020. Mr. Domnitz was appointed as a Director of Sun Corporation, the parent company of Cellebrite, in April 2020 and as a director of Bascoft Ltd. in July 2020. He currently serves as a Managing Director and Strategic Analyst at Oasis Management (Hong Kong), a wholly-owned investment sub-advisory affiliate of Oasis Management Company Ltd., having joined the firm as an analyst in August 2012. Prior to his role with Oasis, Mr. Domnitz served as a Forensic Accountant at C. Lewis & Company LLP from January 2010 to August 2012 and RGL Forensics from August 2006 to December 2009. Mr. Domnitz has a BA (Hons) in History from University College London, successfully completed the Legal Practice Course at the College of Law having also attained a Graduate Diploma in Law. Mr. Domnitz qualified as Charted Accountant in 2009 and is an Associate member of the Institute of Chartered Accountants in England and Wales.

Haim Shani is a Director of Cellebrite, a position which he has held since 2019, and the Chairman of the Board of Directors as of August 30, 2021. Mr. Shani is currently the Co-founder & General Partner at Israel Growth Partners starting in April 2012. Prior to that, Mr. Shani served as a Director General and the Head of the Competitiveness Committee for the Ministry of Finance from November 2009 to September 2011. Prior to his work at the Ministry of Finance, Mr. Shani served as the Chief Executive Officer of NICE Systems Ltd. from January 2001 to October 2009. Prior to that, Mr. Shani served as VP at Applied Materials from April 1998 to December 2000. Mr. Shani holds a Bachelor’s degree in Industrial and Management Engineering from the Technion — Israel Institute of Technology, and an MBA from INSEAD, France.

Elly Keinan is a Director of Cellebrite, a position which he has held since September 2020. Mr. Keinan currently serves as Group President of Kyndryl starting in March 2021. Prior to that, Mr. Keinan served a variety of executive roles at IBM, including President and Chairman of IBM Japan and General Manager of North America, serving in these various roles from July 1987 to June 2020. Mr. Keinan holds his BS in Computer Science and Electrical Engineering from Rensselaer Polytechnic Institute and his MBA from University of Miami Herbert Business School.

Adam H. Clammer is a Director of Cellebrite, a position which he has held since the consummation of the Business Combination. Mr. Clammer served as the Chief Executive Officer and a Director of TWC from November 2020 until the consummation of the Business Combination. Since September 2020, he has served as Chief Executive Officer, President and a director of Nebula Caravel Acquisition Corp. (Nasdaq: NEBC). Mr. Clammer is also a Founding Partner of True Wind Capital, a private equity fund manager focused on the technology industry. Prior to founding True Wind Capital in 2015, Mr. Clammer was with KKR since 1995 where he co-founded and led the Global Technology Group from 2004 to 2013. Mr. Clammer has served on the boards of several public companies over the past 20 years. Mr. Clammer currently serves as a director of The Switch since 2016, as Chairman of the Board of LeadVenture since 2017, and as a director of Open Lending since 2020. Prior to joining KKR, Mr. Clammer worked in the Mergers & Acquisitions group at Morgan Stanley in New York and Hong Kong from 1992 to 1995. He holds a B.S. in Business Administration from the University of California, Berkeley and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

William Heldfond, is a Vice President at True Wind Capital, a private equity fund manager focused on technology industry. Mr. Heldfond joined True Wind Capital in 2018. From 2013 to 2016, Mr. Heldfond was an Associate at Accel-KKR, where he helped lead growth equity investments and leveraged buyout transactions within the technology, media and telecommunications sectors across both North America and Western Europe. Prior to joining Accel-KKR, Mr. Heldfond was with Vista Point Advisors, a middle-market investment bank focused on mergers and acquisitions, and private placement advisory within the technology, media and telecommunications sectors. From 2013 to 2017, Mr. Heldfond served as Vice Chairman for the Vanguard Chapter of the Aspen Institute. Mr. Heldfond currently serves as a director of Open Lending, a lending enablement platform for the automotive finance market, since 2021. Mr. Heldfond holds a B.A. in International Relations with an emphasis in Economics from the University of Southern California, where he graduated Summa Cum Laude and Phi Beta Kappa, and an M.B.A. from Stanford Graduate School of Business.

Nadine Baudot-Trajtenberg is a Director of Cellebrite, a position which she has held since the consummation of the Business Combination. Dr. Baudot-Trajtenberg currently serves as an Assistant Professor at the Interdisciplinary Center’s Tiomkin School of Economics in Herzliya, Israel, having previously served as Associate Dean at both the school of Economics and the Arison school of Business where she headed both the Masters of Business Administration and Global Masters of Business Administration programs. Prior to that, she served as Deputy Governor of the Bank of Israel from 2014 to 2019. Dr. Baudot-Trajtenberg has served on several boards, including of the holding company of Menora Mivtachim, one of Israel’s largest financial groups, Gazit Globe, a leading global real estate company, Bank Leumi Luxembourg and Bank Leumi Switzerland. Dr. Baudot-Trajtenberg holds a B.Sc. in Economics from the University of Montreal, an M.A. in Philosophy, Politics and Economics from the University of Oxford, and a Ph.D. in Economics from Harvard University.

Dafna Gruber is a Director of Cellebrite, a position which she has held since the consummation of the Business Combination. Ms. Gruber served as Chief Financial Officer of Aqua Security Ltd. from 2019 to February 2021. Previously, she served as Chief Financial Officer of Landa Corporation Ltd. from 2017 to 2018, of Clal Industries Ltd. from 2015 to 2017, of NICE Systems Ltd. from 2007 to 2015, and of Alvarion from 1999 to 2007. Ms. Gruber currently serves as an external director and/or independent director, and an audit committee and/or compensation committee member of several public companies, including Nova Measuring Instruments Ltd., Tufin Software Technology Ltd., TAT Industries Ltd. and Cognyte Ltd. Ms. Gruber holds a B.A. in Accounting and Economics from Tel Aviv University, and is a CPA.

Family Relationships

There are no family relationships between any of our executive officers and our directors.

Arrangements for Election of Directors and Members of Management

Prior to the Closing, (i) two directors, Adam H. Clammer and William Heldfond, were nominated by the Sponsor and accepted by Cellebrite; (ii) two directors, Ryusuke Utsumi and Yonatan Domnitz, were nominated by SUNCORPORATION and accepted by Cellebrite; (iii) one director, Haim Shani, was nominated by IGP and accepted by Cellebrite, and (iv) four directors, Elly Keinan, Nadine Baudot-Trajtenberg, Dafna Gruber and Yossi Carmil, were nominated in accordance with Cellebrite’s governing documents and applicable Law, two of whom are external directors as required by Israeli Law and three of whom are Independent Directors (for the avoidance of doubt, the external directors are considered also as independent directors). The initial Chairperson of the Cellebrite Board is Haim Shani, who has served in such capacity in accordance with the terms of Cellebrite’s governing documents since the Effective Time. The initial officers of Cellebrite are Yossi Carmil, Dana Gerner, Leeor Ben-Peretz, Ronnen Armon, Mark Gambill, Alon Klomek, Osnat Tirosh and Ken Basore, who were designated by Cellebrite as such prior to Closing, and who have served in such capacity in accordance with the terms of Cellebrite’s governing documents since the Effective Time.

Corporate Governance Practices

As an Israeli company, we are subject to various corporate governance requirements under the Companies Law, relating to matters such as external directors, the audit committee, the compensation committee and an internal auditor.

We are a “foreign private issuer” (as such term is defined in Rule 405 under the Securities Act). As a foreign private issuer we are permitted to comply with Israeli corporate governance practices instead of the corporate governance rules of Nasdaq, provided that we disclose which requirements we are not following and the equivalent Israeli requirement.

We rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings. As permitted under the Companies Law, pursuant to the Amended Articles, the quorum required for an ordinary meeting of shareholders consists of at least two shareholders present in person, by proxy or by other voting instrument in accordance with the Companies Law who hold at least 25% of the voting power of our shares. If a meeting is adjourned for a lack of quorum, the quorum for such adjourned meeting is, subject to certain exceptions, any number of shareholders. Those minimal attendance levels are lower than 33 1/3% of the issued share capital, which is the minimal quorum permitted under the corporate governance rules of Nasdaq. We otherwise comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other corporate governance rules.

Board of Directors

Under the Companies Law and the Amended Articles, our business and affairs are managed under the direction of the Cellebrite Board. The Cellebrite Board may exercise all powers and may take all actions that are not specifically granted to our shareholders or to executive management. Our Chief Executive Officer (referred to as a “general manager” under the Companies Law) is responsible for our day-to-day management. Our Chief Executive Officer is appointed by, and serves at the discretion of, the Cellebrite Board, subject to the employment agreement that we have entered into with him. All other executive officers are appointed by the Chief Executive Officer, subject to applicable corporate approvals, and are subject to the terms of any applicable employment or consulting agreements that we may enter into with them.

Pursuant to the Amended Articles, other than external directors, for whom special election requirements apply under the Companies Law, the number of directors on the Cellebrite Board consists of no less than three and no more than eleven directors divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors (other than the external directors). At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election. Therefore, beginning with the annual general meeting of 2022, each year the term of office of only one class of directors will expire.

Our directors who are not external directors are divided among the three classes as follows:

•        the Class I directors are Elly Keinan and Yonatan Domnitz, and their terms will expire at the annual general meeting of shareholders to be held in 2022;

•        the Class II directors are Haim Shani, William Heldfond and Ryusuke Utsumi, and their terms will expire at our annual meeting of shareholders to be held in 2023; and

•        the Class III directors are Yossi Carmil and Adam Clammer, and their terms will expire at our annual meeting of shareholders to be held in 2024.

Our directors, aside from our external directors, and subject to the specific director appointment rights contained in the Amended Articles, according to which (i) two directors shall be nominated by the Sponsor and reasonably acceptable to Cellebrite (each a “Sponsor Director”); (ii) two directors shall be nominated by SUNCORPORATION (each a “SUN Director”) and reasonably acceptable to Cellebrite; and (iii) one director shall be nominated by IGP (“IGP Director”) and reasonably acceptable to Cellebrite, were generally appointed by a simple majority vote of holders of our ordinary shares, participating and voting (in person or by proxy) at the annual general meeting of our shareholders. Our external directors will be Mses. Gruber and Baudot-Trajtenberg. For more information, see “— External Directors.”

Each director, aside from our external directors, the Sponsor Directors, the SUN Directors and IGP Director, will hold office until the annual general meeting of our shareholders for the year in which such director’s term expires, unless the tenure of such director expires earlier pursuant to the Companies Law or unless such director is removed from office as described below.

With respect to the directors appointed pursuant to the specific appointment rights described above: one Sponsor Director serves in Class II (the “Class II Sponsor Director”) and the other Sponsor Director serves in Class III (the “Class III Sponsor Director”); one SUN Director serves in Class I (the “Class I SUN Director”) and the other SUN Director serves in Class II (the “Class II SUN Director”); and the IGP Director serves in Class II.

The director appointment rights of the Sponsor, SUNCORPORATION and IGP under the Cellebrite Articles are subject to the following limitations:

•        The Sponsor has the right to appoint a Class II Sponsor Director and a Class III Sponsor Director during the period commencing on the date of the consummation of the Business Combination and ending on the earlier of (i) the date immediately following Cellebrite’s 2023 annual general meeting of its shareholders and (ii) the date on which the Sponsor Parties beneficially own in the aggregate less than two-thirds (2/3) of the number of Ordinary Shares beneficially owned by the Sponsor Parties on the date of the consummation of the Business Combination. Following such period and until the earlier of (i) the date immediately prior to Cellebrite’s 2023 annual general meeting of its shareholders and (ii) the date on which the Sponsor Parties beneficially own in the aggregate less than one-third (1/3) of the number of Ordinary Shares beneficially owned by the Sponsor Parties on the consummation of the Business Combination, the Sponsor has the right to appoint a Class III Sponsor Director.

•        SUNCORPORATION has the right to appoint a Class I SUN Director and a Class II SUN Director until such time as SUNCORPORATION and its affiliates cease to beneficially own in the aggregate at least 20% of the issued and outstanding Ordinary Shares. Following such time and until such time as SUNCORPORATION and its affiliates cease to beneficially own in the aggregate at least 10% of the issued and outstanding Ordinary Shares, SUNCORPORATION has the right to appoint a Class I SUN Director.

•        IGP has the right to appoint an IGP Director until such time as IGP and its affiliates cease to beneficially own in the aggregate at least 10% of the issued and outstanding Ordinary Shares.

Under the Amended Articles, the approval of the holders of at least 65% of the total voting power of our shareholders is generally required to remove any of our directors (other than the external directors, the Sponsor Directors, the SUN Directors and IGP Director) from office or amend the provision requiring the approval of at least 65% of the total voting power of our shareholders to remove any of our directors from office. In addition, vacancies on the Cellebrite Board may only be filled by a vote of a simple majority of the directors then in office or in case of a Sponsor Directors, SUN Directors or IGP Director, by a majority of the holders of the respective director appointment rights. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created. In the case of a vacancy due to the number of directors being less than the maximum number of directors stated in the Amended Articles, the new director filling the vacancy will serve until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by the Cellebrite Board.

Director Independence

The Nasdaq corporate governance rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the listed company). Our board of directors has determined that each of our directors, other than Mr. Carmil, are independent directors as defined in the Nasdaq corporate governance rules.

Chairperson of the Board

The Amended Articles provide that the Chairperson of the board of directors is appointed by the members of the board of directors from among them. Under the Companies Law, the chief executive officer of a public company, or a relative of the chief executive officer, may not serve as the chairperson of the board of directors, and the chairperson of the board of directors, or a relative of the chairperson, may not be vested with authorities of the chief executive officer unless approved by a special majority of the company’s shareholders. The shareholders’ approval can be effective for a period of five years following an initial public offering, and subsequently, for additional periods of up to three years.

In addition, a person who is subordinated, directly or indirectly, to the chief executive officer may not serve as the chairperson of the board of directors, the chairperson of the board of directors may not be vested with authorities that are granted to persons who are subordinated to the chief executive officer and the chairperson of the board of directors may not serve in any other position in the company or in a controlled subsidiary, but may serve as a director or chairperson of a controlled subsidiary.

External Directors

Under the Companies Law, companies incorporated under the laws of the State of Israel that are “public companies,” including companies with shares listed on Nasdaq are required to appoint at least two external directors. Our external directors will be Mses. Gruber and Baudot-Trajtenberg.

Pursuant to the regulations promulgated under the Companies Law, companies whose shares are traded on specified U.S. stock exchanges, including Nasdaq, and which do not have a controlling shareholder (as such term is defined in the Companies Law), and follow the U.S. rules with respect to the appointment of independent directors and the composition of the Board’s committees, may (but are not required to) elect to opt out of the requirement to maintain external directors and opt out of the composition requirements under the Companies Law with respect to the audit and compensation committees. We currently cannot rely on such exemption, due to the fact that Sun Corporation is a controlling shareholder of Cellebrite.

The appointment of external directors must be made by a general meeting of our shareholders no later than three months following the closing of the business combination, and therefore we intend to hold a shareholders’ meeting within three months of the closing of the business combination for the appointment of two external directors.

The provisions of the Companies Law set forth special approval requirements for the election of external directors. External directors must be elected by a majority vote of the shares present and voting at a meeting of shareholders, provided that either:

•        such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions, to which we refer as a disinterested majority; or

•        the total number of shares voted by non-controlling shareholders and by shareholders who do not have a personal interest in the election of the external director against the election of the external director does not exceed 2% of the aggregate voting rights in the company.

The term “controlling shareholder” as used in the Companies Law for purposes of all matters related to external directors and for certain other purposes (such as the requirements related to appointment to the audit committee or compensation committee, as described below), means a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint a majority of the directors of the company or its general manager. With respect to certain matters (various related party transactions), a controlling shareholder is deemed to include a shareholder that holds 25% or more of the voting rights in a public company if no other shareholder holds more than 50% of the voting rights in the company, but excludes a shareholder whose power derives solely from his or her position as a director of the company or from any other position with the company.

The initial term of an external director is three years. Thereafter, an external director may be re-elected by shareholders to serve in that capacity for up to two additional three-year terms, provided that either:

(i)     his or her service for each such additional term is recommended by one or more shareholders holding at least 1% of the company’s voting rights and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non-controlling, disinterested shareholders voting for such re-election exceeds 2% of the aggregate voting rights in the company, subject to additional restrictions set forth in the Israeli Companies Law with respect to affiliations of external director nominee;

(ii)    his or her service for each such additional term is recommended by the board of directors and is approved at a meeting of shareholders by the same majority required for the initial election of an external director (as described above); or

(iii)   his or her service for each such additional term is suggested by the director himself/herself and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non-controlling, disinterested shareholders voting for such re-election exceeds 2% of the aggregate voting rights in the company, subject to additional restrictions set forth in the Israeli Companies Law with respect to affiliations of external director nominee.

The term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including the Nasdaq may be extended indefinitely in increments of additional three-year terms, in each case provided that the audit committee and the board of directors of the company confirm that, in light of the external director’s expertise and special contribution to the work of the board of directors and its committees, the re-election for such additional period(s) is beneficial to the company, and provided that the external director is re-elected subject to the same shareholder vote requirements (as described above regarding the re-election of external directors). Prior to the approval of the re-election of the external director at a general meeting of shareholders, the company’s shareholders must be informed of the term previously served by him or her and of the reasons why the board of directors and audit committee recommended the extension of his or her term.

External directors may be removed from office by a special general meeting of shareholders called by the board of directors, which approves such dismissal by the same shareholder vote percentage required for their election or by a court, in each case, only if such director does not meet the statutory qualifications for appointment, or violating their duty of loyalty to the company. The court may also remove an external director from office, if it determines, at the request of the company, a board member, a shareholder or a creditor that the board member is not able to fulfil his role or if such board member was convicted by a foreign court of certain specific offences.

If an external directorship becomes vacant and there are fewer than two external directors on the board of directors at the time, then the board of directors is required under the Companies Law to call a shareholders’ meeting as soon as practicable to appoint a replacement external director. Each committee of the board of directors that has the right to exercise the powers of the board of directors must include at least one external director and the audit committee and the compensation committee must include all external directors then serving on the board of directors and an external director must serve as chair thereof. Under the Companies Law, external directors of a company are prohibited from receiving, directly or indirectly, any compensation from the company other than for their services as external directors pursuant to the Companies Law and the regulations promulgated thereunder. Compensation of an external director is determined prior to his or her appointment and may not be changed during his or her term subject to certain exceptions.

The Companies Law provides that a person is not qualified to be appointed as an external director if (i) the person is a relative of a controlling shareholder of the company, or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subordinate, or any entity under the person’s control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation or other disqualifying relationship with the company, with any person or entity controlling the company or a relative of such person, or with any entity controlled by or under common control with the company; or (b) in the case of a company with no controlling shareholder or any shareholder holding 25% or more of its voting rights, had at the date of appointment as an external director, any affiliation or other disqualifying relationship with a person then serving as chairman of the board or Chief Executive Officer, a holder of 5% or more of the issued share capital or voting power in the company or the most senior financial officer.

The term “relative” is defined in the Companies Law as a spouse, sibling, parent, grandparent or descendant; spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons. Under the Israeli Companies Law, the term “affiliation” and the similar types of disqualifying relationships include (subject to certain exceptions):

•        an employment relationship;

•        a business or professional relationship even if not maintained on a regular basis (but excluding insignificant relationships);

•        control; and

•        service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

The term “office holder” is defined in the Companies Law as a general manager (i.e., Chief Executive Officer), chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of that person’s title, a director and any other manager directly subordinate to the general manager.

In addition, no person may serve as an external director if that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as an external director or if the person is an employee of the Israel Securities Authority of an Israeli stock exchange.

Following the termination of an external director’s service on a board of directors, such former external director and his or her spouse and children may not be provided a direct or indirect benefit by the company, its controlling shareholder or any entity under its controlling shareholder’s control. This includes engagement as an office holder of the company or a company controlled by its controlling shareholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by the former external director. This restriction extends for a period of two years with regard to the former external director and his or her spouse or child and for one year with respect to other relatives of the former external director.

If at the time at which an external director is appointed all members of the board of directors who are not controlling shareholders or relatives of controlling shareholders of the company are of the same gender, the external director to be appointed must be of the other gender. A director of one company may not be appointed as an external director of another company if a director of the other company is acting as an external director of the first company at such time.

According to the Companies Law and regulations promulgated thereunder, a person may be appointed as an external director only if he or she has professional qualifications or if he or she has accounting and financial expertise (each, as defined below); provided that at least one of the external directors must be determined by the Cellebrite Board to have accounting and financial expertise. However, if at least one of our other directors (i) is an audit committee independent financial expert according to U.S. law and (ii) has accounting and financial expertise as defined under the Companies Law, then neither of our external directors is required to possess accounting and financial expertise as long as each possesses the requisite professional qualifications.

A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses an expertise in, and an understanding of, financial and accounting matters and financial statements, such that he or she is able to understand the financial statements of the company and initiate a discussion about the presentation of financial data. A director is deemed to have professional qualifications if he or she has any of (i) an academic degree in economics, business management, accounting, law or public administration, (ii) an academic degree or has completed another form of higher education in the primary field of business of the company or in a field which is relevant to his/her position in the company or (iii) at least five years of experience serving in one of the following capacities, or at least five years of cumulative experience serving in two or more of the following capacities: (a) a senior business management position in a company with a significant volume of business, (b) a senior position in the company’s primary field of business or (c) a senior position in public administration or service. The board of directors is charged with determining whether a director possesses financial and accounting expertise or professional qualifications.

Lead Independent Director

The Cellebrite Board adopted corporate governance guidelines after the listing of our ordinary shares on Nasdaq, which now serve as a flexible framework within which the Cellebrite Board and its committees operate subject to the requirements of applicable law and regulations. Under these guidelines, it is our policy that the positions of chairman of the board of directors and Chief Executive Officer are held by the same person (subject to approval by our shareholders pursuant to the Companies Law, as described below). Under such circumstance, the guidelines also provide that the non-executive board members shall designate an independent director, who has served a minimum of one year as a director, to serve as the lead independent director. If at any meeting of the board of directors the lead independent director is not present, then for the purpose and duration of such meeting one of the following (in the following order) will act as the lead independent director: the chairman of the audit committee, chairman of the compensation committee, or an independent member of the board appointed by a majority of the independent members of the board present.

The authorities and responsibilities of the lead independent director include, but are not be limited to, the following:

•        presiding as chairman of meetings of the board of directors at which the chairman of the board of directors is not present, including executive sessions of the independent members of the board of directors;

•        serving as liaison between the chairman of the board of directors and the independent members of the board of directors;

•        approving meeting agendas for the board of directors;

•        approving information sent to the board of directors;

•        approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•        having the authority to call meetings of the independent members of the board of directors; and

•        ensuring that he or she is available for consultation and direct communication with shareholders, as appropriate.

Audit Committee

Companies Law Requirements

Under the Companies Law, the board of directors of a public company must appoint an audit committee. The audit committee must be comprised of at least three directors, including all of the external directors, one of whom must serve as chairman of the committee. The audit committee may not include the chairman of the board, a controlling shareholder of the company, a relative of a controlling shareholder, a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder, or a director who derives most of his or her income from a controlling shareholder. In addition, under the Companies Law, the audit committee of a publicly traded company must consist of a majority of unaffiliated directors. In general, an “unaffiliated director’’ under the Companies Law is defined as either an external director or as a director who meets the following criteria:

•        he or she meets the qualifications for being appointed as an external director, except for the requirement (i) that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed for trading outside of Israel) and (ii) for accounting and financial expertise or professional qualifications; and

•        he or she has not served as a director of the company for a period exceeding nine consecutive years. For this purpose, a break of less than two years in the service shall not be deemed to interrupt the continuation of the service.

Each member of our audit committee (each, as identified in the second paragraph under the sub-heading “Listing Requirements” below) is an unaffiliated director under the Companies Law, thereby fulfilling the foregoing Israeli law requirement for the composition of the audit committee.

The audit committee may not include the chairman of the board, a controlling shareholder of the company, a relative of a controlling shareholder, a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder, or a director who derives most of his or her income from a controlling shareholder. In addition, under the Companies Law, the audit committee of a publicly traded company must consist of a majority of independent directors.

Listing Requirements

Under the corporate governance rules of Nasdaq we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise.

Our audit committee consists of Dafna Gruber, Nadine Baudot-Trajtenberg and William Heldfond. Dafna Gruber serves as the chairperson of the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the corporate governance rules of Nasdaq. The Cellebrite Board has determined that Dafna Gruber is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the corporate governance rules of Nasdaq.

The Cellebrite Board has determined that each member of our audit committee is “independent” as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members.

Audit Committee Role

The Cellebrite Board has adopted an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the Companies Law, the SEC rules, and the Nasdaq corporate governance rules. These responsibilities include, but are not limited to:

•        retaining and terminating our independent auditors, subject to ratification by the board of directors and by the shareholders;

•        pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;

•        overseeing the accounting and financial reporting processes of our company;

•        overseeing audits of our financial statements;

•        preparing all reports as may be required of an audit committee under the rules and regulations promulgated under the Exchange Act;

•        reviewing with management and our independent auditor our annual and quarterly financial statements prior to publication, filing, or submission to the SEC;

•        recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with the Companies Law, as well as approving the yearly or periodic work plan proposed by the internal auditor;

•        reviewing with our general counsel and/or external counsel, as deemed necessary, legal and regulatory matters that may have a material impact on the financial statements;

•        identifying irregularities in our business administration, inter alia, by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;

•        reviewing policies and procedures with respect to transactions (other than transactions related to compensation or terms of service) between the Company and officers and directors, affiliates of officers or directors, or transactions that are not in the ordinary course of the Company’s business and deciding whether to approve such acts and transactions if so required under the Companies Law; and

•        establishing procedures for handling employee complaints relating to the management of our business and the protection to be provided to such employees.

Compensation Committee

Companies Law Requirements

Under the Companies Law, the board of directors of a public company must appoint a compensation committee. The compensation committee generally (subject to certain exceptions that do not apply to our company) must be comprised of at least three directors, including all of the external directors, who must constitute a majority of the members of the compensation committee, and one of whom must serve as chairman. Each compensation committee member who is not an external director must be a director whose compensation is similar to the amount that may be paid to an external director. The compensation committee is subject to the same Companies Law restrictions as the audit committee as to who may not be a member of the compensation committee. Each member of our compensation committee (each, as identified in the second paragraph under the sub-heading “Listing Requirements” below) fulfils the foregoing Israeli law requirements related to the composition of the compensation committee.

Listing Requirements

Under the corporate governance rules of Nasdaq we are required to maintain a compensation committee consisting of at least two independent directors.

Our compensation committee consists of Dafna Gruber, Nadine Baudot-Trajtenberg and Elly Keinan. Nadine Baudot-Trajtenberg serves as chairperson of the committee. The Cellebrite Board has determined that each member of our compensation committee is independent under the corporate governance rules of Nasdaq including the additional independence requirements applicable to the members of a compensation committee.

Compensation Committee Role

In accordance with the Companies Law, the roles of the compensation committee are, among others, as follows:

•        making recommendations to the board of directors with respect to the approval of the compensation policy for office holders and, once every three years, regarding any extensions to a compensation policy that was adopted for a period of more than three years;

•        reviewing the implementation of the compensation policy and periodically making recommendations to the board of directors with respect to any amendments or updates of the compensation policy;

•        resolving whether or not to approve arrangements with respect to the terms of office and employment of office holders; and

•        exempting, under certain circumstances, a transaction with our Chief Executive Officer from the approval of our shareholders.

An office holder is defined in the Companies Law as a director, chief executive officer, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, and any other manager directly subordinate to the chief executive officer. Each person listed in the table under the section titled “Management — Executive Officers and Directors” is an office holder under the Companies Law.

The Cellebrite Board has adopted a compensation committee charter setting forth the responsibilities of the committee, which are consistent with the corporate governance rules of Nasdaq and include among others:

•        recommending to the Cellebrite Board for its approval a compensation policy in accordance with the requirements of the Companies Law as well as other compensation policies, incentive-based compensation plans and equity-based compensation plans, and overseeing the development and implementation of such policies and recommending to the Cellebrite Board any amendments or modifications the committee deems appropriate, including as required under the Companies Law;

•        reviewing and approving the granting of options and other incentive awards to our Chief Executive Officer and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including evaluating their performance in light of such goals and objectives;

•        approving and exempting certain transactions regarding office holders’ compensation pursuant to the Companies Law; and

•        administering our equity-based compensation plans, including without limitation, approving the adoption of such plans, amending and interpreting such plans and the awards and agreements issued pursuant thereto, and making awards to eligible persons under the plans and determining the terms of such awards.

Compensation Policy under the Companies Law

In general, under the Companies Law, a public company must have a compensation policy approved by the board of directors after receiving and considering the recommendations of the compensation committee. In addition, our compensation policy must be approved at least once every three years, first, by the Cellebrite Board, upon recommendation of our compensation committee, and second, by a majority of the ordinary shares present, in person or by proxy, and voting (excluding abstentions) at a general meeting of shareholders, provided that either:

•        such majority includes at least a majority of the shares held by shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation policy; or

•        the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy and who vote against the policy does not exceed two percent (2%) of the aggregate voting rights in the Company.

Under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee and then the board of directors decide, on the basis of detailed grounds and after discussing again the compensation policy, that approval of the compensation policy, despite the objection of shareholders, is for the benefit of the company.

If a company that initially offers its securities to the public, like us, adopts a compensation policy in advance of its initial public offering, and describes it in its prospectus for such offering, then such compensation policy shall be deemed a validly adopted policy in accordance with the Companies Law requirements described above. Furthermore, if the compensation policy is established in accordance with the aforementioned relief, then it will remain in effect for a term of five years from the date such company becomes a public company.

The compensation policy must be based on certain considerations, include certain provisions and reference certain matters as set forth in the Companies Law. The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement (under special circumstances, the compensation committee, board of directors and the shareholders may approve terms of employment or engagement of an office holder which do not comply with the compensation policy. The board of directors may approve terms of employment or engagement of an office holder despite the objection of the shareholders on the condition that the compensation committee and then the board of directors approve it, on the basis of detailed grounds and after discussing again such terms of employment or engagement). The compensation policy must be determined and later reevaluated according to certain factors, including: the advancement of the company’s objectives, business plan and long-term strategy; the creation of appropriate incentives for office holders, while considering, among other things, the company’s risk management policy; the size and the nature of the company’s operations; and with respect to variable compensation, the contribution of the office holder towards the achievement of the company’s long-term goals and the maximization of its profits, all with a long-term objective and according to the position of the office holder. The compensation policy must furthermore consider the following additional factors:

•        the education, skills, experience, expertise and accomplishments of the relevant office holder;

•        the office holder’s position and responsibilities;

•        prior compensation agreements with the office holder;

•        the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company, in particular the ratio between such cost to the average and median salary of such employees of the company, as well as the impact of disparities between them on the work relationships in the company;

•        if the terms of employment include variable components — the possibility of reducing variable components at the discretion of the board of directors and the possibility of setting a limit on the value of non-cash variable equity-based components; and

•        if the terms of employment include severance compensation — the term of employment or office of the office holder, the terms of the office holder’s compensation during such period, the company’s performance during such period, the office holder’s individual contribution to the achievement of the company goals and the maximization of its profits and the circumstances under which he or she is leaving the company.

The compensation policy must also include, among other things:

•        with regards to variable components:

•        with the exception of office holders who report to the chief executive officer, a means of determining the variable components on the basis of long-term performance and measurable criteria; provided that the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, if such amount is not higher than three months’ salary per annum, taking into account such office holder’s contribution to the company;

•        the ratio between variable and fixed components, as well as the limit of the values of variable components at the time of their payment, or in the case of equity-based compensation, at the time of grant.

•        a condition under which the office holder will return to the company, according to conditions to be set forth in the compensation policy, any amounts paid as part of the office holder’s terms of employment, if such amounts were paid based on information later to be discovered to be wrong, and such information was restated in the company’s financial statements;

•        the minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

•        a limit to retirement grants.

Our compensation policy is designed to promote retention and motivation of directors and executive officers, incentivize superior individual excellence, align the interests of our directors and executive officers with our long-term performance and provide a risk management tool. To that end, a portion of our executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. On the other hand, our compensation policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for equity-based compensation.

Our compensation policy also addresses our executive officers’ individual characteristics (such as their respective position, education, scope of responsibilities and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses and other cash bonuses (such as a signing bonus and special bonuses with respect to any special achievements, such as outstanding personal achievement, outstanding personal effort or outstanding company performance), equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to our executive officers other than our Chief Executive Officer will be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by our Chief Executive Officer and subject to minimum thresholds. The annual cash bonus that may be granted to executive officers other than our Chief Executive Officer may alternatively be based entirely on a discretionary evaluation. Furthermore, our Chief Executive Officer is entitled to approve performance objectives for executive officers who report to him.

The measurable performance objectives of our Chief Executive Officer will be determined annually by our compensation committee and board of directors. A non-material portion of the Chief Executive Officer’s annual cash bonus, as provided in our compensation policy, may be based on a discretionary evaluation of the Chief Executive Officer’s overall performance by the compensation committee and the board of directors.

The equity-based compensation under our compensation policy for our executive officers (including members of the Cellebrite Board) is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our compensation policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and restricted share units, in accordance with our equity incentive plan then in place. All equity-based incentives granted to executive officers shall be subject to vesting periods in order to promote long-term retention of the awarded executive officers.

The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.

In addition, our compensation policy contains compensation recovery provisions which allow us under certain conditions to recover bonuses paid in excess, enable our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer who reports directly him (provided that the changes of the terms of employment are in accordance with our compensation policy) and allow us to exculpate, indemnify and insure our executive officers and directors to the maximum extent permitted by Israeli law subject to certain limitations set forth therein.

Our compensation policy also provides for compensation to the members of the Cellebrite Board either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time, or (ii) in accordance with the amounts determined in our compensation policy.

Nominating and Governance Committee

Our nominating and governance committee consists of Haim Shani and Yonatan Domnitz. Mr. Domnitz serves as chairperson of the committee. The Cellebrite Board has adopted a nominating and governance committee charter setting forth the responsibilities of the committee, which include, but are not limited to:

•        overseeing and assisting our board in reviewing and recommending nominees for election of directors;

•        assessing the performance of the members of our board; and

•        establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our board a set of corporate governance guidelines applicable to our business.

Internal Auditor

Under the Companies Law, the board of directors of a public company must appoint an internal auditor based on the recommendation of the audit committee. The role of the internal auditor is, among other things, to examine whether a company’s actions comply with applicable law and orderly business procedure. Under the Companies Law (which refers to the Internal Audit Law 5752-1992), the internal auditor shall not, outside the body in which he or she serves as internal auditor, have any responsibility which creates or is liable to create a conflict of interests with his or her responsibility as internal auditor. In addition, the internal auditor shall not, in the body in which he or she serves as internal auditor, have any responsibility other than internal audit, except for the responsibilities of a commissioner of public complaints or of a commissioner of employees’ complaints, and even that only if the additional responsibility does not interfere with the performance of his or her primary responsibility. We will appoint an internal auditor by October 29, 2021.

Approval of Related Party Transactions under Israeli Law

Fiduciary Duties of Directors and Executive Officers

The Companies Law codifies the fiduciary duties that office holders owe to a company. An office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director and any other manager directly subordinate to the general manager. Each person listed in the table under “Management — Executive Officers and Directors” is an office holder under the Companies Law.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care includes, among other things, a duty to use reasonable means, in light of the circumstances, to obtain:

•        information on the business advisability of a given action brought for his, her or its approval or performed by virtue of his, her or its position; and

•        all other important information pertaining to such action.

The duty of loyalty requires that an office holder act in good faith and in the best interests of the company, and includes, among other things, the duty to:

•        refrain from any act involving a conflict of interest between the performance of his, her or its duties in the company and his, her or its other duties or personal affairs;

•        refrain from any activity that is competitive with the business of the company;

•        refrain from exploiting any business opportunity of the company for the purpose of gaining a personal advantage for himself, herself or itself or others; and

•        disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of his, her or its position as an office holder.

Under the Companies Law, a company may approve an act specified above which would otherwise constitute a breach of the office holder’s fiduciary duty, provided that the office holder acted in good faith, neither the act nor its approval harms the company and the office holder discloses his, her or its personal interest, including any substantial fact or document, a sufficient time before the date for discussion of the approval of such act. Any such approval is subject to the terms of the Companies Law setting forth, among other things, the appropriate bodies of the company required to provide such approval and the methods of obtaining such approval.

Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions

The Companies Law requires that an office holder promptly disclose to the company any personal interest and all related material information known to such office holder concerning any existing or proposed transaction with the company, no later than the meeting of the board of directors in which the transaction is first considered. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director, or general manager or in which such person has the right to appoint at least one director or the general manager, but excluding a personal interest stemming solely from one’s ownership of shares in the company. A personal interest includes the personal interest of a person who votes by virtue of a power of attorney given to him by the office holder, even if the office holder giving the voting proxy does not have a personal interest, and the person who was given a power of attorney by the office holder who has a personal interest, shall also be deemed a vote of a person with a personal interest, irrespective of whether the person who votes has or does not have discretion.

If it is determined by the Audit Committee that an office holder has a personal interest in a non-extraordinary transaction (meaning any transaction that is in the ordinary course of business, on market terms or that is not likely to have a material impact on the company’s profitability, assets or liabilities), approval by the board of directors is required for the transaction unless the company’s articles of association provide for a different method of approval. Any such transaction that is adverse to the company’s best interests may not be approved by the board of directors.

Pursuant to the Amended Articles, a transaction between the company and an office holder, and a transaction between the company and another entity in which an office holder of the company has a personal interest, in each case, which is not an non extraordinary transaction (as defined above), shall require only the approval by the board of directors or a committee of the board of directors. Such authorization, as well as the actual approval, may be for a particular transaction or more generally for specific type of transactions.

Approval first by the company’s audit committee and subsequently by the board of directors is required for an extraordinary transaction (meaning any transaction that is not in the ordinary course of business, not on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities) in which an office holder has a personal interest.

A director and any other office holder who has a personal interest in a transaction which is considered at a meeting of the board of directors or the audit committee may generally (unless it is with respect to a transaction which is not an extraordinary transaction) not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee, as applicable, have a personal interest in the matter. If a majority of the members of the audit committee or the board of directors have a personal interest in the matter, then all of the directors may participate in deliberations of the audit committee or board of directors, as applicable, with respect to such transaction and vote on the approval thereof and, in such case, shareholder approval is also required. However, an office holder who has a personal interest may participate in order to present the transaction, if the chairman of the audit committee or the chairman of the board of directors, as applicable, decided that he/she is needed for the presentation.

For a description of the approvals required under Israeli law for compensation arrangements of officers and directors, see “Management Following the Merger — Compensation of Directors and Executive Officers.”

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner in exercising his or her rights and in fulfilling his or her duties toward the company and other shareholders and to refrain from abusing his or her power with respect to the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:

•        an amendment to the company’s articles of association;

•        an increase of the company’s authorized share capital;

•        a merger; or

•        interested party transactions that require shareholder approval.

In addition, a shareholder has a general duty to refrain from discriminating against other shareholders.

Certain shareholders also have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote, and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or exercise any other rights available to it under the company’s articles of association with respect to the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty of fairness.

Personal interests of a controlling shareholder

Certain disclosure and approval requirements apply under Israeli law to certain transactions with controlling shareholders, certain transactions in which a controlling shareholder has a personal interest, and certain arrangements regarding the terms of service or employment of a controlling shareholder. For these purposes, a controlling shareholder is any shareholder that has the ability to direct the company’s actions, including any shareholder holding 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Two or more shareholders holding voting rights in a company and each of whom has a personal interest in the approval of the same transaction shall be considered to be joint holders.

Extraordinary transactions with a controlling shareholder or with relatives of a controlling shareholder or in which a controlling shareholder has a personal interest, directly and indirectly, including through a company controlled by him or her, and any transaction for him or her to provide services to the company, require the approval of the audit committee, the board of directors and a majority of the shareholders of the company, in that order. In addition, the shareholders’ approval must be by a special majority. In addition, any such extraordinary transaction whose term is more than three years generally requires approval as described above every three years.

Exculpation, Insurance and Indemnification of Office Holders

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. The Amended Articles include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.

An Israeli company may indemnify an office holder from the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

•        a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above mentioned events and amount or criteria;

•        reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (iii) in connection with a monetary sanction;

•        reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third-party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent;

•        expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”);

•        expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder pursuant to certain provisions of the Israeli Economic Competition Law, 5758-1988; and

•        any other event, occurrence, matter or circumstance under any law with respect to which the Company may, or will be able to, indemnify an office holder.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:

•        a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the Company;

•        a breach of the duty of care to the company or to a third-party, including a breach arising out of the negligent conduct of the office holder;

•        a financial liability imposed on the office holder in favor of a third-party;

•        a financial liability imposed on the office holder in favor of a third-party harmed by a breach in an administrative proceeding;

•        expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law; and

•        any other event, occurrence, matters or circumstances under any law with respect to which the company may, or will be able to, insure an office holder.

An Israeli company may not indemnify or insure an office holder against any of the following:

•        a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•        a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•        an act or omission committed with intent to derive illegal personal benefit; or

•        a fine, monetary sanction, or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification, and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy, which was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets, or obligations.

The Amended Articles allow us to exculpate, indemnify, and insure our officer holders for any liability imposed on them as a consequence of an act (including any omission) which was performed by virtue of being an office holder. Our office holders are currently covered by a directors and officers’ liability insurance policy.

We have entered into agreements with each of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.

The maximum indemnification amount set forth in such agreements is limited to an amount equal to the higher of $250 million, 25% of our total shareholders’ equity as reflected in our most recent consolidated financial statements prior to the date on which the indemnity payment is made and 10% of our total market cap calculated based on the average closing price our ordinary shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment (other than indemnification for an offering of securities to the public, including by a shareholder in a secondary offering, in which case the maximum indemnification amount is limited to the gross proceeds raised by us and/or any selling shareholder in such public offering). The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.

In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefore unenforceable.

Compensation of Directors and Executive Officers

Directors

Under the Companies Law, the compensation of a public company’s directors requires the approval of (i) its compensation committee, (ii) its board of directors and (iii) the approval of its shareholders at a general meeting, unless exempted pursuant to regulations promulgated under the Companies Law. In addition, if the compensation of a public company’s directors is inconsistent with the company’s compensation policy, then those inconsistent provisions must be separately considered by the compensation committee and board of directors, and approved by the shareholders by a special vote in one of the following two ways:

•        at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such matter, present and voting at such meeting, vote in favor of the inconsistent provisions of the compensation package, excluding abstentions; or

•        the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such matter voting against the inconsistent provisions of the compensation package does not exceed two percent (2%) of the aggregate voting rights in the Company.

Executive Officers other than the Chief Executive Officer

The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the Chief Executive Officer) in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) only if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders (by a special majority vote as discussed above with respect to the approval of director compensation). However, if the shareholders of the company decline to approve a compensation arrangement with an executive officer that is inconsistent with the company’s stated compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide detailed reasons for their decision.

An amendment to an existing arrangement with an office holder requires only the approval of the compensation committee, if the compensation committee determines that the amendment is not material in comparison to the existing arrangement. However, according to regulations promulgated under the Companies Law, an amendment to an existing arrangement with an office holder (who is not a director) who is subordinate to the Chief Executive Officer shall not require the approval of the compensation committee, if (i) the amendment is approved by the Chief Executive Officer, (ii) the company’s compensation policy provides that a non-material amendment to the terms of service of an office holder (other than the Chief Executive Officer) may be approved by the Chief Executive Officer and (iii) the engagement terms are consistent with the company’s compensation policy.

Chief Executive Officer

Under the Companies Law, the compensation of a public company’s Chief Executive Officer is required to be approved by: (i) the company’s compensation committee; (ii) the company’s board of directors, and (iii) the company’s shareholders (by a special majority vote as discussed above with respect to the approval of director compensation). However, if the shareholders of the company decline to approve the compensation arrangement with the Chief Executive Officer, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide a detailed report for their decision. The approval of each of the compensation committee and the board of directors should be in accordance with the company’s stated compensation policy; however, in special circumstances, they may approve compensation terms of a Chief Executive Officer that are inconsistent with such policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained (by a special majority vote as discussed above with respect to the approval of director compensation). In addition, the compensation committee may waive the shareholder approval requirement with regards to the approval of the engagement terms of a candidate for the Chief Executive Officer position, if they determine that the compensation arrangement is consistent with the company’s stated compensation policy and that the Chief Executive Officer candidate did not have a prior business relationship with the company or a controlling shareholder of the company and that subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the Chief Executive Officer candidate.

Aggregate Compensation of Executive Officers and Directors

The aggregate compensation, including share-based compensation, paid by us and our subsidiaries to our executive officers and directors for the year ended December 31, 2020 was approximately $7.9 million. This amount includes approximately $1.2 million set aside or accrued to provide pension, severance, retirement or similar benefits or expenses, but does not include business travel, relocation, professional and business association dues and expenses reimbursed to office holders, and other benefits commonly reimbursed or paid by companies in Israel.

As of June 30, 2021, options to purchase 13,114,155 ordinary shares granted to our executive officers and directors were outstanding under our equity incentive plans at a weighted average exercise price of $3.39 per ordinary share. As of June 30, 2021, 93,698 restricted share units, or RSUs, had been granted.

We approved a non-employee director compensation scheme which became effective following the Closing.

2008 Share Option Plan

Cellebrite’s 2008 Share Option Plan (the “Plan”) was adopted by its board of directors on August 24, 2008. The Plan provides for the grant of options to our employees, directors, office holders, service providers and consultants of Cellebrite.

Authorized Shares.    As of June 30, 2021, there were options to purchase 9,600,163 Ordinary Shares outstanding under the Plan. Ordinary shares subject to options granted under the Plan that expire or become unexercisable without having been exercised in full will become available again for future grant under the 2021 Equity Incentive Plan.

Administration.    The Cellebrite Board, or a duly authorized committee of the Cellebrite Board, administers the Plan. Under the Plan, the administrator has the authority, subject to applicable law, to interpret the terms of the Plan and any notices of grant or options granted thereunder, designate recipients of option grants, determine and amend the terms of options, including the exercise price of an option, the fair market value of a Ordinary Share, the time and vesting schedule applicable to an option grant or the method of payment for an option, accelerate or amend the vesting schedule applicable to an option grant, prescribe the forms of agreement for use under the Plan and take all other actions and make all other determinations necessary for the administration of the Plan. If the administrator is a duly authorized committee of our board of directors, Cellebrite’s board of directors will determine the grant of options to be made, if any, to members of such committee.

The administrator also has the authority to amend and rescind rules and regulations relating to the Plan or terminate the Plan at any time before the date of expiration of its ten year term.

Eligibility.    The Plan provides for granting options under various tax regimes, including, without limitation, in compliance with Section 102 (“Section 102”) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), unapproved Section 102 options, and Section 3(i) of the Ordinance.

Section 102 of the Ordinance allows employees, directors and officers who are not “controlling shareholders” (as used under the Ordinance) and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options under certain terms and conditions. Our non-employee service providers and controlling shareholders who are considered Israeli residents may only be granted options under section 3(i) of the Ordinance, which does not provide for similar tax benefits. Section 102 includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gain track”.

Grant.    All options granted pursuant to the Plan are evidenced by an option agreement, in a form approved, from time to time, by the administrator, in its sole discretion. The option agreement sets forth the terms and conditions of the option, including the type of option, number of shares subject to such option, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable. Each option will expire ten years from the date of the grant thereof, unless such shorter term of expiration is otherwise designated by the administrator.

Awards.    The Plan provides for options to purchase shares which may be made available from the authorized but unissued shares of Cellebrite or from shares held in Cellebrite’s treasury and not reserved for some other purpose.

Exercise.    An option under the Plan may be exercised by providing Cellebrite with a written notice of exercise and full payment of the exercise price for such shares underlying the option, if applicable, in such form and method as may be determined by the administrator and permitted by applicable law. Such notice is irrevocable and may not be resigned or revised once it has been delivered to Cellebrite its representative. An option may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with options under the Plan, the administrator may, in its discretion, among others, accept cash or otherwise provide for net withholding of shares in a cashless exercise mechanism.

Transferability.    Neither the options nor any right in connection with such options are assignable or transferable.

Termination of Employment.    In the event of termination of a grantee’s employment or service with Cellebrite, all vested and exercisable options held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the administrator. After such three month period, all such unexercised options will terminate and the shares covered by such options shall again be available for issuance under the Plan.

In the event of termination of a grantee’s employment or service with Cellebrite due to such grantee’s death, retirement or “disability” (as defined in the Plan), all vested and exercisable options held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal representative or authorized assignee, as applicable, within 6 months after such date of termination, unless otherwise provided by the administrator. Any options which are unvested as of the date of such termination or which are vested but not then exercised within the 6 months period following such date, will terminate and the shares covered by such options shall again be available for issuance under the Plan.

Notwithstanding any of the foregoing, if a grantee’s employment or services with Cellebrite is terminated for “cause” (as defined in the Plan), all outstanding options held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such options shall again be available for issuance under the Plan.

Transactions.    In the event of a share split, reverse share split, bonus shares (stock dividend), recapitalization, combination or reclassification of our shares, all only if such event generally applies to all shares, the administrator in its sole discretion shall make an appropriate adjustment in the number of shares related to each outstanding option and to the number of shares reserved for issuance under the Plan, to the class and kind of shares subject to the Plan, as well as the exercise price per share of each outstanding option, as applicable, the terms and conditions concerning vesting and exercisability and the term and duration of outstanding options, or any other terms that the administrator adjusts in its discretion, or the type or class of security, asset or right underlying the option (which need not be only that of Cellebrite, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions); provided that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share.

In the event of a dissolution of liquidation of Cellebrite, the board shall notify each optionee who holds unexercised options as soon as practicable prior to the effective date of such event. The board may allow the exercise of any or all outstanding options, whether or not vested, within 15 days as of the date in which Cellebrite has notified the optionee, and subject to the provisions of the Applicable Law (as defined under the Plan). To the extant it has not been previously exercised, an option will terminate immediately prior to the event. In the event of a merger, acquisition, shares sale or assets sale, then without the consent of the grantee, the administrator may, but is not required to, (i) cause any outstanding option to be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the option (a) provide the grantee with the option to exercise the options as to all or part of the shares, and may provide for an acceleration of vesting of unvested options, or (b) cancel the option and pay in cash, shares of Cellebrite, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any option as it shall deem, in good faith, appropriate.

2019 Share Option Plan

Cellebrite’s 2019 Share Option Plan (the “Plan”) was adopted by its board of directors on June 17, 2019. The Plan provides for the grant of options to our employees, directors, office holders, service providers and consultants of Cellebrite.

Authorized Shares.    As of June 30, 2021, there were options outstanding to purchase 16,634,440 Ordinary Shares under the Plan. Ordinary shares subject to options granted under the Plan that expire or become unexercisable without having been exercised in full will become available again for future grant under the 2021 Equity Incentive Plan.

Any Shares (a) underlying an option granted under the Plan or an option granted under the 2008 Share Option Plan (and any sub-plans) (the “Prior Plans”) (in an amount not to exceed 16,235,405 Shares under the Prior Plan(s)) that has expired, or was cancelled, terminated, forfeited or settled in cash in lieu of issuance of shares, for any reason, without having been exercised; (b) if permitted by Cellebrite, tendered to pay the exercise price of an option (or the exercise price or other purchase price of any option under the Prior Plan(s)), or withholding tax obligations with respect to an option (or any options under the Prior Plan(s)); or (c) if permitted by the Company, subject to an option (or any option under the Prior Plan(s)) that are not delivered to a Grantee because such shares are withheld to pay the exercise price of such option (or of any option under the Prior Plan(s)), or withholding tax obligations with respect to such option (or such other option); shall automatically, and without any further action on the part of Cellebrite or any grantee, again be available for grant of options and shares issued upon exercise of (if applicable) vesting thereof for the purposes of the Plan (unless the Plan shall have been terminated) or unless the board determines otherwise. Such shares may, in whole or in part, be authorized but unissued shares.

Prior Plans.    From and after the Effective Date (as defined under the Plan), no further grants or options shall be made under the Prior Plan(s); however, options granted under the Prior Plan(s) before the Effective Date shall continue in effect in accordance with their terms.

Administration.    Cellebrite’s board of directors, or a duly authorized committee of Cellebrite’s board of directors, administers the Plan. Under the Plan, the administrator has the authority, subject to applicable law, to interpret the terms of the Plan and any notices of grant or options granted thereunder, designate recipients of option grants, determine and amend the terms of options, including the exercise price of an option, the fair market value of a Ordinary Share, the time and vesting schedule applicable to an option grant or the method of payment for an option, accelerate or amend the vesting schedule applicable to an option grant, prescribe the forms of agreement for use under the Plan and take all other actions and make all other determinations necessary for the administration of the Plan. If the administrator is a duly authorized committee of our board of directors, Cellebrite’s board of directors will determine the grant of options to be made, if any, to members of such committee.

The administrator also has the authority to amend and rescind rules and regulations relating to the Plan or terminate the Plan at any time before the date of expiration of its ten year term.

Eligibility.    The Plan provides for granting options under various tax regimes, including, without limitation, in compliance with Section 102 (“Section 102”) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), unapproved Section 102 options, and Section 3(i) of the Ordinance.

Section 102 of the Ordinance allows employees, directors and officers who are not “controlling shareholders” (as used under the Ordinance) and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options under certain terms and conditions. Our non-employee service providers and controlling shareholders who are considered Israeli residents may only be granted options under section 3(i) of the Ordinance, which does not provide for similar tax benefits. Section 102 includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gain track”.

Grant.    All options granted pursuant to the Plan are evidenced by an option agreement, in a form approved, from time to time, by the administrator, in its sole discretion. The option agreement sets forth the terms and conditions of the option, number of shares subject to such option, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable. Each option will expire ten years from the date of the grant thereof, or upon the earlier termination of the grantee’s employment, unless such shorter term of expiration is otherwise designated by the administrator.

Awards.    The Plan provides for options to purchase shares which may be made available from the authorized but unissued shares of Cellebrite or from shares held in Cellebrite’s treasury and not reserved for some other purpose.

Vesting of Options.    Unless otherwise determined by the Administration with respect to any, some or all options, each option shall vest over a 4-year period from the date of grant, with one quarter of such options becoming vested on the first anniversary of such grant, and the remaining portion in equal parts every quarter from the first anniversary and until the fourth anniversary of such grant or as otherwise indicated in the grantee’s option agreement. An option may be subject to such other terms and conditions on the time or times when it may be exercised (including by way of performance conditions), as the Administration may deem appropriate. The vesting provisions of individual options may vary.

Exercise.    An option under the Plan may be exercised by providing Cellebrite with a written notice of exercise and full payment of the exercise price for such shares underlying the option, if applicable, in such form and method as may be determined by the administrator and permitted by applicable law. Such notice is irrevocable and may not be resigned or revised once it has been delivered to Cellebrite its representative. An option may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with options under the Plan, the administrator may, in its discretion, among others, accept cash or otherwise provide for net withholding of shares in a cashless exercise mechanism.

Transferability.    Neither the options nor any right in connection with such options are assignable or transferable.

Termination of Employment.    In the event of termination of a grantee’s employment or service with Cellebrite or any of its affiliates, all vested and exercisable options held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the administrator. After such three month period, all such unexercised options will terminate and the shares covered by such options shall again be available for issuance under the Plan.

In the event of termination of a grantee’s employment or service with Cellebrite or any of its affiliates due to such grantee’s death, retirement or “disability” (as defined in the Plan), all vested and exercisable options held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal representative or authorized assignee, as applicable, within 12 months after such date of termination, unless otherwise provided by the administrator. Any options which are unvested as of the date of such termination or which are vested but not then exercised within the 12 months period following such date, will terminate and the shares covered by such options shall again be available for issuance under the Plan.

Notwithstanding any of the foregoing, if a grantee’s employment or services with Cellebrite or any of its affiliates is terminated for “cause” (as defined in the Plan), all outstanding options held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such options shall again be available for issuance under the Plan.

Transactions.    In the event of a share split, reverse share split, bonus shares (stock dividend), recapitalization, combination or reclassification of our shares, all only if such event generally applies to all shares, the administrator in its sole discretion shall make an appropriate adjustment in the number of shares related to each outstanding option and to the number of shares reserved for issuance under the Plan, to the class and kind of shares subject to the Plan, as well as the exercise price per share of each outstanding option, as applicable, the terms and conditions concerning vesting and exercisability and the term and duration of outstanding options, or any other terms that the administrator adjusts in its discretion, or the type or class of security, asset or right underlying the option (which need not be only that of Cellebrite, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions); provided that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share.

In the event of a dissolution of liquidation of Cellebrite, the board shall notify each grantee who holds unexercised options as soon as practicable prior to the effective date of such event. The board may allow the exercise of any or all outstanding options, whether or not vested, within 15 days as of the date in which Cellebrite has notified the grantee, and subject to the provisions of the Applicable Law (as defined under the Plan). To the extant it has not been previously exercised, an option will terminate immediately prior to the event. In the event of a merger, acquisition, shares sale or assets sale, then without the consent of the grantee, the administrator may, but is not required to, (i) cause any outstanding option to be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the option (a) provide the grantee with the option to exercise the option as to all or part of the shares, and may provide for an acceleration of vesting of unvested options, or (b) cancel the option and pay in cash, shares of Cellebrite, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any option as it shall deem, in good faith, appropriate.

2019 Restricted Share and Restricted Share Units Plan

Cellebrite’s 2019 Restricted Share and Restricted Share Units Plan (the “Plan”) was adopted by its board of directors on June 17, 2019. The Plan provides for the grant and issuance of restricted shares, restricted share units or other share-based awards (collectively, awards) to our employees, directors, office holders, service providers and consultants of Cellebrite and its affiliates.

Authorized Shares.    As of June 30, 2021, there were awards related to 818,533 Ordinary Shares outstanding under the plan.

Administration.    Our board of directors, or a duly authorized committee of our board of directors, will administer the Plan. Under the Plan, the administrator has the authority, subject to applicable law, to interpret the terms of the Plan and any award agreements or awards granted thereunder, designate recipients of awards, determine and amend the terms of awards, including the exercise price of an option award, the fair market value of an ordinary share, the time and vesting schedule applicable to an award or the method of payment for an award, accelerate or amend the vesting schedule applicable to an award, prescribe the forms of agreement for use under the Plan and take all other actions and make all other determinations necessary for the administration of the Plan.

The administrator also has the authority to amend and rescind rules, policies and regulations relating to the Plan or terminate the 2019 Plan at any time before the date of expiration of its ten year term.

Eligibility.    The Plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”), and Section 3(i) of the Ordinance and for awards granted to our United States employees or service providers, including those who are deemed to be residents of the United States for tax purposes, Section 422 of the Code and Section 409A of the Code.

Section 102 of the Ordinance allows employees, directors and officers who are not controlling shareholders and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options. Our non-employee service providers and controlling shareholders may only be granted options under section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Grant.    All awards granted pursuant to the Plan will be evidenced by an award agreement, in a form approved, from time to time, by the administrator in its sole discretion. The award agreement will set forth the terms and conditions of the award, including the type of award, number of shares subject to such award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable. Certain awards under the Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards.

Awards.    The Plan provides for the grant of restricted shares, restricted share units or other share-based awards.

Options granted under the Plan to our employees who are U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified stock options. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders).

Exercise.    An award under the Plan may be exercised (if applicable) by providing the company with a written or electronic notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Plan, the administrator may, in its discretion, or by bank check or such other form acceptable to the committee of all withholding taxes due, if any, on account of the grantee acquired shares under the award or gives other assurance satisfactory to the committee of the payment of those withholding taxes.

Transferability.    Other than by will, the laws of descent and distribution or as otherwise provided under the Plan, neither the options nor any right in connection with such options are assignable or transferable.

Restricted Shares.    The Committee may award restricted shares to any eligible grantee, including under section 102 of the ordinance. Each award of restricted shares under this plan shall be evidenced by a written agreement between Cellebrite and the grantee, in such form as the committee shall from time to time approve. The restricted shares shall be subject to all applicable terms of the Plan, which in the case of restricted shares granted under Section 102 of the ordinance shall include section 8 of the Plan, and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various restricted shares agreements entered into under the Plan need not be identical.

Ownership of Restricted Shares.    During the restricted period the grantee shall possess all incidents of ownership of such restricted shares, subject to the Plan, including the right to vote and receive dividends with respect to such shares. All securities, if any, received by a grantee with respect to restricted shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original award.

Termination of Employment.    In the event of termination of a grantee’s employment or service with Cellebrite or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the administrator. After such three month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the Plan.

Other Share or Share-Based Awards.    The committee may grant other awards under this Plan pursuant to which shares (which may, but need not, be restricted shares pursuant to the Plan), cash (in settlement of share-based awards) or a combination thereof, are or may in the future be acquired or received, or awards denominated in stock units, including units valued on the basis of measures other than market value.

In the event of termination of a grantee’s employment or service with Cellebrite or any of its affiliates due to such grantee’s death, retirement or “disability” (as defined in the Plan), all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal representative or authorized assignee, as applicable. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the 6 months period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the Plan.

Notwithstanding any of the foregoing, if a grantee’s employment or services with the company or any of its affiliates is terminated for “cause” (as defined in the Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the Plan.

Suspension of Vesting.    Vesting of awards granted under the Plan shall be suspended during any unpaid leave of absence, other than in the case of any (i) leave of absence which was pre-approved by the Company explicitly for purposes of continuing the vesting of Awards, or (ii) transfers between locations of the Company or any of its Affiliates, or between the Company and any of its Affiliates, or any respective successor thereof. For clarity, for purposes of this Plan, military leave, paid maternity or paternity leave or paid sick leave are not deemed unpaid leave of absence.

Transactions.    In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the company (but not including the conversion of any convertible securities of the company), the administrator in its sole discretion shall make an appropriate adjustment in the number of shares related to each outstanding award and to the number of shares reserved for issuance under the Plan, to the class and kind of shares subject to the Plan, as well as the exercise price per share of each outstanding award, as applicable, the terms and conditions concerning vesting and exercisability and the term and duration of outstanding awards, or any other terms that the administrator adjusts in its discretion, or the type or class of security, asset or right underlying the award (which need not be only that of the Company, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions); provided that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share unless otherwise determined by the administrator. In the event of a distribution of a cash dividend to all shareholders, the administrator may determine, without the consent of any holder of an award, that the exercise price of an outstanding and unexercised award shall be reduced by an amount equal to the per share gross dividend amount distributed by the Company, subject to applicable law.

In the event of a merger or consolidation of our company, or a sale of all, or substantially all, of the Company’s shares or assets or other transaction having a similar effect on the Company, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, the administrator may but is not required to (i) cause any outstanding award to be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, or (b) cancel the award and pay in cash, shares of the company, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances. Notwithstanding the foregoing, the administrator may upon such event amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate.

2021 Share Incentive Plan

The 2021 Share Incentive Plan, or the 2021 Plan, was adopted by our board of directors on August 5, 2021. The 2021 Plan provides for the grant of equity-based incentive awards to our employees, directors, officers, consultants, advisors and other persons or entities who provide services to us in order to incentivize them to increase their efforts on behalf of the Company and to promote the success of the Company’s business.

Shares Available for Grants.    The maximum number ordinary shares available for issuance under the 2021 Plan is equal to the sum of (i) 18,716,873 shares, equal to 10% of our outstanding shares, (ii) any shares subject to awards under the 2008 and the 2019 Plans that expire, or are cancelled, terminated, forfeited or settled in cash in lieu of issuance of shares or became unexercisable without having been exercised, and (iii) an annual increase on the first day of each year beginning in 2022 and on January 1st of each calendar year thereafter during the term of the Plan, equal to 5% of the outstanding ordinary shares of the Company on the last day of the immediately preceding calendar year. No more than 24,100,000 ordinary shares may be issued upon the exercise of incentive stock options. If permitted by our board of directors, shares tendered to pay the exercise price or withholding tax obligations with respect to an award granted under the 2021 Plan, the 2019 Plan or the 2008 Plan, may again be available for issuance under the 2021 Plan. Our board of directors may also reduce the number of ordinary shares reserved and available for issuance under the 2021 Plan in its discretion.

Administration.    Our board of directors or a duly authorized committee of our board of directors will administer the 2021 Plan. Under the 2021 Plan, the administrator has the authority, subject to applicable law, to interpret the terms of the 2021 Plan and any award agreements or awards granted thereunder, designate recipients of awards, determine and amend the terms of awards, including the exercise price of an option award, the fair market value of an ordinary share, the time and vesting schedule applicable to an award or the method of payment for an award, accelerate or amend the vesting schedule applicable to an award, prescribe the forms of agreement for use under the 2021 Plan, determine the tax track for the purpose of awards subject to Section 102 of the Israeli Income Tax Ordinance (New Version) 5271-1961 (which we refer to as the “Ordinance” herein) and take all other actions and make all other determinations necessary for the administration of the 2021 Plan.

The administrator also has the authority to approve the conversion, substitution, cancellation or suspension under and in accordance with the 2021 Plan of any or all option awards or ordinary shares, and the authority to modify option awards to eligible individuals who are foreign nationals or are individuals who are employed outside Israel to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of the 2021 Plan but without amending the 2021 Plan.

The administrator also has the authority to amend and rescind rules and regulations relating to the 2021 Plan or terminate the 2021 Plan at any time before the date of expiration of its ten year term.

Eligibility.    The 2021 Plan provides for grants of awards under various tax regimes, including, without limitation, in compliance with Section 102 of the Ordinance, and Section 3(i) of the Ordinance and, for awards granted to our United States employees or service providers (including those who are deemed to be residents of the United States for tax purposes), Section 422 of the Code and Section 409A of the Code. For a description of the implications of Section 102, see above under the description of the 2019 Share Option Plan.

Grants.    All awards granted pursuant to the 2021 Plan will be evidenced by an award agreement, in a form approved by the administrator in its sole discretion. The award agreement will set forth the terms and conditions of the award, including the type of award, number of shares subject to such award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable. Certain awards under the 2021 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards.

Each Award Agreement shall provide the vesting schedule for the award as determined by the administrator. The administrator shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding award at such time and under such circumstances as it, in its sole discretion, deems appropriate.

Awards.    The 2021 Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), ordinary shares, restricted shares, restricted share units, stock appreciation rights and other share-based awards.

Options granted under the 2021 Plan to Company employees who are U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified stock options. The exercise price of an option may not be less than the par value of the shares (if the shares bear a par value) for which such option is exercisable. The exercise price of an Incentive Stock Option may not be less than 100% of the fair market value of the underlying share on the date of grant or such other amount as may be required pursuant to the Code, and in the case of Incentive Stock Options granted to ten percent stockholders, not less than 110%.

Exercise.    An award under the 2021 Plan may be exercised by providing the Company with a written or electronic notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2021 Plan, the administrator may, in its discretion, accept cash, provide for net withholding of shares in a cashless exercise mechanism or direct a securities broker to sell shares and deliver all or a part of the proceeds to the Company or the trustee.

Transferability.    Other than by will, the laws of descent and distribution or as otherwise provided under the 2021 Plan, neither the options nor any right in connection with such options are assignable or transferable.

Termination of Employment.    In the event of termination of a grantee’s employment or service with the Company or any of its affiliates (other than by reason of death or permanent disability), all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the administrator. After such three month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2021 Plan. In the event of termination of a grantee’s employment or service with the Company or any of its affiliates due to such grantee’s death or permanent disability, or in the event of the grantee’s death within the three month period (or such longer period as determined by the administrator) following his or her termination of service, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate, or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within one year after such date of termination, unless otherwise provided by the administrator. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the one year period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2021 Plan.

Notwithstanding any of the foregoing, if a grantee’s employment or services with the Company or any of its affiliates is terminated for “cause” (as defined in the 2021 Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2021 Plan.

Voting Rights.    Except with respect to restricted share awards, grantees will not have the rights as a shareholder of the Company with respect to any shares covered by an award until the award has vested and/or the grantee has exercised such award, paid any exercise price for such award and becomes the record holder of the shares. With respect to restricted share awards, grantees will possess all incidents of ownership of the restricted shares, including the right to vote and receive dividends on such shares.

Dividends.    Grantees holding restricted share awards will be entitled to receive dividends and other distributions with respect to the shares underlying the restricted share award. Any stock split, stock dividend, combination of shares or similar transaction will be subject to the restrictions of the original restricted share award. Grantees holding restricted share units will not be eligible to receive dividend but may be eligible to receive dividend equivalents.

Transactions.    In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Company’s shares, the administrator in its sole discretion may, and where required by applicable law shall, without the need for a consent of any holder, make an appropriate adjustment in order to adjust (i) the number and class of shares reserved and available for the outstanding awards, (ii) the number and class of shares covered by outstanding awards, (iii) the exercise price per share covered by any award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding awards, and (v) the type or class of security, asset or right underlying the award (which need not be only that of the Company, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions), and (vi) any other terms of the award that in the opinion of the administrator should be adjusted; provided that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share unless otherwise determined by the administrator. In the event of a distribution of a cash dividend to all shareholders, the administrator may determine, without the consent of any holder of an award, that the exercise price of an outstanding and unexercised award shall be reduced by an amount equal to the per share gross dividend amount distributed by the Company, subject to applicable law.

In the event of a merger or consolidation of the Company, or a sale of all, or substantially all, of the Company’s shares or assets or other transaction having a similar effect on the Company, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that the board of directors determines to be a relevant transaction, then without the consent of the grantee, (i) unless otherwise determined by the administrator, any outstanding award will be assumed or substituted by such successor corporation, or (ii) regardless of whether or not the successor corporation assumes or substitutes the award the administrator may (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, (b) cancel the award and pay in cash, shares of the Company, the acquirer or other corporation which is a party to such transaction or other property as determined by the administrator as fair in the circumstances, or (c) provide that the terms of any award shall be otherwise amended, modified or terminated, as determined by the administrator to be fair in the circumstances.

2021 Employee Share Purchase Plan

The 2021 Employee Share Purchase Plan (the “ESPP”) was adopted by our board of directors on August 5, 2021. The ESPP is comprised of two distinct components: (1) the component intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”) and (2) the component not intended to be tax qualified under Section 423 of the Code to facilitate participation for employees who are not eligible to benefit from favorable U.S. federal tax treatment and, to the extent applicable, to provide flexibility to comply with non U.S. law and other considerations (the “Non-Section 423 Component”).

Authorized Shares.    The maximum number of shares of our common stock available for issuance under the ESPP will initially not exceed 1,871,687 shares, equal to 1% of our outstanding shares. On the first day of each fiscal year beginning with our 2023 fiscal year and ending on and including the fiscal year of 2033, such pool of ordinary shares shall be increased by that number of our ordinary shares equal to the lesser of:

•        1% of the outstanding ordinary shares as of the last day of the immediately preceding fiscal year, determined on a fully diluted basis; or

•        such smaller amount as our board of directors may determine.

In no event will more than 36,150,000 ordinary shares (subject to adjustment as provided for in the ESPP) be available for issuance under the Section 423 Component.

ESPP Administration.    Unless otherwise determined by our board of directors, the compensation committee of our board of directors (or such other committee or sub-committee to which our board of directors delegates administration of the ESPP) will administer the ESPP and will have the authority to interpret the terms of the ESPP, determine eligibility under the ESPP, determine when rights to purchase shares shall be granted and the provisions of each offering of such rights, to impose a mandatory holding period under which employees may not dispose or transfer shares under the ESPP, prescribe, revoke and amend forms, rules and procedures relating to the ESPP, and otherwise exercise such powers and to perform such acts as the administrator deems necessary or expedient to promote the best interests of the Company and its subsidiaries and to carry out the intent that the ESPP be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.

Eligibility.    Participation in the Section 423 Component may be limited in the terms of any offering to exclude an employee of the Company and any of its designated subsidiaries (a) who is a highly-compensated employee (within the meaning of Section 423(b)(4)(D) of the Code), (b) who has not a service requirement set by the administrator of the ESPP pursuant to Section 423(b)(4)(A) of the Code (such requirement not to exceed two years), (c) who customarily works less than 20 hours per week, (d) whose customary employment is for less than five months per fiscal year, and/or(e)who is a citizen or resident of a non-U.S. jurisdiction and the grant of a right to purchase shares under the ESPP to such employee would be prohibited under the laws of such non-U.S. jurisdiction or the grant of a right to purchase shares under the ESPP to such employee in compliance with the laws of such non-U.S. jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code. Any of the foregoing exclusions must be applied in an identical manner to all employees under each offering period, in accordance with Treasury Regulation Section 1.423-2(e). Under the Section 423 Component, designated subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Code) of the Company that has been designated by our board of directors or the compensation committee as eligible to participate in the ESPP (and if an entity does not so qualify within the meaning of Section 424(f) of the Code, it shall automatically be deemed to be a designated subsidiary in the Non-Section 423 Component). In addition, with respect to the Non-Section 423 Component, designated subsidiaries may include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship. Under the Section 423 Component, no employee may be granted a purchase right if, immediately after the purchase right is granted, the employee would own (or, under applicable statutory attribution rules, would be deemed to own) shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any of its subsidiaries. In addition, in order to facilitate participation in the ESPP, the compensation committee may provide for such special terms applicable to participants who are citizens or residents of a non-U.S. jurisdiction, or who are employed by a designated subsidiary outside of the U.S., as the compensation committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Non-Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to eligible employees who are residents of the United States.

Offering Periods.    The ESPP provides for offering periods, not to exceed 27 months each, during which we will grant rights to purchase our ordinary shares to our employees. The timing of the offering periods will be determined by the administrator. The terms and conditions applicable to each offering period will be set forth in an offering document adopted by the administrator for the particular offering period. The maximum number of shares that may be purchased by any eligible employee during a particular offering period is 30,000 shares, unless otherwise specified by the administrator in the offering document. The provisions of offerings during separate offering periods under the ESPP need not be identical.

Contributions.    Our ESPP will permit participants to purchase our ordinary shares through contributions (in the form of payroll deductions, or otherwise, to the extent permitted by the administrator). The percentage of compensation designated by an eligible employee as payroll deductions for participation in an offering may not be less than 1% and may not be more than the maximum percentage specified by the administrator in the applicable offering document (which maximum percentage shall be 25% in the absence of any such specification). A participant may increase or decrease the percentage of compensation designated in his or her subscription agreement, or may suspend his or her payroll deductions, at any time during an offering period; provided, however, that the administrator may limit the number of changes a participant may make in the applicable offering document. In the absence of any specific designation by the administrator, a participant may decrease (but not increase) his or her payroll deduction elections one time during each offering period.

Exercise of Purchase Right.    Amounts contributed and accumulated by the participant will be used to purchase our ordinary shares at the end of each offering period. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of our ordinary shares on (i) the first trading day of the offering period or (ii) the last trading day of the offering period (and may not be lower than such amount with respect to the Section 423 Component). Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase our ordinary shares. Participation ends automatically upon termination of employment with us.

Non-Transferability.    A participant may not transfer contributions credited to his or her account nor any rights granted under our ESPP other than by will, the laws of descent and distribution or as otherwise provided under our ESPP.

Corporate Transactions.    In the event of certain transactions or events such as a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company’s assets, or a dissolution or liquidation of the Company, the administrator may, in its discretion, provide that (i) each outstanding purchase right will be (a) assumed or substituted for a right granted by the acquiror or successor corporation or by a parent or subsidiary of such entity, (b) terminated in exchange for cash or other property as determined by the administrator, (c) adjusted with respect to the number and type of shares (or other securities or property) subject to outstanding rights under the ESPP and/or in the terms and conditions of outstanding rights and rights that may be granted in the future; (d) cancelled with accumulated payroll deductions returned to each participant, or (ii) the participant’s accumulated payroll deductions may be used to purchase shares prior to the end of the offering period and before the date of the proposed sale, merger or similar transaction.

Amendment; Termination.    The administrator will have the authority to amend, suspend or terminate our ESPP. Our ESPP is not subject to a specific termination date.

Ethics and Integrity Committee

The Ethics and Integrity Committee will advise the Board of Directors on matters pertaining to evolving international law, ethical considerations related to responsible business practices, and requirements under law and regulations applied to the sale and use of Cellebrite’s technologies. The committee is comprised of eight industry experts, which includes ethics experts, legal experts, former members of the police force, former members of ministries of defense, technology experts, academic experts and community leaders.

DESCRIPTION OF SECURITIES

Description of Ordinary Shares

The following is a description of the material terms of the Amended Articles. The following descriptions of share capital and provisions of the Amended Articles are summarized and are qualified by reference to the Amended Articles.

Share Capital

Our authorized share capital consists of 3,454,112,863 Ordinary Shares, par value ILS 0.00001, of which 187,168,729 shares are issued and outstanding.

The Cellebrite Board may determine the issue prices and terms for such shares or other securities, and may further determine any other provision relating to such issue of shares or securities. We may also issue and redeem redeemable securities on such terms and in such manner as the Cellebrite Board shall determine.

All of our outstanding Ordinary Shares are validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any preemptive rights.

Registration Number and Purposes of the Company

We are registered with the Israeli Registrar of Companies. Our registration number is 51-276657-7. Our affairs are governed by the Amended Articles, applicable Israeli law and Companies Law. Our purpose as set forth in the Amended Articles is to carry on any business, and do any act, which is not prohibited by law.

Voting Rights

All Ordinary Shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid Ordinary Shares are issued in registered form and, except as otherwise set forth under the Amended Articles, may be freely transferred under such Amended Articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of Nasdaq. The ownership or voting of our Ordinary Shares by non-residents of Israel is not restricted in any way by the Amended Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are considered enemies of Israel under the applicable legislation (currently being Iran, Syria and Lebanon) and as may be restricted pursuant to laws relating to our regulatory licenses.

Election of Directors

Under the Amended Articles, the Cellebrite Board must consist of not less than three but no more than eleven directors. Pursuant to the Amended Articles, five directors (excluding external directors) were appointed by the Sponsor, SUNCORPORATION and IGP, with the Sponsor and SUNCORPORATION each having appointed two members and IGP having appointed one. Other directors were appointed by a simple majority vote of holders of our Ordinary Shares, having participated and voted at an annual general meeting of our shareholders, according to the provisions set out in the Amended Articles, which set out that (i) in the event of a contested election, the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting shall be determined by the Cellebrite Board in its discretion, and (ii) in the event that the Cellebrite Board does not or is unable to make a determination on such matter, then the directors will be elected by a majority of the voting power represented at the general meeting in person or by proxy and voting on the election of directors provided that if the number of nominees so elected exceeds the number of directors that are proposed by the board of directors to be elected, then as among such elected nominees the election shall be by a plurality of the votes cast. In addition, our directors are divided into three classes, one class being elected each year at the annual general meeting of our shareholders, and serve on the Cellebrite Board until the third annual general meeting following such election or re-election or until they are removed by a vote of 65% of the total voting power of our shareholders (subject to the appointment rights of the Sponsor, SUNCORPORATION and IGP) at a general meeting of our shareholders or upon the occurrence of certain events in accordance with the Companies Law and the Amended Articles. In addition, the Amended Articles provide that vacancies on the Cellebrite Board may be filled by a vote of a simple majority of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created, or in the case of a vacancy due to the number of directors being less than the maximum number of directors stated in the Amended Articles, until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by the Cellebrite Board.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. The Amended Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by the Cellebrite Board.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if the Cellebrite Board and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our Ordinary Shares, proceeds from the sale of the Ordinary Shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are considered enemies of Israel under the applicable legislation (currently being Iran, Syria and Lebanon).

Registration Rights

Certain of our shareholders are entitled to certain registration rights under the terms of our Shareholders’ Rights Agreement.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in the Amended Articles as special general meetings. The Cellebrite Board may call special general meetings of our shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that the Cellebrite Board is required to convene a special general meeting of our shareholders upon the written request of (i) any two or more of our directors, (ii) one-quarter or more of the serving members of the Cellebrite Board or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. The Amended Articles contain procedural requirements and disclosure items with respect to the submission of shareholder proposals for general meetings.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 (forty) days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

•        amendments to our articles of association;

•        appointment, terms of service or and termination of service of our auditors;

•        appointment of directors, including external directors (if applicable);

•        approval of certain related party transactions;

•        increases or reductions of our authorized share capital;

•        a merger;

•        voluntary liquidation; and

•        the exercise of the Cellebrite Board’s powers by a general meeting, if the Cellebrite Board is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and, if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and the Amended Articles, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Quorum

Pursuant to the Amended Articles, holders of our Ordinary Shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting of shareholders. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent between them at least 25% (or 33.33%, if the meeting is not convened by our board) of the total outstanding voting rights, within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described above.

Vote Requirements

The Amended Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by the Amended Articles (as amended from time to time). Under the Companies Law, certain actions require the approval of a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) certain compensation-related matters described above under “Management — Compensation Committee — Compensation Policy under the Companies Law.” Pursuant to the Companies Law, controlling shareholder for that purpose includes, inter alia, a holder of 25% or more of the voting rights if no other person holds 50% or more of the voting rights. Under the Amended Articles, the alteration of the rights, privileges, preferences or obligations of Ordinary Shares requires the approval of a simple majority of all of the Ordinary Shares voting at a shareholder meeting.

Under the Amended Articles, the approval of the holders of at least 65% of the total voting power of our shareholders is generally required to remove any of our directors from office (excluding a Sponsor Director, a SUN Director and IGP Director), or to amend the provision requiring the approval of at least 65% of the total voting power of our shareholders to remove any of our directors from office, or certain other provisions regarding our staggered board, shareholder proposals, the size of our board and plurality voting in contested elections. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders holding at least 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association, our financial statements, other documents as provided in the Companies Law, and any document we are required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or a patent or that the document’s disclosure may otherwise impair our interests.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholders’ approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare and sign a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to our Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are authorized under the Amended Articles. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their Ordinary Shares. The authorization and designation of a class of preferred shares will require an amendment to the Amended Articles, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting of shareholders. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and the Amended Articles, as described above in “— Shareholder Meetings.” In addition, as disclosed under “— Election of Directors,” we have a classified board structure, which effectively limits the ability of any investor or potential investor or group of investors or potential investors to gain control of the Cellebrite Board.

Borrowing Powers

Pursuant to the Companies Law and the Amended Articles, the Cellebrite Board may exercise all powers and take all actions that are not required under law or under the Amended Articles to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

The Amended Articles enable us to increase or reduce our share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both the Cellebrite Board and an Israeli court.

Exclusive Forum

The Amended Articles provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While Delaware and certain U.S. state courts have determined that such exclusive forum provisions are facially valid, a shareholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions; however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, the Amended Articles provide that the exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

The Amended Articles also provide that unless we consent in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or our shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law. Israeli courts typically enforce exclusive jurisdiction provisions. However, in some cases parties have successfully challenged such provisions. Therefore, there is no absolute assurance that such provision will be enforced by an Israeli court.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5549.

Listing.

Our Ordinary Shares are listed on Nasdaq under the ticker symbol “CLBT”.

Description of Warrants

Public Warrants

Each whole Warrant will entitle the registered holder to purchase one Ordinary Share, at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on September 29, 2021. Pursuant to the Amended and Restated Warrant Agreement, a warrant holder may exercise its Warrants only for a whole number of Ordinary Shares. This means only a whole Warrant may be exercised at a given time by a warrant holder. The Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Cellebrite will not be obligated to deliver any Ordinary Shares pursuant to the exercise of a Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the Ordinary Shares issuable upon exercise of the Warrants is then effective and a current prospectus relating to those Ordinary Shares is available, subject to Cellebrite satisfying its registration obligations. No Warrant will be exercisable for cash or on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act, and Cellebrite will not be obligated to issue any Ordinary Share to holders seeking to exercise their Warrants, unless the issuance of the Ordinary Shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. During any period when Cellebrite will have failed to maintain an effective registration statement, warrant holders will be able to, until such time when there is an effective registration statement, exercise their Warrants on a cashless basis, provided that such exemption is available. If that exemption, or another exemption, is not available, warrant holders will not be able to exercise their warrants on a cashless basis.

Redemption of Warrants

Redemption of Warrants when the price per Ordinary Share equals or exceeds $18.00.

Cellebrite will be able to call the Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•        if, and only if, the closing price of Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which Cellebrite sends the notice of redemption to the warrant holders.

If and when the Warrants become redeemable pursuant to the foregoing redemption conditions, Cellebrite will be able to exercise its redemption right even if Cellebrite is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Cellebrite will establish the last of the foregoing redemption conditions to prevent a redemption call unless there is at the time of the call a significant premium to the exercise price of the Warrants. If the foregoing redemption conditions are satisfied and Cellebrite issues a notice of redemption of the Warrants, each warrant holder will be entitled to exercise their Warrants prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price as well as the $11.50 exercise price of the Warrants after the redemption notice is issued.

Redemption of Warrants when the price per Ordinary Share equals or exceeds $10.00.

Cellebrite will be able to call the Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.10 per Warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of Ordinary Shares determined by reference to the table below, based on the redemption date and the fair market value (as defined below) of one Ordinary Share, and except as otherwise described below;

•        if, and only if, the closing price of a Ordinary Share equals or exceeds $10.00 per share (as adjusted for adjustments to the number of Ordinary Shares issuable upon exercise or the exercise price of a Warrant as described under the section of this prospectus titled “— Anti-Dilution Adjustments“) on the trading day prior to the date on which Cellebrite sends the notice of redemption to the warrant holders; and

•        if, and only if, the closing price of a Ordinary Share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which Cellebrite sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like), then the Warrants held by the Sponsor must also concurrently be called for redemption on the same terms (except as described herein with respect to a holder’s ability to cashless exercise its Warrants) as the Warrants held by public warrant holders.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of Ordinary Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by Cellebrite pursuant to this redemption feature, based on the “fair market value” of a Ordinary Share on the corresponding redemption date (assuming holders elect to exercise their Warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of a Ordinary Share for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. Cellebrite will provide its warrant holders with the final fair market value no later than one business day immediately following the 10 trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of Ordinary Shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the section of this prospectus titled “— Anti-Dilution Adjustments“ below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the Warrant after such adjustment and the denominator of which is the price of the Warrant immediately prior to such adjustment. In such an event, the number of Ordinary Shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of Ordinary Shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of Ordinary Shares deliverable upon exercise of a Warrant as so adjusted. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the section of this prospectus titled “— Anti-Dilution Adjustments“ below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issuance Price (each as defined in the Amended and Restated Warrant Agreement) as set forth under the section of this prospectus titled “— Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the section of this prospectus titled “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

Redemption date (period to expiration of Warrants)	Fair Market Value of Ordinary Share
	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Ordinary Shares to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of Ordinary Shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of a Ordinary Share for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 Ordinary Shares for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 Ordinary Shares for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Ordinary Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by Cellebrite pursuant to this redemption feature, since they will not be exercisable for any Ordinary Shares.

This redemption feature differs from the typical warrant redemption features used in some other business combinations, which typically only provide for a redemption of warrants for cash (other than the warrants held by the sponsor entity) when the trading price for the underlying Ordinary Share equals or exceeds one specified higher per share price (such as $18.00 per Ordinary Share, as described in this prospectus) for a specified period of time. This redemption feature is structured to allow for all of the outstanding Ordinary Share to be redeemed when the Ordinary Shares are trading at or above $10.00 per share, which may be at a time when the trading price of Ordinary Shares is below the exercise price of the Warrants. Cellebrite will establish this redemption feature to provide itself with the flexibility to redeem the Warrants without such warrants having to reach the $18.00 per share threshold set forth above under the section of this prospectus titled “Redemption of Warrants when the price per Cellebrite Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of Ordinary Shares for their Warrants based on an option pricing model with a fixed volatility input as of the of this prospectus. This redemption right provides Cellebrite with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. Cellebrite will be required to pay the applicable redemption price to warrant holders if Cellebrite chooses to exercise this redemption right and it will allow Cellebrite to quickly proceed with a redemption of the Warrants if Cellebrite determines it is in its best interest to do so. As such, Cellebrite would redeem the Warrants in this manner when Cellebrite believes it is in its best interest to update its capital structure to remove the Warrants and pay the redemption price to the warrant holders.

As stated above, Cellebrite can redeem the Warrants when the Ordinary Shares are trading at a price starting at $10.00 per share, which is below the exercise price of $11.50 per share, because it will provide certainty with respect to its capital structure and cash position while providing warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of Ordinary Shares. If Cellebrite chooses to redeem the Warrants when the Ordinary Shares are trading at a price per share below the exercise price of the Warrants, this could result in the warrant holders receiving fewer Ordinary Shares than they would have received if they had chosen to wait to exercise their Warrants for Ordinary Shares if and when such Ordinary Shares were trading at a price higher than the exercise price of $11.50 per share.

No fractional Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Cellebrite will round down to the nearest whole number of the number of Ordinary Shares to be issued to the holder.

Subject to applicable law, any action, proceeding or claim against Cellebrite arising out of or relating in any way to the Amended and Restated Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and Cellebrite irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Redemption Procedures and Cashless Exercise

If Cellebrite calls the Warrants for redemption as described above, its management will have the option to require all holders that wish to exercise Warrants to do so on a cashless basis. In determining whether to require all holders to exercise their Warrants on a cashless basis, Cellebrite management will consider, among other factors, Cellebrite’s cash position, the number of Warrants that are outstanding and the dilutive effect on Cellebrite shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of the Warrants. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “fair market value” (as defined below) over the exercise price of the Warrants by (y) the fair market value, which, for purposes of this paragraph, shall mean the average last reported sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If Cellebrite management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the fair market value in such case. Requiring a cashless exercise in this manner will reduce the number of Ordinary Shares to be issued and thereby lessen the dilutive effect of a warrant redemption. Cellebrite believes this feature is an attractive option to Cellebrite if it does not need the cash from the exercise of the Warrants after the Business Combination. If Cellebrite calls the Warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Warrants on a cashless basis.

A holder of a Warrant may notify Cellebrite in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the transfer agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (1) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (2) one minus the quotient of (x) the price per share of Ordinary Shares paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Ordinary Shares as reported during the ten trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Cellebrite, at any time while the Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of Cellebrite with or into another corporation (other than a consolidation or merger in which Cellebrite is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Cellebrite as an entirety or substantially as an entirety in connection with which Cellebrite is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Cellebrite in connection with redemption rights held by Cellebrite shareholders as provided for in Cellebrite’s Amended Articles) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the

Exchange Act) more than 50% of the outstanding Ordinary Shares, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Amended and Restated Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Amended and Restated Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Amended and Restated Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants in order to determine and realize the option value component of the Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the Warrant within 30 days of the event. Cellebrite believes that the Black-Scholes model is a commonly accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Warrants will be issued in registered form under the Amended and Restated Warrant Agreement. You should review a copy of the Amended and Restated Warrant Agreement, which was filed as an exhibit to Cellebrite’s registration statement on Form F-4, for a description of the terms and conditions applicable to the Warrants. The Amended and Restated Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Warrants (not taking into account Warrants held by the Sponsor) to make any change that adversely affects the interests of the registered holders of Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the transfer agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Cellebrite, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their Warrant and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Warrant, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Private Placement Warrants

The private placement warrants (including the Ordinary Shares issuable upon exercise of such warrants) were not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to Cellebrite officers and directors and other persons or entities affiliated with the Sponsors) and they are not redeemable by Cellebrite so long as they are held by the Sponsors, members of the Sponsors or their permitted transferees. The Sponsors or their permitted transferees, will have the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsors or their permitted transferees, the private placement warrants will be redeemable by Cellebrite and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Cellebrite Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Cellebrite Ordinary Shares underlying the warrants, multiplied by the excess of the fair market value of Cellebrite Ordinary Shares over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our ordinary shares by:

•        each person who is the beneficial owner of more than 5% of our outstanding ordinary shares

•        each of our current executive officers and directors;

•        all executive officers and directors of Cellebrite, as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The percentage of ordinary shares beneficially owned is computed on the basis of 187,168,729 Ordinary Shares outstanding as of August 30, 2021. Outstanding Warrants to purchase 29,666,667 Ordinary Shares will not become exercisable until September 29, 2021.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them. To our knowledge, no ordinary shares beneficially owned by any executive officer, or director have been pledged as security.

	Number of Ordinary Shares Beneficially Owned	Percentage of Outstanding Ordinary Shares		Percentage of Total Voting Power
5% Holders:
SUNCORPORATION(1)	95,597,718	51.1%		51.1%
IGP Saferworld, Limited Partnership(2)	32,631,492	17.4%		17.4%
TWC Tech Holdings II, LLC(3)	23,054,167	11.7%		11.7%
Name and Address of Beneficial Owners Executive Officers and Directors
Yossi Carmil	3,419,384	1.8%		1.8%
Dana Gerner	1,231,434	*	%	*	%
Leeor Ben-Peretz	863,207	*	%	*	%
Ronnen Armon	209,885	*	%	*	%
Mark Gambill	636,177	*	%	*	%
Alon Klomek	766,408	*	%	*	%
Osnat Tirosh	979,266	*	%	*	%
Ken Basore	86,353	*	%	*	%
Ryusuke Utsumi	—	—		—
Yonatan Domnitz	—	—		—
Haim Shani	—	—		—
Elly Keinan	—	—		—
Adam H. Clammer(4)	750,000	*	%	*	%
William Heldfond	—	—		—
Dafna Gruber	—	—		—
Nadine Baudot-Trajtenberg	—	—		—
All Executive Officers and Directors as a Group	8,942,115	4.8%		4.8%

____________

*        Less than 1%

(1)      SUNCORPORATION is a publicly traded company on the Tokyo Stock Exchange. Its address is 250 Asahi, Kochino-cho, Konan, Aichi 483-8555, Japan.

(2)      Haim Shani is a Co-Founder and general partner of Israel Growth Partners. As such, he may be deemed to have or share beneficial ownership of the shares held by IGP Saferworld, Limited Partnership. Mr. Shani disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address of IGP Saferworld, Limited Partnership is 3 Arik Einstain st., Building B, 9th floor, Herzliya, 4659071, Israel.

(3)      Reflects the forfeiture of 1,500,000 Ordinary Shares pursuant to the terms of the Letter Agreement and 9,666,667 Ordinary Shares underlying the Warrants owned by TWC Tech Holdings II, LLC. The address of TWC Tech Holdings II, LLC is c/o True Wind Capital, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111. TWC SPAC Aggregator II, LLC is the managing member of TWC Tech Holdings II, LLC. TWC Employee SPAC Aggregator II, LLC is the managing member of TWC SPAC Aggregator II, LLC. True Wind Capital Management, L.P. is the managing member of TWC Employee SPAC Aggregator II, LLC. True Wind Capital Management GP, LLC is the general partner of True Wind Capital Management, L.P. As the managing members of True Wind Capital Management GP, LLC, Mr. Greene and Mr. Clammer may be deemed to have or share beneficial ownership of the securities held directly by TWC Tech Holdings II, LLC.

(4)      Mr. Clammer may be deemed the beneficial owner of 23,804,167 shares as of the date hereof. This number consists of the 23,054,167 shares beneficially owned through TWC Tech Holdings II, LLC and 750,000 shares held by two family trusts of which Mr. Clammer is trustee or has the indirect power to acquire assets by virtue of a right of substitution of assets.

ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Cellebrite has 3,454,112,863 Ordinary Shares authorized and 187,168,729 Ordinary Shares issued and outstanding. All of the Ordinary Shares issued in connection with the Merger are freely transferable by persons other than by Cellebrite’s “affiliates” without restriction or further registration under the Securities Act, except 13,500,000 Ordinary Shares issued to the Sponsor and affiliates, which are subject to the lock-up described below. 136,744,030 shares held by pre-merger Cellebrite shareholders are subject to the lock-up restrictions described below and may only be resold pursuant to Rule 144. Sales of substantial amounts of Cellebrite’s Ordinary Shares in the public market could adversely affect prevailing market prices of Cellebrite’s Ordinary Shares.

Vesting, Lock-up Periods and Registration Rights

Sponsor Support Agreement — Lock-up and Vesting

In connection with the Merger, each of Cellebrite, TWC, certain TWC stockholders, including the Sponsor (collectively, the “Sponsor Parties”) entered into the sponsor support agreement (the “Sponsor Support Agreement”), which became effective upon the Closing. In the Sponsor Agreement, such parties acknowledge and agree (as applicable) to the lock-up provisions contained in the Amended Articles, which became effective shortly before the Closing.

The Amended Articles prohibit the transfer certain of our shares defined as “Lock Up Shares”. “Lock Up Shares” are all of our issued and outstanding shares (including shares issued upon exercise or settlement of options or other equity securities) except (i) shares acquired by PIPE Investors, (ii) shares acquired in the public market, and (iii) shares received by stockholders of TWC (other than Sponsor Parties). Additionally, 15% of Lock Up Shares (equitably adjusted for stock splits, etc.) held by parties that are not: (i) Sponsor Parties, (ii) Sun Corporation, (iii) IGP, (iv) Yossi Carmil, (v) Dana Gerner, and (vi) any other persons selling shares to PIPE Investors and (and those who buy shares from such persons, (except for the PIPE Investors) (“Applicable Holders”) are not deemed Lock Up Shares.

15% of Lock Up Shares (equitably adjusted for stock splits, etc.) held as of the closing of the Merger by persons who are not Applicable Holders will additionally be released if a “Triggering Event” occurs (defined as the VWAP (as defined in the Merger Agreement) of our shares being greater than or equal to USD 15 over any 20 trading days within any 30 trading day period at any time commencing 90 days following the Closing Date).

There are additional “permitted transfer” exceptions to the above restrictions for share transfers pursuant to probate, bona fide gifts to charitable organizations, transfers to immediate family members, etc. (provided that certain of such transferees are still subject to the above restrictions).

Amended Articles of Association Lock-up

Further, the Sponsor Parties are subject to a lock-up (subject to certain exceptions for permitted transfers) with respect to the Company Ordinary Shares they held immediately prior to the Closing (but excluding any shares acquired through the public market or the PIPE Investment or shares received by stockholders of the SPAC excluding Sponsor and Sponsor Parties pursuant to the BCA or the exercise of any Company Warrants (as defined in the Merger Agreement) until the date that is 180 days following the Closing Date. The lock-up restrictions on transfer of the Sponsor Parties’ Ordinary Shares shall terminate and no longer be applicable upon the date following the Closing Date on which the Cellebrite completes a liquidation, merger, capital stock exchange, or other similar transaction that results in all of Cellebrite’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

Upon Closing, for each Company shareholder (other than the purchasers in the PIPE Investment or Sponsor Parties) (“Ordinary Shareholders”) 85% of their Company Ordinary Shares were locked up for 180 days subject to the early release provisions described below. Notwithstanding the above, Company Ordinary Shares held by Ordinary Shareholders shall be released from the lock-up on or prior to the date that is 180 days after the Closing based on the following release condition. If an additional 15% of the covered shares held by an Ordinary Shareholder shall be automatically released from the lock-up when the VWAP of the Company Ordinary Shares for 20 days within any 30 day period equals or exceeds $15 any time commencing 90 days following the Closing. All locked-up shares held by an Ordinary Shareholder shall be automatically released from the lock-up upon a Change of Control of the Company. The following shares shall not be subject to the lockup conditions: (i) any PIPE Shares, (ii) Shares acquired in the public market, and (iii) Shares received by stockholders of SPAC (excluding the Sponsor and Sponsor Parties) pursuant to the BCA or the exercise of any Company Warrants (as defined in the Merger Agreement). Each Person selling Company Ordinary Shares pursuant to the PIPE Investment under a Share Purchase Agreement (any such Person, a “Selling Shareholder”) or the Sponsor will be locked up for 180 days with respect to 100% of their shares subject to the early release provisions described below.

Sponsor Agreement Registration Rights

Subject to the Amended Articles lock-up periods described above, certain shareholders are also entitled to registration rights pursuant to the terms of the IRA. Cellebrite has agreed to file a registration statement as soon as practicable within sixty (60) days after the Closing Date, and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter. Cellebrite has also agreed to provide customary “piggyback” registration rights with respect to any valid demand registration request. Finally, Cellebrite has agreed to file a resale shelf registration statement in the event that a shareholder holding at least five percent (5.0%) of registerable securities shall promptly use its commercially reasonable efforts to cause the resale of such registrable securities to be covered by either, at the Cellebrite’s option, the shelf (including by means of a post-effective amendment) or a subsequent shelf registration.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of our Ordinary Shares then outstanding or the average weekly trading volume of our Ordinary Shares on Nasdaq during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

SELLING SECURITYHOLDERS

On August 30, 2021, we consummated the Business Combination.

The Selling Securityholders may offer and sell, from time to time, any or all of the Ordinary Shares or Warrants being offered for resale by this prospectus.

In addition, this prospectus relates to the offer and sale of up to 29,666,667 Ordinary Shares that are issuable by us upon the exercise of the Public Warrants, which were previously registered.

The term “Selling Securityholders” includes the securityholders listed in the table below and their permitted transferees.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our Ordinary Shares and Warrants of each Selling Securityholder, the number of Ordinary Shares and number of Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. We have based percentage ownership on 187,168,729 Ordinary Shares outstanding as of August 30, 2021.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Name	Beneficially Owned Prior to Offering		Ordinary Shares Number Registered for Sale Hereby	Beneficially Owned After Offering
	Number	Percent		Number	Percent
TWC Tech Holdings II, LLC(1)	23,054,167	11.7%	23,054,167	—	—
Lee Kirkpatrick(2)	25,000	*	25,000	—	—
Darren Thompson(3)	25,000	*	25,000	—	—
Scott Wagner(4)	25,000	*	25,000	—	—
Alexi A. Wellman(5)	25,000	*	25,000	—	—
SUNCORPORATION(6)	95,597,718	51.1%	95,597,718	—	—
Israel Growth Partners(7)	32,631,492	17.4%	32,631,492	—	—
Adam H. Clammer 2007 Long Term Trust(8)	375,000	*	375,000	—	—
Adam H. Clammer and Kathrine G. Harbin 2007 Joint Revocable Trust(9)	375,000	*	375,000	—	—
Alaris Master Fund, LP(10)	750,000	*	750,000	—	—
Axon Enterprise, Inc.(11)	9,000,000	4.8%	9,000,000	—	—
Crescent Park FOF Partners, L.P.(12)	62,882	*	62,882	—	—
Crescent Park Global Equity Master Fund, L.P.(13)	94,634	*	94,634	—	—
Crescent Park Master Fund, L.P.(14)	810,484	*	810,484	—	—
Crescent Park SPV I, L.P.(15)	32,000	*	32,000	—	—
Crosslink Crossover Fund VII, LP(16)	250,000	*	250,000	—	—
Crosslink Crossover Fund VIII, LP(17)	769,000	*	769,000	—	—
Crosslink Crossover Fund VIII-B, LP(18)	155,000	*	155,000	—	—
Crosslink Emerging Growth Fund, LP(19)	403,000	*	403,000	—	—
Delta Growth Fund, LP(20)	423,000	*	423,000	—	—
Greene Investment Partners LLC(21)	750,000	*	750,000	—	—
Isomer Master Fund LP(22)	4,000,000	2.1%	4,000,000	—	—

Name	Beneficially Owned Prior to Offering		Ordinary Shares Number Registered for Sale Hereby	Beneficially Owned After Offering
	Number	Percent		Number	Percent
Light Street Halo, L.P.(23)	82,584	*	82,584	—	—
Light Street Mercury Master Fund, L.P.(24)	6,345,000	3.4%	4,050,000	2,295,000	1.2%
Light Street Tungsten Master Fund, L.P.(25)	367,416	*	367,416	—	—
Makena Developed Markets Master Fund B, L.P.(26)	2,500,000	1.3%	2,500,000	—	—
Migdal Sal-Domestic Equities(27)	1,400,000	*	1,400,000	—	—
Park West Investors Master Fund, Limited(28)	2,504,000	1.3%	2,504,000	—	—
Park West Partners International, Limited(29)	246,000	*	246,000	—	—
Phoenix Insurance Company Ltd. (Nostro)(30)	75,000	*	75,000	—	—
Shotfut Menayot Chool – Phoenix Amitim (Phoenix Insurance Company Ltd.)(31)	425,000	*	425,000	—	—
Tomahawk Investments, LLC(32)	100,000	*	100,000	—	—

____________

*        Less than 1.0%.

(1)     Reflects the forfeiture of 1,500,000 Ordinary Shares pursuant to the terms of the Letter Agreement and 9,666,667 Ordinary Shares underlying the Warrants owned by TWC Tech Holdings II, LLC. The address of TWC Tech Holdings II, LLC is c/o True Wind Capital, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111. TWC SPAC Aggregator II, LLC is the managing member of TWC Tech Holdings II, LLC. TWC Employee SPAC Aggregator II, LLC is the managing member of TWC SPAC Aggregator II, LLC. True Wind Capital Management, L.P. is the managing member of TWC Employee SPAC Aggregator II, LLC. True Wind Capital Management GP, LLC is the general partner of True Wind Capital Management, L.P. As the managing members of True Wind Capital Management GP, LLC, Mr. Greene and Mr. Clammer may be deemed to have or share beneficial ownership of the securities held directly by TWC Tech Holdings II, LLC.

(2)      The address of Lee Kirkpatrick is c/o True Wind Capital, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.

(3)      The address of Darren Thompson is c/o True Wind Capital, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.

(4)      The address of Scott Wagner is c/o True Wind Capital, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.

(5)      The address of Alexi A. Wellman is c/o True Wind Capital, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.

(6)      SUNCORPORATION is a publicly traded company on the Tokyo Stock Exchange. Its address is 250 Asashi, Kochino-Cho, Konan-City, Aichi-Prefecture 483-8555, Japan. The board of directors of SUNCORPORATION has the power to vote or dispose of the securities reported. SUNCORPORATION has been a parent company of the Company. The Company has been a supplier of SUNCORPORATION’s mobile solutions business.

(7)      Haim Shani is a Co-Founder and general partner of Israel Growth Partners. As such, he may be deemed to have or share beneficial ownership of the shares held by Israel Growth Partners. Mr. Shani disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address of Israel Growth Partners is Hakfar Hayarok, Precede Building, Ramat Hasharon, Israel 4780.

(8)      The address of Adam H. Clammer 2007 Long Term Trust is 155 Bovet Road, Suite 770, San Mateo, California 94402. Benjamin Clammer, the Trustee of Adam H. Clammer 2007 Long Term Trust, has the power to vote or dispose of the securities reported.

(9)      The address of Adam H. Clammer and Kathrine G. Harbin 2007 Joint Revocable Trust is 155 Bovet Road, Suite 770, San Mateo, California 94402. Adam H. Clammer and Kathrine G. Harbin, the Trustees of Adam H. Clammer and Kathrine G. Harbin 2007 Joint Revocable Trust, have the power to vote or dispose of the securities reported.

(10)    The address of Alaris Master Fund, LP is 4900 Main Street, Suite 600, Kansas City, Missouri 64112. Marilyn B. Hebenstreit, James B. Hebenstreit, Alison Armistead, Michael J. Koeppen, and Hunter Armistead are the officers of Pembroke Investments LLC, the Manager of Alaris Master Fund, LP’s General Partner, Alaris Capital, LLC, and have the power to vote or dispose of the securities reported.

(11)    The address of Axon Enterprise, Inc. is 17800 North 85th Street, Scottsdale, AZ 85255. The board of directors of Axon Enterprise, Inc. has the power to vote or dispose of the securities reported.

(12)    The address of Crescent Park FOF Partners, L.P. is 1900 University Avenue, Suite 501, East Palo Alto, California 94303. Eli Cohen is the Portfolio Manager of Crescent Park FOF Partners, L.P.’s Investment Advisor, Crescent Park Management, L.P., and has the power to vote or dispose of the securities reported.

(13)    The address of Crescent Park Global Equity Master Fund, L.P. is 1900 University Avenue, Suite 501, East Palo Alto, California 94303. Eli Cohen is the Portfolio Manager of Crescent Park Global Equity Master Fund, L.P.’s Investment Advisor, Crescent Park Management, L.P., and has the power to vote or dispose of the securities reported.

(14)    The address of Crescent Park Master Fund, L.P. is 1900 University Avenue, Suite 501, East Palo Alto, California 94303. Eli Cohen is the Portfolio Manager of Crescent Park Master Fund, L.P.’s Investment Advisor, Crescent Park Management, L.P., and has the power to vote or dispose of the securities reported.

(15)    The address of Crescent Park SPV I, L.P. is 1900 University Avenue, Suite 501, East Palo Alto, California 94303. Eli Cohen is the Portfolio Manager of Crescent Park SPV I, L.P.’s Investment Advisor, Crescent Park Management, L.P., and has the power to vote or dispose of the securities reported.

(16)    The address of Crosslink Crossover Fund VII, LP is 2180 Sand Hill Road, Suite 200, Menlo Park, California 94025. Mihaly Szigeti has the power to vote or dispose of the securities reported.

(17)    The address of Crosslink Crossover Fund VIII, LP is 2180 Sand Hill Road, Suite 200, Menlo Park, California 94025. Mihaly Szigeti has the power to vote or dispose of the securities reported.

(18)    The address of Crosslink Crossover Fund VIII-B, LP is 2180 Sand Hill Road, Suite 200, Menlo Park, California 94025. Mihaly Szigeti has the power to vote or dispose of the securities reported.

(19)    The address of Crosslink Emerging Growth Fund, LP is 2180 Sand Hill Road, Suite 200, Menlo Park, California 94025. Mihaly Szigeti has the power to vote or dispose of the securities reported.

(20)    The address of Delta Growth Fund, LP is 2180 Sand Hill Road, Suite 200, Menlo Park, California 94025. Mihaly Szigeti has the power to vote or dispose of the securities reported.

(21)    The address of Greene Investment Partners LLC is 155 Bovet Road, Suite 770, San Mateo, California 94402. James H. Greene, Jr. is the Manager of Greene Investment Partners LLC.

(22)    The address of Isomer Master Fund LP is 420 Lexington Avenue, Suite 2007, New York, New York 10170. Mendel Hui is a Managing Member of Isomer Master Fund LP’s General Partner, Isomer Partners Fund GP LLC, and has the power to vote or dispose of the securities reported.

(23)    The address of Light Street Halo, L.P. is 525 University Avenue, Suite 300, Palo Alto, California 94301. Glen Kacher is the Manager of Light Street Halo, L.P.’s General Partner, Light Street Capital Management, LLC, and has the power to vote or dispose of the securities reported.

(24)    The address of Light Street Mercury Master Fund, L.P. is 525 University Avenue, Suite 300, Palo Alto, California 94301. Glen Kacher is the Manager of Light Street Mercury Master Fund, L.P.’s General Partner, Light Street Capital Management, LLC, and has the power to vote or dispose of the securities reported.

(25)    The address of Light Street Tungsten Master Fund, L.P. is 525 University Avenue, Suite 300, Palo Alto, California 94301. Glen Kacher is the Manager of Light Street Tungsten Master Fund, L.P.’s General Partner, Light Street Capital Management, LLC, and has the power to vote or dispose of the securities reported.

(26)    The address of Makena Developed Markets Master Fund B, L.P. is 2755 Sand Hill Road, Suite 200, Menlo Park, California 94025. Mike Tremmel is the Chief Financial Officer of Makena Capital Management, LLC, which indirectly controls Makena Developed Markets Master Fund B, L.P., and has the power to vote or dispose of the securities reported.

(27)    The address of Migdal Sal-Domestic Equities is 4 Efal Street, Petach-Tikva, Israel, 4951104. Migdal Sal-Domestic Equities disclaims beneficial ownership of the securities reported. Tsahi Zanzuri and Noam Boas are employees of Migdal Sal-Domestic Equities and have the power to vote on and dispose of the securities reported, respectively.

(28)    The address of Park West Investors Master Fund, Limited is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939. Peter S. Park, through one or more affiliated entities, is the controlling manager of Park West Investors Master Fund, Limited’s Investment Manager, Park West Asset Management LLC, and has the power to vote or dispose of the securities reported.

(29)    The address of Park West Partners International, Limited is c/o Park West Asset Management LLC, 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939. Peter S. Park, through one or more affiliated entities, is the controlling manager of Park West Partners International, Limited’s Investment Manager, Park West Asset Management LLC, and has the power to vote or dispose of the securities reported.

(30)    The address of Phoenix Insurance Company Ltd. (Nostro) is Derech HaShalom 53, Givatayim, Israel, 5345433. Haggai Schreiber, the Deputy Chief Executive Officer and Chief Investment Officer of Phoenix Insurance Company Ltd., and Dan Kerner, the Head of Nostro, have the power to vote or dispose of the securities reported.

(31)    The address of Shotfut Menayot Chul — Phoenix Amitim (Phoenix Insurance Company Ltd.) is Derech HaShalom 53, Givatayim, Israel, 5345433. Haggai Schreiber, the Deputy Chief Executive Officer and Chief Investment Officer of Shotfut Menayot Chul — Phoenix Amitim (Phoenix Insurance Company Ltd.), and Gilad Shamir, the Chief Investment Officer of Amitim, have the power to vote or dispose of the securities reported.

(32)    The address of Tomahawk Investments, LLC is 4900 Main Street, Suite 600, Kansas City, Missouri 64112. Michael J. Koeppen, the Co-Manager of Tomahawk Investments, LLC, Benjamin C. Armistead, and Tara C. Armistead have the power to vote or dispose of the securities reported.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2020 to which we and TWC Capital have been a participant.

Certain Relationships and Related Person Transactions — TWC

In July 2020, the Sponsor purchased an aggregate of 15,000,000 Sponsor Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. In July 2020, the Sponsor transferred 25,000 Sponsor Shares to each of Mr. David Kerko and Mr. Scott Wagner, TWC’s former Directors, and in August 2020, the Sponsor transferred a further 25,000 Sponsor Shares to each of Mr. Thompson and Ms. Wellman, TWC’s independent directors, in each case at the original per share purchase price. In September 2020, 93,750 Sponsor Shares held by the Sponsor were forfeited as a result of the partial exercise of underwriters’ over-allotment option. In December 2020, Mr. Kerko transferred 12,500 Sponsor Shares to the Sponsor for no consideration as a result of his resignation from the Board. In January 2021, the Sponsor transferred 25,000 Sponsor Shares to Mr. Kirkpatrick.

The Sponsor has purchased an aggregate of 9,666,667 Sponsor Warrants for a purchase price of $14,500,000, or $1.50 per warrant. Each Sponsor Warrant entitles the holder thereof to purchase one Public Share at a price of $11.50 per share, subject to adjustment as provided herein. The Sponsor Warrants (including the Public Share issuable upon exercise of the Sponsor Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of our initial business combination.

Prior to the consummation of TWC’s IPO, the Sponsor advanced approximately $264,000 to TWC under a promissory note to cover expenses related to TWC’s initial public offering. TWC repaid the promissory note in full on September 15, 2020.

In connection with the consummation of the IPO, TWC entered into forward purchase agreements with several institutional accredited investors (including an affiliate of the Sponsor), which are referred to herein as forward purchases, that provide for the aggregate purchase of at least $100,000,000 of Public Shares at $10.00 per share, in a private placement that closed concurrently with the Closing. Each of the forward purchase agreements and the related commitments under the forward purchasers’ agreements were terminated concurrent with the entry of the forward purchasers as PIPE Investors into the Share Purchase Agreements described elsewhere herein.

TWC has entered into a registration rights agreement with respect to the Sponsor Shares, Sponsor Warrants and warrants issued upon conversion of working capital loans (if any), as well as shares related to the PIPE Investment.

Certain Relationships and Related Person Transactions — Cellebrite

For a description of the procedures governing the approval of related party transactions, see “Management — Approval of Related Party Transactions under Israeli Law.”

Investors Rights Agreement

Pursuant to the Business Combination Agreement, certain TWC stockholders who received Ordinary Shares and certain Cellebrite shareholders (collectively “Cellebrite Equityholders”) and Cellebrite entered into the Investor Rights Agreement, pursuant to which, among other things, Cellebrite agreed to file a registration statement within 30 days of the Effective Time to register for resale under the Securities Act (x) the Ordinary Shares and the Warrants issued or issuable pursuant to the Business Combination Agreement (including the Ordinary Shares underlying the Warrants, any and all earned Price Adjustment Shares (as defined in the Business Combination Agreement), and the Ordinary Shares issued pursuant to the Share Purchase Agreement), (y) certain Ordinary Shares held by Cellebrite Equityholders which were subject to registration rights pursuant to other registration rights agreements in existence prior to the date hereof. The Investor Rights Agreement also permits underwritten takedowns and provides for customary “piggyback” registration rights. Cellebrite agreed to indemnify the Sponsor and certain of the Sponsor’s related persons from certain liabilities arising from the Business Combination Agreement, the transactions agreements relating to the Business Combination, and the transactions and filings contemplated thereby, subject to certain limitations set forth in the Investor Rights Agreement.

Loans Granted to Members of the Board of Directors or Executive Management

As of the date of this prospectus, Cellebrite has no outstanding loan or guarantee commitments to members of the board of directors or management.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. See “Management — Approval of Related Party Transactions under Israeli Law — Exculpation, Insurance and Indemnification of Office Holders” for additional information.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the ownership and disposition of Ordinary Shares and Warrants. This discussion applies only to the Ordinary Shares and Warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the ownership and disposition of Ordinary Shares and Warrants. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Cellebrite has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•        banks, insurance companies, and certain other financial institutions;

•        regulated investment companies and real estate investment trusts;

•        brokers, dealers, or traders in securities;

•        traders in securities that elect to mark to market;

•        tax-exempt organizations or governmental organizations;

•        U.S. expatriates and former citizens or long-term residents of the U.S.;

•        persons holding Ordinary Shares and/or Warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to Ordinary Shares and/or Warrants, as the case may be, being taken into account in an applicable financial statement;

•        persons that actually or constructively own 5% or more (by vote or value) of the outstanding Ordinary Shares;

•        founders, sponsors, officers or directors of TWC or holders of Sponsor Warrants;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

•        S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•        U.S. Holders having a functional currency other than the U.S. dollar;

•        persons who hold or received Ordinary Shares and/or Warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

•        tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ordinary Shares and/or Warrants, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Ordinary Shares and/or Warrants, as the case may be, that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the U.S.;

•        a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND/OR WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND/OR WARRANTS.

U.S. Federal Income Tax Treatment of Cellebrite

Tax Residence of Cellebrite for U.S. Federal Income Tax Purposes

Although Cellebrite is incorporated and tax resident in Israel, the IRS may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not a U.S. corporation. Because Cellebrite is an entity incorporated and tax resident in Israel, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance and significant uncertainties as to their application.

Under Code Section 7874, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% (or 60% if the Third Country Rule, as defined herein, applies) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of tax residency relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, incurred, located and derived, respectively, in the country in which the foreign acquiring corporation is a tax resident after the acquisition. The Treasury regulations promulgated under Code Section 7874 (the “Section 7874 Regulations”) generally also provide that if (i) there is an acquisition of substantially all of the assets held directly or indirectly by a U.S. corporation after which the shareholders of the acquired U.S. corporation hold, by vote or value, at least 60% of the shares of the foreign acquiring corporation by reason of holding shares in the U.S. acquired corporation, and (ii) in a related acquisition, such foreign acquiring corporation acquires another foreign corporation exceeding a certain threshold value, and the foreign acquiring corporation is not tax resident in the foreign country in which the acquired foreign corporation was tax resident prior to the transactions, then the foreign acquiring corporation will be treated as a domestic corporation for U.S. federal income tax purposes (the “Third Country Rule”). The Section 7874 Regulations further provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Code Section 7874 that are conducted as part of a plan or conducted over a 36-month period. Moreover, certain acquisitions of U.S. corporations over a 36-month period will impact the Section 7874 Percentage, making it more likely that Code Section 7874 will apply to a foreign acquiring corporation.

Cellebrite indirectly acquired substantially all of the assets of TWC through the Merger. Cellebrite do not expect the Third Country Rule to be applicable to the Merger. As a result, Section 7874 of the Code may apply to cause Cellebrite to be treated as a U.S. corporation for U.S. federal income tax purposes following the Merger depending on whether the Section 7874 Percentage equals or exceeds 80%, subject to the applicability of the Substantial Business Activities Exception.

Based upon the terms of the Merger, the rules for determining share ownership under Code Section 7874 and the Section 7874 Regulations, and certain factual assumptions, TWC and Cellebrite currently expect that the Section 7874 Percentage of TWC stockholders in Cellebrite should be less than 80% after the Merger. Accordingly, Cellebrite is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex, is subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by changes in such U.S. tax laws with possible retroactive effect) and is subject to certain factual uncertainties. Moreover, former holders of TWC securities may be deemed to own an amount of Ordinary Shares in respect to certain redemptions by TWC of TWC common stock prior to the Merger for purposes of determining the ownership percentage of former holders of TWC securities under Section 7874 of the Code. Accordingly, the status of Cellebrite as a foreign corporation is inherently uncertain and there can be no assurance that the IRS will not challenge the status of Cellebrite as a foreign corporation under Code Section 7874 or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Code Section 7874 Cellebrite’s status as a foreign corporation for U.S. federal income tax purposes, Cellebrite and certain Cellebrite shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on Cellebrite and future withholding taxes on certain Cellebrite shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes, and holders of Ordinary Shares and/or Warrants would be treated as holders of stock and warrants of a U.S. corporation.

However, even if the Section 7874 Percentage was such that Cellebrite were still respected as a foreign corporation under Code Section 7874, Cellebrite may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Merger. If Cellebrite were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Merger, the Section 7874 Regulations would exclude certain shares of Cellebrite attributable to the Merger for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Code Section 7874 would apply to such subsequent acquisition.

The remainder of this discussion assumes that Cellebrite will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Utilization of TWC’s Tax Attributes and Certain Other Adverse Tax Consequences to Cellebrite and Cellebrite’s Shareholders.

Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. Specifically, Code Section 7874 can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, (iii) the Third Country Rule does not apply, and (iv) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.

Based upon the terms of the Merger, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, TWC and Cellebrite currently expect that the Section 7874 Percentage should be less than 60% after the Merger. Accordingly, the limitations and other rules described above are not expected to apply to Cellebrite or TWC after the Merger.

If the Section 7874 Percentage applicable to the Merger is at least 60% but less than 80% and the Third Country Rule does not apply (as expected), Cellebrite and certain of Cellebrite’s shareholders may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by Cellebrite include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%. However, as a blank check company whose assets are primarily comprised of cash and cash equivalents, it is not expected that TWC will have a significant amount of inversion gain as a result of the Merger. Moreover, if it is determined that the Section 7874 Percentage is at least 60% and that Cellebrite is tax resident in a jurisdiction other than Israel, the Third Country Rule would apply and Cellebrite would be treated as a U.S. corporation under Section 7874 of the Code in the same manner as described above under “— Tax Residence of Cellebrite for U.S. Federal Income Tax Purposes.”

The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and could be impacted by future changes in such U.S. Treasury regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 60% must be finally determined after completion of the Merger, by which time there could be adverse changes to the relevant facts and circumstances. In addition, changes to the rules in Code Section 7874 or Section 7874 Regulations, or other changes in law, could adversely affect the above determination for U.S. federal income tax purposes. Therefore, the application of Code Section 7874 is inherently uncertain. There can be no assurance that the IRS will not challenge whether Cellebrite is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to Cellebrite, significant adverse tax consequences would result for Cellebrite and for certain Cellebrite shareholders, including a higher effective corporate tax rate on Cellebrite.

U.S. Holder

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares and Warrants to U.S. Holders

Distributions on Ordinary Shares

If Cellebrite makes distributions of cash or property on the Ordinary Shares, such distributions will be treated first as a dividend to the extent of Cellebrite’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. The amount of any such distribution will include any amounts withheld by Cellebrite (or another applicable withholding agent). If Cellebrite does not provide calculations of its earnings and profits under U.S. federal income tax principles, all cash distributions may be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions above under “— Utilization of TWC’s Tax Attributes and Certain Other Adverse Tax Consequences to Cellebrite and Cellebrite’s Shareholders” and below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

•        either (a) the shares are readily tradable on an established securities market in the United States, or (b) Cellebrite is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•        Cellebrite is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for Cellebrite’s taxable year in which the dividend is paid or the preceding taxable year;

•        the U.S. Holder satisfies certain holding period requirements;

•        the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and

•        the taxpayer does not take the dividends into account as investment income under Code Section 163(d)(4)(B).

There can be no assurances that Cellebrite will be eligible for benefits of an applicable comprehensive income tax treaty between the United States and Israel. In addition, there also can be no assurance that Ordinary Shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, Cellebrite will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to Ordinary Shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions, dividends on Ordinary Shares will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Cellebrite with respect to the Ordinary Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares and/or warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares or Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the Ordinary Shares and/or Warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the United States and Israel (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their tax advisor regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Exercise, Lapse, or Redemption of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Ordinary Share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in a Ordinary Shares received upon exercise of the Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the TWC Warrant exchanged therefor (assuming the Merger is not a taxable transaction under Sections 368(a) or 367(a) of the Code, as discussed above) and the exercise price. The U.S. Holder’s holding period for a Ordinary Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the Ordinary Shares received generally would equal the U.S. Holder’s basis in the Warrants exercised therefor. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares and Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of Ordinary Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the Warrants deemed surrendered in an amount generally equal to the difference between (i) the fair market value of the Ordinary Shares that would have been received in a regular exercise of the Warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Ordinary Shares received would equal the sum of (i) U.S. Holder’s tax basis in the Warrants deemed exercised and (ii) the aggregate exercise price of such Warrants. A U.S. Holder’s holding period for the Ordinary Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of Warrants, including when a U.S. Holder’s holding period would commence with respect to the Ordinary Share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Warrants.

Subject to the PFIC rules described below, if Cellebrite redeems Warrants for cash pursuant to the redemption provisions described in the section of this registration statement entitled “— Description of Warrants — Public Shareholders’ Warrants” or if Cellebrite purchases Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this registration statement captioned “Description of Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from Cellebrite if, for example, the adjustment increases the holder’s proportionate interest in Cellebrite’s assets or earnings and profits (for instance, through an increase in the number of Ordinary Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the Ordinary Shares which is taxable to the U.S. Holders of such shares as described under “— Distributions on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the Ordinary Shares and Warrants could be materially different from that described above, if Cellebrite is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•        at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income); or

•        at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, Cellebrite will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which Cellebrite own, directly or indirectly, 25% or more (by value) of the stock.

Cellebrite’s status as a PFIC will depend on the nature and composition of its income and the nature, composition and value of its assets from time to time. The 50% passive asset test described above is generally based on the fair market value of each asset. If Cellebrite is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code (determined by disregarding certain downward attribution rules) (“CFC”) and not publicly traded for the relevant taxable year, however, the test will be applied based on the adjusted basis of Cellebrite’s assets.

Recently adopted Treasury Regulations, or the New Regulations, modify certain of the rules described above. Such modifications include, for example, permitting asset value to be determined more frequently than on a quarterly basis and treating a non-U.S. corporation as publicly traded for a taxable year if the stock of such corporation is publicly traded, other than in de minimis quantities, for at least twenty trading days during such taxable year.

The New Regulations generally apply to taxable years of shareholders beginning on or after January 14, 2021. A shareholder, however, may choose to apply such rules for any open taxable year beginning before January 14, 2021, provided that, with respect to a non-U.S. corporation being tested for PFIC status, the shareholder consistently applies certain of the provisions of the New Regulations and certain other Treasury Regulations for such year and all subsequent years. Investors who are U.S. Holders should consult their own tax advisors regarding the impact and applicability of the New Regulations.

Since Cellebrite is considered “publicly traded” for the current taxable year pursuant to the consummation of the Business Combination and the public listing of Cellebrite’s stock, for at least twenty days during the current taxable year, Cellebrite will apply the 50% passive asset test using the fair market value of its assets. This determination, however, is subject to uncertainty. Cellebrite’s status may depend, in part, on how quickly it utilizes its cash on-hand and cash from future financings in its business.

Based on the foregoing, with respect to the past taxable year, Cellebrite believes that it was not a PFIC (based in part on its belief that it was not classified as a CFC in the past taxable year) and presently does not anticipate that it will be a PFIC based upon the value of its assets, including any goodwill, and the nature and composition of its income and assets.

Nevertheless, whether Cellebrite is treated as a PFIC is determined on an annual basis. As discussed above, the determination of whether a non-U.S. corporation is a PFIC is a factual determination that depends on, among other things, the composition of Cellebrite’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of its subsidiaries, from time to time, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether Cellebrite will be a PFIC in 2021 or for any future taxable year. In addition, Cellebrite’s U.S. counsel expresses no opinion with respect to Cellebrite’s PFIC status for 2021 or future taxable years.

Under the PFIC rules, if Cellebrite were considered a PFIC at any time that a U.S. Holder owns Ordinary Shares or Warrants, Cellebrite would continue to be treated as a PFIC with respect to such holder unless (i) Cellebrite ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s Ordinary Shares in which Cellebrite was a PFIC, (b) a valid mark-to-market election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a “deemed sale” election is made, a U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value on the last day of the last taxable year in which Cellebrite is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the “deemed sale” election, the Ordinary Shares with respect to which the “deemed sale” election was made will not be treated as shares in a PFIC unless Cellebrite subsequently becomes a PFIC.

For each taxable year that Cellebrite is treated as a PFIC with respect to a U.S. Holder’s Ordinary Shares or Warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge and transfers of Ordinary Shares or Warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) of its Ordinary Shares or Warrants (collectively the “excess distribution rules”), unless, with respect to the Ordinary Shares, the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Generally, distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder during the shorter of the three preceding taxable years or the portion of such U.S. Holder’s holding period for the Ordinary Shares or Warrants that preceded the taxable year of the distribution will be treated as excess distributions. Under these special tax rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or Warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution or to the period in the U.S. Holder’s holding period before the first day of

Cellebrite’s first taxable year in which Cellebrite is a PFIC, will be treated as ordinary income;

•        the amount allocated to each other taxable year (or portions thereof) of the U.S. Holder and included in its holding period will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year without regard to the U.S. Holder’s other items of income and loss for such year; and

•        the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the resulting tax attributable to each such year.

Under the excess distribution rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the Ordinary Shares or Warrants cannot be treated as capital gains, even though the U.S. Holder holds the Ordinary Shares or Warrants as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect equity interests in subsidiaries and other entities which Cellebrite may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that Cellebrite does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of Cellebrite’s subsidiaries.

If Cellebrite is a PFIC, a U.S. Holder of shares in Cellebrite may avoid taxation under the excess distribution rules described above in respect to the Ordinary Shares by making a timely and valid “qualified electing fund” (“QEF”) election (if eligible to do so). However, a U.S. Holder may make a QEF election with respect to its Ordinary

Shares only if Cellebrite provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations, including the information provided in a PFIC Annual Information Statement. If Cellebrite determines that it is a PFIC for any taxable year, Cellebrite may decide at that time to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the Ordinary Shares. There can be no assurance, however, that Cellebrite will have timely knowledge of its status as a PFIC in the future or that Cellebrite will timely provide such information for such years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

A U.S. Holder that makes a QEF election with respect to its Ordinary Shares would generally be required to include in income for each year that Cellebrite is treated as a PFIC the U.S. Holder’s pro rata share of Cellebrite’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the Ordinary Shares. Any net deficits or net capital losses of Cellebrite for a taxable year, however, would not be passed through and included on the tax return of the U.S. Holder. A U.S. Holder’s basis in the Ordinary Shares would be increased by the amount of income inclusions under the QEF rules. Dividends actually paid on the Ordinary Shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the Ordinary Shares by a corresponding amount. If Cellebrite owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to Cellebrite’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that Cellebrite will have timely knowledge of the status of any such Lower-Tier PFIC. In addition, Cellebrite may not hold a controlling interest in any such Lower-Tier PFIC and thus there can be no assurance Cellebrite will be able to cause the Lower-Tier PFIC to provide such required information.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the Ordinary Shares in which Cellebrite is a PFIC, then the Ordinary Shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the excess distribution rules to its Ordinary Shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the Ordinary Shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the excess distribution rules described above. As a result of the “deemed sale” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period for the Ordinary Shares.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and Cellebrite was a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Ordinary Shares (or has previously made a QEF election with respect to the Ordinary Shares), the QEF election will apply to the newly acquired Ordinary Shares. Notwithstanding such QEF election, the rules relating to “excess distributions” discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Ordinary Shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a “deemed sale” election under the PFIC rules. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing “deemed sale” elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder that is eligible to make a QEF election with respect to its Ordinary Shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

U.S. Holders should consult their tax advisors as to the availability and desirability of a QEF election.

Alternatively, if Cellebrite is a PFIC and the Ordinary Shares constitute “marketable stock” (as defined below), a U.S. Holder may make a mark-to-market election for its Ordinary Shares with respect to such shares for the first taxable year in which it holds (or is deemed to hold) the Ordinary Shares and each subsequent taxable year to elect out of the excess distribution rules discussed above. If a U.S. Holder makes a mark-to-market election with respect to its Ordinary Shares, such U.S. Holder generally will include in income for each year that Cellebrite is treated as a PFIC with respect to such Ordinary Shares an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the Ordinary Shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the Ordinary Shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such Ordinary Shares previously included in income. A U.S. Holder’s basis in the Ordinary Shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions Cellebrite makes would generally be subject to the rules discussed above under “— Distributions on Ordinary Shares,” except the lower rates applicable to qualified dividend income would not apply. Currently, U.S. Holders of Warrants will not be able to make a mark-to-market election with respect to their Warrants.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The Ordinary Shares, which are listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for Ordinary Shares.

If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the Ordinary Shares in which Cellebrite is a PFIC, then the U.S. Holder generally will remain subject to the excess distribution rules. A U.S. Holder that first makes a mark-to-market election with respect to the Ordinary Shares in a later year will continue to be subject to the excess distribution rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the excess distribution rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its Ordinary Shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS. U.S. Holders should consult their tax advisors regarding any reporting requirements that may apply to them if Cellebrite is a PFIC.

The rules dealing with PFICs and with the QEF, “deemed sale,” and mark-to-market elections are very complex and are affected by various factors in addition to those described above. U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Ordinary Shares and Warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares or Warrants that is for U.S. federal income tax purposes not a U.S. Holder, including:

•        a nonresident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        a foreign estate or trust;

but generally does not include a beneficial owner who has been or is engaged in the conduct of a trade or business within the U.S. or an individual an individual who is present in the United States for 183 days or more in the taxable year of the disposition of Ordinary Shares or Warrants (except to the extent discussed below). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares or Warrants.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares and Warrants to Non-U.S. Holders

Subject to the discussion below concerning backup withholding, any (i) dividends of cash or property (including constructive distributions treated as dividends as further described under the heading “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares and Warrants to U.S. Holders — Possible Constructive Distributions”) paid or deemed paid to a Non-U.S. Holder in respect of Ordinary Shares or (ii) gain realized upon the sale or other taxable disposition of Ordinary Shares and/or Warrants by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

•        the gain or dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a “fixed base” in the United States to which such gain is attributable); or

•        in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant by a U.S. Holder, as described under “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares and Warrants to U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the Ordinary Shares and Warrants.

The characterization for United States federal income tax purposes of the redemption of the Non-U.S. Holder’s Warrants generally will correspond to the United States federal income tax treatment of such a redemption of a U.S. Holder’s warrants, as described under “U.S. Holders — U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares and Warrants to U.S. Holders — Exercise, Lapse or Redemption of a Warrants”

above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of Ordinary Shares and Warrants to Non-U.S. Holders” based on such characterization.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of Ordinary Shares, and the proceeds received on the disposition of Ordinary Shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to Ordinary Shares and proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be required to be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of their Ordinary Shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to Ordinary Shares and proceeds from the sale of other disposition of Ordinary Shares received in the U.S. by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND WARRANTS, AS APPLICABLE, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Ordinary Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Israeli tax considerations

The following is a brief summary of the material Israeli tax laws applicable to Cellebrite, and certain Israeli Government programs that benefit Cellebrite. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of Ordinary Shares purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities, trusts or foundations, partnerships, controlled foreign corporations and any other type of taxpayer that are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, Cellebrite cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

General corporate tax structure in Israel

Israeli companies are generally subject to corporate tax. In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years) which reduces the corporate income tax rate from 25% to 24% effective from January 1, 2017, and to 23% effective from January 1, 2018. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Beneficiary Enterprise or a Technological Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to the corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” We believe that we currently qualify as an Industrial Company within the meaning of the Industry Encouragement Law.

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain defense loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition under section 3A of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

Following are the main tax benefits available to Industrial Companies:

•        Amortization of the cost of purchased patent, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

•        Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies; and

•        Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, related to scientific research and development for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

•        The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

•        The research and development must be for the promotion of the company; and

•        The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

From time to time, we may apply to the Israel Innovation Authority for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we will not be able to deduct research and development expenses during the year of the payment, we will be able to deduct research and development expenses during a period of three years commencing in the year of the payment of such expenses. Accordingly the Cellebrite had obtained an approval from the Israel Innovation Authority for 2018 and submitted a request for 2019.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain eligible companies with incentives for capital investments in production facilities (or other eligible assets) and certain tax benefits with respect to certain eligible income.

The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

The following discussion is a summary of the Investment Law following its most recent amendments:

Tax Benefits Subsequent to the 2005 Amendment

The 2005 Amendment applies to new investment programs and investment programs commencing after 2004 but does not apply to investment programs approved prior to April 1, 2005, referred to as an Approved Enterprise. The 2005 Amendment provides that terms and benefits included in any certificate of approval that was granted before the 2005 Amendment became effective (April 1, 2005) will remain subject to the provisions of the Investment Law as in effect on the date of such approval. Pursuant to the 2005 Amendment, the Israeli Authority for Investments and Development of the Industry and Economy, or the Investment Center, will continue to grant Approved Enterprise status to qualifying investments. The 2005 Amendment, however, limits the scope of enterprises that may be approved by the Investment Center by setting criteria for the approval of a facility as an Approved Enterprise.

The 2005 Amendment provides that Approved Enterprise status will only be necessary for receiving cash grants. As a result, it was no longer necessary for a company to obtain the advance approval of the Investment Center in order to receive the tax benefits previously available under the alternative benefits track. Instead, a company may claim the tax benefits offered by the Investment Law directly in its tax returns, provided that its facilities meet the criteria for tax benefits set forth in the 2005 Amendment. Companies or programs under the new provisions receiving these tax benefits are referred to as Beneficiary Enterprises. A company that has a Beneficiary Enterprise may, at its discretion, approach the Israel Tax Authority for a pre-ruling confirming that it is in compliance with the provisions of the Investment Law, as amended.

Tax benefits are available under the 2005 Amendment to production facilities (or other eligible facilities) which are generally required to derive more than 25% of their business income from export to specific markets with a population of at least 14 million in 2012 (such export criteria will further be increased in the future by 1.4% per annum). In order to receive the tax benefits, the 2005 Amendment states that a company must make an investment which meets certain conditions set forth in the 2005 Amendment for tax benefits, including exceeding a minimum investment amount specified in the Investment Law. Such investment entitles a company to receive a “Beneficiary Enterprise” status with respect to the investment, and may be made over a period of no more than three years ending in the year in which the company requested to have the tax benefits apply to its Beneficiary Enterprise. Where a company requests to have the tax benefits apply to an expansion of existing facilities, only the expansion will be considered to be a Beneficiary Enterprise and the company’s effective tax rate will be the weighted average of the applicable rates. In such case, the minimum investment required in order to qualify as a Beneficiary Enterprise must exceed a certain percentage of the value of the company’s production assets before the expansion.

The extent of the tax benefits available under the 2005 Amendment to qualifying income of a Beneficiary Enterprise depends on, among other things, the geographic location within Israel of the Beneficiary Enterprise. The location will also determine the period for which tax benefits are available. Such tax benefits include an exemption from corporate tax on undistributed income for a period of between two to ten years, depending on the geographic location of the Beneficiary Enterprise within Israel, and a reduced corporate tax rate of between 10% to 25% for the remainder of the benefits period, depending on the level of foreign investment in the company in each year. The benefits period is limited to 12 starting from the year in which the company first chose to have the tax benefits apply (14 years if the Beneficiary Enterprise relates to the establishment of a new enterprise in priority Zone A) (the “Election Year”).

A company qualifying for tax benefits under the 2005 Amendment which pays a dividend out of income derived by its Beneficiary Enterprise during the tax exemption period will be subject to deferred corporate tax in respect of the gross amount of the dividend distributed (grossed-up to reflect the pre-tax income that it would have had to earn in order to distribute the dividend) at the corporate tax rate which would have otherwise been applicable. Certain transactions will be considered as a deemed distribution of dividends for the purposes of the claw-back of corporate tax, including certain payments made, whether directly or indirectly, to certain related parties or controlling shareholders (including entities controlled by such controlling shareholders), payments in liquidation and consideration paid to shareholders in a buyback of shares. We have filed an application with the Israel Tax Authority to receive the Transaction Tax Ruling to determine, inter alia, the amount of claw-back of Israeli corporate income tax, if any, that we will be required to pay with respect to the distribution of the Additional Dividend out of income derived by our Benefitted Enterprise.

Dividends paid out of income attributed to a Beneficiary Enterprise (or out of dividends received from a company whose income is attributed to a Beneficiary Enterprise) are generally subject to withholding tax at source at the rate of 15% (or 20% with respect to income generated by the distributing company during a tax benefits period that began in an Election Year after 2013) or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). The reduced rate of 15% or 20% is limited to dividends and distributions out of income derived during the benefits period and actually paid at any time up to 12 years thereafter. After this period, the withholding tax is applied at a rate of up to 30%, or at a lower rate under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). In the case of a Foreign Investors’ Company (as such term is defined in the Investment Law), the 12-year limitation on reduced withholding tax on dividends does not apply.

The benefits available to a Beneficiary Enterprise are subject to the fulfillment of conditions stipulated in the Investment Law and its regulations. If a company does not meet these conditions, it would be required to refund the amount of tax benefits, as adjusted by the Israeli consumer price index, and interest, or other monetary penalties.

Tax benefits under the 2011 amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations–0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals–20% (iii) non-Israeli residents (individuals and corporations)–20%, subject to a reduced tax rate under the provisions of any applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

In May 2019, we filed a notification that Cellebrite wishes to apply the new benefits under the 2011 Amendment. Accordingly, we are not entitled to Beneficiary Enterprise tax benefits as of January 1, 2019, however certain other provisions described above with respect to the distribution or payment out of income that was previously earned under the Beneficiary Enterprise regime may still apply.

New tax benefits under the 2017 amendment that became effective on January 1, 2017

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides that a Preferred Company satisfying certain conditions will qualify as a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technology Income,” as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in development zone “A.” In addition, a Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the Israel Innovation Authority.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (group-consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the Israel Innovation Authority. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4%. Please note that the reduced withholding tax rate of 4% will apply only on profits generated after the Preferred Technological Enterprise was acquired by a foreign company.

We believe that Cellebrite is eligible to the tax benefits under the 2017 Amendment as a Preferred Technological Enterprise.

On February 16, 2020 Cellebrite received a Tax Ruling from the Israel Tax Authority regarding its entitlement to tax benefits as a Preferred Technological Enterprise subject to the compliance with the conditions settled in such Tax Ruling and in the Encouragement Law. The Tax Ruling is valid from 2019 until tax year 2023 (inclusive).

From time to time, the Israeli Government has discussed reducing the benefits available to companies under the Investment Law. The termination or substantial reduction of any of the benefits available under the Investment Law could materially increase our tax liabilities.

Taxation of our shareholders

Capital gains taxes applicable to non-Israeli resident shareholders.

Israeli capital gains tax is imposed on the disposition of capital assets by a non-Israeli resident if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli tax law distinguishes between “Real Capital Gain” and “Inflationary Surplus.” Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase in the relevant asset’s price that is attributable to the increase in the Israeli Consumer Price Index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is currently not subject to tax in Israel. Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus. Generally, Real Capital Gain accrued by individuals on the sale of Ordinary Shares will be taxed at the rate of 25%. However, if the shareholder is a “substantial shareholder” at the time of sale or at any time during the preceding 12- month period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person with respect to the material matters of the corporation on a permanent basis pursuant to an agreement, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Real Capital Gain derived by corporations will be generally subject to a corporate tax rate of 23% (in 2021).

A non-Israeli resident that derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax if the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) hold, whether directly or indirectly, more than 25% of the means of control, as such term is defined above, in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or disposition of such shares would be subject to Israeli tax, to the extent applicable. However, under the United States-Israel Tax Treaty, a Treaty U.S. Resident may be permitted to claim a credit for the Israeli tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition of the shares, subject to the limitations under U.S. laws applicable to foreign tax credits. The United States-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., resident certificate or other documentation).

Capital gains taxes applicable to Israeli resident shareholders.

An Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23%. An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest expenditures or is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person with respect to the material matters of the corporation on a permanent basis pursuant to an agreement, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2020). Certain Israeli institutions who are exempt from tax under section 9(2) or section 129(C)(a)(1) of the Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares.

Taxation of Israeli shareholders on receipt of dividends.

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not), 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise (if the first year the company requested to have the tax benefits apply was 2012 or before) and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or a Preferred Technological Enterprise. If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129(C)(a)(1) of the Israeli Tax Ordinance is exempt from tax on dividend.

Taxation of non-Israeli shareholders on receipt of dividends.

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not), 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise (if the first year the company requested to have the tax benefits apply was 2012 or before), 20% if the dividend is distributed from income attributed to a Preferred Enterprise or a Technological Enterprise, and 4% if the dividend is distributed from income attributed to a Technological Enterprise to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, (please note that the reduced withholding tax rate of 4% will apply only on profits generated after the Preferred Technological Enterprise was acquired by a foreign company), unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise, Beneficiary Enterprise, a Preferred Enterprise or a Technological Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Beneficiary Enterprise, Preferred Enterprise or a Preferred Technological Enterprise are not entitled to such reduced rate under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise, Preferred Enterprise or a Preferred Technological Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. Application for the reduced tax rate requires appropriate documentation presented and specific instruction received from the Israeli Tax Authorities to the extent tax is withheld at source at the maximum rates (see above), a qualified tax treaty recipient will be required to comply with certain administrative procedures with the Israeli Tax Authorities in order to receive a refund of the excess tax withheld.

A foreign resident receiving dividend income from an Israeli company, from which the full tax was deducted, will generally be exempt from filing a tax return in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not obligated to pay Surtax (see below) in accordance with section 121B of the Ordinance.

Israeli Tax Withholding.

In addition to all of the above, any payment made by an Israeli resident company may be subject to Israeli withholding tax, regardless of whether the recipient should be subject to Israeli tax with respect to the receipt of such payment, unless the recipient provides the company with a valid certificate issued by the Israel Tax Authority to exempt the recipient from such withholding tax liability. We have approached the Israel Tax Authority in an application to receive the Transaction Tax Ruling that will determine, inter alia, that the Indemnified TWC Parties shall not be subject to any Israeli tax with respect to receipt of Ordinary Shares and/or Warrants and/or any cash amount from the Trust Account or with respect to the Per Share Cash Consideration, Per Share Equity Consideration, the Price Adjustment Shares or the Additional Dividend and that we have no withholding obligation with respect to the Capital Restructuring or the issuance of Price Adjustment Shares. There can be no assurance that the Transaction Tax Ruling will be received.

Surtax.

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 647,640 for 2021, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling warrants, ordinary shares or interests in ordinary shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the warrants or ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, ordinary shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or ordinary shares in the course of hedging the positions they assume. The Selling Securityholders may also sell warrants or our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the warrants or ordinary shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the warrants or our ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares and Warrants by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. Dollar
SEC Registration Fee	$230,000
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	50,000
Printing Expenses	$20,000
Miscellaneous Expenses	5,000
Total	$405,000

LEGAL MATTERS

The legality of the Ordinary Shares and Warrants offered by this prospectus and certain other Israeli legal matters has been passed upon by Meitar, Tel Aviv, Israel. Certain legal matters relating to U.S. law has been passed upon by White & Case LLP, New York, New York.

EXPERTS

The financial statements for TWC as of and for the year ended December 31, 2020, appearing in this registration statement and related prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of Cellebrite DI Ltd. as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, appearing in this registration statement and related prospectus, are included in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares and Warrants offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS OF CELLEBRITE

Audited Consolidated Financial Statements (as of and for the year ended December 31, 2020)

Unaudited Condensed Consolidated Financial Statements

FINANCIAL STATEMENTS OF TWC

Audited Consolidated Financial Statements (as of and for the year ended December 31, 2020)

Unaudited Condensed Consolidated Financial Statements

Somekh Chaikin

17 Ha’arba’a Street, PO Box 609

KPMG Millennium Tower

Tel Aviv 6100601, Israel

+972 3 684 8000

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Cellebrite DI Ltd.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Cellebrite DI Ltd. and its subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income (loss), changes in redeemable convertible preferred shares and shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risk of material misstatement of the consolidated financial statement, due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Somekh Chaikin
Member Firm of KPMG International

We have served as the Company’s auditor since 2007.
May 14, 2021 except for Note 12a as to which the date is September 26, 2021
Tel-Aviv, Israel

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee

Cellebrite DI Ltd. and its Subsidiaries Consolidated Balance Sheets as of
(U.S$ thousands except share and per share data)
	Note	December 31, 2020	December 31, 2019
Assets

Current assets
Cash and cash equivalents	2E	128,709	76,546
Restricted cash		5,137	5,137
Short-term deposits	5	108,928	123,706
Trade receivables (net of allowance for doubtful accounts of $616 and $608 as of December 31, 2020 and December 31, 2019, respectively)		66,324	44,237
Prepaid expenses and other current assets	6	7,439	6,234
Contract acquisition costs	2J	2,979	2,063
Inventories	7	4,754	3,960
Total current assets		324,270	261,883

Other non-current assets		565	447
Deferred tax assets, net	19	7,372	3,086
Property and equipment, net	8	16,106	14,824
Intangible assets, net	2S,4	6,611	—
Goodwill	2T,3	9,463	—
Total non-current assets		40,117	18,357
Total assets		364,387	280,240

The accompanying notes are an integral part of the consolidated financial statements.

Cellebrite DI Ltd. and its Subsidiaries Consolidated Balance Sheets as of
(U.S$ thousands except share and per share data)
	Note	December 31, 2020	December 31, 2019
Liabilities, redeemable convertible preferred shares and shareholders’ equity

Current liabilities
Trade payables		4,727	5,360
Other accounts payable and accrued expenses	9	49,112	24,338
Deferred revenues	2J	105,543	69,462
Total current liabilities		159,382	99,160

Liability for employees’ severance benefits	10	366	429
Other long-term liabilities		6,191	1,690
Deferred revenues	2J	33,439	18,928

Total long-term liabilities		39,996	21,047

Total liabilities		199,378	120,207

Liens, commitments and contingencies	11

Redeemable convertible preferred shares, NIS 0.00001 par value; 39,779,261 shares authorized, issued and outstanding as of December 31, 2020 and 2019 Aggregate liquidation preference of $134,411 and $118,163, as of December 31, 2020 and 2019**		101,205	101,205

Shareholders’ equity	12
Share capital, NIS 0.00001 par value; 3,454,112,863 shares authorized, and 124,671,507 and 123,199,879 shares issued and outstanding as of December 31, 2020 and 2019, respectively**		—*	—*
Additional paid-in capital		34,226	25,463
Treasury stock, NIS 0.00001 par value; 41,776 ordinary shares**		(85)	—
Accumulated other comprehensive income		1,321	804
Retained earnings		28,342	32,561

Total Shareholders’ equity		63,804	58,828

Total liabilities, redeemable convertible preferred shares and shareholders’ equity		364,387	280,240

____________

*        Less than US$ 1.

**      Prior period results have been retroactively adjusted to reflect the 1:1.0422 reverse stock split effected on August 30, 2021. See also Note 12, Shareholders’ Equity, for details.

The accompanying notes are an integral part of the consolidated financial statements.

Cellebrite DI Ltd. and its Subsidiaries Consolidated Statements of Operations and Comprehensive Income (Loss) for the
(U.S$ thousands except share and per share data)
	Year ended December 31,
	2020	2019
Revenue:
Subscription services	100,614	81,505
Term-license	29,131	5,142
Perpetual license and other	42,136	59,175
Professional services	23,032	26,032
Total revenue	194,913	171,854

Cost of revenue:
Subscription services	8,795	6,585
Term-license	1,709	189
Perpetual license and other	9,370	10,049
Professional services	18,005	19,000

Total cost of revenue	37,879	35,823

Gross profit	157,034	136,031

Operating expenses:
Sales and marketing	61,305	61,610
Research and development	54,377	46,573
General and administrative	31,445	25,334
Other expenses	689	4,034

Total operating expenses	147,816	137,551

Operating income (loss)	9,218	(1,520)

Financial income, net	2,179	2,935

Income before income tax expense	11,397	1,415

Income tax expense	5,616	3,291

Net income (loss)	5,781	(1,876)

Net loss per share:
Basic net loss per share attributable to ordinary shareholders	(9,344)	(10,039)

Basic net loss per ordinary share*	(0.08)	(0.08)

Weighted average number of ordinary shares used in computing basic net loss per share*	123,696,624	121,560,817

Other comprehensive income (loss)
Unrealized gain on hedging transactions, net of taxes of $165 and $42 for the year ended December 31, 2020 and 2019 respectively	1,212	620
Foreign currency translation adjustments	(695)	(25)

Total other comprehensive income, net of tax	517	595
Total comprehensive income (loss)	6,298	(1,281)

____________

*        Prior period results have been retroactively adjusted to reflect the 1:1.0422 reverse stock split effected on August 30, 2021. See also Note 12, Shareholders’ Equity, for details.

The accompanying notes are an integral part of the condensed consolidated financial statements.

Cellebrite DI Ltd. and its Subsidiaries Consolidated Statement of Redeemable Convertible Preferred Shares and Shareholders’ Equity

	Redeemable convertible preferred shares		Ordinary Shares Amount***	Share capital	Additional paid-in capital	Treasury stock	Retained earnings	Comprehensive income	Total
	Shares***	Amount
Balance as at January 1, 2019	—	—	119,818,040	—*	12,563	(23,898)	80,343	209	69,217

Effect of adoption of revenue recognition standard**	—	—	—	—	—	—	3,800	—	3,800
Balance after the adoption of revenue recognition standard as of January 1, 2019	—	—	119,818,040	—*	12,563	(23,898)	84,143	209	73,017
Net loss	—	—	—	—	—	—	(1,876)	—	(1,876)
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	—	—	—	—	(25)	(25)
Unrealized gain on hedging transactions, net	—	—	—	—	—	—	—	620	620
Stock based compensation	—		—	—	12,759	—	—	—	12,759
Exercise of shares option and vested RSUs	—		3,664,884	—*	141	—	—	—	141
Issuance of redeemable convertible preferred shares	39,779,261	101,205	—	—	—	—	—	—	—
Dividend paid	—	—	—	—	—	—	(25,000)		(25,000)
Repurchase of ordinary shares	—	—	(283,045)	—*	—	(808)	—	—	(808)
Cancellation of ordinary shares	—	—	—	—*	—	24,706	(24,706)	—	—
Balance at December 31, 2019	39,779,261	101,205	123,199,879	—*	25,463	—	32,561	804	58,828

Net income	—	—	—	—	—	—	5,781	—	5,781
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	—	—	—	—	(695)	(695)
Unrealized gain on hedging transactions, net	—	—	—	—	—	—	—	1,212	1,212
Stock based compensation	—	—	—	—	7,271	—	—	—	7,271
Exercise of share option and vested RSUs	—	—	1,513,404	—*	1,492	—	—	—	1,492
Dividend paid	—	—	—	—	—	—	(10,000)	—	(10,000)
Repurchase of ordinary shares	—	—	(41,776)	—*	—	(85)	—	—	(85)
Balance at December 31, 2020	39,779,261	101,205	124,671,507	—*	34,226	(85)	28,342	1,321	63,804

____________

*        Less than US$1.

**      See Note 2J.

***    Prior period results have been retroactively adjusted to reflect the 1:1.0422 reverse stock split effected on August 30, 2021. See also Note 12, Shareholders’ Equity, for details.

The accompanying notes are an integral part of the condensed consolidated financial statements.

Cellebrite DI Ltd. and its Subsidiaries Consolidated Statements of Cash Flows
(U.S$ thousands except share and per share data)
	Year ended December 31
	2020	2019
Cash flows from operating activities:
Net income (loss)	5,781	(1,876)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock based compensation	7,271	12,759
Depreciation and amortization	5,879	4,079
Increase in deferred tax	(2,818)	(1,667)
Other	689	—
Increase (decrease) in liability for severance benefits	(63)	131
Increase in trade receivables	(19,731)	(12,220)
Increase in deferred revenue	47,738	15,841
Decrease (increase) in prepaid expenses and other current assets	335	(3,141)
Increase in other non-current assets	(339)	(27)
Decrease (increase) in inventories	(693)	794
Increase (decrease) in trade payables	(1,433)	974
Increase (decrease) in other accounts payables and accrued expenses	22,449	(158)
Increase in other long-term liabilities	1,445	644
Net cash provided by operating activities	66,510	16,133

Cash flows from investing activities:
Purchases of property and equipment	(6,181)	(6,209)
Payment related to business combination; net of cash acquired	(15,046)	—
Short term deposits, net	14,778	(40,513)
Net cash used in investing activities	(6,449)	(46,722)

Cash flows from financing activities:
Repurchase of common stock	(85)	(808)
Proceeds from issuance of shares and convertible preferred shares, net of issuance costs	1,492	101,346
Payment of dividend	(10,000)	(25,000)
Net cash provided by (used in) financing activities	(8,593)	75,538

Net increase in cash, cash equivalents and restricted cash	51,468	44,949
Net effect of currency translation on cash, cash equivalents and restricted cash	695	(67)
Cash, cash equivalents and restricted cash at beginning of year	81,683	36,801
Cash and cash equivalents and restricted cash at end of year	133,846	81,683

Supplemental disclosure of cash flow information:
Income taxes paid	2,911	3,000

Supplemental disclosure of Non-cash investment activities:
Purchase of property and equipment	172	263

The accompanying notes are an integral part of the consolidated financial statements.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 1 — General

A.     Cellebrite DI Ltd. (hereinafter — “the Company”), an Israeli company, was incorporated on April 13, 1999 as a private company, and began its operations in July 1999. The Company and its wholly owned subsidiaries are engaged in the development, manufacturing, marketing and selling of software and related hardware devices which allow access, unify, generate and analyze defendable digital evidence to its law enforcement customers. The Company’s primary shareholder is SUNCORPORATION, a public Company traded in the Japanese market, that creates novel ideas based on original technologies.

B.      On June 17, 2019, IGP Saferworld Limited Partnership (hereinafter: “IGP”), an investment vehicle of IGP Capital, a venture capital firm based in Israel, invested $110 million in the Company, in exchange for the Company’s redeemable convertible preferred shares, representing 24.4% of the Company’s outstanding ordinary and preferred shares (see also Note 12c). Following the IGP investment, the Company paid to its employees’ compensation in the amount of $4,034 includes in other expenses in the consolidated statements of operations and comprehensive income (loss).

C.     On February 27, 2020, the Company completed the acquisition of 100% of the shares of BlackBag Technologies Inc. (“BlackBag”), a US computer forensic solutions company, for the total base consideration $20,108. See also Note 3.

Note 2 — Summary of Significant Accounting Policies

A.     Basis of presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (US GAAP). The significant accounting policies followed in the preparation of the financial statements, applied on a consistent basis for all years presented in these financial statements.

B.     Functional Currency and Foreign Currency Translation

A majority of the Company’s revenues are generated outside of Israel and are denominated in US dollars (“US$” or “dollars”). Substantial portion of materials and components cost, and marketing costs, are denominated in dollars or dollar-linked. Therefore, the Company’s management believes that the US dollars is the currency of the primary economic environment in which the Company operates. Thus, the functional currency and the reporting currency of the Company is the US dollar.

Transactions in foreign currency are translated into dollars in accordance with the principles set forth in ASC Subtopic 830-20, Foreign Currency Transaction. Monetary assets and liabilities denominated in foreign currencies of the reporting date are translated to the functional currency at the closing rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currency are translated using the exchange rate at the date of the transaction.

The effect of the translating into dollars has been included in the consolidated statements of shareholders’ equity and comprehensive income (loss) as a foreign currency translation adjustment. Gains and losses from remeasurement assets and liabilities denominated in currencies other than the respective functional currencies are included in the consolidated statements of operations.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

C.     Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods and accompanying notes. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include, but are not limited to, the allocation of transaction price among various performance obligation, the fair value of acquired intangible assets and goodwill, share-based compensation; and unrecognized tax benefits and other contingencies.

D.     Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances were eliminated in consolidation.

E.     Cash and cash equivalents and restricted cash

The Company considers all highly liquid instruments with a maturity of three months or less at the date of purchase to be cash equivalents.

Restricted cash consists of funds that are contractually restricted as to usage or withdrawal mainly due to a contractual agreement with an investor. The Company has presented restricted cash separately from cash and cash equivalents in the consolidated balance sheets.

F.      Trade Receivable

Trade receivables are recorded at the invoiced amount net of allowance for doubtful accounts. The allowance for doubtful accounts is based on the Company’s assessment of in the collectability of accounts. The Company regularly reviews the adequacy of the allowance for doubtful accounts based on combination of factors, including as assessment of the current customer’s aging report, the nature and size of the customer, the financial condition of the customer and the amount of any receivables in dispute. Trade receivables deemed uncollectable are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote.

G.     Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined by the “weighted moving average” method. Inventory write-downs are provided to cover technological obsolescence, excess inventories and discontinued products.

Inventory write-down is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and is charged to cost of revenues. At the point of the loss recognition, a new, lower-cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

H.     Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers and software	12.5 – 33
Manufacturing equipment	7
Office furniture and equipment	7 – 15
Leasehold improvements	*
____________ * Over the shorter of the expected lease term or estimated useful lives.

I.       Impairment of long-lived assets

Long-lived assets, such as property, and equipment, and identifiable intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360, Accounting for the impairment of Long-Lived Assets. If events of changes in the circumstances indicate that a long-lived asset or asset group value may not be recoverable, the Company compares aggregate undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If these cash flows are less than the carrying value, an impairment is recognized for the difference between the carrying value and the estimated fair value. Fair value is determined through discounted cash flow models and third-party independent appraisals, as considered necessary. The measurement of impairment requires management to estimate future cash flows and the fair value of long-lived assets. The evaluation is performed at the lowest levels for which there are identifiable, independent cash flows.

During the years ended December 31, 2020 and 2019, no impairment losses have been identified.

J.      Revenue recognition

The Company’s revenues are comprised of four main categories: (a) subscription revenues, including support services (updates, upgrades and technical support) on term-based licenses and perpetual licenses; (b) subscription revenues also from sales of term-based licenses; (c) perpetual licenses (and others); and (d) professional services.

The Company sells its products to its customers either directly or indirectly through distribution channels all of whom are considered end users.

On January 1, 2019, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), using the modified retrospective method. The impact of the adoption of ASC 606 is related to the timing of revenue recognition for term-based licenses and sales commissions. Under ASC 606, the Company recognizes term-based license revenue at point in time rather than over time. Additionally, the Company is required to capitalize and amortize incremental costs of obtaining a contract, over the remaining contractual term or an estimated period of benefit. The Company recorded a cumulative effect adjustment, to increasing the opening retain earnings of at the amount of $3,800 as of January 1, 2019, of which $2,797 related to an increase in revenue that would have been recognized during the prior periods compared to previous guidance and $1,003 related to the reduction in commission expenses of prior periods that the Company capitalized under ASC 606, net of taxes.

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services are delivered. The amount of revenue recognized reflects the consideration that the Company expects to receive in exchange for these goods or services.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

The Company determines that it has a contract with a customer when each party’s rights regarding the products or services to be transferred can be identified, the payment terms for the services can be identified, the Company has determined the customer has the ability and intent to pay, and the contract has commercial substance. At contract inception, the Company evaluates whether two or more contracts should be combined and accounted for as a single contract and whether the combined or single contract includes more than one performance obligation.

Performance obligations promised in a contract are identified based on the products and services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the products or services either on their own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the products and services is separately identifiable from other promises in the contract.

The Company’s software licenses either provide its customers a perpetual right to use its software or the right to use its software for only a fixed term, in most cases between a one- and three-year time frame. The Company concluded that the software license is distinct as the customer can benefit from the software on its own.

Support revenue is derived from providing technical customer support services, unspecified software updates and upgrades to customers several times a year, on a when-and-if-available basis. Performance obligations related to software maintenance services generally have a consistent continuous pattern of transfer to a customer during the contract period.

Professional services revenues primarily consist of training and other professional services. Each of these performance obligations provide benefit to the customer on a standalone basis and are distinct in the context of the contract.

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring products or delivery of services to the customer. Payment terms generally are Net 30 days. The Company applied the practical expedient in ASC 606 and did not evaluate payment terms of one year or less for the existence of a significant financing component. Revenue is recognized net of any taxes collected from customers which are subsequently remitted to governmental entities (e.g., sales tax and other indirect taxes). The Company does not offer right of return to its contracts.

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. For contracts that contain multiple performance obligations, the Company allocates the transaction price to each performance obligation based on the relative standalone selling price (“SSP”) for each performance obligation. The Company uses judgment in determining the SSP for its products and services. The Company typically assesses the SSP for its products and services on a periodic basis or when facts and circumstances change. To determine SSP, the Company maximizes the use of observable standalone sales and observable data, where available. In instances where performance obligations do not have observable standalone sales, the Company utilizes available information that may include the entity specific factors such as assessment of historical data of bundled sales of software licenses with other promised goods and services, and pricing strategies to estimate the price the Company would charge if the products and services were sold separately.

The Company satisfies performance obligations either over time or at a point in time depending on the nature of the underlying promise. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised good or service to a customer. Revenues related to the license for proprietary software are recognized when the control over the license is provided to the customer and the license term begins. Revenue related to software update and upgrades are recognized ratably over the

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

service period. Revenues related to other professional services are generally recognized over time and in certain cases at point in time upon satisfaction of the performance obligation. Service revenues are included in the Company’s consolidated statements of income as service revenues.

Disaggregation of Revenues

The following table provides information about disaggregated revenue by geographical areas

Geographical areas

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands
EMEA	65,807	55,911
America	100,835	89,514
APAC	28,271	26,429
Total	194,913	171,854

Contract Balances

The following table provides information about accounts receivable, contract assets, and contract liabilities from contracts with customers:

	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Contract assets	3,967	1,440
Contract liabilities	105,543	69,462
Contract liabilities, non-current	33,439	18,928

Contract assets consist of unbilled accounts receivable, which occur when a right to consideration for the Company’s performance under the customer contract occurs before invoicing to the customer.

Contract liabilities consist of deferred revenue. Revenue is deferred when the Company invoices in advance of performance under a contract. The current portion of the deferred revenue balance is recognized as revenue during the 12-month period after the balance sheet date. The noncurrent portion of the deferred revenue balance is recognized as revenue following the 12-month period after the balance sheet date. Of the $75,532 and $88,390 of deferred revenue as of December 31, 2018 and December 31, 2019, respectively, the Company recognized $59,748 and $61,964 as revenue during the years ended December 31, 2019 and 2020, respectively.

Remaining Performance Obligations

The Company’s remaining performance obligations are comprised of product and services revenue not yet delivered. As of December 31, 2019, and December 31, 2020, the aggregate amount of the transaction price allocated to remaining performance obligations was $116,439 and $172,885 respectively, which consists of both billed consideration in the amount of $88,390 and $138,982 respectively, and unbilled consideration in the amount of $28,049 and $33,903 respectively, that the Company expects to recognize as revenue. As of December 31, 2020, the Company expects to recognize 62% of its remaining performance obligations as revenue in the year ending December 31, 2021, and the remainder thereafter.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

Contract acquisition costs

The Company capitalizes sales commissions and associated payroll taxes paid to sales personnel that are incremental to obtaining customer contracts. These costs are recorded as deferred contract acquisition costs on the consolidated balance sheets. The Company determines whether costs should be deferred based on its sales compensation plans and if the commissions are incremental and would not have occurred absent the customer contract.

Sales commissions for the renewal of a contract are considered commensurate with the sales commissions paid for the acquisition of the initial contract given a no substantive difference in commission rates in proportion to their respective contract values. Sales commissions paid upon the initial acquisition and for the renewal of a contract are amortized over the contractual term of the initial contract or the renewal.

Amortization of sales commissions are consistent with the pattern of revenue recognition of each performance obligation and are included in sales and marketing expense in the consolidated statements of operations.

The Company periodically reviews these deferred contract acquisition costs to determine whether events or changes in circumstances have occurred that could impact the period of benefit. No impairment losses of capitalizes sales commissions were recorded during the periods presented.

Commission expenses for the years ended December 31, 2020 and 2019 were $8,400 and $6,800, respectively.

K.     Research and development costs

Research and development costs are expensed as incurred. As defined by ASC Subtopic 985-20 “Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed”, costs associated with the development of computer software which are incurred subsequent to establishment of technological feasibility, are capitalized thereafter until the product is available for general release to customers. Costs incurred by the Company between completion of the development and the point at which the product is ready for general release, have been insignificant. Therefore, all research and development costs are expensed as incurred.

L.     Product warranties

The Company provides a one-year warranty on most of its products. Estimated future warranty costs are accrued and charged to cost of goods sold in the period that the related revenue is recognized. These estimates are derived from historical data and trends of product reliability and costs of repairing and replacing defective products.

M.    Advertising expenses

Advertising expenses are charged to expense as incurred. Advertising expenses for the years 2020 and 2019 were $4,098 and $5,315, respectively.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

N.     Income taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 prescribes the use of the liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period of enactment. A valuation allowance is provided, if necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized. Deferred tax assets and deferred tax liabilities are presented under long-term assets.

The Company implements a two-step approach to recognize and measure uncertainty in income taxes. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is greater than 50 percent (cumulative basis) likely to be realized upon settlement. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company classifies interest and penalties related to unrecognized tax benefits as part of income taxes.

O.     Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718 (ASC718). ASC 718 requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. The Company recognizes compensation expense on a straight line method, based on estimated grant date fair value using Binominal option-pricing model.

The fair value of the shares of ordinary shares underlying the stock options has historically been determined by the Company’s board of directors as there is no public market for the underlying ordinary shares. The Company’s board of directors determines the fair value of the Company’s ordinary shares by considering a number of objective and subjective factors including: contemporaneous third-party valuations of its ordinary shares, the valuation of comparable companies, sales of the Company’s ordinary and redeemable convertible preferred shares to outside investors in arms-length transactions, the Company’s operating and financial performance, the lack of marketability, and general and industry specific economic outlook, amongst other factors.

For all share options granted, the Company calculated the expected term using the simplified method for “plain vanilla” stock option awards. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the stock-based award. The Company’s ordinary share is not publicly traded, and therefore, the Company used the historical volatility of the stock price of similar publicly traded peer companies. The Company utilized a dividend yield of 0% (5% in USA), based on its history of declaring dividends on its ordinary shares.

Stock based compensation costs have been included in income from operations.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

P.      Fair value measurements

The Company accounts for fair value in accordance with ASC 820, “Fair Value Measurements and Disclosures”. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a three-tier hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•        Level 1:    Quoted prices in active markets for identical assets or liabilities.

•        Level 2:    Inputs other than Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•        Level 3:    Unobservable inputs for the asset or liability used to measure fair value that are supported by little or no market activity and that re significant to the fair value of the asset or liability at measurement date. The first two levels in the hierarchy are considered observable inputs and the last is considered unobservable. The carrying value of accounts receivable and payables and the Company’s cash and cash equivalents, restricted cash and short-term investments, approximates fair value due to the short time to expected payment or receipt of cash.

Q.     Derivative instruments

The Company has instituted a foreign currency cash flow hedging program using foreign currency forward contracts (“derivative instruments”) in order to hedge the exposure to variability in expected future cash flows resulting from changes in related foreign currency exchange rates. The Company hedges portions of its forecasted expenses denominated in NIS. These transactions are designated as cash flow hedges, as defined under ASC 815, “Derivatives and Hedging”.

As of December 31, 2020, and 2019, the amount recorded in accumulated other comprehensive income from the Company’s currency forward, net of tax, was $1,521 and $309, respectively.

As of December 31, 2020, the notional amounts of foreign exchange forward contracts into which the Company entered were $30,327. The foreign exchange forward contracts will expire by October 1, 2021.

The fair value of derivative instruments assets balances as of December 31, 2020 and 2019, totaled $2,016 and $420, respectively.

R.     Goodwill

Goodwill represents the excess of the purchase price in a business combination over the fair value of the net tangible and intangible assets acquired. Under ASC 350, “Intangible — Goodwill and Other”, goodwill is not amortized, but rather is subject to an annual impairment test.

ASC 350 requires goodwill to be tested for impairment at the reporting unit level at least annually, the fourth quarter, or between annual tests in certain circumstances, and written down when impaired. Goodwill is tested for impairment by comparing the fair value of the reporting unit with its carrying value. The Company has determined that it has one operating segment and one reporting unit.

ASC 350 allows an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. If the qualitative assessment does not result in a more likely than not indication of impairment, no further impairment testing is required. If it does result in a more likely than not indication of impairment, the two-step impairment test is performed. Alternatively,

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

ASC 350 permits an entity to bypass the qualitative assessment for any reporting unit and proceed directly to performing the first step of the goodwill impairment test. There were no impairment charges to goodwill during the period presented.

S.      Intangible assets

Intangible assets are amortized over their estimated useful lives using the straight-line method, at the following annual period ranges:

Years
Core technology	7
Trade name	4

Each period the Company evaluates the estimated remaining useful lives of its intangible assets and whether events or changes in circumstances warrant a revision to the remaining period of amortization.

T.      Business combination

The Company applies the provisions of ASC 805, “Business Combination” and allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair values of assets acquired and liabilities assumed, the Company estimated the future expected cash flows from acquired core technology and acquired trade name from a market participant perspective, useful lives and discount rates. In addition, management makes significant estimates and assumptions, which are uncertain, but believed to be reasonable.

Significant estimates in valuing certain intangible assets include but are not limited to future expected cash flows from acquired technology and acquired trademarks from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.

Acquisition-related costs are recognized separately from the acquisition and are expensed as incurred.

U.     Concentrations of credit risk

Financial instruments that potentially expose the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents, short-term investments, restricted cash, trade receivables and other receivables. The majority of the Company’s cash and cash equivalents are maintained in U.S. dollar. Generally, these cash and cash equivalents and short-term investment may be redeemed upon demand. Management believes that the financial institutions that hold the Company’s and its subsidiaries’ cash and cash equivalents are institutions with high credit standing, and accordingly, minimal credit risk exists with respect to these assets. The Company’s trade receivables are geographically diversified and derived from sales to customers all over the world. The Company and its subsidiaries generally do not require collateral; however, in certain circumstances, the Company and its subsidiaries may require letters of credit, additional guarantees or advance payments.

V.      Basic and diluted net income (loss) per share

The Company computes net income (loss) per share using the two-class method required for participating securities. The two-class method requires income available to ordinary shareholders for the period to be allocated between Ordinary Shares and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company considers its redeemable

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

convertible preferred shares to be participating securities as the holders of the redeemable convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into share capital. These participating securities do not contractually require the holders of such shares to participate in the Company’s earnings (losses). As such, net income (loss) for the periods presented was not allocated to the Company’s participating securities.

The Company’s basic net loss per share is calculated by dividing net income (loss) attributable to Ordinary shareholders and preferred shareholders by the weighted-average number of shares of Ordinary Shares and Preferred shares outstanding for the period, without consideration of potentially dilutive securities. The diluted net income (loss) per share is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury share method or the if-converted method based on the nature of such securities. Diluted net income (loss) per share is the same as basic net income (loss) per share in periods when the effects of potentially dilutive shares of share capital are anti-dilutive.

All outstanding share options for the years ended December 31, 2020 and 2019 have been excluded from the calculation of the diluted net income (loss) per share, because all such securities are anti-dilutive for all periods presented.

W.    Recently issued accounting pronouncements

As an “Emerging growth company,” the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflect this election.

•        In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASC 842”), on the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of twelve (12) months or less will be accounted for in a manner similar to the accounting under the prior guidance (ASC 840). The new standard requires lessors to account for leases using an approach that is substantially equivalent to ASC 840 guidance for sales-type leases, direct financing leases and operating leases. The new standard supersedes the previous leases standard, ASC 840, “Leases”. The standard is effective for the annual periods beginning on or after January 1, 2022. The Company do not plan to early adopt the standard and considering the impact on its financial statements.

In August 2017, the FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, which expands the activities that qualify for hedge accounting and simplifies the rules for reporting hedging transactions. The standard is effective for the interim and annual periods beginning on or after December 15, 2020. The Company does not expect this ASU to have a material impact on its consolidated financial statements and related disclosures.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

•        In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.

ASU 2016-13 amends the impairment model to utilize an expected loss methodology in place of the currently used incurred loss methodology, which will result in the timelier recognition of losses. The new accounting standard will be effective for the fiscal year beginning on January 1, 2022, including interim periods within that year. The Company does not plan to early adopt the ASU nor to have a material impact on its consolidated financial statements and related disclosures.

•        In December 2019, the FASB issued ASU 2019-12 to simplify the accounting for income taxes. The guidance eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard will be effective for the Company beginning January 1, 2022. The Company do not plan to early adopt the standard nor expect this standard to have a significant impact on the Company’s consolidated financial statements.

Note 3 — Business combination

Acquisition of BlackBag Technologies Inc. in 2020:

On February 27, 2020, the Company completed the acquisition of 100% of the shares of BlackBag Technologies Inc. (“BlackBag”), a US computer forensic solutions company, for a total consideration of $33,362. Out of the total consideration, $15,362 was paid in cash at the closing and additional $18,000 will be paid in three installments, $6,000 each year in the first, second and third anniversary of the closing. $13,000 out of the $18,000 are subject to the attainment of certain employee retention and are recognized over two years as payroll expenses and are not included within the total purchase price. Acquisition expenses were $1,848 during 2020 and consist of costs incurred to complete the acquisition and related integration charges. These charges were recorded in general and administrative expenses.

Upon acquisition, BlackBag became a wholly owned subsidiary of the Company. The acquisition was accounted for as a business combination. The Company recorded trade name, core technology and goodwill in the amounts of $4,000, $3,900 and $9,463, respectively. The estimated useful life of the trade name and core technology are 4 years and 7 years, respectively. The Company recognized $1,289 amortization costs related to these intangible assets for the year ended December 31, 2020.

Goodwill generated from this business combination is attributed to synergies between the Company’s and BlackBag’s respective products and services. A goodwill in the amount of $4,600 is deductible for tax purpose. The fair value estimates of assets acquired, and liabilities assumed from this acquisition were based on a valuation, which was finalized during 2020 as part of the measurement period.

The results of BlackBag’s operations have been included in the consolidated financial statements since February 27, 2020. Pro forma results of operations related to this acquisition have not been prepared because they are not material to the Company’s consolidated revenues and operating results.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 3 — Business combination (cont.)

The following table summarizes the components of the BlackBag purchase price and the allocation of the purchase price at fair value:

Amount
US$ thousands
Deferred tax assets, net	1,633
Intangible assets	7,900
Goodwill	9,463
Net assets acquired	1,112
Total purchase consideration	20,108

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives as of the date of acquisition:

	Fair Value	Useful Life
	US$ thousands
Core technology	4,000	7
Trade name	3,900	4
Total identifiable intangible assets	7,900

Note 4 — Intangible assets, net

A.     Definite-lived intangible assets:

December 31, 2020
$
Original amounts:
Core technology	4,000
Trade name	3,900
7,900
Accumulated amortization:
Core technology	476
Trade name	813
1,289
Intangible assets, net	6,611

B.     Amortization expense amounted to $1,289 for the year ended December 31, 2020.

C.     Estimated amortization expense:

$
For the year ended December 31,
2021	1,546
2022	1,546
2023	1,546
2024	734
2025	571
Thereafter	668
6,611

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements

Note 5 — Short-term deposits

Short-term deposits consist of short-term deposits and restricted deposits. Short-term deposits as of December 31, 2020 and 2019 amounts to US$108,928 and US$123,706, respectively. The deposits carry interest rates in 2020 between 0.27% – 2.47% (2019: 2.23% – 3.4%)

Note 6 — Prepaid expenses and other current assets

	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Advances to suppliers	163	309
Prepaid expenses	4,319	4,270
Government institutions	811	1,037
Other	2,146	618
	7,439	6,234

Note 7 — Inventories

	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Raw materials	694	772
Finished goods	4,060	3,188
	4,754	3,960

Note 8 — Property and equipment, net

	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Manufacturing equipment	509	506
Office furniture and equipment	6,898	6,540
Leasehold improvements	6,430	4,398
Computers and software	18,931	15,700
	32,768	27,144

Less – accumulated depreciation	16,662	12,320
	16,106	14,824

Depreciation expenses were $4,464 and $3,587 in the years ended December 31, 2020 and 2019, respectively.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements

Note 9 — Other accounts payable and accrued expenses

	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Employees and related expenses	28,098	18,660
Governmental institutions	2,192	766
Income tax payables	6,610	1,272
Accrued expenses	11,037	3,077
Phantom option units liability	538	195
Advances from customers	559	330
Other	78	38
	49,112	24,338

Note 10 — Liability in respect of employees’ severance benefits

A.     Under Israeli law and labor agreements, the Company is required to make severance payments to retired or terminated employees and to employees leaving employment in certain other circumstances.

The liability of the Company to pay severance pay to its employees is covered by the provision and by the payment of premiums for insurance policies. The Company makes payments into a general provident fund. The amounts deposited in the provident fund and the amounts paid for insurance policies in the names of the companies include accrued profits and may be withdrawn subject to restrictions determined by law.

B.     According to Section 14 to the Severance Pay Law (“Section 14”) in Israel the payment of monthly deposits by a company into recognized severance and pension funds or insurance policies releases it from any additional severance obligation to the employees that have entered into agreements with the company pursuant to such Section 14. Commencing from 2007, the Company has entered into agreements with a majority of its employees in order to implement Section 14.

Therefore, beginning that date, the payment of monthly deposits by the Company into recognized severance and pension funds or insurance policies releases it from any additional severance obligation to those employees that have entered into such agreements and therefore the Company incurs no additional liability since that date with respect to such employees. Amounts accumulated in the pension funds or insurance policies pursuant to Section 14 are not supervised or administrated by the Company and therefore neither such amounts nor the corresponding accrual are reflected in the Company’s Consolidated Financial Statements. In addition, we pay severance benefits to our employees located elsewhere in accordance with local laws and practices of the countries in which they are employed and as a result have no accumulated liability. For the years ended December 31, 2020 and 2019 severance pay expenses amounted to $3,340 and $3,476, respectively.

C.     The US Subsidiary has a defined contribution plan (the “Contribution Plan”) under the provisions of Section 401(k) of the Internal Revenue Code (the “Code”) which covers eligible U.S. employees as they are defined in the Contribution Plan. Participants may elect to contribute up to a maximum amount prescribed by the Code. The Company, at its discretion, makes matching contributions equal to the greater of 6% of the participant’s compensation. For the years ended December 31, 2020 and 2019, the Company made 401(k) plan contributions of approximately $877 and $774, respectively.

Note 11 — Liens, commitments and contingencies

The Company has several lease agreements for its offices and plant that are accounted for as operating leases.

The latest period included in the agreements will end by June 30, 2028. Certain agreements have extension options.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 11 — Liens, commitments and contingencies (cont.)

Future minimum lease commitments under non-cancellable operating leases for the year ended December 31, 2020, were as follows:

US$ thousands
2021	3,897
2022	3,118
2023	2,803
2024	2,794
2025 and thereafter	4,620

Note 12 — Shareholders’ equity and redeemable convertible preferred shares

a.      Stock Split

On August 30, 2021, the Company’s board of directors approved a 1:1.0422 reverse stock split. As a result, all Ordinary shares, Preferred Shares, options for Ordinary Shares, exercise price and net income (loss) per share amounts were adjusted retroactively for all periods presented in these condensed consolidated interim financial statements as if the stock split and change in par value had been in effect as of the date of these condensed consolidated interim financial statements.

b.      Ordinary Shares

As of December 31, 2019, and 2020, the Company was authorized to issue 3,454,112,863 shares of par value NIS 0.00001 per share Ordinary Share. The voting, dividend and liquidation rights of the holders of the Company’s common stock is subject to and qualified by the rights, powers and preferences of the holders of the preferred stock as set forth below.

Common stock confers upon its holders the following rights:

(i.)    The right to participate and vote in the Company’s general meetings. Each share will entitle its holder, when attending and participating in the voting to one vote;

(ii.)   Dividends or Distribution shall be paid or be made to the holders of Ordinary Shares, shall be in an amount equal the product of the dividend or distribution payable or made on each Ordinary Share determined as if all Preferred Shares had been converted into Ordinary Shares and the number of Ordinary Shares issuable upon conversion of such Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend or distribution; and

(iii.)  The right to a share in the distribution of the Company’s excess assets upon liquidation pro rata to the par value of the stock held by them.

c.      Redeemable Convertible Preferred shares rights

On June 17, 2019, the Company issued 39,779,261 Convertible Preferred shares for the total consideration of $101,205 (net of issuance costs).

Convertible preferred shares consisted of the following:

	Year ended December 31, 2020
	Shares Authorized	Shares Issued and Outstanding	Carrying Value	Aggregate Liquidation Preference
Convertible Preferred shares	39,779,261	39,779,261	110,000	134,411

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 12 — Shareholders’ equity and redeemable convertible preferred shares (cont.)

The holders of the convertible preferred shares have the following rights, preferences and privileges:

Voting Rights — Each holder of convertible preferred shares is entitled to the number of votes equal to the number of ordinary shares into which such shares of convertible preferred shares could be converted at the record date.

Dividend rights of Preferred shares - During the period extending from the Preferred share closing date through and until the 6th anniversary thereof (the “Dividend Period”), dividends in respect of the Preferred Shares shall accrue or, at the sole discretion of the Company, be paid in cash from time to time, (i) at an annually compounded rate of 13.75% of the sum of the Original Issue Price, plus all preferred dividends accrued and unpaid as of the date of calculation, minus (ii) all amounts actually paid in cash on Preferred Shares as preferred dividends prior to such date of calculation, minus (iii) all amounts actually paid in cash on Preferred Shares as ordinary dividends prior to such date of calculation. The preferred dividend shall accrue from day to day, whether or not declared, and shall be cumulative; provided however that the Remaining Annual Accrual shall remain at its then balance and there shall be no further accrual after the end of the dividend period.

Dividend rights of Ordinary shares — If the Company shall declare, pay or set aside dividends in respect of, or make any other distribution, such dividends or distribution shall be paid or be made to the holders of Ordinary Shares and the holders of the Preferred Shares then outstanding. In case of the Preferred Shares, shall be in an amount equal the product of (i) the dividend or distribution payable or made on each Ordinary Share determined as if all Preferred Shares had been converted into Ordinary Shares and (ii) the number of Ordinary Shares issuable upon conversion of such Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend or distribution.

Conversion right — Each Preferred Share shall be convertible at the option of the respective holder thereof, at any time and from time to time, into such number of Ordinary Shares as is determined by dividing the then applicable Original Issue Price of such Preferred Share by the then applicable conversion price. The conversion price for each Preferred Share shall initially be equal to the Original Issue Price of such share. The applicable conversion price of each Preferred Share shall be subject to adjustment upon the occurrence of any share split, reverse share split (share combination), distribution of bonus shares, or any other reclassification, recapitalization or similar events with respect to the applicable class or series of the Company’s shares with respect to such series of Preferred Shares. Upon either: (i) immediately prior to and contingent upon a Qualified IPO, as defined in the agreement; or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the preferred majority, each outstanding Preferred Share shall automatically be converted into such number of outstanding Ordinary Shares as is determined by dividing the then applicable Original Issue Price of such Preferred Share by the then applicable conversion Price thereof.

Redemption Rights — Convertible Preferred Shares are not redeemable at the option of any holder thereof other than Deemed.

Liquidation rights — In the event of (A) the voluntary or involuntary winding up, liquidation or dissolution of the Company, or (B) Any liquidation, certain change of control transactions and other exit events, then, in each such event, the assets or proceeds available for distribution in such event (the “Distributable Assets”), shall be distributed in the following order and preference: First, the holders of Preferred Shares then outstanding shall be entitled to receive, prior and in preference to any distribution in respect of the Ordinary Shares, an amount for each Preferred Share held by them (the “Preference Amount”) equal to the greater of (i) the sum of the Original Issue Price of such share, plus the Remaining Annual Accrual per Preferred Share, as of such date of distribution, or (ii) the amount per share such holder would actually receive, assuming such Preferred Share had been converted into Ordinary Shares immediately prior to distribution of the Distributable Assets. After payment in full of the Preference Amount, the remaining Distributable Assets, if any, shall be distributed among the holders of Ordinary Shares then outstanding, pro rata, based on the number of Ordinary Shares held by each such holder.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 12 — Shareholders’ equity and redeemable convertible preferred shares (cont.)

Classification of Convertible Preferred Shares—The deemed liquidation preference provisions of the convertible preferred shares are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the convertible preferred shares have been presented outside of permanent equity in the mezzanine section of the consolidated balance sheets.

d.      Acquisition of shares by the Company:

During 2019, the Company acquired 283,045 shares from two of its shareholders, who were employed by the Company at the time of purchase. The shares were acquired in a price representing the fair value and the acquisition was presented as “Treasury stock”. The Treasury shares held by the Company were cancelled prior to the IGP investment as details in paragraph 12b. During 2020, the Company acquired 41,776 shares from one of its shareholders, who was employed by the Company at the time of purchase.

e.      Option Plan and RSU’s:

On September 24, 2008, the Company adopted a stock compensation plan (the “2008 Option Plan”) pursuant to which the Company’s board of directors may grant 24,946,371 stock options to the Company’s employees. In 2017 the amount was increased by additional 17,914,373 options. In accordance with Section 102 of the Israeli Income Tax Ordinance (New Version) — 1961, the Company’s Board of Directors (the “Board”) elected the “Capital Gains Route”. The Plan was approved by the tax authorities in November 2008.

On June 17, 2019, the Company adopted a Restricted Share and Restricted Share Units (“RSU”) Plan and a Share Option Plan. Under the RSU Plan, the maximum aggregate number of Shares that may be issued pursuant to awards under this plan shall initially be 5,756,855 authorized but unissued shares, or such other number as the Board may determine from time to time. As for the Share Option Plan, the Company has reserved a total of 20,761,094 Shares for the purposes of the Plan and for the purposes of any other equity incentive plans which may in the future be adopted by the Company.

During 2019, the Company granted 5,143,208 RSUs and 9,909,539 Share Options to employees in accordance with employment and other related agreements. The RSUs vest over a specified contract date, some with an immediate vesting and the rest between two and four years from the respective date of grants. The options vest over four years and are terminated after ten years from grant date.

The weighted-average fair value of stock-based compensation is based on the single option valuation approach and is estimated on the date of grant using a lattice-based option valuation model. The fair value of forfeitures is an estimate.

The fair value of options granted during the years ended December 31, 2020 and December 31, 2019 were calculated based on the following average assumptions:

	2020	2019
Contractual period in years	10	10
Volatility	45.1% – 50.2%	43.1% – 45.2%
Risk free interest rate	0.1% – 1.0%	2.2% – 2.8%
Dividend yield	0% – 5%	0% – 5%
Exercise price*	$2.485 – $5.409	$2.485 – $3.533
Fair value of Ordinary Share	$2.032 – $5.409	$2.032 – $3.533

_____________

*        Due to the dividend distribution adjustment mechanism, the exercise price is reduced according to the specific option agreement with each employee. The Company used estimated volatility of comparable public companies to estimate the expected volatility used for the lattice model. The risk-free interest rate assumption is based upon the US Treasury yield.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 12 — Shareholders’ equity and redeemable convertible preferred shares (cont.)

As of December 31, 2020, the aggregate amount of shares, options and RSU outstanding is 196,178,902.

A summary of the Company’s option activity and related information is as follows:

	Number of options	Weighted- average exercise price	Weighted- average remaining contractual term (in years)
Outstanding at December 31, 2019	27,377,797	$3.336	8.589
Granted	9,909,539	2.889
Exercised	693,101	2.236
Forfeited	5,759,731	3.533
Outstanding at December 31, 2020	30,834,504	$3.181	8.143
Exercisable at December 31, 2020	13,874,204	$2.966	7.277
Vested and expected to vest at December 31, 2020	17,641,779	$3.018	6.196
	Number of options	Weighted- average exercise price	Weighted- average remaining contractual term (in years)
Outstanding at December 31, 2018	13,038,432	$2.692	8.154
Granted	15,932,096	3.810
Exercised	600,871	1.068
Forfeited	991,859	2.695
Outstanding at December 31, 2019	27,377,798	$3.378	8.589
Exercisable at December 31, 2019	6,732,100	$2.683	5.010
Vested and expected to vest at December 31, 2019	15,522,876	$3.192	4.413

The weighted average fair values at grant date of options granted for the years ended December 31, 2020 and 2019; with an exercise price equal to the value at the date of grant were $0.84 and $0.77 per share, respectively.

The total intrinsic value of options exercised during the years 2020 and 2019 was $2,171 and $1,284, respectively.

The aggregate intrinsic value of the outstanding options at December 31, 2020 and 2019, represents the intrinsic value of 30,657,355 and 15,369,142 outstanding options that are in-the-money as of such dates. The remaining 0 and 13,164,978 outstanding options are out-of-the-money as of December 31, 2020 and 2019, and their intrinsic value was considered as zero.

A summary of the Company’s RSUs activity is as follows:

	Year ended December 31,
	2020	2019
Unvested at beginning of year	1,898,810	—
Granted	257,638	5,143,208
Vested	805,716	3,205,251
Forfeited	457,103	39,147
Unvested, at end of year	893,629	1,898,810

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 12 — Shareholders’ equity and redeemable convertible preferred shares (cont.)

The weighted average fair value at grant date of RSUs granted for the year ended December 31, 2019 was $2.03.

The total fair value of shares vested during the years 2020 and 2019 was $4,327 and $10,189, respectively.

As of December 31, 2020, the Company had approximately $12,877 of unrecognized compensation expense related to non-vested stock options and non-vested RSU’s, expected to be recognized over a weighted average period of 2.5 years. The Company did not recognize any tax benefit related to the share-based compensation.

e.      Stock-Based Compensation:

	Year ended December 31,
	2020	2019
Cost of revenues	304	190
Research and development	1,145	1,212
Sales and marketing	2,298	2,969
General and administrative	3,524	8,388
	7,271	12,759

Note 13 — Net loss per share

The following table sets forth the computation of basic losses per share:

	Year ended December 31,
	2020	2019
Numerator:
Net income (loss)	5,781	(1,876)
Basic net loss attributable to Preferred shareholders	15,125	8,163
Basic net loss attributable to Ordinary shareholders	(9,344)	(10,039)

Denominator:
Weighted average number of Ordinary shares used in computing basic net loss per share	123,696,624	121,560,817
Basic net loss per share of Ordinary shareholders	$(0.08)	$(0.08)

Note 14 — Revenues

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands
Revenues from subscription services	100,614	81,505
Revenues from term-license	29,131	5,142
Total revenues from subscription	129,745	86,647
Revenues from perpetual license and other*	42,136	59,175
Revenues from professional services	23,032	26,032
Total revenues	194,913	171,854
_____________ * including related party revenues in the amount of $1,865 and $3,662 in 2020 and 2019, respectively.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements

Note 15 — Cost of revenues

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands
Materials and changes in inventories	10,532	7,638
Payroll and related expenses	17,019	14,272
Training expenses	2,713	5,338
Shipping expenses	1,543	1,784
Depreciation and amortization	1,327	1,501
Inventory write-off	150	262
Travel	866	1,561
Other	3,729	3,467
	37,879	35,823

Cost of revenues by revenue type

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands
Cost of revenues from subscription services	8,795	6,585
Cost of term-license	1,709	189
Cost of revenues from perpetual license and other	9,370	10,049
Cost of revenues from professional services	18,005	19,000
Total cost of revenues	37,879	35,823

Note 16 — Sales and marketing

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands
Payroll and related expenses	39,991	36,559
Sales commissions	8,246	6,624
Marketing and advertising	4,098	5,322
Travel and entertainment	1,276	4,939
Rent and maintenance	2,640	2,661
Depreciation	1,877	824
Vehicle costs	423	448
Professional consultants	808	1,889
Recruiting expenses	330	859
Other	1,616	1,485
	61,305	61,610

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements

Note 17 — Research and development

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands
Payroll and related expenses	45,716	39,142
Rent and maintenance	2,117	1,721
Subcontractors and projects	2,676	2,398
Travel and entertainment	20	314
Vehicle costs	270	355
Recruiting expenses	127	222
Depreciation	1,813	1,135
Other	1,638	1,286
	54,377	46,573

Note 18 — General and administrative

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands
Payroll and related expenses	18,094	16,386
Professional fees	4,640	2,040
Vehicle costs	328	263
Rent and maintenance	2,147	2,071
Travel and entertainment	262	425
Refreshments, gifts and donations	778	645
Doubtful accounts and bad debts	606	266
Recruiting expenses	330	386
Depreciation	978	484
Other	3,282	2,368
	31,445	25,334

Note 19 — Taxes on income

A.     Israeli taxation

1       Corporate tax rates in Israel:

The tax rates relevant to corporates in Israel in the years 2019 and 2020 is 23%. However, the effective tax rate recognized by a company that derives income from a Preferred Enterprise or Preferred Technological Enterprise (as discussed below) may be considerably lower.

2       Tax benefits under the Law for Encouragement of Capital Investments, 1959 (“the Investment Law”)

Approved/Beneficiary Enterprise

Pursuant to the Investment Law, the Company was awarded “Approved Enterprise” or “Beneficiary Enterprise” status under the government alternative benefits path beginning in 2003 until 2018 (included). During this period the Company was entitled to beneficial tax rates of 0% – 10%. The Company decided to terminate its “Approved Enterprise” status early and enjoy beneficial tax rates under “preferred technological enterprise” effective 2019.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 19 — Taxes on income (cont.)

In the event of distribution of dividends from income taxable at 0% tax rate, the amount distributed will be subject to corporate tax at the rate ordinarily applicable to the Approved or Beneficiary Enterprise’s income.

No deferred income taxes have been provided on income attributable to the Company’s Approved or Beneficiary Enterprise programs

As of December 31, 2020, approximately $ 71 million is attributable to Approved and Beneficiary Enterprise taxed at 0%. If tax exempt income is distributed (other than in respect of the Approved Enterprise programs upon the complete liquidation of the Company), it would be taxed at the reduced corporate tax rate applicable to such profits at 10% and an income tax liability would be incurred.

Preferred Enterprise and Preferred Technology Enterprise

On May 16, 2017 the Knesset Finance Committee approved Encouragement of Capital Investment Regulations (Preferred Technological Income and Capital Gain of Technological Enterprise) — 2017 (hereinafter: “the Regulations”), which provides rules for applying the “preferred technological enterprise” and “special preferred technological enterprise” tax benefit tracks including the Nexus formula that provides the mechanism for allocating the technological income eligible for the benefits.

Commencing 2019 the Company elected the Preferred Technology Enterprise regime to apply under the Law for the Encouragement of Capital Investments (the “Investment Law”). The approval is in affect for the tax years 2019 to 2023.

Income subject to Preferred Enterprise is taxed at reduced tax rate of 12% and income from manufacturing activity in Area A is subject to Preferred Enterprise and is taxed at reduced tax rate of 7.5%.

3       Foreign Exchange Regulations:

Under the Foreign Exchange Regulations, the Company calculates its Israeli tax liability in U.S. dollars according to certain orders. The tax liability, as calculated in U.S. dollars is translated into NIS according to the exchange rate as of December 31 of each year.

B.     Income taxes on non-Israeli subsidiaries:

The Company’s subsidiaries incorporated in the US, Germany, Singapore, Australia, Brazil, UK, France, Canada, Japan, India and China are taxed according to tax laws in the countries of their residence. The Company’s consolidated tax rate depends on the geographical mix of where its profits are earned. In the year 2020, the Company’s U.S. subsidiary is subject to combined federal and state income taxes of approximately 25% and the subsidiaries in Germany and Singapore are subject to corporation tax at a rate of approximately 33% and 17% respectively. As of December 31, 2020, the Company had approximately $ 14,652 undistributed earnings of its subsidiaries for which no deferred taxes recorded of approximately $ 2,050

These undistributed earnings were designated as indefinitely reinvested.

In the event of a distribution of those earnings in the form of dividends, a sale of the subsidiaries, or certain other transactions, we may be liable for income taxes, subject to an adjustment, if any, for foreign tax credits and foreign withholding taxes payable to certain foreign tax authorities.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 19 — Taxes on income (cont.)

C.     Deferred taxes

Deferred taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and such amounts for income tax purposes. Significant components of the deferred tax liabilities and assets are as follows:

	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Deferred tax assets:
Deferred research and development cost	4,970	2,707
Employee related liabilities	2,260	468
Intangible assets	1,304	—
Deferred revenues	1,164	721
Other	431	172
Total deferred tax assets	10,129	4,068

Deferred tax liabilities:
Deferred costs	1,242	941
Intangible assets and goodwill	839	—
Property and equipment	455	—
Hedging instruments	208	41
Other	13	—
Total deferred tax liabilities	2,757	982
Total deferred tax assets, net	7,372	3,086

A reconciliation of the amount that would result from applying the Company’s e statutory tax rate in Israel to income before income tax expense to the reported amount of income tax expense allocated to continuing operations is as follows:

	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Income before income taxes expense, as reported in the consolidated statements of operations	11,397	1,415
Statutory tax rate in Israel	23%	23%
Theoretical taxes on income	2,621	325
Foreign subsidiaries taxed at different tax rates	81	76
Unrecognized tax benefits considering preferred tax rates in Israel	(72)	937
Non-deductible expenses	1,501	2,293
Taxes in respect of prior years	78	(283)
Intercompany transfer of intangible assets	1,324	—
Other	83	(57)
Actual income tax expense	5,616	3,291

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 19 — Taxes on income (cont.)

Income before income tax expense is comprised as follows:

	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Domestic	4,348	(3,920)
Foreign	7,049	5,335
	11,397	1,415

Income tax expenses allocated to continuing operations is comprised as follows:

	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Current:
Israel	4,549	3,950
Foreign	3,885	1,008
Total current tax expense:	8,434	4,958

Deferred:
Israel	(3,729)	(1,897)
Foreign	911	230
Total deferred tax (benefit) expense	(2,818)	(1,667)
Total income tax expense	5,616	3,291

A reconciliation of the beginning and ending balances of the total amounts of unrecognized tax benefits is as follows:

	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Unrecognized tax benefits, beginning of year	1,689	1,219
Decreases in tax positions for prior years	(388)	(295)
Settlement	—	(109)
Increases in tax positions for current year	706	874
Unrecognized tax benefits, end of year	2,007	1,689

As of December 31, 2020, and 2019 accrued interest related to underpayments of income taxes amounted to $76 and $51, respectively.

The Company currently does not expect unrecognized tax benefits to change significantly over the next 12 months, except in the case of settlements with tax authorities, the likelihood and timing of which is difficult to estimate.

The Company’s income tax assessments in Israel through the year 2016 are considered final and the Company is currently under routine income tax audit for tax years 2017-2018.

The Company is subject to income tax in other jurisdictions outside Israel, of which the major jurisdictions are the U.S, Singapore, Germany and UK. The Company’s operations certain jurisdictions remain subject to examination for tax years 2013 and afterwards, some of which are currently under audit by local tax authorities.

Timing of the resolution of audits is highly uncertain and therefore, as of December 31, 2020, the Company cannot estimate the change in unrecognized tax benefits resulting from these audits within the next 12 months.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements

Note 20 — Financial income, net

	Year ended December 31,
	2020	2019
	US$ thousands	US$ thousands
Financial income:
Interest on deposits	2,710	3,475
Foreign currency translation differences	780	380
Other	112	—

Financial expenses:
Bank charges	(197)	(222)
Foreign currency translation differences	(1,226)	(568)
Others	—	(130)
	2,179	2,935

Note 21 — Dividend Distribution

In 2020 and 2019 the Board of Directors declared and distributed a dividend of US$10,000 and 25,000, respectively, which were paid during the year.

The dividend distributions were subject to a withholding tax at the shareholder’s level at the rate of 5%- 25%

Note 22 — Transactions and Balances with Related Parties

A.     Transactions with SUN Corporation

	Year ended
	December 31, 2020	December 31, 2019
	US$ thousands	US$ thousands
Revenues	1,865	3,662

B.     Balances with SUN Corporation

	December 31, 2020	December 31, 2019
	US$ thousands
Trade receivables	—	950
Trade payables	154	—

Note 23 — Subsequent events (Audited)

On April 8, 2021, Cellebrite entered into a Business Combination Agreement and Plan of Merger (the “Merger Agreement”) with TWC Tech Holdings II Corp. (“TWCT”), a public listed company in Nasdaq and Cupcake Merger Sub, Inc., a new wholly owned subsidiary of Cellebrite (the “Merger Sub”) in the USA. TWCT is a Special Purpose Acquisition Company (SPAC). Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time (as defined below), Merger Sub will merge with and into TWCT, the separate corporate existence of Merger Sub will cease and TWCT will be the surviving corporation and a wholly owned subsidiary of Cellebrite (the “Merger”). Upon the consummation of the Merger and the other transactions contemplated by the Merger Agreement, TWCT will become a wholly owned subsidiary of Cellebrite and shareholders of TWCT becoming shareholders of Cellebrite.

On the date of Closing of the Merger (the “Closing”) and prior to the Merger becoming effective by acceptance of the Merger Certificate for filing by the Secretary of State of the State of Delaware, or at such later time as may be mutually agreed by SPAC and Cellebrite in writing, (the “Effective Time”), and prior to the Company’s Preferred Share conversion into Ordinary Shares as described below, an initial

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 23 — Subsequent events (Audited) (cont.)

dividend of $21,300,000 (“Initial Dividend”) will be paid to the holders of Company’s Ordinary Shares, Preferred Shares and vested restricted stock units (“RSU”) (all the “Company Shareholders”). Subject to the approval of the Israeli District Court (or any appeal instance) and after the Effective Time, an additional dividend of $78,700,000 (“Additional Dividend”) may be declared and approved by Cellebrite’s Board of Director payable at such time to the Company Shareholders.

Most of the additional dividend will be paid out exempt earning and will be subject to 10% tax rate.

Immediately after the payment of the Initial Dividend and the Additional Dividend, and prior to the Effective Time, each Company Preferred Share will be automatically converted into Cellebrite Ordinary Share in accordance with the terms in Cellebrite’s Article of Association.

Immediately following such conversion but prior to the Effective Time, the Company will affect a stock split of each Company Ordinary Share into such number of Company Ordinary Shares, which will set the Ordinary Share value at $10.

The merger will be accounted for as a recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Cellebrite has been determined to be the accounting acquirer. The combined entity will be the successor US Security and Exchange Commission (“SEC”) registrant, meaning that Cellebrite’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

As a consequence of the Merger, Cellebrite’s Ordinary Shares will be registered under the Exchange Act and listed on Nasdaq.

In connections with the transactions contemplated by the Merger Agreement and concurrently with the execution of the Merger Agreement, certain purchasers (the “Secondary Purchasers”) will purchase, and certain shareholders of Cellebrite (the “Secondary Sellers”) will sell, an aggregate of 30,000,000 of Ordinary Shares of Cellebrite for an aggregate purchase price of $300,000,000 (the “Secondary Transactions”), after Cellebrite has effected a share split prior to the Effective Time in order to cause the value of each Ordinary Share to equal $10.00 per the assumed value under the Merger Agreement (the “Capital Restructuring”).

Following the Business Combination, holders of Cellebrite Ordinary Shares and vested restricted share units, in each case as of immediately prior to the Effective Time, will be eligible to receive additional Cellebrite Ordinary Shares post-Closing upon the achievement of certain trading price targets, or upon a Change of Control (as defined in the Business Combination Agreement) of Cellebrite, before the five (5) year anniversary of the Closing Date.

At the Effective Time, each Public Share will be converted into the right to receive (A) an amount of cash equal to the greater of $0 and the quotient of (x) $120,000,000 minus the amount of redemptions by holders of Public Shares of TWC, divided by (y) the number of Public Shares outstanding as of immediately prior to the Effective Time but after the automatic conversion of Sponsor Shares into Public Shares as described above (other than any treasury shares of TWC, the “Per Share Cash Consideration”) and (B) a number of Cellebrite Ordinary Shares equal to the quotient of (x) the Reference Price minus the Per  Share Cash Consideration, divided by (y) the Reference Price (the “Per Share Equity Consideration”).

At the Effective Time each private warrant of TWC and each Public Warrant will be converted into a warrant of Cellebrite, exercisable for the amount of Per Share Merger Consideration that the holder thereof would have received if such warrant had been exercisable and exercised immediately prior to the Business Combination. Additionally, each option and restricted stock unit of Cellebrite will remain outstanding, subject to adjusted terms to reflect the effect of the Stock Split on Cellebrite Ordinary Shares.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements

Note 24 — Subsequent events (Unaudited)

Subsequent to period end, as a consequence of the Merger, the Company’s Ordinary Shares are registered under the Exchange Act and listed on The Nasdaq Capital Market under the symbols “CLBT”.

In connections with the transactions contemplated by the Merger Agreement and concurrently with the execution of the Merger Agreement, certain purchasers (the “Secondary Purchasers”) purchased, and certain shareholders of the Company (the “Secondary Sellers”) sold, an aggregate of 30,000,000 of Ordinary Shares of the Company for an aggregate purchase price of $300,000,000 (the “Secondary Transactions”), after the Company effected a share split prior to the Effective Time in order to cause the value of each Ordinary Share to equal $10.00 per the assumed value under the Merger Agreement (the “Capital Restructuring”).

Holders of the Company’s Ordinary Shares and vested Restricted Share Units, in each case as of immediately prior to the Effective Time, are eligible to receive up to 15,000,000 Ordinary Shares post-Closing upon the achievement of certain trading price targets, or upon a Change of Control (as defined in the Business Combination Agreement) of the Company, before the five (5) year anniversary of the Closing Date (the “Price Adjustment Shares”). The Price Adjustment Shares liabilities are recognized at their estimated fair values, and these liabilities will be measured at fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in the Company’s consolidated statement of operations.

Furthermore, Cellebrite issued to TWC securityholders the following securities at the Effective Time: each Public Share was converted into the right to receive one (1) Ordinary Share (the “Per Share Merger Consideration”).

Furthermore, 7,500,000 Ordinary Shares issued to the Sponsor, out of a total of 13,387,000 shares, are Restricted Shares and will vest in 3 tranches of 3,000,000, 3,000,000 and 1,500,000, upon achievement of the of the Triggering Events; if at any time during the Price Adjustment Period the price of Cellebrite Ordinary Shares will be greater than or equal to $12.50, $15.00 and $30.00, respectively, over any twenty trading days within any thirty-trading day period. In the event of a post-Closing change of control transaction involving the Company, any Restricted Shares not previously vested will vest and will be entitled to participate in the change of control transaction (the “Restricted Sponsor Shares”). Upon the expiration of the Price Adjustment Period (a period of seven years), any unvested Cellebrite Shares that have not vested as of such time will be forfeited. TWC securityholders shall be entitled to vote its unvested Restricted Shares and receive dividends and other distribution, and to have all other economic rights, in each case, with respect to such Restricted Shares while they remain unvested. The Restricted Shares liabilities are recognized at their estimated fair values, and these liabilities will be measured at fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in the Company’s consolidated statement of operations.

At the Effective Time, each private warrant of TWC and each Public Warrant was converted into a warrant of the Company, exercisable for the amount of Per Share Merger Consideration that the holder thereof would have received if such warrant had been exercisable and exercised immediately prior to the Business Combination. Additionally, each option and restricted stock unit of the Company remain outstanding, subject to adjusted terms to reflect the effect of the Stock Split on Ordinary Shares.

Cellebrite DI Ltd. and its Subsidiaries Condensed Consolidated Interim Balance Sheets (Unaudited) as of June 30, 2021
(U.S$ thousands except share and per share data)
	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	166,286	128,709
Restricted cash	5,107	5,137
Short-term deposits	79,848	108,928
Trade receivables (net of allowance for doubtful accounts of $639 and $616 as of June 30, 2021 and December 31, 2020, respectively)	52,283	66,324
Prepaid expenses and other current assets	9,919	7,439
Contract acquisition costs	3,761	2,979
Inventories	4,857	4,754
Total current assets	322,061	324,270
Other non-current assets	4,872	565
Deferred tax assets, net	8,114	7,372
Property and equipment, net	16,608	16,106
Intangible assets, net	8,788	6,611
Goodwill	9,463	9,463
Total non-current assets	47,845	40,117
Total assets	369,906	364,387
Liabilities, redeemable convertible preferred shares and shareholders’ equity
Current liabilities
Trade payables	4,419	4,727
Other accounts payable and accrued expenses	44,448	49,112
Deferred revenues	102,327	105,543
Total current liabilities	151,194	159,382
Liability for employees’ severance benefits	363	366
Other long term liabilities	6,538	6,191
Long-term deferred revenues	33,038	33,439
Total long-term liabilities	39,939	39,996
Total liabilities	191,133	199,378
Redeemable convertible preferred shares, NIS 0.00001 par value; 39,779,261 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020.**
Aggregate liquidation preference of $143,027 and $134,411 as of June 30, 2021 and December 31, 2020, respectively.	101,205	101,205
Shareholders’ equity
Share capital, NIS 0.00001 par value; 3,454,112,863 shares authorized and 125,525,343 and 124,671,507 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.**	—*	—*
Additional paid-in capital	37,815	34,226
Treasury shares, NIS 0.00001 par value; 41,776 ordinary share	(85)	(85)
Accumulated other comprehensive income	110	1,321
Retained earnings	39,728	28,342
Total Shareholders’ equity	77,568	63,804
Total liabilities, redeemable convertible preferred shares and shareholders’ equity	369,906	364,387

____________

*        Less than US$ 1.

**      Prior period results have been retroactively adjusted to reflect the 1:1.0422 reverse stock split effected on August 30, 2021. See also Note 6, Shareholders’ Equity, for details.

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

Cellebrite DI Ltd. and its Subsidiaries Condensed Consolidated Interim Statements of Operations and Other Comprehensive Income (Loss) (Unaudited) for the
(U.S$ thousands except share and per share data)
	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
Revenue:
Subscription services and technical support	29,870	24,405	58,844	47,002
Term-license	11,588	6,763	23,135	9,689
Perpetual license and others	10,382	10,506	18,125	18,466
Professional services	7,328	4,096	12,347	9,347
Total revenue	59,168	45,770	112,451	84,504

Cost of revenue:
Subscription services and technical support	2,192	2,268	4,674	4,463
Term-license	538	222	895	359
Perpetual license and others	1,816	2,117	2,876	4,540
Professional services	5,522	3,612	9,822	8,496
Total cost of revenue	10,068	8,219	18,267	17,858
Gross profit	49,100	37,551	94,184	66,646

Operating expenses:
Research and development	15,388	13,702	30,281	26,707
Sales and marketing	18,509	13,044	35,027	28,380
General and administrative	6,982	9,140	16,268	16,392
Total operating expenses	40,879	35,886	81,576	71,479

Operating income (loss)	8,221	1,665	12,608	(4,833)
Financial income, net	496	1,015	862	1,157
Income (loss) before income taxes	8,717	2,680	13,470	(3,676)
Income taxes	921	717	2,084	1,618
Net income (loss)	7,796	1,963	11,386	(5,294)

Basic net income (loss) per share	0.03	(0.01)	0.03	(0.01)
Diluted net income (loss) per share	0.02	(0.01)	0.02	(0.01)
Weighted average number of ordinary shares used in computing basic and diluted net income (loss) per share**	125,404,745	123,337,827	125,106,697	123,768,897

Other comprehensive income (loss):
Unrealized gain (loss) on hedging transactions, net of taxes of $(173) and $111 for the six-month period ended June 30, 2021, June 30, 2020, respectively and $(362) and $88 for the three-month period ended June 30, 2021, June 30, 2020, respectively.	120	644	(1,266)	815
Foreign currency translation adjustments	(407)	(508)	55	(2)
Total other comprehensive income (loss), net of tax	(287)	136	(1,211)	813
Total other comprehensive income (loss)	7,509	2,099	10,175	(4,481)

____________

**      Prior period results have been retroactively adjusted to reflect the 1:1.0422 reverse stock split effected on August 30, 2021. See also Note 6, Shareholders’ Equity, for details.

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

Cellebrite DI Ltd. and its Subsidiaries Condensed Consolidated Interim Statements of Redeemable Convertible Preferred Shares and Shareholders’ Equity (Unaudited)
(U.S$ thousands except share and per share data)
	Convertible Preferred Shares		Ordinary Shares**	Share capital		Additional Paid-in capital	Treasury shares	Retained earnings	Accumulated other comprehensive income	Total
	Shares**	Amount
Balance at December 31, 2020	39,779,261	101,205	124,671,507	—	*	34,226	(85)	28,342	1,321	63,804
Net income for the period	—	—	—	—		—	—	11,386	—	11,386
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	—		—	—	—	55	55
Unrealized loss on hedging transactions, net	—	—	—	—		—	—	—	(1,266)	(1,266)
Shares based compensation	—	—	—	—		3,402	—	—	—	3,402
Exercise of options to shares and RSUs	—	—	853,836	—	*	187	—	—	—	187
Balance at June 30, 2021	39,779,261	101,205	125,525,343	—	*	37,815	(85)	39,728	110	77,568

Balance at December 31, 2019	39,779,261	101,205	123,199,879	—	*	25,463	—	32,561	804	58,828
Net loss for the period	—	—	—	—		—	—	(5,294)	—	(5,294)
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	—		—	—	—	(2)	(2)
Unrealized gain on hedging transactions, net	—	—	—	—		—	—	—	815	815
Shares based compensation and RSUs	—	—	—	—		3,906	—	—	—	3,906
Exercise of options to shares and RSUs	—	—	157,220	—	*	—	—	—	—	— *
Acquisition of treasury shares							(85)			(85)
Dividend paid	—	—	—	—		—	—	(10,000)	—	(10,000)
Balance at June 30, 2020	39,779,261	101,205	123,357,099	—	*	29,369	(85)	17,267	1,617	48,168

____________

*        Less than US$1.

**      Prior period results have been retroactively adjusted to reflect the 1:1.0422 reverse stock split effected on August 30, 2021. See also Note 6, Shareholders’ Equity, for details.

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

Cellebrite DI Ltd. and its Subsidiaries Condensed Consolidated Interim Statements of Redeemable Convertible Preferred Shares and Shareholders’ Equity (Unaudited) — (Continued)
(U.S$ thousands except share and per share data)
	Convertible Preferred Shares		Ordinary Shares**	Share capital		Additional Paid-in capital	Treasury shares	Retained earnings	Accumulated other comprehensive income	Total
	Shares**	Amount
Balance at April 1, 2021	39,779,261	101,205	125,574,868	—	*	35,925	(85)	31,932	397	68,169
Net income for the period	—	—	—	—		—	—	7,796	—	7,796
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	—		—	—	—	(407)	(407)
Unrealized loss on hedging transactions, net	—	—	—	—		—	—	—	120	120
Shares based compensation	—	—	—	—		1,703	—	—	—	1,703
Exercise of options to shares and RSUs	—	—	(49,525)	—	*	187	—	—	—	187
Balance at June 30, 2021	39,779,361	101,205	125,525,343	—	*	37,815	(85)	39,728	110	77,568

Balance at April 1, 2020	39,779,261	101,205	123,357,099	—	*	27,285	—	15,304	1,481	44,070
Net loss for the period	—	—	—	—		—	—	1,963	—	1,963
Other comprehensive income (loss):
Foreign currency translation adjustments	—	—	—	—		—	—	—	(508)	(508)
Unrealized gain on hedging transactions, net	—	—	—	—		—	—	—	644	644
Shares based compensation and RSUs	—	—	—	—		2,084	—	—	—	2,084
Exercise of options to shares and RSUs	—	—	—	—	*	—	—	—	—	—*
Acquisition of treasury shares							(85)			(85)
Dividend paid	—	—	—	—		—	—	—	—	—
Balance at June 30, 2020	39,779,261	101,205	123,357,099	—	*	29,369	(85)	17,267	1,617	48,168

____________

*        Less than US$1.

**      Prior period results have been retroactively adjusted to reflect the 1:1.0422 reverse stock split effected on August 30, 2021. See also Note 6, Shareholders’ Equity, for details.

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

Cellebrite DI Ltd. and its Subsidiaries Condensed Consolidated Interim Statements of Cash Flows (Unaudited)
(U.S$ thousands except share and per share data)
	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
Cash flows from operating activities:
Net income (loss)	7,796	1,963	11,386	(5,294)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Shares based compensation and RSUs	1,703	2,084	3,402	3,906
Depreciation and amortization	1,698	1,506	3,180	2,657
Deferred income taxes	134	417	(569)	923
Decrease in liability for severance benefits, net	7	10	(3)	(1)
Decrease (Increase) in trade receivables	7,472	659	13,709	4,125
Increase (decrease) in deferred revenue	(3,940)	10,789	(2,692)	11,347
Increase in other non-current assets	(2,559)	12	(4,308)	(12)
Decrease (Increase) in prepaid expenses and other current assets	(3,149)	881	(5,158)	255
Increase in inventories	(15)	567	(123)	(996)
Decrease in trade payables	(235)	1,898	(294)	(2,091)
Increase (decrease) in other accounts payable and accrued expenses	4,954	6,924	(4,570)	2,941
Increase in other long-term liabilities	193	—	347	—
Net cash provided by operating activities	14,089	22,780	14,307	17,760

Cash flows from investing activities:
Purchases of property and equipment	(1,546)	(1,629)	(2,854)	(3,627)
Payment related to business combination; net of cash acquired	—	—	—	(15,046)
Assets acquisition	(3,000)	—	(3,000)	—
Short term deposits, net	21,573	(46,153)	29,080	(24,156)
Net cash provided by (used in) investing activities	17,027	(47,782)	23,226	(42,829)

Cash flows from financing activities
Repurchase of common shares	—	(85)	—	(85)
Exercise of options to shares	187	—	187	—
Payment of dividend	—	—	—	(10,000)
Net cash provided by (used in) financing activities	187	(85)	187	(10,085)

Net increase (decrease) in cash and cash equivalents and restricted cash	31,303	(25,087)	37,720	(35,154)

Net effect of currency translation on cash and cash equivalents	125	(85)	(173)	(137)

Cash and cash equivalents and restricted cash at beginning of period	139,965	71,394	133,846	81,683

Cash and cash equivalents and restricted cash at end of period	171,393	46,392	171,393	46,392

Supplemental cash flow information:
Cash paid for taxes	2,254	484	5,661	633
Non-cash activities
Purchase of property and equipment on suppliers’ credit	19	88	184	195

The accompanying notes are an integral part of the condensed consolidated interim financial statements.

Cellebrite DI Ltd. and its Subsidiaries Notes to Consolidated Financial Statements
Note 1 — General

A.     Cellebrite DI Ltd. (hereinafter — “the Company”), an Israeli company, was incorporated on April 13, 1999 as a private company, and began its operations in July 1999. The Company and its wholly owned subsidiaries are engaged in the development, manufacturing, marketing and selling of software and related hardware devices which allow access, unify, generate and analyze defendable digital evidence to its law enforcement customers. The Company’s primary shareholder is SUN Corporation, a public Company traded in the Japanese market, that creates novel ideas based on original technologies.

B.      On June 17, 2019, IGP Saferworld Limited Partnership (hereinafter: “IGP”), an investment vehicle of IGP Capital, a venture capital firm based in Israel, invested $110,000 in the Company, in exchange for the Company’s preferred shares, representing 24.4% of the Company’s outstanding ordinary and preferred shares.

C.     Subsequent to period end, on August 30, 2021, the Company merged with TWC Tech Holdings II Corp. (“TWC”). As a result of the merger as agreed in the Merger Agreement, TWC became a direct, wholly owned subsidiary of the Company. Consequently, Cellebrite’s shares and warrants became listed on The Nasdaq Capital Market under the symbols “CLBT” and “CLBTW”, respectively. See also Note 10 and Note 11.

D.     On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of COVID-19 include restrictions on travel, quarantines in certain areas and forced closures for certain types of public places and businesses. COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries. In December 2020, the United States, Israel and other countries in which the company has operations have declared a State of National Emergency due to the COVID-19 outbreak. Many business establishments have closed due to restrictions imposed by the government and many governmental authorities have closed most public establishments.

The Company’s business continues to operate despite the disruption of some business operations. In mid-March 2020 the Company moved its operations from its offices to a remote model, allowing employees to work from their homes. Although the various offices were open for work within the limitation of the local laws, most of the year, most of the employees worked remotely. The Company implemented a remote working schedule and on-going training to managers and employees to improve their working routines and deliverables. The Company’s logistics continued operating with no substantial impact on deliveries to customers.

Due to COVID-19, most of the communication with customers has been done remotely. Yet, the Company has continued its sales activities in the main markets with the local sales teams, subject only to the local restrictions and not to global travel limitations. Marketing activities were shifted from on-site events to virtual activities.

The only offering which was substantially negatively impacted was the instructor-led training classes, as customers were slow to adopt to the remote learning offering. As of May 2021, there is a gradual return to in-person activities.

The COVID-19 pandemic has adversely affected and may continue to adversely affect economies and financial markets globally. Although the Company did not see a material impact on its results of operations due to the Covid-19 pandemic, the Company cannot predict the duration or magnitude of the pandemic or the full impact that it may have on the Company’s operational and financial performance which will depend on certain developments, which are highly uncertain and cannot be predicted.

Cellebrite DI Ltd. and its Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements

Note 2 — Summary of Significant Accounting Policies

The Company’s significant accounting policies are discussed in Note 2, Summary of Significant Accounting Policies, in the Company’s Annual Report for the year ended December 31, 2020. There have been no significant changes to these policies during the six and three months ended June 30, 2021.

A.     Basis of presentation

The accompanying interim condensed consolidated balance sheet as of June 30, 2021, the interim condensed consolidated statements of operations and comprehensive income (loss), redeemable convertible preferred shares and shareholders’ equity, and cash flows for the six and three months ended June 30, 2021 and 2020, and the related notes to such interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and are presented in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and do not include all disclosures normally required in annual consolidated financial statements prepared in accordance with GAAP. In management’s opinion, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company’s financial position as of June 30, 2021 and the Company’s condensed consolidated results of operations and cash flows for the six and three months ended June 30, 2021 and 2020. The results for the six and three months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full year ending December 31, 2021 or any other future interim or annual period.

B.     Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods and accompanying notes. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include, but are not limited to, the allocation of transaction price among various performance obligation, the fair value of acquired intangible assets and goodwill, share-based compensation, and unrecognized tax benefits and other contingencies.

C.     Deferred Offering Costs

Deferred offering costs consist primarily of accounting, legal, and other fees related to the Company’s proposed SPAC. Upon consummation of the IPO, the deferred offering costs will be reclassified to shareholders’ equity and recorded against the proceeds from the offering. In the event the offering is aborted, deferred offering costs will be expensed. The Company capitalized $4,667 and $500 of deferred offering costs within other assets, noncurrent in the condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020 and, respectively.

D.     Derivative instruments

The Company has instituted a foreign currency cash flow hedging program using foreign currency forward contracts (“derivative instruments”) in order to hedge the exposure to variability in expected future cash flows resulting from changes in related foreign currency exchange rates. The Company hedges portions of its forecasted expenses denominated in NIS. These transactions are designated as cash flow hedges, as defined under ASC 815, “Derivatives and Hedging”.

Cellebrite DI Ltd. and its Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

As of June 30, 2021, and December 31, 2020, the amount recorded in accumulated other comprehensive income from the Company’s currency forward, net of tax, was $256 and $1,521, respectively.

As of June 30, 2021, the notional amount of foreign exchange forward contracts into which the Company entered was $41,807 The foreign exchange forward contracts will expire by January 14, 2022.

The fair value of derivative instruments assets balances as of June 30, 2021 and December 31, 2020, total $590 and $2,016, respectively.

E.     Revenue recognition

The Company’s revenues are comprised of four main categories: (a) subscription revenues. Subscription revenues include support services (updates, upgrades and technical support) on term-based licenses and perpetual licenses. (b) Subscription revenues also include revenues from sales of term-based licenses. (c) perpetual licenses and others, and (d) professional services.

The Company sells its products to its customers either directly or indirectly through distribution channels all of whom are considered end users.

Disaggregation of Revenues

The following table provides information about disaggregated revenue by geographical areas

Geographical areas

	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
EMEA	19,684	13,813	39,355	26,790
America	30,221	23,000	57,356	44,044
APAC	9,263	8,957	15,740	13,670
Total	59,168	45,770	112,451	84,504

Contract Balances

The following table provides information about accounts receivable, contract assets, and contract liabilities from contracts with customers:

	June 30, 2021	December 31 2020
Contract assets	6,600	3,967
Contract liabilities	102,327	105,543
Contract liabilities, non-current	33,038	33,439

Contract assets consist of unbilled accounts receivable, which occur when a right to consideration for the Company’s performance under the customer contract occurs before invoicing to the customer.

Contract liabilities consist of deferred revenue. Revenue is deferred when the Company invoices in advance of performance under a contract. The current portion of the deferred revenue balance is recognized as revenue during the 12-month period after the balance sheet date. The noncurrent portion of the deferred revenue balance is recognized as revenue following the 12-month period after the balance sheet date.

Cellebrite DI Ltd. and its Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements
Note 2 — Summary of Significant Accounting Policies (cont.)

Remaining Performance Obligations

The Company’s remaining performance obligations are comprised of product and services revenue not yet delivered. As of June 30, 2021, and June 30, 2020, the aggregate amount of the transaction price allocated to remaining performance obligations was $194,172 and $136,842, respectively, which consists of both billed consideration in the amount of $135,365 and $99,525, respectively, and unbilled consideration in the amount of $58,807 and $37,317, respectively, that the Company expects to recognize as revenue. The majority of the unbilled consideration will be recognized in the period of 24 month.

Contract acquisition costs

The Company capitalizes sales commissions and associated payroll taxes paid to sales personnel that are incremental to obtaining customer contracts. These costs are recorded as deferred contract acquisition costs on the consolidated balance sheets. The Company determines whether costs should be deferred based on its sales compensation plans and if the commissions are incremental and would not have occurred absent the customer contract.

Sales commissions for the renewal of a contract are considered commensurate with the sales commissions paid for the acquisition of the initial contract given a no substantive difference in commission rates in proportion to their respective contract values. Sales commissions paid upon the initial acquisition and for the renewal of a contract are amortized over the contractual term of the initial contract or the renewal.

Amortization of sales commissions are consistent with the pattern of revenue recognition of each performance obligation and are included in sales and marketing expense in the consolidated statements of operations.

The Company periodically reviews these deferred contract acquisition costs to determine whether events or changes in circumstances have occurred that could impact the period of benefit.

Commission expense for the six-month ended June 30, 2021 and 2020 were $4,506 and $3,669 respectively. Commission expense for the three-month ended June 30, 2021 and 2020 were $2,919 and $1,425 respectively.

F.      Concentrations of credit risk

Financial instruments that potentially expose the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents, short-term investments, restricted cash, trade receivables and other receivables. The majority of the Company’s cash and cash equivalents are maintained in U.S. dollar. Generally, these cash and cash equivalents and short-term investment may be redeemed upon demand. Management believes that the financial institutions that hold the Company’s and its subsidiaries’ cash and cash equivalents are institutions with high credit standing, and accordingly, minimal credit risk exists with respect to these assets. The Company’s trade receivables are geographically diversified and derived from sales to customers all over the world. The Company and its subsidiaries generally do not require collateral; however, in certain circumstances, the Company and its subsidiaries may require letters of credit, additional guarantees or advance payments.

Cellebrite DI Ltd. and its Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements

Note 3 — Intangible assets, net

A.     Definite-lived intangible assets:

	June 30, 2021	December 31, 2020
Original amounts:
Core technology	7,000	4,000
Trade name	3,900	3,900
	10,900	7,900
Accumulated amortization:
Core technology	812	476
Trade name	1,300	813
	2,112	1,289
Intangible assets, net	8,788	6,611

B.      Amortization expense amounted to $823 and $515 for the six-month ended June 30, 2021 and for the period ended June 30, 2020, respectively.

Amortization expense amounted to $437 and $129 for the three-month ended June 30, 2021 and June 30, 2020, respectively.

C.     The expected future amortization expenses by year related to the intangible assets as of June 30, 2021 are as follows:

For the year ended December 31,
2021 (remaining six months)	1,073
2022	2,146
2023	2,146
2024	1,334
2025	1,171
Thereafter	918
8,788

Note 4 — Short-term deposits

Short-term deposits consist of short-term deposits and restricted deposits. Short-term deposits as of June 30, 2021 and December 31, 2020 amounts to $79,848 and $108,928, respectively. The deposits carry interest rates for the six-month ended June 30, 2021, and for the twelve-month ended December 30, 2021 are 0.1%-1.55% and 0.27%-2.47%, respectively.

Note 5 — Liens, commitments and contingencies

The Company has several lease agreements for its offices and plant that are accounted for as operating leases.

The latest period included in the agreements will end by June 30, 2028. Certain agreements have extension options.

Cellebrite DI Ltd. and its Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements
Note 5 — Liens, commitments and contingencies (cont.)

Future minimum lease commitments under non-cancellable operating leases for the period ended June 30, 2021, were as follows:

2021	1,851
2022	3,486
2023	3,042
2024	2,545
2025	2,374
Thereafter	2,202

Note 6 — Shareholders’ equity and redeemable convertible preferred shares

a.      Shares

1.      On August 30, 2021, the Company’s board of directors approved a 1:1.0422 reverse stock split. As a result, all Ordinary shares, Preferred Shares, options for Ordinary Shares, exercise price and net income (loss) per share amounts were adjusted retroactively for all periods presented in these condensed consolidated interim financial statements as if the stock split and change in par value had been in effect as of the date of these condensed consolidated interim financial statements.

2.      As of June 30, 2021, the Company was authorized to issue 3,454,112,863 ordinary shares of par value NIS 0.00001 per share, out of which 125,525,343 were issued and outstanding. The voting, dividend and liquidation rights of the holders of the Company’s common stock is subject to and qualified by the rights, powers and preferences of the holders of the preferred stock.

b.      Option Plan and RSU’s:

A summary of the Company’s option activity and related information is as follows:

	Number of options	Weighted- average exercise price	Weighted- average remaining contractual term (in years)
Outstanding at December 31, 2020	30,834,504	3.181	$8.143
Exercised	844,634	2.868
Forfeited	2,355,309	2.922

Outstanding at June 30, 2021	27,634,561	3.207	7.444

Exercisable at June 30, 2021	14,470,084	2.982	6.505

Cellebrite DI Ltd. and its Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements
Note 6 — Shareholders’ equity and redeemable convertible preferred shares (cont.)
	Number of options	Weighted- average exercise price	Weighted- average remaining contractual term (in years)
Outstanding at December 31, 2019	27,377,797	3.336	$8.589
Granted	9,909,539	2.889
Exercised	693,101	2.236
Forfeited	5,759,731	3.533

Outstanding at December 31, 2020	30,834,504	3.181	$8.143

Exercisable at December 31, 2020	13,874,204	2.966	$7.277
Vested and expected to vest at December 31, 2020	17,641,779	3.018	$6.196

A summary of the Company’s RSUs activity is as follows:

	Period ended,
	June 30, 2021	December 31, 2020
Unvested at beginning of period	893,630	1,898,810
Granted	—	257,638
Vested	260,122	805,716
Forfeited	34,569	457,103

Unvested at end of period	598,939	893,630

As of June 30, 2021, the Company had approximately $11,924 of unrecognized compensation expense related to non-vested stock options and non-vested RSU’s, expected to be recognized over a weighted average period of 2.3 years. The Company did not recognize any tax benefit related to the share-based compensation

Subsequent to period end, the Company’s compensation committee and board of directors approved the Employee Share Purchase Plan (the “ESPP”). As of the balance sheet date, no grants were granted or approved under the ESPP.

c.      Stock-Based Compensation expenses:

	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
Cost of revenues	73	65	149	130
Research and development	287	464	1,208	808
Sales and marketing	603	38	591	690
General and administrative	740	1,517	1,454	2,278
Total	1,703	2,084	3,402	3,906

Cellebrite DI Ltd. and its Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements

Note 7 — Net income (loss) per share

The following table sets forth the computation of basic and diluted income (loss) per share:

	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
Numerator:
Net income (loss)	7,796	1,963	11,386	(5,294)
Basic net income attributable to Preferred shareholders	3,871	3,781	7,562	7,562
Basic net income (loss) attributable to Ordinary shareholders	4,015	(1,818)	3,823	(12,857)

Denominator:
Weighted average number of Ordinary Shares used in computing basic net income (loss) per share**	125,404,745	123,337,827	125,106,697	123,768,897
Basic net income (loss) per share of Ordinary shareholders	0.03	(0.01)	0.03	(0.01)
Diluted net income (loss) per share of Ordinary shareholders	0.02	(0.01)	0.02	(0.01)

__________

**      Prior period results have been retroactively adjusted to reflect the 1:1.0422 reverse stock split effected on August 30, 2021. See also Note 6, Shareholders’ Equity, for details.

Note 8 — Taxes on income

A.     The Company’s effective tax rate is highly dependent upon the geographic distribution of its worldwide earnings or losses, tax regulations and tax holiday benefits in Israel. The Company’s effective tax rates were 15.5% and (44)% for the six months ended June 30, 2021 and 2020, respectively. The Company’s effective tax rates were 10.6% and 26.8% for the three months ended June 30, 2021 and 2020, respectively. The difference between the Company’s effective tax rate and the 23.0% corporate tax rate in Israel for the six and three months ended June 30, 2021 resulted primarily from income subject to reduced tax rate than the corporate rate in Israel, of approved Preferred Technology Enterprise, partly offset by non-tax-deductible expenses such as share-based compensation and accrual of unrecognized tax benefits.

Income tax expenses is comprised as follows:

	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
Current:
Israel	917	93	1,351	75
Foreign	(130)	207	1,302	620
Total current tax expense:	787	300	2,653	695

Cellebrite DI Ltd. and its Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements
Note 8 — Taxes on income (cont.)
	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
Deferred:
Israel	171	2,146	539	346
Foreign	(37)	(1,729)	(1,108)	577
Total deferred tax (benefit) expense	134	417	(569)	923
Total income tax expense	921	717	2,084	1,618

B.     Unrecognized Tax Benefits

The Company records liabilities related to its uncertain tax positions. Tax positions for the Company and its subsidiaries are subject to income tax audits by multiple tax jurisdictions throughout the world. As of June 30, 2021, the total unrecognized tax benefit amounted to $2,446. The Company currently does not expect unrecognized tax benefits to change significantly over the next 12 months, except in the case of settlements with tax authorities, the likelihood and timing of which is difficult to estimate.

Note 9 — Transactions and Balances with Related Parties

A.     Transactions with SUN Corporation

	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
Revenues	640	418	1,234	818

C.     Balances with SUN Corporation

	June 30, 2021	December 31, 2020
Trade receivables	168	—
Trade payables	—	154

Note 10 — Significant events during the period

On April 8, 2021, the Company entered into a Business Combination Agreement and Plan of Merger (the “Merger Agreement”) with TWC Tech Holdings II Corp. (hereinafter: “TWC”), a public listed company in Nasdaq and Cupcake Merger Sub, Inc., a new wholly-owned subsidiary of Cellebrite (the “Merger Sub”) in the USA. TWC is a Special Purpose Acquisition Company (SPAC). On August 30, 2021, the Merger was consummated. Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub merged with and into TWC, the separate corporate existence of Merger Sub ceased and TWC became the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). TWC became a wholly-owned subsidiary of the Company and the securityholders of TWC became securityholders of the Company.

On the date of Closing of the Merger (the “Closing”) and prior to the Merger becoming effective by acceptance of the Merger Certificate for filing by the Secretary of State of the State of Delaware, and prior

Cellebrite DI Ltd. and its Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements
Note 10 — Significant events during the period (cont.)

to the Company’s Preferred Share conversion into Ordinary Shares as described below, an initial dividend of an initial dividend of $21,300,000 (“Initial Dividend”) and an additional dividend of $78,700,000 (“Additional Dividend”) were paid to the holders of Company’s Ordinary Shares, Preferred Shares and vested restricted stock units (“RSU”) (all the “Company Shareholders”).

Immediately after the payment of the Initial Dividend and the Additional Dividend and prior to the Effective Time each Company Preferred Share was automatically converted into Ordinary Share in accordance with the terms in Cellebrite’s Article of Association.

Immediately following such conversion but prior to the Effective Time, the Company effected a reverse stock split of each Company Ordinary Share into such number of Company Ordinary Shares, which set the Ordinary Share value at $10.

The merger will be accounted for as a recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Cellebrite has been determined to be the accounting acquirer. The combined entity is the successor US Security and Exchange Commission (“SEC”) registrant, meaning that Cellebrite’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

As a consequence of the Merger, Cellebrite’s Ordinary Shares are registered under the Exchange Act and listed on Nasdaq.

In connections with the transactions contemplated by the Merger Agreement and concurrently with the execution of the Merger Agreement, certain purchasers (the “Secondary Purchasers”) purchased, and certain shareholders of Cellebrite (the “Secondary Sellers”) sold, an aggregate of 30,000,000 of Ordinary Shares of Cellebrite for an aggregate purchase price of $300,000,000 (the “Secondary Transactions”), after Cellebrite effected a share split prior to the Effective Time in order to cause the value of each Ordinary Share to equal $10.00 per the assumed value under the Merger Agreement (the “Capital Restructuring”).

Holders of Cellebrite’s Ordinary Shares and vested Restricted Share Units, in each case as of immediately prior to the Effective Time, are eligible to receive up to 15,000,000 Ordinary Shares post-Closing upon the achievement of certain trading price targets, or upon a Change of Control (as defined in the Business Combination Agreement) of Cellebrite, before the five (5) year anniversary of the Closing Date.

Furthermore, Cellebrite issued TWC securityholders the following securities at the Effective Time: each Public Share was converted into the right to receive one (1) Ordinary Share (the “Per Share Merger Consideration”).

At the Effective Time each private warrant of TWC and each Public Warrant was converted into a warrant of Cellebrite, exercisable for the amount of Per Share Merger Consideration that the holder thereof would have received if such warrant had been exercisable and exercised immediately prior to the Business Combination. Additionally, each option and restricted stock unit of Cellebrite remain outstanding, subject to adjusted terms to reflect the effect of the Stock Split on Ordinary Shares.

Note 11 — Subsequent event

Subsequent to period end, as a consequence of the Merger, the Company’s Ordinary Shares are registered under the Exchange Act and listed on The Nasdaq Capital Market under the symbols “CLBT”.

In connections with the transactions contemplated by the Merger Agreement and concurrently with the execution of the Merger Agreement, certain purchasers (the “Secondary Purchasers”) purchased, and certain shareholders of the Company (the “Secondary Sellers”) sold, an aggregate of 30,000,000 of Ordinary Shares of the Company for an aggregate purchase price of $300,000,000 (the “Secondary

Cellebrite DI Ltd. and its Subsidiaries Notes to the Condensed Consolidated Interim Financial Statements
Note 11 — Subsequent event (cont.)

Transactions”), after the Company effected a share split prior to the Effective Time in order to cause the value of each Ordinary Share to equal $10.00 per the assumed value under the Merger Agreement (the “Capital Restructuring”).

Holders of the Company’s Ordinary Shares and vested Restricted Share Units, in each case as of immediately prior to the Effective Time, are eligible to receive up to 15,000,000 Ordinary Shares post-Closing upon the achievement of certain trading price targets, or upon a Change of Control (as defined in the Business Combination Agreement) of the Company, before the five (5) year anniversary of the Closing Date (the “Price Adjustment Shares”). The Price Adjustment Shares liabilities are recognized at their estimated fair values, and these liabilities will be measured at fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in the Company’s consolidated statement of operations.

Furthermore, Cellebrite issued to TWC securityholders the following securities at the Effective Time: each Public Share was converted into the right to receive one (1) Ordinary Share (the “Per Share Merger Consideration”).

Furthermore, 7,500,000 Ordinary Shares issued to the Sponsor, out of a total of 13,387,000 shares, are Restricted Shares and will vest in 3 tranches of 3,000,000, 3,000,000 and 1,500,000, upon achievement of the of the Triggering Events; if at any time during the Price Adjustment Period the price of Cellebrite Ordinary Shares will be greater than or equal to $12.50, $15.00 and $30.00, respectively, over any twenty trading days within any thirty trading day period. In the event of a post-Closing change of control transaction involving the Company, any Restricted Shares not previously vested will vest and will be entitled to participate in the change of control transaction (the “Restricted Sponsor Shares”). Upon the expiration of the Price Adjustment Period (a period of seven years), any unvested Cellebrite Shares that have not vested as of such time will be forfeited. TWC securityholders shall be entitled to vote its unvested Restricted Shares and receive dividends and other distribution, and to have all other economic rights, in each case, with respect to such Restricted Shares while they remain unvested. The Restricted Shares liabilities are recognized at their estimated fair values, and these liabilities will be measured at fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in the Company’s consolidated statement of operations.

At the Effective Time, each private warrant of TWC and each Public Warrant was converted into a warrant of the Company, exercisable for the amount of Per Share Merger Consideration that the holder thereof would have received if such warrant had been exercisable and exercised immediately prior to the Business Combination. Additionally, each option and restricted stock unit of the Company remain outstanding, subject to adjusted terms to reflect the effect of the Stock Split on Ordinary Shares.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of
TWC Tech Holdings II Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of TWC Tech Holdings II Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from July 20, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from July 20, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
May 6, 2021

TWC TECH HOLDINGS II CORP.
BALANCE SHEET
As Restated — See Note 2
December 31, 2020

Assets:
Current assets:
Cash	$1,483,697
Prepaid expenses	347,532
Total current assets	1,831,229
Investments held in Trust Account	600,053,904
Total Assets	$601,885,133

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$324
Accrued expenses	84,214
Due to related party	5,401
Franchise tax payable	90,411
Total current liabilities	180,350
Deferred underwriting commissions in connection with the initial public offering	21,000,000
Derivative warrant liabilities	48,950,001
Total liabilities	70,130,351

Commitments and Contingencies
Class A common stock; 52,675,478 shares subject to possible redemption at $10.00 per share	526,754,780

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 7,324,522 shares issued and outstanding (excluding 52,675,478 shares subject to possible redemption)	732
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 15,000,000 shares issued and outstanding	1,500
Additional paid-in capital	20,173,593
Accumulated deficit	(15,175,822)
Total stockholders’ equity	5,000,002
Total Liabilities and Stockholders’ Equity	$601,885,133

The accompanying notes are an integral part of these financial statements.

TWC TECH HOLDINGS II CORP.
STATEMENT OF OPERATIONS
As Restated — See Note 2
For the Period From July 20, 2020 (Inception) Through December 31, 2020

General and administrative expenses	$145,865
Franchise tax expense	90,411
Loss from operations	(236,276)
Other income (expense)
Gain on investments held in Trust Account	53,904
Financing costs – derivative warrant liabilities	(1,346,780)
Change in fair value of warrant liabilities	(13,646,667)
Net loss	$(15,175,822)

Basic and diluted weighted average shares outstanding of Class A common stock	60,000,000
Basic and diluted net income per share, Class A	$—
Basic and diluted weighted average shares outstanding of Class B common stock	15,000,000
Basic and diluted net loss per share, Class B	$(1.01)

The accompanying notes are an integral part of these financial statements.

TWC TECH HOLDINGS II CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
As Restated — See Note 2
For the Period From July 20, 2020 (Inception) Through December 31, 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – July 20, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	15,093,750	1,509	23,491	—	25,000
Sale of units in initial public offering, less fair value of public warrants	60,000,000	6,000	—	—	576,194,000	—	576,200,000
Offering costs	—	—	—	—	(32,291,065)	—	(32,291,065)
Excess of cash received over fair value of private placement warrants	—	—	—	—	2,996,670	—	2,996,670
Forfeiture of Class B common stock	—	—	(93,750)	(9)	9	—	—
Common stock subject to possible redemption	(52,675,478)	(5,268)	—	—	(526,749,512)	—	(526,754,780)
Net loss	—	—	—	—	—	(15,175,822)	(15,175,822)
Balance – December 31, 2020	7,324,522	$732	15,000,000	$1,500	$20,173,593	$(15,175,822)	$5,000,003

The accompanying notes are an integral part of these financial statements.

TWC TECH HOLDINGS II CORP.
STATEMENT OF CASH FLOWS
As Restated — See Note 2
For the Period From July 20, 2020 (Inception) Through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(15,175,822)
Adjustments to reconcile net income to net cash used in operating activities:
General and administrative expenses paid by related party under note payable	1,335
Gain on investments held in Trust Account	(53,904)
Change in fair value of derivative warrant liabilities	13,646,667
Financing costs – derivative warrant liabilities	1,346,780
Changes in operating assets and liabilities:
Prepaid expenses	(347,532)
Accounts payable	324
Due to related party	5,401
Franchise tax payable	90,411
Net cash used in operating activities	(486,337)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(600,000,000)
Net cash used in investing activities	(600,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from note payable to related party	259,094
Repayment of note payable to related party	(263,979)
Proceeds received from initial public offering, gross	600,000,000
Proceeds received from private placement	14,500,000
Offering costs paid	(12,550,081)
Net cash provided by financing activities	601,970,034

Net increase in cash	1,483,697

Cash – beginning of the period	—
Cash – end of the period	$1,483,697

Supplemental disclosure of noncash financing activities:
Forfeiture of Class B common stock	$9
Offering costs included in accrued expenses	$84,214
Offering costs paid through note payable	$3,550
Deferred underwriting commissions in connection with the initial public offering	$21,000,000
Initial value of Class A common stock subject to possible redemption	$540,547,710
Change in initial value of Class A common stock subject to possible redemption	$(13,792,930)
Derivative liabilities in connection with initial public offering and private placement	$35,103,330

The accompanying notes are an integral part of these financial statements.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 1 — Description of Organization, Business Operations and Basis of Presentation

TWC Tech Holdings II Corp. (the “Company”) is a blank check company incorporated in Delaware on July 20, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from July 20, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and the search for a target for its initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering and placed in Trust Account (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is TWC Tech Holdings II, LLC, a Delaware limited liability company and an affiliate of certain of the Company’s officers and directors (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 10, 2020. On September 15, 2020, the Company consummated its Initial Public Offering of 60,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), which included 7,500,000 Units issued pursuant to the partial exercise by the underwriters of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $600.0 million, and incurring offering costs of approximately $33.6 million, inclusive of $21.0 million in deferred underwriting commissions (Note 5 and 6).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 9,666,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) to the Sponsor, each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $14.5 million (Note 5).

Upon the closing of the Initial Public Offering and the Private Placement, $600.0 million of the net proceeds of the sale of the Units in the Initial Public Offering and the sale of Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with American Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company for amounts withdrawn to fund the Company’s working capital requirements, subject to an annual limit of $500,000, and/or to pay taxes, the funds held in the Trust Account will not be released until the earliest of: (1) the completion of the initial Business Combination; (2) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) (i) to modify the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with an initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete its initial Business Combination within the completion window or (ii) with respect to any other material provisions relating to the rights of holders of the Class A common stock prior to the initial Business Combination or pre-initial Business Combination business activity; and (3) the redemption of all of the Public Shares if the Company is unable to complete its initial Business Combination within the completion window, subject to applicable law.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Trust Account (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders (the “Public Stockholders”) of the Company’s Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions that the Company will pay to the underwriters (as discussed in Note 6). These Public Shares were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) have agreed to vote their Founder Shares (as defined below) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and any other holders of the Founder Shares immediately prior to the Initial Public Offering (the “Initial Stockholders”), as well as the Company’s officers and directors, have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or September 15, 2022, (or 27 months from the closing of the Initial Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Initial Public Offering, or December 15, 2022) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per share price, payable in cash,

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest (net of amounts withdrawn to fund our working capital requirements, subject to an annual limit of $500,000, and/or to pay for the Company’s taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

As described in Note 2 — Restatement of Previously Issued Financial Statements, the Company’s financial statements for the period from July 20, 2020 (inception) through December 31, 2020, and for the period from July 20, 2020 (inception) through September 30, 2020 (collectively, the “Affected Periods”), are restated in this Annual Report on Form 10-K/A (Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2 — Restatement of Previously Issued Financial Statements for further discussion.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Proposed Business Combination

As more fully disclosed in Note 11 to the financial statement included herein, on April 8, 2021, the Company (“TWC”), Cellebrite DI Ltd., a company organized under the laws of the State of Israel (“Cellebrite”) and Cupcake Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Cellebrite (“Merger Sub”), entered into a Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”), providing for, among other things, and subject to the terms and conditions therein, a business combination between TWC and Cellebrite (the “Business Combination”) pursuant to which, among other things, Merger Sub will merge with and into TWC at the Effective Time (as defined in the Business Combination Agreement), with the Company continuing as the surviving entity and as a wholly owned subsidiary of Cellebrite.

Liquidity and Capital Resources

As of December 31, 2020, the Company had $1.5 million in its operating bank account, and working capital of approximately $1.7 million.

The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares, the loan of approximately $264,000 from the Sponsor pursuant to a Note (defined below, see Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note (as defined in Note 5) as of September 15, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (defined below, see Note 5). As of December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2 — Restatement of Previously Issued Financial Statements

In April 2021, the audit committee of the Company, in consultation with management, concluded that, because of a misapplication of the accounting guidance related to its public and private placement warrants to purchase common stock that the Company issued in September 2020 (the “Warrants”), the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon.  As such, the Company is restating its financial statements for the Affected Periods included in this Annual Report.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since their issuance on September 15, 2020, the Company’s warrants have been accounted for as equity within the Company’s previously reported balance sheet. After discussion and evaluation, including with the Company’s independent registered public accounting firm and the Company’s audit committee, management concluded that the warrants should be presented as liabilities with subsequent fair value remeasurement.

Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheet and the statement of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40). The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for Warrants issued on September 15, 2020, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period

Therefore, the Company, in consultation with its audit committee, concluded that its previously issued Financial Statements for the Affected Periods should be restated because of a misapplication in the guidance around accounting for certain of our outstanding warrants to purchase common stock (the “Warrants”) and should no longer be relied upon.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

Impact of the Restatement

The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$601,885,133	$—	$601,885,133
Liabilities and stockholders’ equity
Total current liabilities	$180,350	$—	$180,350
Deferred underwriting commissions	21,000,000	—	21,000,000
Derivative warrant liabilities	—	48,950,001	48,950,001
Total liabilities	21,180,350	48,950,001	70,130,351
Class A common stock, $0.0001 par value; shares subject to possible redemption	575,704,780	(48,950,000)	526,754,780
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock – $0.0001 par value	243	489	732
Class B common stock – $0.0001 par value	1,500	—	1,500
Additional paid-in-capital	5,180,632	14,992,961	20,173,593
Accumulated deficit	(182,372)	(14,993,450)	(15,175,822)
Total stockholders’ equity	5,000,003	—	5,000,003
Total liabilities and stockholders’ equity	$601,885,133	$—	$601,885,133
	For the period from July 20, 2020 (inception) through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(236,276)	$—	$(236,276)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(13,646,670)	(13,646,667)
Financing costs – derivative warrant liabilities	—	(1,346,780)	(1,346,780)
Interest earned on investments held in Trust Account	53,904	—	53,904
Total other (expense) income	53,904	(14,993,450)	(14,939,546)
Net loss	$(182,372)	$(14,993,450)	$(15,175,822)

Basic and Diluted weighted-average Class A common stock outstanding	60,000,000		60,000,000
Basic and Diluted net loss per Class A share	$—		$—
Basic and Diluted weighted-average Class B common stock outstanding	15,000,000		15,000,000
Basic and Diluted net loss per Class B share	$(0.01)	$(1.00)	$(1.01)

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

	For the period from July 20, 2020 (inception) through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(182,372)	$(14,993,450)	$(15,175,822)
Adjustment to reconcile net loss to net cash used in operating activities	(52,569)	14,993,450	14,940,881
Net cash used in operating activities	(486,337)	—	(486,337)
Net cash used in investing activities	(600,000,000)	—	(600,000,000)
Net cash provided by financing activities	601,970,034	—	601,970,034
	As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$602,386,112	$—	$602,386,112
Liabilities and stockholders’ equity
Total current liabilities	$576,520	$—	$576,520
Deferred underwriting commissions	21,000,000	—	21,000,000
Derivative warrant liabilities	—	35,103,330	35,103,330
Total liabilities	21,576,520	35,103,330	56,679,850
Class A common stock, $0.0001 par value; shares subject to possible redemption	575,809,590	(35,103,330)	540,706,260
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock – $0.0001 par value	242	351	593
Class B common stock – $0.0001 par value	1,500	—	1,500
Additional paid-in-capital	5,075,823	1,146,429	6,222,252
Accumulated deficit	(77,563)	(1,146,780)	(1,224,343)
Total stockholders’ equity	5,000,002	—	5,000,002
Total liabilities and stockholders’ equity	$602,386,112	$—	$602,386,112
	For the period from July 20, 2020 (inception) through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(77,563)	$—	$(77,563)
Other (expense) income:
Fair value adjustment on derivative warrant liabilities	—	200,000	200,000
Financing costs – derivative warrant liabilities	—	(1,346,780)	(1,346,780)
Interest earned on investments held in Trust Account	—	—	—
Total other (expense) income	—	(1,146,780)	(1,146,780)
Net loss	$(77,563)	$(1,146,780)	$(1,224,343)

Basic and Diluted weighted-average Class A common stock outstanding	60,000,000		60,000,000
Basic and Diluted net loss per Class A share	$—		$—
Basic and Diluted weighted-average Class B common stock outstanding	15,000,000		15,000,000
Basic and Diluted net loss per Class B share	$(0.01)	$0.02	$(0.08)

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 2 — Restatement of Previously Issued Financial Statements (cont.)

	For the period from July 20, 2020 (inception) through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Cash Flows
Net loss	$(77,563)	$(1,146,780)	$(1,224,343)
Adjustment to reconcile net loss to net cash used in operating activities	1,335	1,146,780	1,148,115
Net cash used in operating activities	(3,490)	—	(3,490)
Net cash used in investing activities	(600,000,000)	—	(600,000,000)
Net cash provided by financing activities	601,990,820	—	601,990,820

In addition, the impact to the balance sheet dated September 15, 2020, filed on Form 8-K on September 21, 2020 related to the impact of accounting for the public and private warrants as liabilities at fair value resulted in a $35.3 million increase to the derivative warrant liabilities line item at September 15, 2020 and offsetting decrease to the Class A common stock subject to possible redemption mezzanine equity line item. There is no change to total stockholders’ equity at the reported balance sheet date.

Note 3 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2020.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000, and any cash held in Trust Account. As of December 31, 2020, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 3 — Summary of Significant Accounting Policies (cont.)

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, franchise tax payable and notes payable to related party approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that invest in U.S. government securities, or a combination thereof. The fair value for trading securities is determined using quoted market prices in active markets.

The fair value of the Public Warrants issued in connection with the Public Offering Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently have been measured based on the listed market price of such warrants. The fair value of the Private Placement Warrants have been estimated using Black-Scholes.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $1.3 million is included in financing cost -derivative warrant liabilities in the statement of operations and $32.3 million is included in stockholders’ equity.

Derivative Warrant liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 3 — Summary of Significant Accounting Policies (cont.)

liabilities or as equity, is re-assessed at the end of each reporting period. In accordance with ASC 825-10 “Financial Instruments”, offering costs attributable to the issuance of the derivative warrant liabilities are recognized in the statement of operations as incurred.

We issued and aggregate of 20,000,000 warrants for Class A common stock in the Initial Public Offering and upon the underwriters’ exercise of a portion of their over-allotment option and issued 9,666,667 Private Placement Warrants. All of the Company’s outstanding warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, we recognize the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model. The fair value of the warrants issued in the Private Placement were estimated using Black-Scholes.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable shares of Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. Shares of Class A common stock of the Company feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2020, 52,675,478 shares of Class A common stock subject to possible redemption were presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Income Taxes

The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company does not currently have taxable income but will generate taxable income in the future primarily consisting of interest income earned on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the period from July 20, 2020 (inception) through December 31, 2020, the Company did not incur income tax expense.

There were no unrecognized tax benefits as of December 31, 2020. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 3 — Summary of Significant Accounting Policies (cont.)

Net Income Per Share of Common Stock

Net income per share is computed by dividing net income by the weighted-average number of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 29,666,667 shares of the Company’s Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share of common stock, basic and diluted for shares of Class A common stock are calculated by dividing the income (loss) earned on investments held in the Trust Account, net of applicable taxes and working capital amounts available to be withdrawn from the Trust Account, which was $0 for the period from July 20, 2020 (inception) through December 31, 2020, by the weighted average number of Class A common stock outstanding for the period. Net loss per share of common stock, basic and diluted for shares of Class B common stock is calculated by dividing the net loss of approximately $15,175,822, less income attributable to Class A common stock by the weighted average number of Class B common stock outstanding for the period.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

On September 15, 2020, the Company consummated its Initial Public Offering of 60,000,000 Units, which included 7,500,000 Units issued pursuant to the partial exercise by the underwriters of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $600.0 million, and incurring offering costs of approximately $33.6 million, inclusive of $21.0 million in deferred underwriting commissions.

Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 5 — Related Party Transactions

Founder Shares

On July 20, 2020, the Sponsor subscribed to purchase 15,093,750 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), for an aggregate price of $25,000, and subsequently paid for the subscription on July 24, 2020. The Sponsor agreed to forfeit up to 1,968,750 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. Subsequently, the Sponsor transferred 25,000 Founder Shares to each of the four independent director nominees, at the original per share purchase price. The aggregate 100,000 Founder Shares held by the independent director nominees were not subject to forfeiture in the event the underwriters’ over-allotment option was not exercised. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders do not purchase any Units in the Initial Public Offering). The underwriters partially exercised their over-allotment option on September 15, 2020 and 93,750 Founder Shares were forfeited by the Sponsor accordingly.

The Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until (i) with respect to 50% of the Founder Shares, the earlier to occur of: (A) 180 days after completion of our initial Business Combination; or (B) if the closing price of the common stock equals or exceeds $12.00 per share

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 5 — Related Party Transactions (cont.)

(as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing any time 90 days after completion of the initial Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, only if the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing any time 90 days after completion of the initial Business Combination. Any permitted transferees would be subject to the same restrictions (the “lock-up”) and other agreements of the Sponsor with respect to any Founder Shares. Notwithstanding the foregoing, if the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction after the initial Business Combination that results in all of the Public Stockholders having the right to exchange their Public Shares for cash, securities or other property, the Founder Shares will be released from the lock-up.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 9,666,667 Private Placement Warrants to the Sponsor, each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $14.5 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or their permitted transferees.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On July 20, 2020, the Sponsor agreed to loan the Company an aggregate of up to $350,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $264,000 under the Note and repaid this Note in full on September 15, 2020. As of December 31, 2020, there is an outstanding balance of $5,401 due to True Wind Capital LLC for certain reimbursable expenses and other expenses paid on the Company’s behalf.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 6 — Commitments and Contingencies

Forward Purchase Agreements

In connection with the consummation of the Initial Public Offering, the Company had entered into forward purchase agreements with certain institutional accredited investors (“Forward Purchasers”) that would have provided for the aggregate purchase of at least $100,000,000 of Class A common stock at $10.00 per share, in a private placement that would have closed concurrently with the closing of the Business Combination. The Forward Purchasers’ commitments under the forward purchase agreements were subject to certain conditions described in the prospectus for the Initial Public Offering. The obligations under the forward purchase agreements would not have depended on whether any shares of Class A common stock were redeemed by the Company’s Public Stockholders. The Forward Purchasers would not have received any Founder Shares or warrants as part of the forward purchase agreements. The forward purchase shares would have been identical to the shares of Class A common stock included in the Units being sold in the Initial Public Offering, except that the forward purchase shares would have been subject to certain transfer restrictions and have certain registration rights. On April 8, 2021, these forward purchase agreements were terminated.

Share Purchase Agreement

Concurrently with the termination of the forward purchase agreements, the Company along with certain shareholders of Cellebrite entered into a share purchase agreement with certain accredited institutional investors (“Share Purchasers”) on April 8, 2021 that will provide for an aggregate purchase price of $300 million or 30,000,000 ordinary shares at $10 per share of the post business combination entity.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares), as well as the Forward Purchasers and their permitted transferees, are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $12.0 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.35 per unit, or $21.0 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have an effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 7 — Derivative Warrant Liabilities

As of December 31, 2020, the Company has 20,000,000 and 9,666,667 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as set forth below, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 7 — Derivative Warrant Liabilities (cont.)

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.    Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the fair market value of the Shares of Class A common stock;

•        if, and only if, the closing price of the Shares of Class A common stock equals or exceeds $10.00 per public share (as adjusted) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•        if the Reference Value is less than $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like), then the Private Placement Warrants must also concurrently be called for redemption on the same terms (except as described herein with respect to a holders’ ability to cashless exercise its warrants) as the outstanding Public Warrants.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 8 — Stockholders’ Equity

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 60,000,000 shares of Class A common stock outstanding, including 52,675,478 shares of Class A common stock subject to possible redemption that were classified as temporary equity in the accompanying balance sheet.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. On July 24, 2020, the Company issued 15,093,750 shares of Class B common stock, including an aggregate of up to 1,968,750 shares of Class B common stock that were subject to forfeiture, to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Stockholders would collectively own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering (assuming the Initial Stockholders do not purchase any

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 8 — Stockholders’ Equity (cont.)

Units in the Initial Public Offering). The underwriters partially exercised their over-allotment option on September 15, 2020 and 93,750 Founder Shares were forfeited by the Sponsor accordingly. As of December 31, 2020, there were 15,000,000 shares of Class B common stock outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class B common stock will have the right to elect all of the Company’s directors prior to the consummation of the initial Business Combination. On any other matter submitted to a vote of the Company’s stockholders, holders of Class B common stock and holders of Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock (“equity-linked securities”) are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (including the forward purchase shares) excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination in consideration for such seller’s interest in the Business Combination target and any Private Placement Warrants issued upon the conversion of Working Capital Loans made to the Company.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.

Note 9 — Fair Value Measurements

The Company follows the guidance in FASB ASC Topic 820, “Fair Value Measurements”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets held in Trust Account:
Mutual funds	$600,053,904	$—	$—

Liabilities:
Derivative warrant liabilities – Public	$33,000,000	—	—
Derivative warrant liabilities – Private	$—	$—	$15,950,001

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement as of December 31, 2020.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 9 — Fair Value Measurements (cont.)

Level 1 instruments include investments in mutual funds invested in government securities and Public Warrants. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Public Offering were initially measured at fair value using a Monte Carlo simulation model and subsequently, are based on the listed market price of such warrants, a Level 1 measurement, as of December 31, 2020. The fair value of the Private Placement Warrants were estimated using Black-Scholes model For the period ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of $13.6 million presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in these valuations are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical and implied volatilities of select peer companies as well as its own that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs for the Company’s warrants at their measurement dates:

	As of September 15, 2020		As of December 31, 2020
	Public	Private	Private
Volatility	14% – 23%	14% – 23%	19%
Stock price	$9.63 – $9.86	$9.63 – $9.86	$10.54
Expected life of the options to convert	5.75	5.75	5.6
Risk-free rate	0.34%	0.34%	0.45%
Dividend yield	0.0%	0.0%	0.0%

The change in the fair value of the derivative warrant liabilities for the period from July 20, 2020 (inception) through December 31, 2020 is summarized as follows:

Derivative warrant liabilities at July 20, 2020 (inception)	$—
Issuance of Public and Private Warrants	35,303,330
Change in fair value of derivative warrant liabilities	13,646,660
Derivative warrant liabilities at December 31, 2020	$48,950,000

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 10 — Income Taxes

The income tax provision (benefit) consists of the following:

December 31, 2020
Current
Federal	$(7,666)
State	—
Deferred
Federal	(30,632)
State	—
Valuation allowance	38,298
Income tax provision	$—

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax assets:
Start-up/Organization costs	$30,632
Net operating loss carryforwards	7,666
Total deferred tax assets	38,298
Valuation allowance	(38,298)
Deferred tax asset, net of allowance	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from July 20, 2020 (date of inception) to December 31, 2020, the valuation allowance was approximately $39,000.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

December 31, 2020
Statutory Federal income tax rate	21.0%
Change in fair value of derivative warrant liabilities	(18.9)%
Financing costs	(1.9)
Change in Valuation Allowance	(0.2)%
Effective Tax Rate	0.0%

Note 11 — Subsequent Events

On April 8, 2021, the Company (“TWC”), Cellebrite DI Ltd., a company organized under the laws of the State of Israel (“Cellebrite”) and Cupcake Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Cellebrite (“Merger Sub”), entered into a Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”), providing for, among other things, and subject to the terms and conditions therein, a business combination between TWC and Cellebrite (the “Business Combination”) pursuant to which, among other things, Merger Sub will merge with and into TWC at the Effective Time (as defined in the Business Combination Agreement), with TWC continuing as the surviving entity and as a wholly owned subsidiary of Cellebrite.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 11 — Subsequent Events (cont.)

The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur in order to effect the Business Combination:

(i)     (a) immediately prior to the Effective Time, the outstanding preferred shares of Cellebrite will be converted into ordinary shares of Cellebrite (“Cellebrite Ordinary Shares” and each, a “Cellebrite Ordinary Share”), (b) immediately following such conversion, Cellebrite will effect a stock split (the “Stock Split”) pursuant to which each Cellebrite Ordinary Share will be converted into a number of Cellebrite Ordinary Shares equal to (A)(x) the equity value of Cellebrite (which will be based on an enterprise valuation of Cellebrite of $1,707,192,607 and certain adjustments thereto as set forth in the Business Combination Agreement), divided by (y) the number of Cellebrite Ordinary Shares (determined on a fully-diluted basis in the manner set forth in the Business Combination Agreement) issued and outstanding following such conversion of preferred shares of Cellebrite, divided by (B) $10.00 (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to shares of Class A common stock of TWC occurring prior to the Effective Time) (the “Reference Price”), in each case as calculated pursuant to terms and methodologies set forth in the Business Combination Agreement (the transactions described in the foregoing clauses (a) and (b), the “Capital Restructuring”), (c) immediately prior to the Effective Time, each share of Class B common stock of TWC will be automatically converted into one (1) share of Class A common stock of TWC (a “TWC Share” and the holders thereof, “TWC Stockholders”), and (d) immediately prior to the Effective Time, the Company shares and the Company public warrants comprising each issued and outstanding Company unit shall be automatically separated and the holder thereof shall be deemed to hold one (1) Company Share and 1/3 of one Company public warrant.

(ii)    at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), upon the terms and subject to the conditions thereof, and in accordance with the Delaware General Corporation Law, as amended or restated, Merger Sub will merge with and into the Company at the Effective Time (the “Merger”), the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger and as a wholly owned subsidiary of Cellebrite;

(iii)   at the Effective Time, as a result of the Merger, (a) each Company Share will be converted into the right to receive: (x) an amount of cash equal to the greater of $0 and the quotient of (A)(x) $120,000,000 minus (y) the amount of Company Stockholder redemptions, divided by (B) the number of Company Shares outstanding as of immediately prior to the Effective Time but after the conversion described in sub-clause(i)(c) above (other than any treasury shares of the Company) (the “Per Share Cash Consideration”) and (y) a number of Cellebrite Ordinary Shares equal to the quotient of (A)(x) the Reference Price minus the (y) Per Share Cash Consideration, divided by the (B) Reference Price (the “Per Share Equity Consideration” and together with the Per Share Cash Consideration, the “Merger Consideration”), (b) each warrant of the Company will be converted into a warrant of Cellebrite (“Cellebrite Warrants” and each, a “Cellebrite Warrant”), exercisable for the amount of Merger Consideration that the holder thereof would have received if such warrant had been exercisable and exercised immediately prior to the Business Combination and (c) each option and restricted stock unit of Cellebrite will remain outstanding, subject to adjusted terms to reflect the effect of the Stock Split on Cellebrite Ordinary Shares; and

(iv)   following the Business Combination, holders of Cellebrite Ordinary Shares and vested restricted share units, in each case as of immediately prior to the Effective Time, will be eligible to receive additional Cellebrite Ordinary Shares post-Closing upon the achievement of certain trading price targets, or upon a Change of Control (as defined in the Business Combination Agreement) of Cellebrite, before the five (5) year anniversary of the Closing Date.

TWC TECH HOLDINGS II CORP.
Notes to Financial Statements (As Restated)

Note 11 — Subsequent Events (cont.)

On the date of Closing and prior to the conversion of preferred shares of Cellebrite described above, an initial dividend of $21,300,000 will be paid to the holders of Cellebrite Ordinary Shares and holders of vested restricted stock units of Cellebrite. An additional dividend of $78,700,000 (or such lesser amount as approved by the Israeli district court) would also be payable at such time to the holders of Cellebrite Ordinary Shares and holders of vested restricted stock units if such additional dividend is approved by the Israeli district court.

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) obtaining required approvals of the Business Combination and related matters by the respective stockholders of the Company and Cellebrite, (ii) the effectiveness of the registration statement on Form F-4 filed by Cellebrite in connection with the Business Combination, (iii) receipt of approval for the listing on Nasdaq of Cellebrite Ordinary Shares and Cellebrite Warrants to be issued in connection with the Business Combination, (iv) that Cellebrite has at least $2,000,001 of net tangible assets upon the Closing (after giving effect to any Company Stockholder redemptions), (v) that the Company has at least $5,000,001 of net tangible assets (after giving effect to any Company Stockholder redemptions), (vi) the completion of the Capital Restructuring, (vii) the absence of a continuing Company Material Adverse Effect (as defined in the Business Combination Agreement), (viii) either (a) the issuance of a Transaction Tax Ruling (as defined in the Business Combination Agreement) reasonably satisfactory to the Company or, at Cellebrite’s sole and absolute discretion, the written undertaking of Cellebrite to indemnify Company Stockholders and holders of Company warrants from certain Israeli taxes incurred by such parties, (ix) the amount of cash and cash equivalents in the Company’s trust account (after giving effect to redemptions of Company Shares and payment of Company expenses), together with the aggregate amount actually received from the PIPE Investors (as defined below) pursuant to the PIPE Investment (as defined below), any backstop financing received by the Company prior to the Effective Time, and the amount of cash and cash equivalents held by the Company without restriction outside of its trust account and interest earned on cash held inside of its trust account (less indebtedness or other accrued payment obligations not constituting Company expenses), equaling at least $300,000,000, (x) the accuracy of the each party’s representations and warranties, except generally as would not have a Company Material Adverse Effect or SPAC Material Adverse Effect (as applicable, and in each case as defined in the Business Combination Agreement) and in the case of certain fundamental representations, in all material respects, (xi) compliance with pre-closing covenants in all material respects, (xii) the absence of any legal restraints or injunctions enjoining or prohibiting the consummation of the Business Combination and (xiii) the receipt, expiration or termination of applicable government approvals and antitrust waiting periods.

For additional information see the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2021 including the announcement, full Business Combination Agreement and other related agreements.

Management has evaluated subsequent events to determine if events or transactions occurring through May __, 2021, the date the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

TWC TECH HOLDINGS II CORP.
CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Current assets:
Cash	$865,728	$1,483,697
Prepaid expenses	370,246	347,532
Total current assets	1,235,974	1,831,229
Investments held in Trust Account	600,131,947	600,053,904
Total Assets	$601,367,921	$601,885,133

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$46,157	$324
Accrued expenses	2,070,000	84,214
Due to related party	27,874	5,401
Franchise tax payable	45,130	90,411
Total current liabilities	2,189,161	180,350
Deferred underwriting commissions	21,000,000	21,000,000
Derivative warrant liabilities	52,809,530	48,950,000
Total liabilities	75,998,691	70,130,350

Commitments and Contingencies

Class A common stock; 52,036,922 and 52,675,478 shares subject to possible redemption at $10.00 per share at June 30, 2021 and December 31, 2020, respectively	520,369,220	526,754,780

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 7,963,078 and 7,324,522 shares issued and outstanding (excluding 52,036,922 and 52,675,478 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	796	732
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 15,000,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	1,500	1,500
Additional paid-in capital	26,573,303	20,173,593
Accumulated deficit	(21,575,589)	(15,175,822)
Total stockholders’ equity	5,000,010	5,000,003
Total Liabilities and Stockholders’ Equity	$601,367,921	$601,885,133

The accompanying notes are an integral part of these unaudited condensed financial statements.

TWC TECH HOLDINGS II CORP.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
General and administrative expenses	$1,334,669	$2,519,249
Franchise tax	49,863	99,031
Loss from operations	(1,384,532)	(2,618,280)
Other income (expenses):
Change in fair value of derivative warrant liabilities	(21,466,200)	(3,859,530)
Net gain from investments held in Trust Account	47,574	78,043
Net loss	$(22,803,158)	$(6,399,767)

Basic and diluted weighted average shares outstanding of Class A common stock	60,000,000	60,000,000
Basic and diluted net income per share, Class A common stock	$—	$—
Basic and diluted weighted average shares outstanding of Class B common stock	15,000,000	15,000,000
Basic and diluted net loss per share, Class B common stock	$(1.52)	$(0.43)

The accompanying notes are an integral part of these unaudited condensed financial statements.

TWC TECH HOLDINGS II CORP.
UNAUDITED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Common Stock				Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	7,324,522	$732	15,000,000	$1,500	$20,173,593	$(15,175,822)	$5,000,003
Change in value of Class A common stock subject to possible redemption	(1,640,339)	(164)	—	—	(16,403,226)	—	(16,403,390)
Net income	—	—	—	—	—	16,403,391	16,403,391
Balance – March 31, 2021	5,684,183	568	15,000,000	1,500	3,770,367	1,227,569	5,000,004
Reduction of offering costs	—	—	—	—	14,214	—	14,214
Change in value of Class A common stock subject to possible redemption	2,278,895	228	—	—	22,788,722	—	22,788,950
Net loss	—	—	—	—	—	(22,803,158)	(22,803,158)
Balance – June 30, 2021	7,963,078	$796	15,000,000	$1,500	$26,573,303	$(21,575,589)	$5,000,010

The accompanying notes are an integral part of these unaudited condensed financial statements.

TWC TECH HOLDINGS II CORP.
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

Cash Flows from Operating Activities:
Net loss	$(6,399,767)
Adjustments to reconcile net loss to net cash used in operating activities:
Net gain from investments held in Trust Account	(78,043)
Change in fair value of derivative warrant liabilities	3,859,530
Changes in operating assets and liabilities:
Prepaid expenses	(22,714)
Accounts payable	45,833
Accrued expenses	2,000,000
Due to related party	22,473
Franchise tax payable	(45,281)
Net cash used in operating activities	(617,969)

Net decrease in cash	(617,969)

Cash – beginning of the period	1,483,697
Cash – end of the period	$865,728

Supplemental disclosure of noncash financing activities:
Change in value of Class A common stock subject to possible redemption	$(6,385,560)
Reduction of offering costs	$14,214

The accompanying notes are an integral part of these unaudited condensed financial statements.

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation

TWC Tech Holdings II Corp. (the “Company”) is a blank check company incorporated in Delaware on July 20, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity for the period from July 20, 2020 (inception) through June 30, 2021 relates to the Company’s formation and Initial Public Offering as defined below described below, and the search for a target for its initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering and placed in Trust Account (as defined below) and will be subject to non-cash fluctuations in its statement of operations due to changes in the fair value of its derivative warrant liabilities.

On April 8, 2021, the Company entered into a Business Combination Agreement (as defined below), as discussed below.

The Company’s sponsor is TWC Tech Holdings II, LLC (the “Sponsor”), a Delaware limited liability company and an affiliate of certain officers and directors of the Company. The registration statement for the Company’s initial public offering (the “Initial Public Offering”) was declared effective on September 10, 2020. On September 15, 2020, the Company consummated its Initial Public Offering of 60,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), which included 7,500,000 Units issued pursuant to the partial exercise by the underwriters of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $600.0 million, and incurring offering costs of approximately $33.6 million, inclusive of $21.0 million in deferred underwriting commissions (Notes 4 and 5).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 9,666,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) to the Sponsor, each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $14.5 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $600.0 million of the net proceeds of the sale of the Units in the Initial Public Offering and the sale of Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with American Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company for amounts withdrawn to fund the Company’s working capital requirements, subject to an annual limit of $500,000, and/or to pay taxes, the funds held in the Trust Account will not be released until the earliest of: (1) the completion of the initial Business Combination; (2) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) (i) to modify the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with an initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete its initial Business Combination within the completion window or (ii) with respect to any other material provisions relating to the rights of holders of the Class A common stock prior to the initial Business Combination or pre-initial Business Combination business activity; and (3) the redemption of all of the Public Shares if the Company is unable to complete its initial Business Combination within the completion window, subject to applicable law.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders (the “Public Stockholders”) of the Company’s Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination in connection with a stockholder meeting called to approve the Business Combination. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions that the Company will pay to the underwriters (as discussed in Note 5). These Public Shares were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with the Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules, and each Public Stockholder may elect to redeem their Public Shares, irrespective of whether they vote for or against the proposed transaction. However, the Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. When the Company seeks stockholder approval in connection with the Business Combination, the Initial Stockholders (as defined below) have agreed to vote their Founder Shares (as defined below) and any Public Shares purchased during or after the Initial Public Offering in favor of the Business Combination. In addition, the Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of the Business Combination.

The Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and any other holders of the Founder Shares immediately prior to the Initial Public Offering (the “Initial Stockholders”), as well as the Company’s officers and directors, have agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or September 15, 2022, (or 27 months from the closing of the Initial Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Initial Public Offering, or December 15, 2022) (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest (net of amounts withdrawn to fund our working capital requirements, subject to an annual limit of $500,000, and/or to pay for the Company’s taxes and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption,

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Business Combination

On April 8, 2021, the Company, Cellebrite DI Ltd., a company organized under the laws of the State of Israel (“Cellebrite”) and Cupcake Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Cellebrite (“Merger Sub”), entered into a Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”), providing for, among other things, and subject to the terms and conditions therein, a Business Combination between the Company and Cellebrite (pursuant to which, among other things, Merger Sub will merge with and into the Company at the Effective Time (as defined in the Business Combination Agreement), with the Company continuing as the surviving entity and as a wholly owned subsidiary of Cellebrite.

The Business Combination Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following transactions will occur in order to effect the Business Combination:

(i)     (a) immediately prior to the Effective Time, the outstanding preferred shares of Cellebrite will be converted into ordinary shares of Cellebrite (“Cellebrite Ordinary Shares” and each, a “Cellebrite Ordinary Share”), (b) immediately following such conversion, Cellebrite will effect a stock split (the “Stock Split”) pursuant to which each Cellebrite Ordinary Share will be converted into a number of Cellebrite Ordinary Shares equal to (A)(x) the equity value of Cellebrite (which will be based on an enterprise valuation of Cellebrite of $1,707,192,607 and certain adjustments thereto as set forth in the Business Combination Agreement), divided by (y) the number of Cellebrite Ordinary Shares (determined on a fully-diluted basis in the manner set forth in the Business Combination Agreement) issued and outstanding following such conversion of preferred shares of Cellebrite, divided by (B) $10.00 (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to shares of Class A common stock of

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

the Company occurring prior to the Effective Time) (the “Reference Price”), in each case as calculated pursuant to terms and methodologies set forth in the Business Combination Agreement (the transactions described in the foregoing clauses (a) and (b), the “Capital Restructuring”), (c) immediately prior to the Effective Time, each share of Class B common stock of the Company will be automatically converted into one (1) share of Class A common stock of the Company (a “Company Share”), and (d) immediately prior to the Effective Time, the Company Shares and the Company Public Warrants (as defined below) comprising each issued and outstanding Company unit shall be automatically separated and the holder thereof shall be deemed to hold one (1) Company Share and 1/3 of one Company Public Warrant;

(ii)    at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), upon the terms and subject to the conditions thereof, and in accordance with the Delaware General Corporation Law, as amended or restated, Merger Sub will merge with and into the Company at the Effective Time (the “Merger”), the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation in the Merger and as a wholly owned subsidiary of Cellebrite;

(iii)   at the Effective Time, as a result of the Merger, (a) each Company Share will be converted into the right to receive: (x) an amount of cash equal to the greater of $0 and the quotient of (A)(x) $120,000,000 minus (y) the amount of Company Stockholder redemptions, divided by (B) the number of Company Shares outstanding as of immediately prior to the Effective Time but after the conversion described in sub-clause(i) (c) above (other than any treasury shares of the Company) (the “Per Share Cash Consideration”) and (y) a number of Cellebrite Ordinary Shares equal to the quotient of (A)(x) the Reference Price minus the (y) Per Share Cash Consideration, divided by the (B) Reference Price (the “Per Share Equity Consideration” and together with the Per Share Cash Consideration, the “Merger Consideration”), (b) each warrant of the Company will be converted into a warrant of Cellebrite (“Cellebrite Warrants” and each, a “Cellebrite Warrant”), exercisable for the amount of Merger Consideration that the holder thereof would have received if such warrant had been exercisable and exercised immediately prior to the Business Combination and (c) each option and restricted stock unit of Cellebrite will remain outstanding, subject to adjusted terms to reflect the effect of the Stock Split on Cellebrite Ordinary Shares; and

(iv)    following the Business Combination, holders of Cellebrite Ordinary Shares and vested restricted share units, in each case as of immediately prior to the Effective Time, will be eligible to receive additional Cellebrite Ordinary Shares post-Closing upon the achievement of certain trading price targets, or upon a Change of Control (as defined in the Business Combination Agreement) of Cellebrite, before the five (5) year anniversary of the Closing Date.

On the date of Closing and prior to the conversion of preferred shares of Cellebrite described above, an initial dividend of $21,300,000 will be declared by Cellebrite’s board of directors and paid to the holders of Cellebrite Ordinary Shares and holders of vested restricted stock units of Cellebrite. An additional dividend of $78,700,000 (which was approved by the Israeli district court on May 23, 2021) will also be payable at such time to the holders of Cellebrite Ordinary Shares and holders of vested restricted stock units.

The Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) obtaining required approvals of the Business Combination and related matters by the respective stockholders of the Company and Cellebrite, (ii) the effectiveness of the registration statement on Form F-4 filed by Cellebrite in connection with the Business Combination, (iii) receipt of approval for the listing on Nasdaq of Cellebrite Ordinary Shares and Cellebrite Warrants to be issued in connection with the Business Combination, (iv) that Cellebrite has at least $2,000,001 of net tangible assets upon the Closing (after giving effect to any Company Stockholder redemptions), (v) that the Company has at least $5,000,001 of net tangible assets (after giving effect to any Company Stockholder redemptions), (vi) the completion of the Capital Restructuring, (vii) the absence of a continuing Company Material Adverse Effect (as defined in the Business Combination Agreement), (viii) either (a) the issuance of a Transaction Tax Ruling (as defined in the Business Combination Agreement) reasonably satisfactory to the Company or, at Cellebrite’s sole and absolute discretion, the written undertaking of Cellebrite to indemnify Company Stockholders and holders of Company warrants from certain Israeli taxes incurred by such parties, (ix) the amount of cash and cash equivalents in the Company’s Trust Account (after giving effect to redemptions of Company Shares and payment of

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

Company expenses), together with the aggregate amount actually received from the PIPE investor pursuant to the PIPE investment, any backstop financing received by the Company prior to the Effective Time, and the amount of cash and cash equivalents held by the Company without restriction outside of its Trust Account and interest earned on cash held inside of its Trust Account (less indebtedness or other accrued payment obligations not constituting Company expenses), equaling at least $300,000,000, (x) the accuracy of the each party’s representations and warranties, except generally as would not have a Company Material Adverse Effect or SPAC Material Adverse Effect (as applicable, and in each case as defined in the Business Combination Agreement) and in the case of certain fundamental representations, in all material respects, (xi) compliance with pre-closing covenants in all material respects, (xii) the absence of any legal restraints or injunctions enjoining or prohibiting the consummation of the Business Combination and (xiii) the receipt, expiration or termination of applicable government approvals and antitrust waiting periods.

For additional information see the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2021 including the announcement, full Business Combination Agreement and other related agreements.

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future period.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K/A filed by the Company with the SEC on May 7, 2021.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity and Capital Resources

As of June 30, 2021, the Company had approximately $866,000 in its operating bank account and working capital deficit of approximately $953,000.

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization, Business Operations and Basis of Presentation (cont.)

The Company’s liquidity needs to date have been satisfied through a contribution of $25,000 from Sponsor to cover for certain expenses in exchange for the issuance of the Founder Shares, the loan of approximately $264,000 from the Sponsor pursuant to a Note (defined below, see Note 4), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note (as defined in Note 4) as of September 15, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (defined below, see Note 4). As of June 30, 2021 and December 31, 2020, there were no amounts outstanding under the Working Capital Loans.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and, accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2021, there were no cash equivalents held outside the Trust Account.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000, and any investments held in Trust Account. As of June 30, 2021, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of June 30, 2021 and December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, due to related party, and franchise tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that invest in U.S. government securities, or a combination thereof. The fair value for trading securities is determined using quoted market prices in active markets.

The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model and subsequently have been measured based on the listed market price of such warrants. The fair value of the Private Placement Warrants has been estimated using Black-Scholes option pricing model.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating expenses in the unaudited condensed statement of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. Management evaluates all of its financial instruments, including issued stock purchase warrants, to determine

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Offering costs attributable to the issuance of the derivative warrant liabilities are recognized in the statement of operations as incurred.

The Public Warrants and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period until they are exercised. The initial fair value of the Public Warrants issued in connection with the Initial Public Offering were estimated using a Monte Carlo model in a risk-neutral framework. The fair value of the Public Warrants as of June 30, 2021 is based on observable listed prices for such warrants. The fair value of the Private Placement Warrants as of June 30, 2021 is determined using Black-Scholes option pricing model. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable shares of Class A common stock (including shares of Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. Shares of Class A common stock of the Company feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2021 and December 31, 2020, 52,036,922 and 52,675,478 shares of Class A common stock subject to possible redemption were presented as temporary equity, respectively, outside of the stockholders’ equity section of the Company’s unaudited condensed balance sheet.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of June 30, 2021 and December 31, 2020, the Company had a deferred tax asset of approximately $533,000, and $38,000, respectively, each of which had a full valuation allowance recorded against them.

The Company complies with the accounting and reporting requirements of FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company does not currently have taxable income but will generate taxable income in the future primarily consisting of interest income earned on the Trust Account. The Company’s general and administrative costs are generally considered start-up costs and are not currently deductible. During the three and six months ended June 30, 2021, the Company did not incur income tax expense.

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

There were no unrecognized tax benefits as of June 30, 2021. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income (Loss) Per Share of Common Stock

The Company’s condensed statements of operations include a presentation of net income (loss) per share for Class A common stock subject to possible redemption in a manner similar to the two-class method of net income (loss) per common stock. Net income (loss) per common stock, basic and diluted, for Class A common stock is calculated by dividing the interest income earned on the Trust Account, less interest available to be withdrawn for the payment of taxes, by the weighted average number of Class A common stock outstanding for the periods. Net income (loss) per common stock, basic and diluted, for Class B common stock is calculated by dividing the net income (loss), adjusted for income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the periods. Class B common stock include the Founder Shares as these common stocks do not have any redemption features and do not participate in the income earned on the Trust Account.

The calculation of diluted net income (loss) per common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, (ii) exercise of over-allotment and (iii) Private Placement since the exercise price of the warrants is in excess of the average common stock price for the period and therefore the inclusion of such warrants would be anti-dilutive.

The following table reflects the calculation of basic and diluted net income (loss) per share of common stock:

	For the three months ended June 30, 2021	For the six months ended June 30, 2021
Class A common stock
Numerator: Income allocable to Class A common stock
Income from investments held in Trust Account	$47,574	$78,043
Less: Company’s portion available to be withdrawn to pay taxes	(47,574)	(78,043)
Net income attributable	$—	$—
Denominator: Weighted average Class A common stock
Basic and diluted weighted average shares outstanding, Class A common stock	60,000,000	60,000,000
Basic and diluted net income per share, Class A common stock	$0.00	$0.00

Class B common stock
Numerator: Net income (loss) minus net income allocable to Class A common stock
Net income (loss)	$(22,803,158)	$(6,399,767)
Net income allocable to Class A common stock	—	—
Net income (loss) attributable	$(22,803,158)	$(6,399,767)
Denominator: Weighted average Class B common stock
Basic and diluted weighted average shares outstanding, Class B common stock	15,000,000	15,000,000
Basic and diluted net loss per share, Class B common stock	$(1.52)	$(0.43)

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company early adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Initial Public Offering

On September 15, 2020, the Company consummated its Initial Public Offering of 60,000,000 Units, which included 7,500,000 Units issued pursuant to the partial exercise by the underwriters of their over-allotment option, at $10.00 per Unit, generating gross proceeds of $600.0 million, and incurring offering costs of approximately $33.6 million, inclusive of $21.0 million in deferred underwriting commissions.

Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions

Founder Shares

On July 20, 2020, the Sponsor subscribed to purchase 15,093,750 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares”), for an aggregate price of $25,000, and subsequently paid for the subscription on July 24, 2020. The Sponsor agreed to forfeit up to 1,968,750 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. Subsequently, the Sponsor transferred 25,000 Founder Shares to each of the four independent director nominees, at the original per share purchase price. The aggregate 100,000 Founder Shares held by the independent director nominees were not subject to forfeiture in the event the underwriters’ over-allotment option was not exercised. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders do not purchase any Units in the Initial Public Offering). The underwriters partially exercised their over-allotment option on September 15, 2020 and 93,750 Founder Shares were forfeited by the Sponsor accordingly.

The Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until (i) with respect to 50% of the Founder Shares, the earlier to occur of: (A) 180 days after completion of our initial Business Combination; or (B) if the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing any time 90 days after completion of the initial Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, only if the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing any time 90 days after completion of the initial Business Combination. Any permitted transferees would be subject to the same restrictions (the “lock-up”) and other agreements of the Sponsor with respect to any Founder Shares. Notwithstanding the foregoing, if the Company

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 4 — Related Party Transactions (cont.)

completes a liquidation, merger, stock exchange, reorganization or other similar transaction after the initial Business Combination that results in all of the Public Stockholders having the right to exchange their Public Shares for cash, securities or other property, the Founder Shares will be released from the lock-up.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 9,666,667 Private Placement Warrants to the Sponsor, each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $14.5 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or their permitted transferees.

The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On July 20, 2020, the Sponsor agreed to loan the Company an aggregate of up to $350,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $264,000 under the Note and repaid this Note in full on September 15, 2020.

As of June 30, 2021 and December 31, 2020, there is an outstanding balance of $27,874 and $5,401 due to True Wind Capital LLC, respectively, for certain reimbursable expenses and other expenses paid on the Company’s behalf.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Note 5 — Commitments and Contingencies

Forward Purchase Agreements

In connection with the consummation of the Initial Public Offering, the Company had entered into forward purchase agreements with certain institutional accredited investors (“Forward Purchasers”) that would have provided for the aggregate purchase of at least $100,000,000 of Class A common stock at $10.00 per share, in a private placement that would have closed concurrently with the closing of the Business Combination. The Forward Purchasers’ commitments under the forward purchase agreements were subject to certain conditions described in the prospectus

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 5 — Commitments and Contingencies (cont.)

for the Initial Public Offering. The obligations under the forward purchase agreements would not have depended on whether any shares of Class A common stock were redeemed by the Company’s Public Stockholders. The Forward Purchasers would not have received any Founder Shares or warrants as part of the forward purchase agreements. The forward purchase shares would have been identical to the shares of Class A common stock included in the Units being sold in the Initial Public Offering, except that the forward purchase shares would have been subject to certain transfer restrictions and have certain registration rights. On April 8, 2021, these forward purchase agreements were terminated.

Share Purchase Agreement

Concurrently with the termination of the forward purchase agreements, the Company along with certain shareholders of Cellebrite entered into a share purchase agreement with certain accredited institutional investors on April 8, 2021 that will provide for an aggregate purchase price of $300 million or 30,000,000 ordinary shares at $10 per share of the post Business Combination entity.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares), as well as the Forward Purchasers and their permitted transferees, are entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $12.0 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.35 per unit, or $21.0 million in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have an effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6 — Derivative Warrant Liabilities

As of June 30, 2021 and December 31, 2020, the Company had 20,000,000 Public Warrants and 9,666,667 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 6 — Derivative Warrant Liabilities (cont.)

statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as set forth below, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 7 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 7 — Stockholders’ Equity (cont.)

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 60,000,000 shares of Class A common stock outstanding, including 52,036,922 shares and 52,675,478 shares of Class A common stock subject to possible redemption that were classified as temporary equity in the accompanying unaudited condensed balance sheet, respectively.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 15,000,000 shares of Class B common stock outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class B common stock will have the right to elect all of the Company’s directors prior to the consummation of the initial Business Combination. On any other matter submitted to a vote of the Company’s stockholders, holders of Class B common stock and holders of Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.

The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock (“equity-linked securities”) are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (including the forward purchase shares) excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination in consideration for such seller’s interest in the Business Combination target and any Private Placement Warrants issued upon the conversion of Working Capital Loans made to the Company.

Note 8 — Fair Value Measurements

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

June 30, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets held in Trust Account:
Mutual funds	$600,131,947	$—	$—
Liabilities:
Derivative warrant liabilities – Public	$34,700,000	$—	$—
Derivative warrant liabilities – Private	$—	$—	$18,109,530

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements (cont.)

December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets held in Trust Account:
Mutual funds	$600,053,904	$—	$—
Liabilities:
Derivative warrant liabilities – Public	$33,000,000	$—	$—
Derivative warrant liabilities – Private	$—	$—	$15,950,000

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers between levels in the three and six months ended June 30, 2021.

Level 1 instruments include investments in mutual funds invested in U.S. government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants issued in connection with the Initial Public Offering were initially measured at fair value using a Monte Carlo simulation model and for periods subsequent to the detachment of the Public Warrants from the Units, the fair value of the Public Warrants is based on the listed market price of such warrants, a Level 1 measurement, as of June 30, 2021. The fair value of the Private Placement Warrants was estimated using Black-Scholes option pricing model. For the three and six months ended June 30, 2021, the Company recognized a loss to the statement of operations resulting from an increase in the fair value of liabilities of approximately $21.5 million and $3.9 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed statements of operations.

The estimated fair value of the Private Placement Warrants, and the Public Warrants, prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in these valuations are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical and implied volatilities of select peer companies as well as its own that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs utilized to measure the fair value of the Private Placement Warrants at the measurement dates:

	As of December 31, 2020	As of March 31, 2021	As of June 30, 2021
Volatility	19%	16%	25%
Stock price	$10.54	$9.82	$9.93
Expected life of the options to convert	5.6	5.48	5.25
Risk-free rate	0.45%	1.03%	0.91%
Dividend yield	0.0%	0.0%	0.0%

TWC TECH HOLDINGS II CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 8 — Fair Value Measurements (cont.)

The change in the fair value of the derivative warrant liabilities for the Private Placement Warrants for the period from January 1, 2021 through June 30, 2021 is summarized as follows:

Derivative warrant liabilities at January 1, 2021	$15,950,000
Change in fair value of derivative warrant liabilities	(5,606,670)
Derivative warrant liabilities at March 31, 2021	10,343,330
Change in fair value of derivative warrant liabilities	7,766,200
Derivative warrant liabilities at June 30, 2021	$18,109,530

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers.

Under the Israeli Companies Law, 5759-1999 (the “Companies Law”), a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders. We also do not exculpate our directors in advance from liability for damages caused to the company as a result of a breach of duty of care in connection with a transaction in which a controlling shareholder or any office holder has a personal interest.

Under the Companies Law, the Israeli Securities Law, 5728-1968 (the “Securities Law”) and the Israeli Economic Competition Law, 5748-1988 (the “Economic Competition Law”), a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•        a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•        reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

•        a monetary liability imposed on the office holder in favor of all the injured parties by the breach in an Administrative Proceeding (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

•        expenses expended by the office holder with respect to an Administrative Proceeding under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees;

•        reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, or (ii) in connection with criminal indictment of which the office holder was acquitted, or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent;

•        expenses incurred by an office holder in connection with a proceeding conducted with respect to the office holder under the Economic Competition Law, including reasonable attorneys’ fees and other litigation expenses; and

•        any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

An “Administrative Proceeding” is defined as a proceeding pursuant to chapters H3 (Monetary Sanction by the Israel Securities Authority), H4 (Administrative Enforcement Proceedings of the Administrative Enforcement Committee) or I1 (Arrangement to Conditionally Prevent Proceedings or Suspend Proceedings) of the Securities Law.

Under the Companies Law, the Securities Law and the Economic Competition Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

•        a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company’s best interests;

•        a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•        a monetary liability imposed on the office holder in favor of a third party;

•        a monetary liability imposed on the office holder in favor of an injured party in certain Administrative Proceedings under the Securities Law, including reasonable attorneys’ fees and other litigation expenses;

•        expenses incurred by an office holder in connection with an Administrative Proceeding, including reasonable attorneys’ fees and other litigation expenses; and

•        monetary liability imposed on the office holder in proceedings under or in connection with the Economic Competition Law, including reasonable attorneys’ fees and other litigation expenses.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

•        a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•        a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•        an act or omission committed with intent to derive illegal personal benefit; or

•        a fine, monetary sanction, or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

Our articles of association permit us to insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this prospectus, no claims for directors’ and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our office holders, including our directors, in which indemnification is sought.

We have entered into agreements with each of our current office holders undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including, with respect to liabilities resulting from the business combination, to the extent that these liabilities are not covered by insurance. This indemnification is limited as follows: the maximum aggregate amount of indemnification that may be paid by the Company to all office holders entitled to indemnification, whether in advance or after the event, with respect to all indemnification undertakings by the Company to officer holders (including indemnification undertakings to office holders of companies held by the Company), if and to the extent that it grants them, based on the grounds specified above, shall not exceed the Maximum Indemnification Amount (defined below).

The term “Maximum Indemnification Amount” shall mean the greater of (i) 25% of the Company’s shareholders’ equity, based on the Company’s most recently published consolidated financial statements at the time any indemnification payment is made, (ii) 10 % of our total market cap calculated based on the average closing price our ordinary shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment, (iii) $250 million and (iv) for an offering of securities to the public, including by a shareholder in a secondary offering, in which case the maximum indemnification amount is limited to the gross proceeds raised by us and/or any selling shareholder in such public offering. Such indemnification amounts are in addition to any insurance amounts. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable. The Amended Articles, to be effective upon the closing of the Merger include provisions under which officers are or may be insured, exempted or indemnified against liability, which they may incur in their capacities as such, to the maximum extent permitted by law.

Item 7.  Recent Sales of Unregistered Securities.

Since June 30, 2018 we have made sales of the following unregistered securities:

•        In August 30, 2021, some Cellebrite shareholders sold an aggregate of 30,000,000 shares of Ordinary Cellebrite Shares, NIS 0.00001 par value per share, at a purchase price of $10 per share, for an aggregate purchase price of approximately $300 million, such number of shares and per share price retroactively adjusted to reflect the stock split.

•        Since June 30, 2018, we have issued options to purchase 30,710,794 shares and 5,400,884 Restricted Shares Units. All of these options and RSUs have been issued to employees, consultants, executive officers and a director of the Company under Rule 701, Section 4(a)(2) or Regulation S of the Securities Act.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 8.  Exhibits and Financial Statements.

(a)    Exhibits

Exhibit Number	Description
2.1†

Business Combination Agreement and Plan of Merger, dated as of April 8, 2021, by and among Cellebrite DI Ltd., Cupcake Merger Sub Inc. and TWC Tech Holdings II LLC, incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

3.1

Amended Articles of Association of Cellebrite DI Ltd., incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.5

Specimen Ordinary Share Certificate of Cellebrite DI Ltd., incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.6

Specimen Warrant Certificate of Cellebrite DI Ltd., incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.7

Assignment, Assumption and Amendment Agreement, dated September 30, 2021, by and among Cellebrite DI Ltd., TWC and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.8

Registration Rights Agreement, dated September 10, 2020, by and among TWC Tech Holdings II Corp. and certain security holders, incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.9

Letter Agreement, dated September 10, 2020, by and among TWC Tech Holdings II Corp, its officers, its directors and TWC Tech Holdings II, LLC, incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

4.10

Investor Rights Agreement, dated August 30, 2021, by and among, Cellebrite DI Ltd., SUNCORPORATION, IGP SaferWorld Limited Partnership and the other equity holders of TWC Tech Holdings II Corp. and of Cellebrite DI Ltd. party thereto, incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

5.1*	Opinion of Meitar | Law Offices as to the validity of the Cellebrite DI Ltd. ordinary shares and the Cellebrite DI Ltd. warrants
5.2*	Opinion of White & Case LLP as to the validity of the Cellebrite DI Ltd. warrants.
10.2

Shareholder Support Agreement, dated as of April 8, 2021, by and among Cellebrite DI Ltd., certain shareholders of Cellebrite DI Ltd. and TWC Tech Holdings II Corp., incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.3

Sponsor Support Agreement, dated as of April 8, 2021, by and among TWC Tech Holdings II, LLC, TWC Tech Holdings II Corp.,Cellebrite DI Ltd. and the other parties thereto, incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.4

Form of Share Purchase Agreement, by and between certain shareholders of Cellebrite DI Ltd., certain investors, TWC Tech Holdings II Corp and Cellebrite DI Ltd., incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.5

Form of Redemption and Voting Agreement by and between TWC Tech Holdings II Corp and the security holders party thereto, incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.6

Office Lease Agreement, dated as of January 12, 2015, by and between the Azorei Malal Industries Ltd. and Cellebrite DI Ltd., and amendments thereto, incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

Exhibit Number	Description
10.7

Office Lease Agreement, dated as of June 7, 2018 by and between Mivnei Nadlan (C.D.) Company Ltd. (f/k/a/ Mivnei Ta’asia Company Ltd.) and Cellebrite DI Ltd., and amendments thereto, incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.8††

Cellebrite DI Ltd. 2008 Share Option Plan., incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.9††

Cellebrite DI Ltd. 2019 Share Option Plan, incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.10††

Cellebrite DI Ltd. 2019 Restricted Share and Restricted Share Units Plan, incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.11††

Form of Cellebrite DI Ltd. 2021 Share Incentive Plan, incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.12††

Form of Cellebrite DI Ltd. 2021 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.13

Form of Director and Officer Indemnification Agreement, incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.

10.14††

Compensation Policy for Directors and Officers, incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021

21.1*	List of subsidiaries of Cellebrite DI Ltd.
23.1*	Consent of KPMG Somekh Chaikin.
23.2*	Consent of WithumSmith+Brown, PC.
23.3*	Consent of Meitar | Law Offices (included in Exhibit 5.1).
23.3*	Consent of White & Case LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (included on signature page to the Registration Statement).

____________

*        Filed herewith.

†        Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††      Indicates a management contract or compensatory plan.

Item 9.  Undertakings.

The undersigned registrant, hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in in Petah Tikva, Israel on this 27 day of September, 2021.

CELLEBRITE DI LTD.
By:	/s/ Yossi Carmil
Name:	Yossi Carmil
Title:	Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Yossi Carmil and Dana Gerner, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1, or other appropriate form, and all amendments thereto, including post-effective amendments, of Cellebrite DI Ltd., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Yossi Carmil	Co-Founder, Chief Executive Officer and Director	September 27, 2021
Yossi Carmil	(Principal Executive Officer)
/s/ Dana Gerner	Chief Financial Officer	September 27, 2021
Dana Gerner	(Principal Financial Officer)
/s/ Haim Shani	Chairman	September 27, 2021
Haim Shani
/s/ Ryusuke Utsumi	Director	September 27, 2021
Ryusuke Utsumi
/s/ Yonatan Domnitz	Director	September 27, 2021
Yonatan Domnitz
/s/ Elly Keinan	Director	September 27, 2021
Elly Keinan
/s/ Adam Clammer	Director	September 27, 2021
Adam Clammer
/s/ William Heldfond	Director	September 27, 2021
William Heldfond
/s/ Nadine Baudot-Trajtenberg	Director	September 27, 2021
Nadine Baudot-Trajtenberg
/s/ Dafna Gruber	Director	September 27, 2021
Dafna Gruber

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Cellebrite DI Ltd. has signed this registration statement on September 27, 2021.

CELLEBRITE, INC.
By:	/s/ Yossi Carmil
Name:	Yossi Carmil
Title:	Director